As filed with the Securities and Exchange Commission on October 1, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Akanda Corp.

(Exact name of Registrant as specified in its charter)

Ontario, Canada	2833	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Akanda Corp.

c/o Gowling WLG (Canada) LLP

100 King St. W, Suite 1600

Toronto, ON M5X 1G5, Canada

Tel: +1 (416) 862-7525

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

C T Corporation System

1015 15th Street N.W., Suite 1000

Washington, D.C., 20005

Tel: +1 (866) 925-9916

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Stephen E. Fox Tiana Walters Nixon Peabody LLP 275 Broadhollow Road, Suite 300 Melville, New York 11747 Tel: +1 (516) 832-7500	Sharagim Habibi Gowling WLG(Canada) LLP 1600, 421 7th Avenue SW, Calgary Alberta, T2p 4K9, Canada Tel: +1 (403) 298-1000	David E. Danovitch, Esq. Joseph Segilia, Esq. Sullivan & Worcester LLP 1251 Avenue of the Americas, 19th Floor New York, New York 10020 Tel: +1 (212) 660-3060

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging Growth Company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards † provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The information in this preliminary prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the U.S. Securities and Exchange Commission is declared effective. This preliminary prospectus is not an offer to sell these securities, nor a solicitation of an offer to buy these securities, in any jurisdiction where the offer, solicitation, or sale is not permitted.

SUBJECT TO COMPLETION DATED OCTOBER 1, 2026

PRELIMINARY PROSPECTUS

Up to 4,823,151 Common Shares

Up to 4,823,151 Pre-Funded Warrants to Purchase 4,823,151 Common Shares

Up to 4,823,151 Common Shares Underlying the Pre-Funded Warrants

Akanda Corp.

We are offering up to 4,823,151 of our Common Shares, no par value (the “Common Shares”) at an assumed public offering price of $3.11, which is the latest reported sale price of our Common Share on The Nasdaq Capital Market on September 23, 2026, for gross proceeds of $15,000,000.

We are also offering pre-funded warrants each to purchase one Common Share, or the pre-funded warrants, in lieu of Common Shares, to any investor whose purchase of Common Shares in this offering would otherwise result in the investor, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the investor, 9.99%) of our outstanding Common Shares immediately following the consummation of this offering. The purchase price of each pre-funded warrant is equal to the price at which one Common Share is sold in this offering, minus $0.0001, and the exercise price of each pre-funded warrant is $0.0001 per share. For each pre-funded warrant that we sell, the number of Common Shares that we are offering will be decreased on a one-for-one basis. The pre-funded warrants are immediately exercisable and may be exercised at any time until all of the pre-funded warrants are exercised in full.

Our Common Shares are quoted on The Nasdaq Capital Market under the symbol “AKAN”. The last sale price of our Common Share as reported by The Nasdaq Capital Market on September 23, 2026 was $3.11.

The final public offering price per Common Share will be determined through negotiation between us and the underwriters in this offering and will take into account the recent market price of our Common Shares, the general condition of the securities market at the time of this offering, the history of, and the prospects for, the industry in which we compete, and our past and present operations and our prospects for future revenues. The recent market price used throughout this prospectus may not be indicative of the final public offering price per share.

We are organized under the laws of the Province of Ontario, Canada and are an “emerging growth company” and a “foreign private issuer” as defined under applicable United States federal securities laws, and are eligible for reduced public company reporting requirements. See “Prospectus Summary – Implications of Being an Emerging Growth Company and a Foreign Private Issuer.”

As a foreign private issuer, we have the option to follow certain Canadian corporate governance practices instead of those otherwise required under the applicable rules of Nasdaq for domestic U.S. issuers, except to the extent that such practices would be contrary to U.S. securities laws, and provided that we disclose the requirements we are not following and describe the Canadian practices we follow instead. The Company has elected to follow home country practice in lieu of the requirements under Nasdaq Rule 5635(d) to seek shareholder approval in connection with certain transactions involving the sale, issuance, and potential issuance of its Common Shares (or securities convertible into or exercisable for its Common Shares) at a price less than certain referenced prices, if such shares equal 20% or more of the Company’s common shares or voting power outstanding before the issuance. We may in the future elect to follow additional home country practices in Canada instead of those otherwise required under the applicable rules of Nasdaq for domestic U.S. issuers with regard to certain corporate governance matters. See “Risk Factors – General Risks.”

Investing in our securities is highly speculative and involves a high degree of risk. See “Risk Factors” beginning on page 10 for a discussion of information that should be considered in connection with an investment in our securities.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Common Share	Per Pre-Funded Warrant	Total
Public offering price	$	$	$
Underwriter discounts and commissions(1)	$	$	$
Proceeds to us (before expenses)	$	$	$

(1)	Represents an underwriting discount equal to 1.5% per Common Share (or pre-funded warrant in lieu thereof), which is the underwriting discount we have agreed to pay for sales to investors in this offering. We have also agreed to reimburse Univest Securities LLC (the “Representative”) for certain reasonable and documented out-of-pocket expenses in an amount not to exceed $35,000 and for certain clearing expenses in an amount not to exceed $12,900. Please refer to “Underwriting” beginning on page 91 of this prospectus for additional information regarding underwriter discounts and commissions.

This offering is being conducted on a firm commitment basis. The underwriters are obligated to take and purchase all of the securities offered under this prospectus if any such securities are taken.

The underwriter expects to deliver the securities to purchasers in the offering on or about [   ], 2026.

Univest Securities, LLC

The date of this prospectus is          , 2026

You should rely only on the information contained in this prospectus and any free writing prospectus prepared by us. Neither we nor the underwriter have authorized anyone to provide you with information that is different, and neither we nor the underwriter take any responsibility for, or provide any assurance as to the reliability of, any information, other than the information in this prospectus and any free writing prospectus prepared by us. We are offering to sell our securities, and seeking offers to buy our securities, only in jurisdictions where such offers and sales are permitted. This prospectus is not an offer to sell, or a solicitation of an offer to buy, our securities in any jurisdictions where, or under any circumstances under which, the offer, sale, or solicitation is not permitted. In particular, this offering is not being made to purchasers in Canada. Our securities have not been qualified for distribution by prospectus in Canada and may not be offered or sold in Canada except pursuant to an available prospectus exemption and in compliance with applicable Canadian securities laws. The information in this prospectus and in any free writing prospectus prepared by us is accurate only as of the date on its respective cover, regardless of the time of delivery of this prospectus or any free writing prospectus or the time of any sale of our securities. Our business, results of operations, financial condition, or prospects may have changed since those dates.

Before you invest in our securities, you should read the registration statement (including the exhibits thereto and the documents incorporated by reference therein) of which this prospectus forms a part.

For investors outside of the United States: We have not done anything that would permit this offering, or the possession or distribution of this prospectus, in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about, and observe any restrictions relating to, this offering and the distribution of this prospectus.

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ABOUT THIS PROSPECTUS

As used in this prospectus, unless the context otherwise requires or otherwise states, references to “Akanda,” the “Company,” “we,” “us,” “our,” and similar references refer to Akanda Corp., a corporation formed under the laws of the Province of Ontario, Canada and its subsidiaries. References to “First Towers” refer to First Towers & Fiber Corp., a corporation existing under the laws of the Province of British Columbia which we acquired by way of a share exchange on August 21, 2025 and which is our wholly-owned subsidiary.

Our functional currency and reporting currency is the U.S. dollar, the legal currency of the United States (“USD”, “US$” or “$”).

On August 26, 2025, the Company effected a 3.125-for-1 reverse stock split on its common shares, on January 12, 2026, the Company effected a 5-for-1 reverse stock split on its common shares and, on April 13, 2026, the Company effected a 4.5-for-1 reverse stock split on its common shares. Except as specifically provided to the contrary or as provided in the historical financial statements included in this prospectus, the information in this prospectus gives retroactive effect to such reverse stock splits.

INTERNATIONAL FINANCIAL REPORTING STANDARDS

Our financial statements are prepared in accordance with the International Financial Reporting Standards as issued by the International Accounting Standards Board. Our fiscal year ends on December 31 of each year as does our reporting year.

We have made rounding adjustments to some of the figures included in this prospectus. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that precede them.

MARKET AND INDUSTRY DATA

This prospectus contains references to industry market data and certain industry forecasts. Industry market data and industry forecasts are obtained from publicly available information and industry publications. Industry publications generally state that the information contained therein has been obtained from sources believed to be reliable, but that the accuracy and completeness of that information is not guaranteed. Although we believe industry information to be accurate, it is not independently verified by us. Some data is also based on our good faith estimates, which are derived from our review of internal surveys or data, as well as the independent sources referenced above. Assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors.” These and other factors could cause future performance to differ materially from our assumptions and estimates. See “Cautionary Note Regarding Forward-Looking Statements.”

TRADEMARKS

We own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our business. This prospectus also contains additional trademarks, trade names and service marks belonging to other companies. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, trade names and service marks. We do not intend our use or display of other parties’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, these other parties.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Various statements contained in this prospectus, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements. These forward-looking statements may include projections and estimates concerning our possible or assumed future results of operations, financial condition, business strategies and plans, market opportunity, competitive position, industry environment, and potential growth opportunities. In some cases, you can identify forward-looking statements by terms such as “may”, “might”, “will”, “should”, “believe”, “expect”, “could”, “would”, “intend”, “plan”, “anticipate”, “estimate”, “continue”, “predict”, “project”, “potential”, “target,” “goal” or other words that convey the uncertainty of future events or outcomes. You can also identify forward-looking statements by discussions of strategy, plans or intentions. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, because forward-looking statements relate to matters that have not yet occurred, they are inherently subject to significant business, competitive, economic, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These and other important factors, including, among others, those discussed in this prospectus under the headings “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business”, may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements in this prospectus, including among other things:

●	our limited operating history;

●	the successful integration of First Towers into our business, and growth of that business;

●	the recent discontinuation of our cannabis business segment;

●	unpredictable events and associated business disruptions;

●	exposure to product liability claims and actions;

●	damage to our reputation due to negative publicity;

●	risks associated with product recalls;

●	the viability of our product offerings;

●	our ability to attract and retain skilled personnel;

●	maintenance of effective quality control systems;

●	regulatory compliance risks;

●	increased competition in the markets in which we operate and intend to operate;

●	risks associated with expansion into new jurisdictions including our new operations in Mexico through our First Tower subsidiary;

●	our ability to obtain and maintain adequate insurance coverage;

●	our ability to identify and integrate strategic acquisitions, investments and partnerships and to manage our growth;

●	our ability to raise capital and the availability of future financing;

●	global economy risks;

●	our ability to maintain the listing of our securities on The Nasdaq Capital Market; and

●	other risks and uncertainties, including those listed under the caption “Risk Factors” in our reports and filings we make with the SEC from time to time.

These and other factors are more fully discussed in the “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” sections and elsewhere in this prospectus. These risks could cause actual results to differ materially from those implied by the forward-looking statements contained in this prospectus.

Given the foregoing risks and uncertainties, you are cautioned not to place undue reliance on the forward-looking statements in this prospectus. The forward-looking statements contained in this prospectus are not guarantees of future performance, and our actual results of operations and financial condition may differ materially from such forward-looking statements. In addition, even if our results of operations and financial condition are consistent with the forward-looking statements in this prospectus, they may not be predictive of results or developments in future periods.

All forward-looking statements included herein attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Any forward-looking statement that we make in this prospectus speaks only as of the date of this prospectus. Except as required by applicable law, we do not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements in this prospectus, whether as a result of new information, future events or otherwise, after the date of this prospectus.

PROSPECTUS SUMMARY

This summary highlights selected information presented in greater detail elsewhere in this prospectus. This summary is not complete and does not include all of the information you should consider before investing in our securities. You should carefully read this entire summary together with the more detailed information appearing elsewhere in this prospectus, including our financial statements, and related notes and the sections entitled “Risk Factors,” “Capitalization,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus before making an investment decision. Some of the statements in this summary and elsewhere in this prospectus constitute forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”

Our Company

History

Akanda Corp. was incorporated in the Province of Ontario, Canada on July 16, 2021 in connection with the plan of Halo to reorganize its medical cannabis market focused international business assets. In September 2021, we entered into a share purchase agreement with Halo, a publicly-traded, vertically integrated multinational cannabis company (NEO: HALO) (OTCQX: HCANF) (Germany: A9KN). Pursuant to this agreement, we acquired all the issued and outstanding equity interests of Cannahealth Limited, a Republic of Malta company (“Cannahealth”), from Halo (the “Cannahealth Acquisition”).

At the closing of the Cannahealth Acquisition on November 3, 2021, Cannahealth owned all the issued and outstanding equity interests of Canmart and Bophelo Holdings, which owned all the issued and outstanding equity interests of Bophelo. As a result of the Acquisition, both Bophelo and Canmart became our indirect wholly-owned subsidiaries. As consideration for this Acquisition, we issued 233 Common Shares to Halo at a price of $56,250 per share, resulting in Halo owning approximately 68.3% of all our outstanding Common Shares at the closing of the Cannahealth Acquisition.

On November 12, 2021, Halo transferred 37 Common Shares to an unaffiliated party, 1306077B.C. LTD. (the “Halo Transferee”), which resulted in Halo owning 49.6% of our issued and outstanding Common Shares (the “Halo Transfer”) at the time. On March 14, 2024, and pursuant to a convertible debenture agreement between Akanda and Halo, Akanda issued 29 Common Shares to Halo to settle the principal amount and accrued interest (at the time of conversion) of $6,582,980 owing to Halo as per the terms of the convertible debenture agreement.

On April 20, 2024, Akanda, Cannahealth, The Flowr Corporation (“Flowr”) and Holigen Limited (“Holigen”), a wholly-owned subsidiary of Flowr entered into a share purchase agreement (the “Holigen Agreement”) whereby Cannahealth would acquire 100% of the ordinary shares of Holigen, which is the holding company of RPK Biopharma, Unipessoal, LDA, a cultivator and manufacturer of medical cannabis products based in Portugal (the “Holigen Acquisition”). The Holigen Acquisition closed on April 29, 2024. The purchase price for the Holigen Acquisition was comprised of (i) of $3,000,000 in cash and (ii) 33 Common Shares. Concurrent with the closing of the Holigen Acquisition, Akanda purchased 14,285,714 Common Shares of Flowr for an aggregate purchase price of CAD$999,999.98.

On July 15, 2022, our indirect wholly-owned subsidiary Bophelo, a Lesotho company, was placed into liquidation by the High Court of Lesotho (the “Lesotho Court”) pursuant to an unauthorized application and request (the “Liquidation Application”) that was filed by Louisa Mojela, our former Executive Chairman, who was terminated as Executive Chairman of Akanda in July 2022, and the Mophuti Matsoso Development Trust, which we believe was established by Ms. Mojela. Mr. Chavonnes Cooper of Cape Town, South Africa, was appointed by the Lesotho Court as liquidator of Bophelo for purposes of maintaining the value of the assets owned or managed by Bophelo. We intend to seek to recover significant loans made to Bophelo to fund the execution of Bophelo’s business plan, including payment of rents and staffing costs in the event that the Lesotho Court does not reverse its determination to place Bophelo in liquidation. As a result of Bophelo’s liquidation, during the year ended December 31, 2022, Bophelo ceased operations and we derecognized its assets and have since determined that it is no longer a significant subsidiary. We will continue to report about Bophelo, until such time as our Inquiry into the liquidation confirms that the process is complete.

On August 9, 2022, we entered into a cooperation agreement with Cansativa GmbH to allow the Cansativa platform to supply the German market with dried flowers from Akanda’s then EU-GMP certified indoor grow facility in Sintra, Portugal. In April 2024, the Company completed the transaction with Somai for the sale of RPK and as a result will not continue with the cooperation agreement.

On September 22, 2023, the Company entered an amended and restated option to purchase agreement with 1107385 B.C. LTD., as further amended on September 24, 2025 (the “BC Option Agreement”), pursuant to which the Company acquired an option to purchase a Canadian THC and CBD farming facility located at 1900 Ferne Road, Gabriola Island, British Columbia and related operations and licenses (the “BC Property”).

To date, we made certain of the milestone payments under the BC Option Agreement and obtained a hemp license from Health Canada in September 2024, although we have not cultivated any product from the BC Property. On September 24, 2026, we determined that we were no longer going to pursue the cultivation of cannabis or any future cannabis-related businesses. See “Recent Developments” below.

On February 28, 2024, the Company entered into a share purchase agreement with Somai, Cannahealth and Holigen to sell all the shares of RPK to Somai for a consideration of $2,000,000. In addition, Somai agreed to assume up to 1,000,000 Euros of current liabilities and RPK’s debt with the senior secured lender bank, Caixa Agricola. In total, Somai agreed to assume approximately 4,000,000 Euros of debt. On April 1, 2024, the Company completed the transaction with Somai for the sale of RPK. On June 12, 2021, we entered into a finder’s fee agreement with Cannera Holdings LTD, a British Columbia corporation, pursuant to which we agreed to pay to it a finder’s fee of 5% of the gross sales price of RPK payable at closing for identifying and introducing or otherwise assisting us with completing the sale of RPK. On February 28, 2024, we paid an invoice of $425,000 to Cannera.

On August 21, 2025, we acquired all of the common shares of First Towers, and First Towers became our direct wholly-owned subsidiary. First Towers is focused on tower development and operating a 700+km fiber optic network in the wireless market of Mexico, with an intention to expand to other Latin American countries. First Towers:

●	Owns the largest 5G dark fiber optic network in Central Mexico.

●	Is in possession of 20-year master lease agreements for both tower development and fiber network.

●	Is a preferred partner in providing coverage to the rural regions of Mexico.

●	Has a veteran tower development team with 20+ years of experience in telecommunications infrastructure development.

●	Has 28 towers deployed to date with the opportunity to continue to develop in key Mexican markets.

First Towers generates revenue from owning telecommunications equipment and towers and leasing the equipment and space to telecommunications companies. See below “Acquisition of First Towers and Related Transactions”.

Corporate Information

Akanda Corp. was incorporated in the Province of Ontario, Canada on July 16, 2021 under the Business Corporations Act (Ontario). Our principal executive offices and mailing address are located at c/o Gowling WLG (Canada) LLP, 100 King St. W, Suite 1600, Toronto, ON M5X 1G5, Canada, and our telephone number is +1 (416) 862-7525.

The U.S. Securities and Exchange Commission (the “SEC”) maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC on www.sec.gov. Our agent for service of process in the United States is CT Corporation System.

Acquisition of First Towers and Related Transactions

First Towers Closing

On August 21, 2025 but dated as of August 19, 2025, the Company and First Towers, individually and on behalf of the common shareholders of First Towers (the “Shareholders”), consummated a business combination transaction (the “First Towers Transaction” or the “Transaction”), pursuant to which, among other things, all of the common shares of First Towers were exchanged for either (a) newly authorized Class A Special Shares of the Company (the “Class A Special Shares”), that convert into an aggregate number of common shares of the Company equal to 19.9% of the common shares of the Company issued and outstanding at the closing and (b) newly authorized Class B Special Shares of the Company (the “Class B Special Shares”), that convert into the remaining shares otherwise issuable to the Shareholders under the March 5, 2025 Share Exchange Agreement, as amended (the “SEA”) with First Towers and the Shareholders, or (c) cash payable over time and evidenced by a promissory note (the “Consideration Note”). As a result of the Transaction, First Towers continued as a wholly owned subsidiary of the Company.

The Company’s Board of Directors and its executive officers as of immediately prior to the closing, remained as the Company’s Board of Directors and executive officers. Management of First Towers, as a wholly-owned subsidiary of the Company, include Christopher Cooper, President, Francisco Juarez, VP and Chief Operating Officer, and Edgar Contreras, Country Manager.

Assumption of First Towers Indebtedness

In connection with the First Towers Transaction and the closing, the Company entered into a Debt Settlement Agreement (the “PGC DSA”) and a Convertible Promissory Note (the “PGC Note”) with PGC Finco Inc. (“PGC”), and a Debt Settlement Agreement (the “Dunstan DSA”) and a Convertible Promissory Note (the “Dunstan Note”) with Dunstan Holdings Ltd. (“Dunstan”).

Pursuant to the PGC DSA, in satisfaction of all indebtedness of First Towers to PGC through the Closing, the Company assumed indebtedness of First Towers in the aggregate principal amount of US$4,153,078 which is evidenced by the PGC Note, the aggregate interest payable capitalized into a new loan of $2,068,633 which is evidenced by the PGC DSA, and the Company agreed to pay to PGC a cash payment of $500,000 and issue to PGC, upon shareholder approval therefore, 24,762 Class B Special Shares.

Pursuant to the Dunstan DSA, in satisfaction of all indebtedness of First Towers to Dunstan through the Closing, the Company assumed indebtedness of First Towers to Dunstan in the aggregate principal amount of US$756,917 which is evidenced by the Dunstan Note, the aggregate interest payable capitalized into a new loan of $602,325 which is evidenced by the Dunstan DSA, and the Company agreed to issue to Dunstan, upon shareholder approval therefor, 7,787 Class B Special Shares.

Each of the PGC Note and the Dunstan Note (collectively, the “Notes”) has a maturity date of August 19, 2031, has an interest rate of 8-1/2% per annum payable semiannually in arrears, and are secured by all of the assets of the Company. The Notes are subject to customary events of default.

Each Note may be converted from time to time by either the Company or the holder of the Note, into common shares of the Company, subject to first obtaining approval from the shareholders of the Company. The conversion price shall be a price per share equal to the greater of (a) $1.36 and (b) a ten percent discount to the seven trading day VWAP immediately prior to receipt of the conversion notice.

Consideration Note

In connection with the First Towers Transaction and the closing, the Company entered into the Consideration Note with a Shareholder. The Consideration Note is in the principal amount of US$14,133,966. It has a maturity date of August 19, 2027 and has an interest rate of 16% per annum payable quarterly. The Consideration Note is subject to customary events of default.

In addition, the Company paid to the holder of the Consideration Note a commitment fee of $424,018.98.

The Consideration Note is secured by all of the assets of the Company pursuant to a General Security Agreement dated as of August 19, 2025, but such security interest has been subordinated to the Notes and the security interest held by PGC and Dunstan. In September 2025, the Company prepaid approximately $6.5 million of the Consideration Note out of the proceeds of a convertible promissory note offering.

Summary of Risks Related to Our Business and Industries

There are a number of risks that you should carefully consider before making an investment decision regarding this offering. These risks are discussed more fully in the section entitled “Risk Factors” beginning on page 10 of this prospectus. You should read and carefully consider these risks and all of the other information in this prospectus, including our financial statements, and the related notes thereto included in this prospectus, before deciding whether to invest in our securities. If any of these risks actually occur, our business, financial condition, operating results and cash flows could be materially and adversely affected. In such case, the trading price of our securities would likely decline, and you may lose all or part of your investment. These risk factors include, but are not limited to:

●	our limited operating history;

●	unpredictable events, such as the COVID-19 outbreak, and associated business disruptions;

●	exposure to product liability claims and actions;

●	damage to our reputation due to negative publicity;

●	risks associated with product recalls;

●	the viability of our product offerings;

●	our ability to attract and retain skilled personnel;

●	maintenance of effective quality control systems;

●	regulatory compliance risks;

●	increased competition in the markets in which we operate and intend to operate;

●	risks associated with expansion into new jurisdictions;

●	our ability to obtain and maintain adequate insurance coverage;

●	our ability to identify and integrate strategic acquisitions, investments and partnerships and to manage our growth;

●	our ability to raise capital and the availability of future financing;

●	emerging market risks;

●	global economy risks; and

●	our ability to maintain the listing of our securities on Nasdaq.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” under the Jumpstart Our Business Act of 2012, as amended, or the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. These provisions include an exemption from the auditor attestation requirement under Section 404 of the Sarbanes Oxley Act of 2002 in the assessment of the emerging growth company’s internal control over financial reporting. In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year during which we have a total gross revenue of at least US$1.07 billion; (ii) the last day of our fiscal year following the fifth anniversary of the completion of our initial public offering; (iii) the date on which we have, during the preceding three-year period, issued more than US$1.0 billion in non-convertible debt; or (iv) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act, which could occur if the market value of our common shares that are held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

Implications of Being a Foreign Private Issuer

We are a “foreign private issuer”, as such term is defined in Rule 405 under the Securities Act, and are not subject to the same requirements that are imposed upon U.S. domestic issuers by the SEC. Under the Exchange Act, we are subject to reporting obligations that, in certain respects, are less detailed and less frequent than those of U.S. domestic reporting companies. As a result, we do not file the same reports that a U.S. domestic issuer files with the SEC, although we are required to file with or furnish to the SEC the disclosure documents required under applicable U.S. securities laws. In addition, our officers, directors, and principal shareholders are exempt from the reporting and “short swing” profit recovery provisions of Section 16 of the Exchange Act. Therefore, our shareholders may not know on as timely a basis when our officers, directors and principal shareholders purchase or sell shares. We are not a reporting issuer in any province or territory of Canada and, accordingly, are not subject to the continuous disclosure, proxy solicitation and related requirements under Canadian securities laws that apply to Canadian reporting issuers.

As a foreign private issuer, we are exempt from the rules and regulations under the Exchange Act related to the furnishing and content of proxy statements. We are also exempt from Regulation FD, which prohibits issuers from making selective disclosures of material non-public information. As we are not a reporting issuer in Canada, we are not subject to Canadian proxy solicitation requirements or the selective disclosure rules applicable to Canadian reporting issuers. In addition, we have more time than U.S. domestic companies after the end of each fiscal year to file our annual report with the SEC and are not required under the Exchange Act to file quarterly reports with the SEC.

In addition, as a foreign private issuer, we have the option to follow certain Canadian corporate governance practices, except to the extent that such laws would be contrary to U.S. securities laws, and provided that we disclose the requirements we are not following and describe the Canadian practices we follow instead. We may in the future elect to follow home country practices in Canada with regard to certain corporate governance matters.

The Company has elected to follow home country practice in lieu of the requirements under Nasdaq Rule 5635(d) to seek shareholder approval in connection with certain transactions involving the sale, issuance, and potential issuance of its Common Shares (or securities convertible into or exercisable for its Common Shares) at a price less than certain referenced prices, if such shares equal 20% or more of the Company’s common shares or voting power outstanding before the issuance. We may in the future elect to follow additional home country practices in Canada instead of those otherwise required under the applicable rules of Nasdaq for domestic U.S. issuers with regard to certain corporate governance matters. See “Risk Factors – General Risks.”

As a result, our shareholders may not have the same protections afforded to shareholders of U.S. domestic companies that are subject to all corporate governance requirements.

Recent Developments

January 2026 Convertible Note Transaction

On January 21, 2026, the Company entered into a Securities Purchase Agreement dated January 20, 2026 (the “January Purchase Agreement”) with certain institutional investors (the “January Investors”) to issue and sell to each of the January Investors a convertible promissory note (each, individually, a “January Note” and collectively, the “January Notes”), for aggregate gross proceeds to the Company of $7.0 million (the “Purchase Price”), before deducting fees to the Placement Agent (as defined below) and other expenses payable by the Company in connection with the offering (the “January Offering”). The closing of the January Offering occurred on January 21, 2026.

The Company has used the net proceeds from the sale of the January Notes for (i) $2.3 million in marketing services provided by IR Agency, LLC (“IR Agency”) pursuant to a consulting agreement, described in further detail below, (ii) working capital and general corporate purposes of approximately $2.6 million and (iii) the repayment of certain indebtedness of $2.1 million. As a result of the sale of the January Notes, cash on hand and revenues from the Company’s First Tower subsidiary, as of June 30, 2026, the Company had approximately $755,238 in cash and cash equivalents; and the Company believes such amount, with expected future revenues but excluding any proceeds from the offering contemplated by this Registration Statement, will be sufficient to operate the Company as it is currently being operated at a current burn-rate for up to approximately 5 months.

Univest Securities, LLC (as such, the “Placement Agent”) acted as placement agent for the January Offering.

The maturity date of each January Note is the 12-month anniversary of the issuance date of such January Note, and is the date upon which the principal amount, as well as any other fees, shall be due and payable. The January Notes bear interest at a rate of 10% per annum.

Each January Investor has the right, at any time, to convert all or any portion of the then outstanding and unpaid principal amount and interest if any (including any costs, fees, and charges) into the Company’s Common Shares, at a conversion price (the “Conversion Price”) equal to the lower of (i) $1.27 per share (the “Initial Conversion Price”), (ii) 85% of the VWAP (as defined in the January Notes) of the Common Shares during the five consecutive Trading Day (as defined in the January Notes) period ending and including the Trading Day immediately preceding the delivery of the Conversion Notice (as defined in the January Notes); or (iii) 85% of the Closing Sale Price (as defined in the January Notes) on the Trading Day prior to the Conversion Notice being submitted; provided, however, that in no event shall the Conversion Price equal a price per share that is less than $0.254.

Any such conversion is subject to conversion limitations, so each January Investor beneficially owns less than 4.99% (or at the election of an Investor, up to 9.99%) of the Common Shares.

If, at any time while the January Notes are outstanding, the Company shall carry out one or more Subsequent Placements (as defined in the January Notes), the Company shall first use 20% of the net proceeds of such Subsequent Placements to redeem all or a portion of the January Notes at a price in cash equal to 105% multiplied by the sum of the principal amount subject to such redemption, plus accrued but unpaid interest, plus a Make-Whole Amount (as defined in the January Notes), plus Late Charges (as defined in the January Notes), if any, plus liquidated damages, if any, and any other amounts, if any, then owing to the January Investors in respect of the January Notes, subject to an exception for Excluded Securities.

The January Notes contain customary Events of Default for transactions similar to the transactions contemplated by the January Purchase Agreement and the January Notes, which entitle each January Investor, among other things, to accelerate the due date of the unpaid principal amount of the January Note. Upon the first occurrence of an Event of Default with respect to any January Note, such January Note shall bear interest at a rate of eighteen (18.0%) per annum of the then-outstanding principal amount. Additionally, from and after the occurrence of any Event of Default, each January Investor may elect to cause the Company to redeem its January Note upon the terms and at prices described in the January Notes.

The January Notes also permit the January Investors to (a) redeem their January Notes upon certain change of control events, and (b) subject to the Excluded Securities exceptions, contain customary adjustments upon certain events such as upon a subdivision of the Common Share or subsequent equity sales.

On November 2, 2025, the Company entered into an engagement letter, as amended on January 19, 2026 (together the “Engagement Letter”), with the Placement Agent, pursuant to which the Placement Agent agreed to serve as the placement agent for the issuance and sale of securities of the Company. As compensation for such placement agent services, the Company paid the Placement Agent an aggregate cash fee equal to 1.0% of the gross proceeds received by the Company from the January Offering.

As of September 23, 2026, the January Investors had converted an aggregate of approximately $7.35 million of principal amount and interest of the January Notes into an aggregate of 1,853,828 of our common shares.

IR Agency Consulting Agreements

On January 27, 2026, the Company entered into a six-month consulting agreement with IR Agency to provide marketing services effective February 1, 2026. IR Agency is a marketing/advertising agency that conducts informational awareness campaigns for publicly traded companies through its multi-channel distribution model, which targets potential interested parties. Although the term of each IR Agency consulting agreement is six months, they are paid for the services calculated based on an informational awareness campaign’s expected cost for a projected timeframe and only continue until the exhaustion of the funds rather than the estimated term.

The Company previously had a six-month consulting agreement with IR Agency, dated September 22, 2025, to conduct a similar informational awareness campaign. As of March 20, 2026, the Company has paid IR Agency an aggregate of $6,725,000, inclusive of $2.3 million from the proceeds of the January Notes, $3.5 million from the proceeds of the September Notes referred to below and pursuant to the September 22, 2025 agreement, and $925,000 pursuant to a 2024 consulting agreement, for these marketing services.

As part of the informational awareness campaign, IR Agency disseminated information about the Company through a SMS network of over 2.3 million subscribers utilizing the subscribers’ mobile networks, its email distribution list reaching roughly 46,713 recipients per email, digital newsletter advertisements on 9 investor-focused publications, push notifications on targeted mobile phone applications reaching 12,370 user per notification (e.g., Stock News app), and traditional and social media platforms (e.g., WhatsApp and Telegram). Such services provided by IR Agency were promotional in nature only, were carefully curated to enhance the Company’s public visibility, and did not provide investment advice or deliver performance guarantees.

As a Canadian company with its primary operations in Mexico, The Company has relied on IR Agency to reach a broader and global audience than would otherwise be reached by the Company’s own marketing efforts, elevating the level of engagement on the Company’s website and generating public interest in the Company’s performance and operations.

The January 27, 2026 Consulting Agreement, included as Exhibit 10.23 to the Registration Statement on Form F-1 to which this prospectus forms a part, continued the informational awareness campaign through IR Agency’s multi-channel distribution model for an additional six months, as the Company’s prior campaign with IR Agency under the September 22, 2025 agreement concluded with the exhaustion of funds on January 31, 2026.

Reverse Stock Split and Potential Future Stock Splits

On August 26, 2025, we effected a 1-for-3.125 reverse stock split of our Common Shares. Every 3.125 shares of our issued and outstanding common shares were automatically converted into one issued and outstanding common share. No fractional shares were issued as a result of the reverse stock split. Instead, any fractional shares that resulted from the split were rounded down to the next whole number. The reverse stock split affected all shareholders uniformly and did not alter any shareholder’s percentage interest in the Company’s outstanding Common Shares, except for adjustments that resulted from the treatment of fractional shares.

On January 12, 2026, we effected a 5-for-1 reverse stock split of our Common Shares. Every 5 shares of our issued and outstanding common shares were automatically converted into one issued and outstanding common share. No fractional shares were issued as a result of the reverse stock split. Instead, any fractional shares that resulted from the split were rounded down to the next whole number. The reverse stock split affected all shareholders uniformly and did not alter any shareholder’s percentage interest in the Company’s outstanding Common Shares, except for adjustments that resulted from the treatment of fractional shares.

On April 13, 2026, we effected a 4.5-for-1 reverse stock split on our common shares. Every 4.5 shares of our issued and outstanding common shares were automatically converted into one issued and outstanding common share. No fractional shares were issued as a result of the reverse stock split. Instead, any fractional shares that resulted from the split were rounded down to the next whole number. The reverse stock split affected all shareholders uniformly and did not alter any shareholder’s percentage interest in the Company’s outstanding Common Shares, except for adjustments that resulted from the treatment of fractional shares.

The Company may strategically effect one or more additional reverse stock splits from time to time in 2026 or beyond, subject to any requisite shareholder approval; however, there can be no assurance that the Company will so effect additional reverse stock splits or what the ratio(s) may be for any such reverse stock split(s). The Company’s decision whether or not (and when) to effect additional reverse stock splits (and at what ratio to effect such reverse stock splits) will be based on a number of factors, including market conditions, existing and anticipated trading prices for the Common Shares and the requirements of the Nasdaq Capital Market. The Company has historically effected reverse stock splits when there is downward pressure on the trading price of its Common Shares, typically as a result of the sale into the market of registered Common Shares upon the conversion of outstanding convertible promissory notes or warrants.

Nasdaq Stockholders Equity & Periodic Filing Requirement

On May 20, 2026, the Company received a notification of non-compliance from the Listing Qualifications Department of Nasdaq, notifying the Company that it was not in compliance with the periodic filing requirements for continued listing set forth in Nasdaq Listing Rule 5250(c)(1) as a result of its failure to file its Annual Report on Form 20-F for the fiscal year ended December 31, 2025 with the SEC by the required due date. On June 9, 2026, the Company filed its Annual Report on Form 20-F with the SEC, and on June 10, 2026, it received written notice from Nasdaq confirming that it had regained compliance with Nasdaq Listing Rule 5250(c)(1).

On June 16, 2026, the Company received written notification from the Listing Qualifications Department of Nasdaq, indicating that based on the Company’s shareholders’ equity of $(11,990,437) for the fiscal year ended December 31, 2025, the Company was no longer in compliance with the minimum shareholders’ equity requirement of $2.5 million as set forth in Nasdaq Listing Rule 5550(b)(1) (the “Stockholders Equity Requirement”) for continued listing on Nasdaq.

On July 31, 2026, the Company submitted to Nasdaq staff a plan to regain compliance with the Listing Rule, which was supplemented on August 12, 2026.

On August 13, 2026, the Company received written notification from Nasdaq (the “Extension Notice”) granting the Company an extension through December 13, 2026, to regain compliance with the Listing Rule. Under the terms of the extension, on or before December 13, 2026, the Company must evidence compliance with the Listing Rule as set forth in the Extension Notice. The Company intends to satisfy these requirements within the current extension period or, if necessary, to request a further extension from Nasdaq, which would be subject to Nasdaq’s discretion.

The Company is undertaking measures to regain compliance within the extension period; however, there can be no assurance that the Company will ultimately regain compliance with the Listing Rule or be able to maintain compliance with all other applicable requirements for continued listing on Nasdaq. The Company’s failure to meet these requirements could result in the Company’s securities being delisted from Nasdaq.

Changes to Company Management

On September 3, 2026, Katharyn Field resigned from her position as Interim Chief Executive Officer and Executive Director. Ms. Field’s resignation was not due to a disagreement with the Company on any matter relating to the Company’s operations, policies or practices. On September 9, 2026, the Company entered into a month-to-month consulting agreement with an affiliate of Ms. Field’s for certain administrative, consulting and advisory services as requested by the Company from time to time in connection with the Company’s business.

On September 3, 2026, Christopher Cooper, an existing director, was appointed as Chief Executive Officer of the Company and continues to serve as a Director and President of First Towers.

Cessation of Cannabis Business

On September 24, 2026, our Board of Directors determined that it was no longer going to pursue the cultivation of cannabis or any future cannabis-related businesses, including its planned development of Tetrahydrocannabinol (THC) and cannabidiol (CBD) facilities at the BC Property, and is instead going to focus its business efforts on the growth and management of its First Towers subsidiary, and potentially other business targets.

Accordingly, we declined to pay the next option payment due under the BC Option Agreement, pursuant to which we originally acquired an option to purchase the BC Property. As a result, the Company’s right to acquire or use the BC Property under the BC Option Agreement has been terminated. The Company had not cultivated any product from the BC Property.

See “Risks Related to Akanda’s Former Cannabis Business-We have discontinued our cannabis business segment, and investors should no longer consider any prior cannabis-related disclosures, projections, or expectations when evaluating the Company.”

THE OFFERING

Issuer	Akanda Corp., an Ontario corporation.

Common Shares Offered

Up to 4,823,151 Common Shares, based on the sale of our Common Shares at an assumed public offering price of $3.11 per Common Share, which is the latest reported sale price of our Common Share on The Nasdaq Capital Market on September 23, 2026.

Pre-Funded Warrants	We are also offering pre-funded warrants each to purchase one Common Share, to any investor whose purchase of Common Shares in this offering would otherwise result in such investor, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the investor, 9.99%) of our outstanding Common Shares immediately following the consummation of this offering, in lieu of Common Shares. The purchase price of each pre-funded warrant is equal to the price at which one Common Share is being sold in this offering, minus $0.0001, and the exercise price of each pre-funded warrant is $0.0001 per share. For each pre-funded warrant that we sell, the number of Common Shares that we are offering will be decreased on a one-for-one basis. The pre-funded warrants are exercisable immediately and may be exercised at any time until all of the pre-funded warrants are exercised in full. This offering also relates to the Common Shares issuable upon exercise of the pre-funded warrants sold in this offering. See “Description of Share Capital and Articles of Incorporation” for a discussion on the terms of the pre-funded warrants.

Common Shares Outstanding Immediately prior to this Offering	2,388,212 Common Shares

Common Shares to be Outstanding Immediately After this Offering	7,211,363 Common Shares(1).

Use of Proceeds	We estimate that the net proceeds to us from this offering will be approximately $14,550,000, assuming a public offering price of $3.11 per Common Share, after deducting the underwriter discounts and commissions and estimated offering expenses payable by us. We intend to use these proceeds for capital expenditures, operating capacity, working capital, general corporate purposes and the refinancing or repayment of existing indebtedness and acquisitions of complementary products, technologies or businesses. See the “Use of Proceeds” and “Certain Relationships and Related Party Transactions” sections of this prospectus.

Lock-ups	Our Company, our directors and executive officers have agreed with the Representative not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of, or otherwise dispose of, any of our securities for a period of ninety (90) days from the date of closing of this Offering, subject to certain exceptions. See “Underwriting” for more information.

Listing

Our Common Shares are listed on The Nasdaq Capital Market under the symbol “AKAN.”

There is no established trading market for the pre-funded warrants and we do not expect a market to develop. In addition, we do not intend to list the pre-funded warrants on Nasdaq or any other national securities exchange or any other nationally recognized trading system.

Transfer Agent	The transfer agent and registrar for our Common Shares is VStock Transfer, LLC.

Risk Factors	Investing in our securities is highly speculative and involves a high degree of risk. You should carefully read and consider the information set forth under the heading “Risk Factors” beginning on page 10, and all other information contained in this prospectus, before deciding to invest in our securities.

(1)	The number of Common Shares to be outstanding immediately after this offering is based on 2,388,212 Common Shares as of September 23, 2026. Excludes:

●	4,823,151 Common Shares issuable upon exercise of the pre-funded warrants issued as part of this offering.

●	Common Shares reserved for future issuance under our equity incentive plans, as well as any automatic evergreen increases in the number of Common Shares reserved for future issuance under such plans.

●	Common Shares underlying our Class A Special Shares, convertible on a one-for-one basis.

●	Common Shares underlying our Class B Special Shares, convertible on a one-for-one basis.

●	Common Shares underlying the Dunstan Note and the PGC Note.

RISK FACTORS

An investment in our securities is highly speculative and involves a high degree of risk We operate in a dynamic and rapidly changing industry that involves numerous risks and uncertainties. You should carefully consider the factors described below, together with all of the other information contained in this prospectus, including our financial statements, and the related notes included in this prospectus, before deciding whether to invest in our securities. These risk factors are not presented in the order of importance or probability of occurrence. If any of the following risks actually occurs, our business, financial condition and results of operations could be materially and adversely affected. In that event, the market price of our securities could decline, and you could lose part or all of your investment. Some statements in this prospectus, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section entitled “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to Our Financial Condition

We should be considered an early-stage company with limited operating history and may never become profitable.

Akanda was only recently incorporated to be a holding company, with operating subsidiaries having limited operating histories and generating minimal revenue. Since then, we have discontinued our European operations and recently determined to no longer seek to launch our planned hemp and THC/CBD farming facility in British Columbia, Canada, while seeking to grow our First Towers and Fiber Corp. operations. We remain an early stage company and have limited financial resources and minimal operating cash flow. If we cannot successfully grow First Towers, or have capacity constraints, quality control problems or other disruptions, we may not be able to develop or offer market-ready commercial products or services at acceptable costs, which would adversely affect our ability to effectively enter the market or expand our market share. A failure by us to achieve a low-cost structure through economies of scale would have a material adverse effect on our commercialization plans and our business, prospects, results of operations and financial condition.

We expect to require additional funding to operate our business. However, there can be no assurance that additional funding will be available to us. Accordingly, you should consider our prospects in light of the costs, uncertainties, delays and difficulties frequently encountered by companies in the early stages of development. Potential investors should carefully consider the risks and uncertainties that an early stage company with a very limited operating history will face. In particular, potential investors should consider that we may be unable to:

●	successfully implement or execute our business plan, or that our business plan is sound;

●	effectively pursue business opportunities, including potential acquisitions;

●	adjust to changing conditions or keep pace with increased demand;

●	attract and retain an experienced management team; or

●	raise sufficient funds in the capital markets to effectuate our business plan, including expanding production capacity, licensing, and approvals.

Our financial situation creates doubt as to whether we will continue as a going concern.

Akanda did not generate material revenues in 2025, as a result of shutting down its Canmart operations. Furthermore, although Akanda is generating revenues as a result of its 2025 acquisition of First Towers and Fiber Corp., there can be no assurances that we will be able to achieve a level of revenues adequate to generate sufficient cash flow from operations or obtain funding from additional financing through private placements, public offerings and/or bank financing necessary to support our working capital requirements.

To the extent that revenue generated by our First Towers subsidiary, and funds generated from any private placements, public offerings and/or bank financing are insufficient, we will have to raise additional working capital. No assurance can be given that our revenues will increase or that additional financing will be available, or if available, will be on acceptable terms. These conditions raise substantial doubt about our ability to continue as a going concern. If adequate working capital is not available, we may be forced to discontinue operations, which would cause investors to lose their entire investment.

We are currently not in compliance with Nasdaq’s minimum stockholders’ equity requirement and, although Nasdaq has granted us an extension through December 13, 2026 to regain compliance, there can be no assurance that we will do so.

On June 16, 2026, we received a notice from Nasdaq indicating that we were not in compliance with Nasdaq Listing Rule 5550(b)(1), which requires listed companies on The Nasdaq Capital Market to maintain a minimum of $2.5 million in stockholders’ equity. As reported in our Annual Report on Form 20-F for the fiscal year ended December 31, 2025, we had stockholders’ equity of $(11,990,437), and Nasdaq also determined that we did not satisfy the alternative continued listing standards relating to market value of listed securities or net income from continuing operations. On July 31, 2026, we submitted a plan to regain compliance, which was supplemented on August 12, 2026, and on August 13, 2026 Nasdaq granted us an extension through December 13, 2026 to evidence compliance. We are undertaking measures to regain compliance within the extension period; however, there can be no assurance that we will regain compliance with Rule 5550(b)(1) or maintain compliance with other applicable Nasdaq listing requirements. If we fail to regain or maintain compliance, our common shares could be delisted from Nasdaq, which could adversely affect liquidity, market price, investor confidence, and our ability to raise capital.

Akanda will require additional financing and cannot be certain that such additional financing will be available on reasonable terms when required, or at all.

To date, Akanda has relied primarily on equity and debt financing to carry on its business. Akanda has limited financial resources and operating cash flow and can make no assurance that sufficient funding will be available to it to fund its operating expenses and to further develop its business.

Any additional financing may involve substantial dilution for the existing shareholders. There can be no assurance that such additional capital will be available, on a timely basis or on acceptable terms. Failure to obtain such additional financing could result in delay or indefinite postponement of operations or the further development of its business with the possible loss of such properties or assets. If adequate funds are not available or are not available on acceptable terms, Akanda may not be able to fund its business or the expansion thereof, take advantage of strategic acquisitions or investment opportunities or respond to competitive pressures. Such inability to obtain additional financing when needed could have a material adverse effect on its business, financial condition and results of operations.

Future cash flow fluctuations may affect Akanda’s ability to fund Akanda’s working capital requirements or achieve Akanda’s business objectives in a timely manner.

Akanda’s working capital requirements and cash flows had decreased when its former Canmart business was discontinued, and then increased again upon the acquisition of First Towers, while continuing to depend on factors such as timing and size of capital expenditures, acquisitions, levels of sales and collection of receivables and client payment terms and conditions. As a result, Akanda may be required to reduce its capital expenditures and investments or take other measures in order to meet its cash requirements. Presently, Akanda will require capital expenditures to operate and grow the First Towers business, although its planned expenditures have decreased as a result of the Company’s recent discontinuation of its cannabis business segment. Akanda may also seek additional funds from liquidity-generating transactions and other conventional sources of external financing (which may include a variety of debt, convertible debt and/or equity financing). Akanda cannot provide any assurance that the net cash requirements will be as it currently expects. Akanda’s inability to manage cash flow fluctuations resulting from the above factors could have a material adverse effect on its ability to grow First Towers’ operations and business.

Our subsidiary, Bophelo, is currently in insolvency proceedings.

Our indirect wholly-owned subsidiary, Bophelo, was placed into liquidation by the High Court of Lesotho (the “Lesotho Court”) in July 2022 pursuant to an unauthorized application and request (the “Liquidation Application”) that was filed by Louisa Mojela, our former Executive Chairman, who was terminated as Executive Chairman of Akanda, and the Mophuti Matsoso Development Trust (“MMD Trust”), which we believe was established by Ms. Mojela. Mr. Chavonnes Cooper of Cape Town, South Africa, was appointed by the Lesotho Court as liquidator of Bophelo for purposes of maintaining the value of the assets owned or managed by Bophelo. While we intend to contest and seek to reverse the determination by the Lesotho Court to place Bophelo in liquidation, we will seek to recover significant loans made to Bophelo to fund the execution of Bophelo’s business plan, including payment of rents and staffing costs in the event that the Lesotho Court does not reverse its determination to place Bophelo in liquidation, there can be no assurance that we will be successful in reversing the Lesotho Court’s determination to place Bophelo in liquidation.

As a result of Bophelo’s liquidation, Bophelo ceased operations and we derecognized its assets and have since determined that it is no longer a significant subsidiary. We will continue to report about Bophelo, until such time as our inquiry into the liquidation confirms that the process is complete.

We may become involved in litigation matters that are expensive and time consuming, and, if resolved adversely, could harm our reputation, business, financial condition or results of operations.

We may further become involved in litigation matters that are expensive and time consuming, and, if resolved adversely, could harm our reputation, business, financial condition or results of operations.

In July 2022, our former Executive Chairman, Louisa Mojela was summarily terminated as Chairman of Bophelo for Cause, as a “bad leaver”. In the event that the Lesotho Court does not reverse its determination to place Bophelo in liquidation, we plan to seek to recover significant loans that we have made to Bophelo to fund the execution of Bophelo’s business plan, including payment of rents and staffing costs. On October 20, 2022, Ms. Mojela filed a claim against Canmart and Akanda for wrongful termination of her Service Agreement.

Ms. Mojela sought £1,832,150.62 plus further administrative and legal fees. The Company denied her claim and lodged a counterclaim lodged for losses caused by Ms. Mojela, including a loan of US$6,849,935.69 Akanda advanced to Bophelo. As at December 31, 2023, Ms. Mojela’s entire application failed. At the Consequentials hearing on January 15, 2024, Canmart and Akanda were awarded £60,000 in legal costs. On 5 February 2024, Mojela sought permission to appeal of the summary judgment decision but her application for permission to appeal was refused on 11 April 2024. On 17 April, 2024, Mojela applied for a hearing to renew her application to appeal. This claim was resolved via a confidential settlement on December 2, 2024 and no amounts beyond this settlement are further owing to Ms. Mojela.

In February 2023, Tejinder Virk, our former Chief Executive Officer, notified us of his resignation. Mr. Virk’s resignation was a result of disagreement with us regarding contractual obligations owed pursuant to the Service Agreement dated June 2, 2021 (the “Service Agreement”) between Mr. Virk, Halo Labs Inc., as guarantor, and Canmart Limited. According to Mr. Virk, the Company and Canmart committed a breach of the Service Agreement by failing to pay him monies and benefits owed following his placement on a paid leave of absence in November 2022 due to an internal investigation into Mr. Virk’s conduct as our Chief Executive Officer and as a director of Canmart. While we have informed Mr. Virk that he has been summarily dismissed and will be paid through February 2023. On May 12, 2023, Tejinder Virk issued a claim for Detriment and dismissal for alleged protected disclosures totaling £1,630,302.22. The claim has been denied in its entirety. Witness statements were exchanged on 30 April 2024 and the Tribunal hearing was scheduled and took place by video in May 2024. This claim was resolved via a confidential settlement on May 10, 2024 and no amounts beyond this settlement are further owing to Mr. Virk.

In April 2023, Trevor Scott, our former Chief Financial Officer, filed a claim against the Company for amounts owing under his employment agreement totaling £420,659.95. This claim was resolved via a confidential settlement on January 15, 2024 and no amounts beyond this settlement are further owing to Mr. Scott.

In May 2023, Vidya Iyer, our former SVP of Finance, filed a claim against the Company for amounts owing under her employment agreement totaling £151,774. This claim was resolved via a confidential settlement on March 27, 2024 and no amounts beyond this settlement are further owing to Ms. Iyer.

On January 29, 2024, Shailesh Bhushan, our former Chief Financial Officer, filed a complaint with the Employment Standards Branch of British Columbia claiming unpaid salary and invoices in the aggregate amount of CAD $271,990 from the period December 2022 through November 2023. The Company previously offered to Mr. Bhushan an annual salary of CAD $60,000 and as such, believes the claim to be frivolous, strongly disputes the amount claimed, and intends to vigorously defend itself.

Please refer to Note 28 of Akanda’s audited consolidated financial statements as of and for the years ended December 31, 2024 and 2025 included elsewhere in this prospectus for details of the legal proceedings with Mr. Bhushan.

Management is unable to assess the likelihood that we would be successful in any trial with respect to ongoing matters. Accordingly, no assurance can be given that if we go to trial and ultimately lose, or if we decide to settle at any time, such an adverse outcome would not be material to our consolidated financial position. Additionally, in any such case, we will likely be required to use available cash, or the proceeds from future offerings, towards the judgment or settlement, that we otherwise would have used to build our business. In such event, we would be required to raise additional capital sooner than we otherwise would, of which we can give no assurance of success, or delay, curtail or cease the commercialization of some or all of our products and services.

Risks Related to the First Towers Transaction

The market price of our Common Stock has continued to fluctuate after the First Towers Transaction.

The market price of the common shares of Akanda has continued to fluctuate, sometimes significantly, following completion of the Transaction, which may have been, and may continue to be, a result of a variety of factors, including for example, among others, general market and economic conditions, changes in our businesses, operations and prospects, interest rates, general market, industry and economic conditions and other factors generally affecting the stock prices, federal, state and local legislation, governmental regulation and legal developments in the industry segments in which Akanda now operates. In addition, any significant price or volume fluctuations in the stock market generally could have a material adverse effect on the market for, or liquidity of, our common shares, regardless of the post-transaction actual operating performance.

As a result of the First Towers Transaction, the market price for our common shares may be affected by factors different from, or in addition to, those that historically have affected or currently affect the market prices of Akanda Common Stock.

First Towers’ business differs from those of Akanda, and, accordingly, our results of operations post-Transaction have been and will likely continue to be affected by some factors that are different from those currently or historically affecting the results of operations of Akanda.

Failure to attract, motivate and retain executives and other key employees could diminish the anticipated benefits of the Transaction.

The success of the First Towers Transaction will depend in part on our ability to retain the talents and dedication of key professionals of First Towers. It is possible that these employees may decide not to remain with First Towers. If key employees terminate their employment, or if an insufficient number of employees are retained to maintain effective operations, Akanda’s business activities post-Transaction may be adversely affected and management’s attention may be directed to hiring suitable replacements, all of which may cause Akanda’s business to suffer. In addition, Akanda may not be able to locate suitable replacements for any key employees that leave either company or offer employment to potential replacements on reasonable terms. No assurance can be given that post-Transaction, Akanda will be able to attract or retain key employees to the same extent that those companies have been able to attract or retain their own employees in the past.

The First Towers Transaction has and may continue to cause disruptions in the business of Akanda and First Towers, which could have an adverse effect on Akanda’s business and financial results.

The First Towers Transaction has caused disruptions in the business of Akanda and of First Towers, including by diverting some of the attention of their respective management toward the completion of the First Towers Transaction instead of focusing on their respective business. In addition, Akanda has diverted significant management resources in an effort to complete the First Towers Transaction, which could have been applied to further building its legacy business.

Akanda may be exposed to increased litigation, which could have an adverse effect on Akanda’s business and operations post-Transaction.

Akanda may be exposed to increased litigation from stockholders, customers, suppliers, distributors, consumers and other third parties following the First Towers Transaction. Such litigation may have an adverse impact on Akanda’s business and results of operations or may cause disruptions to Akanda’s operations.

Akanda’s debt may limit its financial flexibility.

In connection with meeting its requirements under the SEA, including as a condition to the consummation of the First Towers Transaction, Akanda assumed approximately $20 million of First Towers indebtedness, although a significant amount has been prepaid to date. Our indebtedness could have adverse effects on the financial condition and results of operations of Akanda post-Transaction, including:

●	increasing its vulnerability to changing economic, regulatory and industry conditions;

●	limiting its ability to compete and its flexibility in planning for, or reacting to, changes in its business and the industry;

●	limiting its ability to pay dividends to its stockholders, if at all;

●	limiting its ability to borrow additional funds; and

●	increasing its interest expense and requiring Akanda post-Transaction to dedicate a substantial portion of its cash flow from operations to payments on its debt, thereby reducing funds available for working capital, capital expenditures, acquisitions, share repurchases, dividends and other purposes.

The ability of Akanda to arrange any additional financing for the purposes described above or otherwise will depend on, among other factors, Akanda’s financial position and performance, as well as prevailing market conditions and other factors beyond its control.

Declaration, payment and amounts of dividends, if any, to stockholders of Akanda will be uncertain.

Akanda has not historically paid cash dividends on its capital stock. Whether any dividends are declared or paid to stockholders of Akanda, and the amounts of any such dividends that are declared or paid, are uncertain and depend on a number of factors. The Akanda Board has the discretion to determine the dividend policy of Akanda, including the amount and timing of dividends, if any, that Akanda may declare from time to time, which may be impacted by any of the following factors:

●	Akanda may not have enough cash to pay such dividends or to repurchase shares due to its cash requirements, capital spending plans, cash flow or financial position;

●	decisions on whether, when and in which amounts to make any future distributions will remain at all times entirely at the discretion of the Akanda Board, which could change its dividend practices at any time and for any reason;

●	the amount of dividends that Akanda may distribute to its shareholders is subject to restrictions under Canadian law and is limited by restricted payment and leverage covenants in Akanda’s credit facilities and, potentially, the terms of any future indebtedness that Akanda may incur; and

●	certain limitations on the amount of dividends subsidiaries of Akanda can distribute to Akanda, as imposed by law, regulators or agreements.

Stockholders should be aware that they have no contractual or other legal right to dividends that have not been declared.

Holders of Akanda’s common shares will be diluted by the future issuance of additional common shares underlying the issuances of Class A Special Shares, Class B Special Shares and convertible notes in connection with the First Towers Transaction or otherwise; future sales of such shares in the public market or the expectation that such sales may occur may decrease the market price of Akanda’s common shares.

Akanda is expected to issue a significant number of common shares in the future in connection with the issuance of its Class A Special Shares and Class B Special Shares, as well as the issuance of convertible debt. These issuances are expected to dilute Akanda existing stockholders, and such dilution could be significant. Moreover, such dilution could have a material adverse effect on the market price for the shares of Akanda’s common shares. Since the Class A Special Shares and the Class B Special Shares vote with the common shares as a single class, the voting rights of existing common shareholders of Akanda have been adversely affected, by diluting the voting power of Akanda’s common shares.

Risks Related to First Towers’ Business

First Towers has a limited operating history and operates in an innovative and steady sector with long-term commitments. Its future earnings, if any, and cash flows are subject to these long-term commitments, resulting in uncertainty about the prospects of Akanda post-Transaction.

First Towers was founded in February 2017 and is focused on tower development and operating its 700+km fiber optic network in the attractive wireless market of Mexico, with an intention to expand to other Latin American countries. Consequently, First Towers is subject to all the risks and uncertainties inherent in a new business and in connection with the development and sale of new services. In addition, the fiber optic/telecommunications industry is an innovative sector. Accordingly, investors should consider First Towers’ prospects in light of the costs, uncertainties, delays, and difficulties frequently encountered by companies in this early stage of development and operating in a changing and evolving sector. Investors should carefully consider the risks and uncertainties that a company, such as First Towers, with a limited operating history will face. In particular, investors should consider that First Towers cannot provide assurance that it will be able to:

●	successfully implement or execute First Towers’ current business plan;

●	maintain First Towers’ management team;

●	raise sufficient funds in the capital markets to effectuate First Towers’ business plan;

●	attract, enter or maintain contracts with, and retain clients; and/or

●	compete effectively in the extremely competitive environment in which First Towers operates.

If First Towers cannot successfully accomplish any of the foregoing objectives, First Towers’ business may not succeed.

First Towers is highly dependent on its management team, and the loss of any of its senior executive officers or other key employees could harm its ability to implement its strategies, impair its relationships with clients and adversely affect the business, results of operations and growth prospects of Akanda post-Transaction.

First Towers’ success depends, to a large degree, on the skills of its management team and the ability to retain, recruit and motivate key officers and employees. First Towers’ senior executive leadership team has significant experience, and their knowledge and relationships would be difficult to replace. Leadership changes may occur from time to time, and First Towers cannot predict whether significant resignations will occur or whether First Towers will be able to recruit additional qualified personnel. The cost of hiring, paying incentives and retaining skilled personnel as a provider of technology products and services is often high. First Towers’ ability to effectively compete for senior executives and other qualified personnel by offering competitive compensation and benefit arrangements may be restricted by cash flow and other operational restraints. In order to attract and retain personnel with appropriate skills and knowledge, First Towers may offer a variety of benefits which could reduce its earnings or have a Material Adverse Effect on its business, financial condition, or results of operations. Likewise, the loss of the services of any senior executive or other key personnel, or the inability to recruit and retain qualified personnel in the future, could also have a Material Adverse Effect on the business, financial condition, or results of operations of Akanda post-Transaction.

First Towers’ insurance may not adequately cover its operating risk and Akanda post-Transaction may have difficulty obtaining insurance at economically viable rates.

First Towers has insurance to protect its assets, operations and employees. While First Towers believes its insurance coverage addresses all material risks to which First Towers is exposed and is adequate and customary in its current state of operations, such insurance is subject to coverage limits and exclusions and may not be available for all the risks and hazards to which First Towers is exposed. In addition, no assurance can be given that such insurance will be adequate to cover its liabilities or will be generally available in the future or, if available, that premiums will be commercially justifiable. If First Towers were to incur substantial liability and such damages were not covered by insurance or were in excess of policy limits, or if First Towers were to incur such liability at a time when First Towers is not able to obtain liability insurance, its business, results of operations and financial condition could be materially adversely affected. First Towers’ limited operating history may make it difficult to obtain insurance policies at competitive rates. Insurance that is otherwise readily available, such as workers’ compensation, general liability, title insurance and directors’ and officers’ insurance, is more difficult for First Towers to find and more expensive because of its involvement in emerging areas. There are no guarantees that Akanda post-Transaction, particularly with Akanda’s continued business in hemp and cannabis cultivation, will be able to find insurance coverage at otherwise competitive, or even economically viable terms.

Changes in accounting standards and subjective assumptions, estimates and judgments by management related to complex accounting matters could significantly affect our financial results.

Accounting principles generally accepted in IFRS and related pronouncements, implementation of guidelines and interpretations with regard to a wide variety of matters that are relevant to First Towers’ business, such as, but not limited to, revenue recognition, stock-based compensation, trade promotions, and income taxes, are highly complex and involve many subjective assumptions, estimates and judgments by our management. Changes to these rules or their interpretation or changes in underlying assumptions, estimates or judgments by our management could significantly change First Towers’ reported results.

Disease outbreaks or public health emergencies could adversely affect our future operations.

Our operations could be significantly and adversely affected by the effects of a widespread global outbreak of a contagious disease and other unforeseen events and the related economic repercussions. We cannot accurately predict the effects global pandemics or other public health emergencies will have on our operations and the ability of others to meet their obligations with us, including uncertainties relating to the ultimate geographic spread of the disease, the severity of the disease, the duration of the outbreak, and the length of travel and quarantine restrictions imposed by governments of affected countries. Additionally, COVID-19 has caused significant disruptions to the global financial markets, some of which are ongoing, which could impact First Towers’ ability to raise additional capital. The ultimate impact on First Towers and its significant suppliers and prospective customers is unknown, but First Towers’ operations and financial condition could suffer in the event of any of these types of unpredictable events. Further, any significant uninsured liability may require First Towers to pay substantial amounts, which would adversely affect its business, results of operations, financial condition and cash flows.

First Towers’ growth and financial health are subject to substantial uncertainty due to extreme market volatility in securities prices, reduced liquidity and credit availability, rating downgrades of certain investments and declining values.

The financial markets in the United States have experienced substantial uncertainty during recent years, particularly following the COVID-19 outbreak and potential onset of reciprocal U.S. tariffs. This uncertainty has included, among other things, extreme volatility in securities prices, reduced liquidity and credit availability, rating downgrades of certain investments and declining values with respect to others. If capital and credit markets continue to experience uncertainty and available funds remain limited, Akanda post-Transaction may not be able to obtain debt or equity financing or to refinance its existing indebtedness on favorable terms or at all, which could affect its strategic operations, financial performance and force modifications to its operations. These conditions currently have not precluded Akanda post-Transaction from accessing credit markets or financing its operations, but there can be no assurance that financial markets and confidence in major economies will not deteriorate. In addition, Akanda post-Transaction may be vulnerable to changes in market preferences or other market changes, such as general economic conditions, recession and fears of recession, interest rates, tax rates, policies, and inflation. The U.S. is currently experiencing unusually high rates of inflation, and Akanda post-Transaction may experience a compression in its margins as a result. The U.S. and global economies have in the past, and will in the future, experience recessionary periods and periods of economic instability. During such periods, the existing and potential customers of Akanda post-Transaction may choose not to expend the amounts that Akanda post-Transaction anticipates based on its expectations with respect to the addressable market for the services offered. There could also be a number of other effects from adverse general business and economic conditions on the business of Akanda post-Transaction, including insolvency of any of third-party suppliers or contractors, decreased market confidence, decreased interest in communications solutions, decreased discretionary spending and reduced customer demand for the services offered, any of which could have a Material Adverse Effect on the business, financial condition and results of operations.

The current and future state of the domestic and global economy, including increased costs and inflation may adversely affect the operations and anticipated revenue of Akanda post-Transaction.

The business of Akanda post-Transaction may be adversely affected by changes in domestic and international economic conditions, including inflation, which can adversely affect Akanda post-Transaction due to the increasing costs of critical materials, equipment, labor, and other services. In addition, inflation is often accompanied by higher interest rates. Continued inflationary pressures could impact the profitability of Akanda post-Transaction. Inflation may also affect the ability to enter into future traditional debt financing, as high inflation may result in an increase in costs related to any future financing.

The U.S. Congress, the Canadian House of Commons, the General Congress of the United Mexican States, the Organization for Economic Co-operation and Development, and other government agencies in jurisdictions where Akanda and its affiliates do business have been focused on issues related to the taxation of multinational corporations. Specific attention has been paid to “base erosion and profit shifting,” where payments are made between affiliates from a jurisdiction with high tax rates to a jurisdiction with lower tax rates. As a result, the tax laws in the United States, Canada and Mexico and other countries in which Akanda and its affiliates do business could change on a prospective or retroactive basis, and any such change could adversely affect the Akanda post-Transaction.

A significant failure or deterioration in the First Towers’ dark fiber optic network and its control systems could have a Material Adverse Effect on its business and operating results.

The quality and integrity of First Towers’ dark fiber optic networks are critical to the success of our business and operations. As such, it is imperative that First Towers (and First Towers’ service providers’) network and its control systems operate effectively and successfully. The network and its control systems can be negatively impacted by the design of the control systems, the quality training programs and adherence by employees to control guidelines. Although First Towers strives to ensure that all of its service providers have implemented and adhere to high-quality control systems, any significant failure or deterioration of such systems could have a Material Adverse Effect on its infrastructure, business, and operating results.

First Towers may experience breaches of security at its facilities or on its networks or losses as a result of the theft of its products.

A security breach or any theft at one of First Towers’ facilities or to its networks could result in a significant loss of available service/coverage, expose First Towers to additional liability under applicable regulations and to potentially costly litigation or increase expenses relating to the resolution and future prevention of these thefts or breaches and may deter potential customers from choosing First Towers’ services, any of which could have an adverse effect on its business, financial condition and results of operations.

First Towers’ networks and services may be affected from time to time by design and manufacturing defects that could cause a Material Adverse Effect on First Towers’ business and result in harm to First Towers’ reputation.

First Towers offers telecommunication infrastructure and provides networks and service connections that can be affected by design and manufacturing defects. Sophisticated operating system software and applications, as well as hardware on its networks can often have issues that can unexpectedly interfere with the intended operation of hardware or software products and give rise to connectivity or service connection issues. Defects can also exist in components and products First Towers purchases from third parties. Component defects could make First Towers’ infrastructure unsafe and create a risk of environmental or property damage and personal injury. As a result, First Towers’ infrastructure may from time to time not perform as anticipated and may not meet customer expectations. There can be no assurance First Towers will be able to detect and fix all issues and defects in its available infrastructure and it cannot guarantee that one tenant’s defect or malfunction will not affect other tenants utilizing the infrastructure. Failure to conduct timely repairs can result in widespread technical and performance issues affecting First Towers’ infrastructure and the network providers utilizing it. In addition, First Towers can be exposed to product liability claims, recalls, product replacements or modifications, write-offs of inventory, property, plant and equipment, and/or intangible assets, and significant warranty and other expenses, including litigation costs and regulatory fines. Quality problems can also adversely affect the experience for users of First Towers’ infrastructure, and result in harm to First Towers’ reputation, loss of competitive advantage, poor market acceptance, reduced demand for products and services, delay in new product and service introductions and lost sales.

First Towers will need to raise substantial additional funds in the future, which funds may not be available or, if available, may not be available on acceptable terms.

Changing circumstances may cause First Towers to consume capital more rapidly than anticipated. The continued growth of First Towers’ business, including development, regulatory approval and leasing space, will significantly increase First Towers’ expenses going forward, regardless of First Towers’ ability to generate revenue. As a result, First Towers will be required to seek substantial additional funds to continue its business. First Towers’ future capital requirements will depend on many factors, including:

●	the cost of building towers and installing fiber;

●	obtaining and maintaining any regulatory clearance or approvals;

●	maintenance of current infrastructure;

●	any change in development priorities;

●	the revenue generated by use of towers and fiber;

●	the cost of ongoing compliance with regulatory requirements;

●	expenses incurred in connection with potential litigation or governmental investigations;

●	anticipated or unanticipated capital expenditures; and

●	unanticipated general and administrative expenses.

First Towers may need to raise additional funds in the future to support its operations. If First Towers is required to secure additional financing, such additional fundraising efforts may divert First Towers’ management from their day-to-day activities. If First Towers is unable to raise additional capital in sufficient amounts or on terms acceptable to First Towers, First Towers may be prevented from carrying out its business plan. This would have a Material Adverse Effect on First Towers’ business, financial condition and results of operations.

First Towers may be subject to risks associated with climate change, including the potential increased impact of severe weather events on First Towers’ operations and infrastructure.

The potential physical effects of climate change, such as increased frequency and severity of storms, floods, fires, fog, mist, hail, freezing conditions, sea-level rise and other climate-related events, could affect First Towers’ operations, infrastructure and financial results. First Towers could incur significant costs to improve the climate resiliency of its infrastructure and otherwise prepare for, respond to, and mitigate such physical effects of climate change. First Towers is not able to accurately predict the materiality of any potential losses or costs associated with the physical effects of climate change.

First Towers and its third-party suppliers must comply with environmental, health and safety laws and regulations, which can be expensive and restrict how First Towers does, or interrupt First Towers’ business.

First Towers’ and its third-party manufacturers’ and suppliers’ activities may involve the generation, use, storage and disposal of hazardous materials. First Towers may work with materials, compounds and samples that could be hazardous to human health and safety and the environment. First Towers’ operations may also produce waste products. Accordingly, First Towers and its third-party manufacturers and suppliers are subject to federal, state, local and foreign environmental, health and safety laws and regulations, and permitting and licensing requirements,. If First Towers does not comply with applicable laws and regulations, and permitting and licensing requirements, First Towers may be subject to fines, penalties, a suspension of our business or other sanctions.

First Towers’ networks, service coverage, and telecommunication infrastructure may be subject to regulation, or local municipal approvals, which may limit demand for First Towers’ infrastructure in particular locations and harm our business and operating results.

Operating a telecommunications infrastructure company in Mexico presents several risk factors, particularly regarding regulatory challenges. The Mexican government has implemented reforms aimed at increasing competition and digital inclusion, which can lead to stricter compliance requirements and potential market shifts. First Towers’ infrastructure may be subject to regulatory approval, particularly by local governments, which may impact First Towers’ ability to site infrastructure in particular advantageous locations. Additionally, geopolitical concerns, including the presence of foreign technology providers, could lead to policy changes that impact infrastructure investments and customer commitments, which may cause outages if new suppliers need to be obtained or legacy equipment needs to be updated. Such outages may limit demand for First Towers’ services and consequently materially harm its business and results of operations. Depending on the height of certain telecommunication infrastructure, First Towers may also need to cooperate with the Federal Aviation Administration (FAA) and Agencia Federal de Aviación Civil (AFAC) for necessary safety standards.

Infrastructure development and maintenance is a long, expensive and uncertain process.

The infrastructure development and maintenance process is a costly, complex and time-consuming process, and investments in infrastructure development and maintenance often involve a long wait until a return, if any, can be achieved on such an investment. First Towers might face difficulties or delays in the infrastructure development and maintenance process that will result in First Towers’ inability to timely offer services that satisfy the market, which might allow competing services to emerge during the developing new infrastructure and maintaining existing infrastructure development. First Towers anticipates making significant investments in construction and development to expand its services and coverage, but such investments are inherently speculative and require substantial capital expenditures. Any unforeseen technical obstacles and challenges that First Towers encounters in the research and development, permitting, construction, and/or associated processes could result in delays in or the abandonment of a particular service or coverage area, may substantially increase development costs, and may negatively affect its results of operations.

Rapid technological changes may adversely affect the market acceptance of First Towers’ networks and services and could adversely affect its business, financial condition and results of operations.

The telecommunications market is subject to technological changes, introduction of new products and services, change in customer demands and evolving industry standards. First Towers’ future success will depend upon its ability to keep pace with technological developments and to timely address the increasingly sophisticated needs of its customers by supporting existing and new technologies and by developing and introducing enhancements to its current products and new products. First Towers may not be successful in developing and marketing its infrastructure in response to technological change, evolving industry standards or customer requirements, particularly satellite-based internet/communication infrastructure. In addition, First Towers may experience difficulties internally or in conjunction with key vendors and partners that could delay or prevent the successful development, introduction and sale of its infrastructure may not adequately meet the requirements of the market and may not achieve any significant degree of market acceptance. If release dates of First Towers’ new products or infrastructure are delayed or, if when released, they fail to achieve market acceptance, First Towers’ business, operating results and financial condition may be adversely affected.

First Towers may face competition from other telecommunications companies, many of which have substantially greater resources.

The telecommunications industry is evolving rapidly and is highly competitive. There are many telecommunication companies, both with and without their own infrastructure, which have substantially greater resources, expertise and capital. First Towers’ failure to compete with such industry participants could have a material adverse effect on First Towers’ ability to grow its business and consequently its results of operations and financial condition.

If First Towers’ services do not experience significant growth, if First Towers cannot create and expand its customer base, or if its services do not achieve broad acceptance, then First Towers may not be able to achieve its anticipated level of growth.

We cannot accurately predict the future growth rates or sizes of the markets for First Towers’ services. Demand for First Towers’ services may not increase, or may decrease, either generally or in specific markets, for particular types of services or during particular time periods. The expansion of the telecommunication market in general, and the market for First Towers’ services in particular, depends on a number of factors, including the following:

●	customer satisfaction with telecommunication provider;

●	customer satisfaction with First Towers’ specific services;

●	First Towers’ ability to technologically reduce maintenance costs;

●	the cost, performance and reliability of First Towers’ services and services offered by First Towers’ competitors;

●	customer perceptions regarding the effectiveness and value of First Towers’ network and use of physical telecommunication infrastructure;

●	obtaining timely regulatory approvals, including, access to airspace, right of ways, and the wireless spectrum; and

●	marketing efforts and publicity regarding First Towers’ services.

If First Towers’ services specifically, do not gain wide market acceptance, then First Towers may not be able to achieve its anticipated level of growth and our revenue and results of operations would decline.

If First Towers’ long-term contracts are not maintained, First Towers may not earn enough revenue to become profitable.

First Towers relies on long-term contracts to build its tower infrastructure and for the lease of its fiber network. Economic downturns, changing consumer preferences, or unexpected disruptions may make these commitments difficult to uphold or less profitable overtime. Additionally, failure to adapt to new industry trends or renegotiate contracts effectively could result in declining revenue, reputational damage, or financial strain. First Towers inability to be flexible in agreements, continuously assess market dynamics to mitigate risks, or adapt to consumer preferences could result in the loss of long-term contracts underpinning its revenue generation.

First Towers may engage in transactions with businesses that may be affiliated with our officers, directors or significant stockholders, and which may involve actual or potential conflicts of interest.

First Towers may decide to make investments in one or more businesses affiliated with its officers, directors or significant stockholders. Although First Towers will not specifically focus on, or target, any particular transaction with any affiliates or affiliated entities, First Towers would pursue such a transaction if First Towers determined that such an affiliated investment was attractive from a risk-adjusted return perspective, and such transaction were approved by a majority of Combined Corporation’s independent and disinterested directors. Any such activity would involve actual or potential conflicts of interest. Although First Towers is confident that it can navigate these conflicts consistent with best practices and applicable law, the existence or appearance of such conflicts of interest could make First Towers’ publicly traded securities less attractive and thereby reduce their trading prices.

Adverse global economic, market and industry conditions and other geopolitical issues may impact First Towers’ operations which could have a negative effect on First Towers’ business results and financial condition and liquidity.

First Towers’ performance may be affected by global economic market and industry conditions (including the current inflationary economic environment, rising interest rates and disruptions related to the banking industry) as well as geopolitical issues and other conditions with global reach. In recent years, concerns about the global economic outlook have adversely affected market and business conditions in general. Macroeconomic weakness and uncertainty make it more difficult for First Towers to manage its operations and accurately forecast revenue, gross margin and operating expenses. Further, recent bank failures and other adverse developments that affect financial institutions, transactional counterparties, or other third parties, or concerns or rumors about these events, have led to market-wide liquidity problems. While First Towers has no borrowings with or deposit exposure to these recently failed banks and has not experienced an adverse impact to First Towers’ liquidity or to its business operations, financial conditions, geopolitical issues, such as the Russian invasion of Ukraine, armed conflict between Israel and groups based in surrounding regions, relations between the U.S. and China, tariff and trade policy changes, and increasing potential of conflict involving countries in Asia that are critical to First Towers’ supply-chain operations, such as Taiwan and China, have resulted in increasing global tensions and create uncertainty for global commerce. In addition, rising inflation has affected businesses across many industries, including First Towers’ business industry, by increasing the costs of labor, employee healthcare, components and freight and shipping, which may further constrain First Towers’ customers’ or prospective customers’ budgets. To the extent there is a sustained general economic downturn, and First Towers’ platform and services are perceived by customers or potential customers as costly, or too difficult to deploy or migrate to, First Towers’ revenue may be disproportionately affected by delays or reductions in spending. Sustained or worsening of global economic conditions and geopolitical issues may increase First Towers’ cost of doing business, materially disrupt its supply chain operations, cause its customers to reduce or delay spending and intensify pricing pressures. First Towers cannot predict the timing, strength or duration of any economic slowdown, instability or recovery, generally or within any particular industry. If the economic conditions of the general economy or markets in which First Towers operates worsen from present levels, demand for First Towers’ products, and First Towers’ business, financial condition and results of operations, could be adversely affected.

Risks Related to First Towers’ Business and Operations - Regulations and Compliance

Operating a telecommunications infrastructure businesses requires significant resources.

First Towers operates a telecommunications infrastructure businesses. As a result, First Towers expects a significant amount of its management’s time and external resources to be used to comply with the laws, regulations and guidelines that impact First Towers’ business, and changes thereto, and such compliance may place a significant burden on First Towers’ management and other resources. Additionally, First Towers may be subject to a variety of local laws, regulations and guidelines in each of the jurisdictions in which First Towers operates, which may differ among these various jurisdictions. Complying with multiple regulatory regimes will require additional resources and may impair our ability to expand into certain jurisdictions.

The growth of First Towers’ business continues to be subject to new and changing federal, state, and local laws and regulations.

Changes in applicable federal, state, and local regulations, including zoning restrictions, environmental requirements, FAA and AFAC compliance, security requirements, or permitting requirements and fees, could restrict the products and services First Towers may offer or impose additional compliance costs on First Towers. Violations of applicable laws, or allegations of such violations, could disrupt First Towers’ business and result in a Material Adverse Effect on First Towers’ operations. First Towers cannot predict the nature of any future laws, regulations, interpretations or applications, including local, state or federal, and it is possible that regulations may be enacted in the future that will be materially adverse to First Towers’ business or which would have materially significant costs of compliance which could negatively impact First Towers’ business.

First Towers is subject to Canadian Privacy and Data Security Laws, which impose a range of obligations on First Towers. Failure to comply with PIPEDA and other provincial privacy legislation could expose First Towers to significant liability and reputational harm.

First Towers is subject to Canadian federal and, where applicable, provincial privacy legislation, including the Personal Information Protection and Electronic Documents Act (“PIPEDA”) and substantially similar provincial laws in British Columbia, which govern the collection, use, and disclosure of personal information in the course of commercial activities and impose a range of obligations on First Towers. Failure to comply with PIPEDA and other provincial privacy legislation could expose First Towers to significant liability and reputational harm.

Increasingly, companies are subject to a wide variety of attacks on their networks and information technology infrastructure on an ongoing basis. Traditional computer “hackers,” malicious code (such as viruses and worms), phishing attempts, employee theft or misuse, denial of service attacks, ransomware attacks and sophisticated nation-state and nation-state supported actors engage in intrusions and attacks that create risks for our (and our suppliers’) internal networks, vehicles, infrastructure, and cloud deployed products and the information they store and process. Although First Towers has implemented security measures to prevent such attacks, its networks and systems may be breached due to the actions of outside parties, employee error, malfeasance, a combination of these, or otherwise, and as a result, an unauthorized party may obtain access to our systems, networks, or data.

First Towers may face difficulties or delays in identifying or otherwise responding to any attacks or actual or potential security breaches or threats. A breach in our data security could create system disruptions or slowdowns and provide malicious parties with access to information stored on our networks, resulting in data being publicly disclosed, altered, lost, or stolen, which could subject us to liability and adversely impact our financial condition. Further, any breach in our data security could allow malicious parties to access sensitive systems, such as our product lines and the vehicles themselves. Such access could adversely impact the safety of our employees and customers.

In addition, First Towers may incur significant financial and operational costs to investigate, remediate and implement additional tools, devices and systems designed to prevent actual or perceived security breaches and other security incidents, as well as costs to comply with any notification obligations resulting from any security incidents. Any of these negative outcomes could adversely impact the market perception of First Towers’ products and customer and investor confidence in our company, and would materially and adversely affect business, prospects, financial condition, results of operations, and cash flows.

Risks Related to First Towers’ Business and Operations - Intellectual Property

First Towers may be subject to risks related to information technology systems, including cyber-security risks; successful cyber-attacks or technological malfunctions can result in, among other things, financial losses, the inability to process transactions, the unauthorized release of confidential information and reputational risk, all of which would negatively impact First Towers’ business, financial condition or results of operations.

First Towers’ use of technology is critical to its continued operations. First Towers may be susceptible to operational, financial and information security risks resulting from cyber-attacks or technological malfunctions. Successful cyber-attacks or technological malfunctions affecting First Towers or its service providers can result in, among other things, financial losses, the inability to process transactions, the unauthorized release of confidential or proprietary information and reputational risk. As cyber-security threats continue to evolve, First Towers may be required to use additional resources to continue to modify or enhance protective measures or to investigate security vulnerabilities, which could have a Material Adverse Effect on First Towers’ business, financial condition or results of operations.

Maintaining the integrity of First Towers’ computer systems and protecting confidential information and personal identifying information may become increasingly costly, as cyber-security incidents could disrupt business operations, result in the loss of critical and confidential information, and adversely impact First Towers’ reputation and results of operations.

Global cyber-security threats and incidents can range from uncoordinated individual attempts that gain unauthorized access to information technology systems, both internally and externally, to sophisticated and targeted measures, known as advanced persistent threats, directed at First Towers and its affiliated agents. In the ordinary course of First Towers’ business, First Towers intends to collect and store sensitive data, including its proprietary business information and IP, and personally identifiable information of First Towers’ customers. Additionally, First Towers may rely on third-party providers, including cloud storage solution providers. The secure processing, maintenance and transmission of this information are critical to First Towers’ operations and with respect to information collected and stored by First Towers’ third-party service providers, First Towers may be reliant upon their security procedures. First Towers’ systems and the confidential information on them may also be compromised by employee misconduct or employee error. First Towers and third-party service providers may experience these types of internal and external threats and incidents, which can result in the misappropriation and unavailability of critical data and confidential or proprietary information (First Towers’ own and that of third parties, including personally identifiable information) and the disruption of business operations. Depending on their nature and scope, these incidents could potentially also result in the destruction or corruption of such data and information. The potential consequences of a material cyber-security incident include reputational damage, litigation with third parties, diminution in the value of the services First Towers provides to our customers, and increased cyber-security protection and remediation costs, which in turn could adversely affect First Towers’ competitiveness and results of operations. Developments in the laws and regulations governing the handling and transmission of personal identifying information in the United States may require First Towers to devote more resources to protecting such information, which could in turn adversely affect First Towers’ results of operations and financial condition.

Losses or unauthorized access to or releases of confidential information, including personal information, could subject First Towers to significant reputational, financial, legal and operational consequences.

First Towers intends to use and store confidential information, including personal information, with respect to First Towers’ customers and employees. First Towers intends to devote significant resources to network and data security, including through the use of encryption and other security measures intended to protect its systems and data, but these measures cannot provide absolute security, and losses or unauthorized access to or releases of confidential information occur and could materially adversely affect First Towers’ business, reputation, results of operations and financial condition. First Towers’ business also intends to share confidential information with suppliers and other third parties. First Towers may rely on global suppliers that are also exposed to ransomware and other malicious attacks that can disrupt business operations. Although First Towers intends to take steps to secure confidential information that is provided to or accessible by third parties working on First Towers’ behalf, such measures may not always be effective and losses or unauthorized access to or releases of confidential information occur. Such incidents and other malicious attacks could materially adversely affect First Towers’ business, reputation, results of operations and financial condition.

Any material disruption in our information systems could adversely affect First Towers’ business.

First Towers may rely on information technology networks and systems to operate and manage its business. First Towers’ information technology networks and systems will process, transmit and store personal and financial information, proprietary information of First Towers’ business, and also allow First Towers to coordinate its business across its operation bases, and allow First Towers to communicate with its employees and externally with customers, suppliers, partners, and other third parties. While First Towers believes it takes reasonable steps to secure these information technology networks and systems, and the data processed, transmitted, and stored thereon, such networks, systems, and data may be susceptible to cyberattacks, viruses, malware, or other unauthorized access or damage (including by environmental, malicious, or negligent acts), which could result in unauthorized access to, or the release and public exposure of, First Towers’ proprietary information. Any of the foregoing could cause substantial harm to First Towers’ business, require First Towers to make notifications to governmental authorities, or the media, and could result in litigation, investigations or inquiries by government authorities, or subject First Towers to penalties, fines, and other losses relating to the investigation and remediation of such an attack or other unauthorized access or damage to First Towers’ information technology systems and networks.

First Towers Risks Related to Third Parties

First Towers may be subject to liability arising from any fraudulent or illegal activity by its employees, contractors and consultants.

First Towers may be exposed to the risk that its employees, independent contractors and consultants may engage in fraudulent or other illegal activity. Misconduct by these parties could include intentional, reckless, or negligent conduct or disclosure of unauthorized activities to First Towers that violate (i) government regulations, (ii) manufacturing standards, (iii) federal and state laws and regulations, or (iv) laws that require the true, complete and accurate reporting of financial information or data. It is not always possible for First Towers to identify and deter misconduct by its employees and other third parties, and the precautions taken by First Towers to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting First Towers from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with such laws or regulations. If any actions are brought against First Towers, including by former employees, independent contractors or consultants, and First Towers is not successful in defending itself or asserting its rights, those actions could have a significant impact on First Towers’ business, including the imposition of civil, criminal and administrative penalties, damages, monetary fines, contractual damages, reputational harm, diminished profits and future earnings, and the curtailment of First Towers’ operations, any of which would have an adverse effect on its business, financial condition and results from operations.

First Towers’ dependence on suppliers and service partners for the parts and components in its development and maintenance of telecommunication infrastructure may result in shortages of key components necessary for First Towers’ products and services.

First Towers intends to rely on purchased parts and services which First Towers sources from several suppliers and service partners, some of whom are currently single source suppliers for these components and services. First Towers’ supply and service base may be located globally, and many of the components used in First Towers’ telecommunication infrastructure must be custom made for First Towers. This supply chain exposes First Towers to multiple potential sources of delivery failure or component shortages for First Towers’ services. First Towers has not historically maintained long-term agreements with its suppliers, though First Towers is taking steps to put in place certain long-term agreements. While First Towers believes that it may be able to establish alternate supply relationships and can obtain replacement components and services, First Towers may be unable to do so in the short term or at all at prices that are favorable to First Towers. First Towers may experience source disruptions in its supply and service chains which may cause delays in its production process for both prototype and commercial production of telecommunication infrastructure components and parts. First Towers is also in some cases subject to sole source suppliers for certain pieces of equipment for which First Towers relies on, or may be reliant on to achieve our network coverage in particular areas. Changes in business conditions, wars, governmental changes, political intervention, and other factors beyond First Towers’ control or which First Towers does not presently anticipate, could also affect First Towers’ suppliers’ ability to deliver components and services to First Towers on a timely basis. Furthermore, if First Towers experiences significantly increased demand for infrastructure development or maintenance of its telecommunication infrastructure, or need to replace its existing suppliers, there can be no assurance that additional supplies of component parts will be available when required on terms that are acceptable to First Towers, or at all, or that any supplier would allocate sufficient supplies to First Towers in order to meet First Towers’ requirements or fill our orders in a timely manner. The disruption in the supply of components from suppliers could lead to delays in First Towers’ offered services, which could materially adversely affect First Towers’ business prospects and operating results.

If First Towers or First Towers’ third-party service providers experience a security breach, or if unauthorized parties otherwise obtain access to First Towers’ customers’ data, First Towers’ reputation may be harmed, demand for services may be reduced, and First Towers may incur significant liabilities.

First Towers’ services may involve the storage, processing and transmission of data, including certain confidential and sensitive information. Any security breach, including those resulting from a cyber-security attack, phishing attack, or any unauthorized access, unauthorized usage, virus or similar breach or disruption could result in the loss or destruction of or unauthorized access to, or use, alteration, disclosure, or acquisition of, data, damage to First Towers’s reputation, litigation, regulatory investigations, or other liabilities. These attacks may come from individual hackers, criminal groups, and state-sponsored organizations. If First Towers’ security measures are breached as a result of third-party action, employee error, a defect or bug in First Towers’ products or those of its third-party service providers, malfeasance or otherwise and, as a result, someone obtains unauthorized access to First Towers’ data, including First Towers’ confidential, sensitive, or other information about individuals, or any of these types of information is lost, destroyed, or used, altered, disclosed, or acquired without authorization, First Towers’ reputation may be damaged, First Towers’ business may suffer, and First Towers could incur significant liability. Even the perception of inadequate security may damage First Towers’ reputation and negatively impact its ability to win new customers and retain and receive timely payments from existing customers. Further, First Towers could be required to expend significant capital and other resources to address any data security incident or breach, which may not be covered or fully covered by First Towers’ insurance and which may involve payments for investigations, forensic analyses, legal advice, public relations advice, system repair or replacement, or other services. First Towers may engage third-party vendors and service providers to store and otherwise process First Towers’ data, including confidential, sensitive, and other information about individuals. First Towers’ vendors and service providers may also be the targets of cyberattacks, malicious software, phishing schemes, and fraud. First Towers’ ability to monitor its vendors and service providers’ data security is limited, and, in any event, third parties may be able to circumvent those security measures, resulting in the unauthorized access to, misuse, acquisition, disclosure, loss, alteration, or destruction of our data, including confidential, sensitive, and other information about individuals. Techniques used to sabotage or obtain unauthorized access to systems or networks are constantly evolving and, in some instances, are not identified until after they have been launched against a target. First Towers and its service providers may be unable to anticipate these techniques, react in a timely manner, or implement adequate preventative and mitigating measures. If First Towers is unable to efficiently and effectively maintain and upgrade its system safeguards, First Towers may incur unexpected costs and its systems may become more vulnerable to unauthorized access or disruption.

For certain of the components and services included in First Towers’ products there may be a limited number of suppliers First Towers can rely upon and if First Towers is unable to obtain these components and services when needed, First Towers could experience delays in repairing or maintaining its telecommunication infrastructure and providing services, and its financial results could be adversely affected.

First Towers intends to acquire most of the components for the repair and maintenance of its telecommunication infrastructure from suppliers and subcontractors. Suppliers of some of the components may require First Towers to place orders with significant lead-times to assure supply in accordance with its manufacturing requirements. Delays in supply, or unavailability of services, may significantly hurt First Towers’ ability to fulfill our contractual obligations and may significantly hurt First Towers’ business and result of operations. In addition, First Towers may not be able to continue to obtain such components or services from these suppliers on satisfactory commercial terms. Disruptions of our offered services could ensue if First Towers was required to obtain components or services from alternative sources, which would have an adverse effect on First Towers’ business, results of operations and financial condition.

First Towers may pursue strategic transactions in the future, which could be difficult to implement, disrupt First Towers’ business or change First Towers’ business profile significantly.

First Towers intends to consider potential strategic transactions, which could involve acquisitions of businesses or assets, joint ventures or investments in businesses, products or technologies that expand, complement or otherwise relate to First Towers’ current or future business. Should First Towers’ relationships fail to materialize into significant agreements, or should First Towers fail to work efficiently with these companies, First Towers may lose sales and marketing opportunities and First Towers’ business, results of operations and financial condition could be adversely affected. These activities, if successful, create risks such as, among others: (i) the need to integrate and manage the businesses and products acquired with First Towers’ own business and products; (ii) additional demands on First Towers’ resources, systems, procedures and controls; (iii) disruption of First Towers’ ongoing business; and (iv) diversion of management’s attention from other business concerns. Moreover, these transactions could involve: (a) substantial investment of funds or financings by issuance of debt or equity securities; (b) substantial investment with respect to technology transfers and operational integration; and (c) the acquisition or disposition of product lines or businesses. Also, such activities could result in one-time charges and expenses and have the potential to either dilute the interests of First Towers’ existing shareholders or result in the issuance of, or assumption of debt. Such acquisitions, investments, joint ventures or other business collaborations may involve significant commitments of financial and other resources. Any such activities may not be successful in generating revenue, income or other returns, and any resources First Towers committed to such activities will not be available to First Towers for other purposes. Moreover, if First Towers is unable to access the capital markets on acceptable terms or at all, First Towers may not be able to consummate acquisitions, or may have to do so on the basis of a less than optimal capital structure. First Towers’ inability to take advantage of growth opportunities or address risks associated with acquisitions or investments in businesses may negatively affect First Towers’ operating results. Additionally, any impairment of goodwill or other intangible assets acquired in an acquisition or in an investment, or changes to earnings associated with any acquisition or investment activity, may materially reduce First Towers’ earnings. Future acquisitions or joint ventures may not result in their anticipated benefits, and First Towers may not be able to properly integrate acquired products, services, technologies or businesses with First Towers’ existing products and operations or successfully combine personnel and cultures. Failure to do so could deprive First Towers of the intended benefits of those acquisitions.

First Towers’ telecommunication infrastructure may be at risk of unexpected technical failure due to the unavailability of third-party information and infrastructure services such as communications, data processing, computing power, SaaS, and other information and infrastructure services or technical issues with third party dependent data and software platforms.

First Towers’ telecommunication infrastructure may experience technical difficulties that prevent customers from collecting and processing data in near real-time or a timely manner. The most common technical problem First Towers’ customers may experience is the unavailability of third-party communications, data processing, computing power, SaaS, and other information and infrastructure services which is necessary to process and collect data through First Towers’ offered services. While this may not affect the performance of First Towers’ telecommunication infrastructure or the collection of the data, it could potentially prevent customers from being able to access their data, services, and analysis in near real-time or a timely manner.

First Towers is subject to privacy laws in each jurisdiction in which it operates and First Towers may face risks related to breaches of the applicable privacy laws.

First Towers collects and stores personal information about its users, clients and partners and is responsible for protecting that information from privacy breaches. A privacy breach may occur through procedural or process failure, information technology malfunction or deliberate unauthorized intrusions. Theft of data for competitive purposes, particularly user and partner lists, is an ongoing risk whether perpetrated via employee collusion or negligence or through deliberate cyber-attack. Any such theft or privacy breach could have a Material Adverse Effect on its business, financial condition or results of operations.

First Towers is exposed to cyber-security incidents resulting from deliberate attacks or unintentional events.

Cyber-security incidents can result from deliberate attacks or unintentional events, and may arise from internal sources (e.g., employees, contractors, service providers, suppliers, and operational risks) or external sources (e.g., nation states, terrorists, hacktivists, competitors and acts of nature). Cyber incidents include, but are not limited to, unauthorized access to information systems and data (e.g., through hacking or malicious software) for purposes of misappropriating or corrupting data or causing operational disruption. Cyber incidents also may be caused in a manner that does not require unauthorized access, such as causing denial-of-service attacks on websites (e.g., efforts to make network services unavailable to intended users).

A cyber incident that affects First Towers’ business or its service providers might cause disruptions and adversely affect their respective business operations and might also result in violations of applicable law (e.g., personal information protection laws), each of which might result in potentially significant financial losses and liabilities, regulatory fines and penalties, reputational harm and reimbursement and other compensation costs. In addition, substantial costs might be incurred to investigate, remediate, and prevent cyber incidents.

Failure to attract, retain and motivate key employees may adversely affect First Towers’ ability to compete and the loss of the services of key personnel could have a Material Adverse Effect on its business.

First Towers depends on the services of a few key executive officers. The loss of any of these key people could have a Material Adverse Effect on its business, financial condition and results of operations. First Towers’ success is also highly dependent on its continuing ability to identify, hire, train, motivate and retain highly qualified technical, marketing and management personnel. Competition for such personnel can be intense, and we cannot provide assurance that it will be able to attract or retain highly qualified technical, marketing and management personnel in the future. Stock options and other share-based compensation plans may comprise a significant component of key employee compensation, and if the price of the Akanda declines, it may be difficult to retain such individuals. Similarly, changes in the share price may hinder its ability to recruit key employees, as they may elect to seek employment with other companies that they believe have better long-term prospects. First Towers’ inability to attract and retain the necessary technical, marketing and management personnel may adversely affect its future growth and profitability. First Towers’ retention and recruiting may require significant increases in compensation expenses, which would adversely affect its results of operation.

First Towers’ executive officers and other members of senior management have substantial experience and expertise in the business and have made significant contributions to its growth and success. The unexpected loss of services of one or more of these individuals could also adversely affect the business, financial condition and results of operations. First Towers is not protected by key man or similar life insurance covering members of senior management.

Litigation costs and the outcome of litigation could have a Material Adverse Effect on its business.

From time to time, First Towers may be subject to litigation claims through the ordinary course of its business operations regarding, but not limited to, employment matters, security of client and employee personal information, contractual relations with clients and marketing and infringement of trademarks. Litigation to defend against claims by third parties, or to enforce any rights that First Towers may have against third parties, may be necessary, which could result in substantial costs and diversion of First Towers’ resources, causing a Material Adverse Effect on First Towers’ business, financial condition, and results of operations.

First Towers is not aware of any current material legal proceedings outstanding, threatened or pending as of the date hereof by or against First Towers. However, given the nature of its business, First Towers is, and may from time to time in the future be, party to various, and at times numerous, legal investigations, proceedings and claims that arise in the ordinary course of business. Because the outcome of litigation is inherently uncertain, if one or more of such legal matters were to be resolved against us for amounts in excess of its expectations, First Towers’ business, financial condition and results of operations could be materially adversely affected.

Risks Related to Akanda’s Former Cannabis Business

We have discontinued our cannabis business segment, and investors should no longer consider any prior cannabis-related disclosures, projections, or expectations when evaluating the Company.

On September 24, 2026, our Board of Directors determined that the Company would no longer pursue the cultivation of cannabis or any future cannabis-related businesses, including the planned development of THC and CBD facilities at the BC Property. As a result, we declined to pay the next option payment due under the BC Option Agreement, and our right to acquire or use the BC Property under the BC Option Agreement has been terminated. The Company had not cultivated any product from the BC Property prior to this termination.

Accordingly, investors should not factor in the prospects, revenue potential, growth expectations, or any other anticipated contributions of our former cannabis segment when evaluating the Company. Any prior disclosures, forward-looking statements, projections, or expectations relating to our cannabis cultivation, manufacturing, or distribution operations, including any statements regarding anticipated revenues, market opportunities, regulatory approvals, licensing, product development, or expansion in the cannabis industry, are no longer relevant to the Company’s future performance and should not be relied upon. The Company’s business scope is now substantially narrower than previously disclosed, and our future results of operations will not reflect the contributions we previously anticipated from our cannabis segment.

The discontinuation of our cannabis business may result in residual costs, liabilities, and other adverse consequences. We may incur wind-down costs related to the termination of the BC Option Agreement, including any remaining contractual obligations or payments that may be due, which may be substantial. We may also face stranded costs related to prior investments in the cannabis segment, including the option payments and milestone payments we previously made under the BC Option Agreement totaling approximately $3.6 million. In addition, we may incur administrative costs associated with exiting the cannabis business. We will also lose the benefit of the hemp license we obtained from Health Canada in September 2024, which required the payment of a $750,000 milestone payment.

Furthermore, the discontinuation of our cannabis segment may negatively affect the Company’s reputation and relationships with investors, partners, and other stakeholders who invested in or engaged with the Company based on our previously disclosed cannabis business strategy. Our decision to exit the cannabis industry represents a significant strategic shift. The Company’s future success is now substantially dependent on its First Towers subsidiary and any other business targets it may pursue, and there can be no assurance that these businesses will be successful or will compensate for the loss of our cannabis segment. As a result, our overall business risk profile has changed materially, and investors should evaluate the Company solely on the basis of our continuing operations, principally our telecommunications infrastructure business through First Towers.

Future acquisitions and strategic investments could be difficult to integrate, divert the attention of key management personnel, disrupt our business, dilute shareholder value, and harm our results of operations and financial condition.

We consummated the Transaction with First Towers, in part to expand our business offerings and be less reliant on the cannabis market. Similarly, we may further, in the future seek to acquire or invest in, other businesses, products, or technologies that we believe could complement our operations or expand our breadth, enhance our capabilities, or otherwise offer growth opportunities. We cannot assure you that our personnel, systems, procedures or controls will be adequate to support our operations in the future or that we will be able to successfully implement appropriate measures consistent with our growth strategy. As part of our planned growth and diversified product offerings, we may have to implement new operational and financial systems, procedures and controls to expand, train and manage our employee base, and maintain close coordination among our staff. We cannot guarantee that we will be able to do so, or that if we are able to do so, we will be able to effectively integrate them into our existing staff and systems. Additionally, the integration of our acquisitions, and pursuit of potential future acquisitions may divert the attention of management and cause us to incur various expenses in identifying, investigating, and pursuing suitable acquisitions, whether or not they are consummated. Any acquisition, investment or business relationship may result in unforeseen operating difficulties and expenditures. In addition, we have limited experience in acquiring other businesses. Specifically, we may not successfully evaluate or utilize the acquired products, assets or personnel, or accurately forecast the financial impact of an acquisition transaction, including accounting charges. Moreover, the anticipated benefits of any acquisition, investment, or business relationship may not be realized, or we may be exposed to unknown risks or liabilities associated with our acquisitions.

We may not be able to find and identify desirable acquisition targets or we may not be successful in entering into an agreement with any one target. Acquisitions could also result in dilutive issuances of equity securities or the incurrence of debt, which could harm our results of operations. In addition, if an acquired business fails to meet our expectations, our business, results of operations, and financial condition may suffer. In some cases, minority shareholders may exist in certain of our non-wholly-owned acquisitions (for businesses we do not purchase as an 100% owned subsidiary) and may retain minority shareholder rights which could make a future change of control or necessary corporate approvals for actions more difficult to achieve and/or more costly.

We may also make strategic investments in early-stage companies developing products or technologies that we believe could complement our business or expand our breadth, enhance our technical capabilities, or otherwise offer growth opportunities. These investments may be in early-stage private companies for restricted stock. Such investments are generally illiquid and may never generate value. Further, the companies in which we invest may not succeed, and our investments could lose their value.

Risks Related to Our International Operations

As a company based outside of the United States, we are subject to economic, political, regulatory and other risks associated with international operations.

Our business is subject to risks associated with conducting business outside of the United States. Our operations are based primarily in Mexico and Canada. Our First Towers operations are located in Mexico. Accordingly, our future results could be harmed by a variety of factors, including, without limitation, the following:

●	economic weakness, including inflation, or political instability in non-U.S. economies and markets;

●	differing and changing regulatory requirements for product licenses and approvals;

●	differing jurisdictions could present different issues for securing, maintaining or obtaining freedom to operate in such jurisdictions;

●	difficulties in compliance with different, complex and changing laws, regulations and court systems of multiple jurisdictions and compliance with a wide variety of foreign laws, treaties and regulations;

●	changes in applicable non-U.S. regulations and customs, tariffs and trade barriers;

●	changes in applicable non-U.S. currency exchange rates and currency controls;

●	trade protection measures, import or export licensing requirements or other restrictive actions by governments;

●	differing reimbursement regimes and price controls in certain non-U.S. markets;

●	negative consequences from changes in tax laws;

●	compliance with applicable tax, employment, immigration and labor laws for employees living or traveling abroad, including, for example, the variable tax treatment in different jurisdictions of options granted under our share option schemes or equity incentive plans;

●	workforce uncertainty in countries where labor unrest is more common than in the United States;

●	difficulties associated with staffing and managing international operations, including differing labor relations;

●	production shortages resulting from any events affecting raw material supply or manufacturing capabilities abroad; and

●	business interruptions resulting from geo-political actions, including war and terrorism, or natural disasters, including droughts, floods and fires.

Political, social and geopolitical conditions can adversely affect our existing and planned business.

Political, social and geopolitical conditions in the markets in which our products are expected to be sold have been and could continue to be difficult to predict, resulting in adverse effects on our business. The results of elections, referendums or other political conditions (including government shutdowns), geopolitical events and tensions, wars and other military conflicts in these markets have in the past impacted and could continue to impact how existing laws, regulations and government programs or policies are implemented or result in uncertainty as to how such laws, regulations, programs or policies may change, including with respect to the negotiation of new trade agreements, new, expanded or retaliatory tariffs against certain countries or covering certain products or ingredients, sanctions, environmental and climate change regulations, taxes, benefit programs, the movement of goods, services and people between countries, relationships between countries, customer or consumer perception of a particular country or its government and other matters. Such conditions have resulted in and could continue to result in exchange rate fluctuation, limitations on access to credit markets and other corporate banking services, including working capital facilities, volatility in global stock markets and global economic uncertainty and heightened risk to employee safety, any of which can adversely affect our existing and planned business.

Political uncertainty may have an adverse impact on our operating performance and results of operations.

General political uncertainty may have an adverse impact on our operating performance and results of operations. In particular, the U.S. continues to experience significant political events that cast uncertainty on global financial and economic markets, especially following the recent presidential election. It is presently unclear as to all of the actions the second Trump administration in the U.S. will implement, and if implemented, how these actions may impact us or how we intend to operate in or with the U.S.. Any actions taken by the Trump administration, including the many recent executive orders, may have a negative impact on the U.S. or World economy in general and on our business, financial condition, and results of operations in particular. Political, social and geopolitical conditions can adversely affect our existing and planned business.

Tax regulations and challenges by tax authorities could have a material adverse effect on our business.

We expect to operate in a number of countries and will therefore be regularly examined by and remain subject to numerous tax regulations. Changes in our global mix of earnings could affect our effective tax rate. Furthermore, changes in tax laws could result in higher tax-related expenses and payments. Legislative changes in any of the countries in which we operate could materially impact our tax receivables and liabilities as well as deferred tax assets and deferred tax liabilities. Additionally, the uncertain tax environment in some regions in which we operate may limit our ability to successfully challenge an adverse determination by any local tax authorities. We expect to operate in countries with complex tax rules, which may be interpreted in a variety of ways and could affect our effective tax rate. Future interpretations or developments of tax regimes or a higher than anticipated effective tax rate could have a material adverse effect on our tax liability, return on investments and business operations.

In addition, our subsidiaries operate in, are incorporated in and are tax residents of, various jurisdictions. The tax authorities in the various jurisdictions in which we and our subsidiaries operate, or are incorporated, may disagree with and challenge our assessments of our transactions, tax position, deductions, exemptions, where we or our subsidiaries are tax residents, or other matters. If we are unsuccessful in responding to any such challenge from a tax authority, we may be required to pay additional taxes, interest, fines or penalties, we may be subject to taxes for the same business in more than one jurisdiction or may also be subject to higher tax rates, withholding or other taxes. A successful challenge could potentially result in payments to the relevant tax authority of substantial amounts that could have a material adverse effect on our financial condition and results of operations.

Even if we are successful in responding to challenges by taxing authorities, responding to such challenges may be expensive, consume time and other resources, or divert management’s time and focus from our business operations. Therefore, a challenge as to our tax position or status or transactions, even if unsuccessful, may have a material adverse effect on our business, financial condition, results of operations or liquidity or the business, financial condition, and results of operations.

We face the risk of disruption from labor disputes and changes to labor laws, which could result in significant additional operating costs or alter our relationship with our employees.

We are required to comply with extensive labor regulations in each of the countries in which we have employees, including with respect to wages, social security benefits and termination payments. Labor or employee led disruptions could have a material adverse effect on our business, results of operations and financial condition.

Risks Related to Tax and Accounting

There are tax risks we may be subject to due to carrying out our business in multiple jurisdictions.

We will operate and, accordingly, will be subject to income tax and other forms of taxation in multiple jurisdictions. We may be subject to income taxes and non-income taxes in a variety of jurisdictions, and our tax structure may be subject to review by both domestic and foreign tax authorities. Those tax authorities may disagree with our interpretation and/or application of relevant tax rules. A challenge by a tax authority in these circumstances might require us to incur costs in connection with litigation against the relevant tax authority or reaching a settlement with the tax authority and, if the tax authority’s challenge is successful, could result in additional taxes (perhaps together with interest and penalties) being assessed on us, and as a result an increase in the amount of tax payable by us. In addition, we may be subject to different taxes imposed by the local governments in the jurisdictions where we operate, and changes within such tax, legal and regulatory framework may have an adverse effect on our financial results.

Taxation laws and rates which determine taxation expenses may vary significantly in different jurisdictions, and legislation governing taxation laws and rates are also subject to change. Therefore, our earnings may be affected by changes in the proportion of earnings taxed in different jurisdictions, changes in taxation rates, changes in estimates of liabilities and changes in the amount of other forms of taxation. The determination of our provision for income taxes and other tax liabilities will require significant judgment (including based on external advice) as to the interpretation and application of these rules. We may have exposure to greater than anticipated tax liabilities or expenses.

There is a risk that we will be a passive foreign investment company (“PFIC”), for U.S. federal income tax purposes for the current or any future taxable year, which could result in material adverse U.S. federal income tax considerations if you are a U.S. Holder.

In general, a non-U.S. corporation is a PFIC for any taxable year in which (i) 75% or more of its gross income consists of passive income or (ii) 50% or more of the average quarterly value of its assets consists of assets that produce, or are held for the production of, passive income. For purposes of the above calculations, a non-U.S. corporation that owns at least 25% by value of the shares of another corporation is treated as if it held its proportionate share of the assets of the other corporation and received directly its proportionate share of the income of the other corporation. Passive income generally includes dividends, interest, rents, royalties and certain gains. Cash is a passive asset for these purposes.

If we (or any of our non-U.S. subsidiaries) are a PFIC for any taxable year during which a U.S. Holder owns Common Shares, certain adverse U.S. federal income tax considerations could apply to such U.S. Holder, such as taxation at the highest marginal ordinary income tax rates on capital gains and on certain actual or deemed distributions, interest charges on certain taxes treated as deferred, and additional reporting requirements. The determination of whether a corporation is a PFIC for a taxable year depends, in part, on the application of complex U.S. federal income tax rules that are subject to differing interpretations. In addition, the determination of whether a corporation will be a PFIC for any taxable year generally can only be made after the close of such taxable year. Therefore, it is possible that we could be classified as a PFIC for our initial taxable year or in future years due to changes in the nature of our business, composition of our assets or income, as well as changes in our market capitalization. In particular, our PFIC status will depend, in part, on the amount of cash that we raise in this offering and how quickly we utilize the cash in our business. Based upon the foregoing, it is uncertain whether we will be a PFIC for our current taxable year or any future taxable year. We have not determined, if we (or any of our non-U.S. subsidiaries) were to be classified as a PFIC for a taxable year, whether we will provide information necessary for a U.S. Holder to make a “qualified electing fund” election which, if available, would result in tax treatment different from (and generally less adverse than) the general tax treatment for PFICs. Accordingly, U.S. Holders should assume that they will not be able to make a qualified electing fund election with respect to our Common Shares. The PFIC rules are complex, and each U.S. Holder should consult his, her or its own tax advisor regarding the PFIC rules, the elections which may be available, and how the PFIC rules may affect the U.S. federal income tax considerations relating to the ownership and disposition of our Common Shares.

Failure to develop our internal controls over financial reporting as we grow could have an adverse effect on our operations.

As we mature, we will need to continue to develop and improve our current internal control systems and procedures to manage our growth. We are required to establish and maintain appropriate internal controls over financial reporting. Failure to establish appropriate controls, or any failure of those controls once established, could adversely affect our public disclosures regarding our business, financial condition or results of operations. In addition, management’s assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting or other matters that may raise concerns for investors.

Risks Related to Common Shares and this Offering

We will need to raise additional funding, which may not be available on acceptable terms, or at all. Failure to obtain this necessary capital when needed may force us to delay, limit or terminate our product and business development efforts or other operations.

Assuming we close this offering for the maximum amount, we expect to have sufficient capital to fund our current operations for at least the next 12 months. However, our operating plan may change as a result of many factors currently unknown to us, and we may need to seek additional funds sooner than planned, through public or private equity or debt financings, government or other third-party funding, marketing and distribution arrangements and other collaborations, strategic alliances or a combination of these approaches. Raising funds in the current economic environment may present additional challenges. It is not certain that we have accounted for all costs and expenses of future development and regulatory compliance. Even if we believe we have sufficient funds for our current or future operating plans, we may seek additional capital if market conditions are favorable or if we have specific strategic considerations.

Any additional fundraising efforts may divert the attention of our management team from their day-to-day activities, which may adversely affect our ability to launch our business and develop and commercialize our products. In addition, we cannot guarantee that future financing will be available in sufficient amounts or on terms acceptable to us, if at all. Moreover, the terms of any future financing may adversely affect the holdings or the rights of our shareholders, and the issuance of additional securities, whether equity or debt, by us, or the possibility of such issuance, may cause the market price of our shares to decline. The sale of additional equity or convertible securities may dilute our existing shareholders.

The incurrence of indebtedness would result in increased fixed payment obligations, and we may be required to agree to certain restrictive covenants, such as limitations on our ability to incur additional debt, limitations on our ability to acquire, sell or license intellectual property rights and other operating restrictions that could adversely affect our ability to conduct our business.

We could also be required to seek funds through arrangements with collaborative partners or otherwise at an earlier stage than otherwise would be desirable and we may be required to relinquish rights to some of our technologies or products or otherwise agree to terms unfavorable to us, any of which may have a material adverse effect on our business, operating results and prospects.

If we are unable to obtain funding on a timely basis, we may be required to significantly curtail, delay or discontinue one or more of our research or development programs or the commercialization of any product, or be unable to expand our operations or otherwise capitalize on our business opportunities, as desired, which could materially affect our business, financial condition and results of operations.

If you purchase our securities in this offering, you will incur immediate and substantial dilution in the book value of your investment

If you purchase our Common Shares or pre-funded warrants in this offering, you will experience immediate and substantial dilution, as the offering price of our Common Shares will be substantially greater than the as adjusted net tangible book value per common share before giving effect to this offering. Accordingly, after giving effect to the sale by us of all of the shares in this offering at an offering price of US$3.11 per common share, after deducting the financial advisor fees and estimated offering expenses payable by us, and assuming no pre-funded warrants are issued in this offering, if you purchase the common shares in this offering, you will incur immediate substantial dilution of approximately $1.991 per share, representing the difference between the offering price per common share and our as adjusted net tangible book value as of December 31, 2025. For a further description of the dilution that you will experience immediately after this offering, see the section titled “Dilution” beginning on page 38 of this prospectus.

There is no public market for the pre-funded warrants being offered in this offering.

There is no established public trading market for the pre-funded warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the pre-funded warrants on any securities exchange or nationally recognized trading system. Without an active market, the liquidity of the pre-funded warrants will be limited.

The holder of pre funded warrants purchased in this offering will have no rights as a common shareholder until such holder exercises its pre-funded warrants and acquires our Common Shares.

Until a holder of pre-funded warrants acquires the Common Shares upon exercise of the pre-funded warrants, as applicable, a holder of pre-funded warrants will have no rights with respect to the Common Shares underlying such pre-funded warrants, except as set forth in the pre-funded warrants. Upon exercise of the pre-funded warrants, the holder will be entitled to exercise the rights of a common shareholder only as to matters for which the record date occurs after the exercise date.

The pre-funded warrants are speculative in nature.

The pre-funded warrants do not confer any rights of common share ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire Common Shares at a fixed price. Specifically, holders of the pre-funded warrants may exercise their right to acquire Common Shares and pay an exercise price of $0.0001 per share, subject to certain adjustments, commencing immediately upon issuance. There can be no assurance that the market price of the Common Shares will ever equal or exceed the exercise price of the pre-funded warrants, and consequently, it may not ever be profitable for holders of the pre-funded warrants to exercise the pre-funded warrants.

If our share price fluctuates, you could lose a significant part of your investment.

The market price of our Common Shares could be subject to wide fluctuations in response to, among other things, the risk factors described in this prospectus, and other factors beyond our control, such as fluctuations in the valuation of companies perceived by investors to be comparable to us.

Furthermore, the stock markets have experienced price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations often have been unrelated or disproportionate to the operating performance of those companies. These broad market and industry fluctuations, as well as general economic, political, and market conditions, such as recessions, interest rate changes or international currency fluctuations, may negatively affect the market price of our Common Shares. In the past, many companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert our management’s attention from other business concerns, which could seriously harm our business.

The public offering price of our Common Shares has been determined by negotiations between us and the underwriter based upon many factors and may not be indicative of prices that will prevail following the closing of this offering. Volatility in the market price of our Common Shares may prevent investors from being able to sell their shares at or above the public offering price. As a result, you may suffer a loss on your investment.

Future sales and issuances of our capital stock or rights to purchase capital stock could result in additional dilution of the percentage ownership of our shareholders and could cause the price of our Common Shares to decline.

We may issue additional securities. Future sales and issuances of our capital stock or rights to purchase our capital stock could result in substantial dilution to our existing shareholders. We may sell Common Shares, convertible securities, and other equity securities in one or more transactions at prices and in a manner as we may determine from time to time. If we sell any such securities in subsequent transactions, investors may be materially diluted. New investors in such subsequent transactions could gain rights, preferences, and privileges senior to those of holders of our Common Shares.

The Company has effected numerous reverse stock splits and may effect additional reverse stock splits in the future, which has in the past and could in the future have the effect of decreasing the liquidity of our Common Shares and further causing the Company’s stock price to decline relative to its value before the reverse stock split.

The Company may strategically effect one or more additional reverse stock splits from time to time during 2026 or beyond; however, there can be no assurance that the Company will so effect additional reverse stock splits or what the ratio(s) may be for any such reverse stock split(s). The Company’s decision whether or not (and when) to effect additional reverse stock splits (and at what ratio to effect such reverse stock splits) will be based on a number of factors, including market conditions, existing and anticipated trading prices for the Common Shares and the requirements of the Nasdaq Capital Market. The Company has historically effected reverse stock splits when there is downward pressure on the trading price of its Common Shares, typically as a result of the sale into the market of registered Common Shares upon the conversion of outstanding convertible promissory notes.

The liquidity of the Common Shares has in the past, and may in the future, be affected adversely by a reverse stock split given the reduced number of shares that will be outstanding following a reverse stock split, especially if the market price of the Common Shares does not increase as a result of the reverse stock split. Although the Company believes that a higher market price of its Common Shares may help generate greater or broader investor interest, the Company cannot assure you that a reverse stock split will result in a share price that will attract new investors and may instead carry the risk of dampening the overall attractiveness of the Company’s securities. In addition, the Company’s reverse stock splits have increased the number of stockholders who own odd lots (less than 100 shares) of Common Shares, creating the potential for such stockholders to experience an increase in the cost of selling their shares and greater difficulty effecting such sales.

Any future reverse stock split can also cause a decline in the value of the Common Shares relative to its value before the reverse stock split, and the Company can make no assurance that the market price of the Company’s Common Shares will remain at or above the post-split price on the commencement of trading on its effective date, as many times stocks decrease in value after a reverse stock split.

Finally, although the Company does not believe that its reverse stock splits have violated or any further reverse stock splits will violate any particular Nasdaq rules, and the Company further believes that it is in compliance with the Nasdaq listing standards relating to reverse stock splits, the Company can give no assurance that the Company’s numerous prior reverse stock splits and potential future reverse stock splits will not result in Nasdaq issuing a deficiency notice or even delisting the Company from the Nasdaq Capital Market, which would have a material adverse effect on our ability to raise capital, the stock price and liquidity of the Common Shares, or the value of the Common Shares held by the Company’s shareholders.

We incur increased costs as a result of operating as a public company and our management is required to devote substantial time to new compliance initiatives.

As a public company, particularly after we are no longer an emerging growth company, we incur and will incur significant legal, accounting and other expenses that we did not incur as a private company. In addition, the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, and rules implemented by the SEC and Nasdaq, impose various requirements on public companies, including requirements to file periodic and event-driven reports with respect to our business and financial condition and operations and establish and maintain effective disclosure and financial controls and corporate governance practices. Our management and other personnel have limited experience operating a public company, which may result in operational inefficiencies or errors, or a failure to improve or maintain effective internal controls over financial reporting (“ICFR”) and disclosure controls and procedures necessary to ensure timely and accurate reporting of operational and financial results. Our existing management team will need to devote a substantial amount of time to these compliance initiatives, and we may need to hire additional personnel to assist us with compliance. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time consuming and costly.

Pursuant to Section 404 of the Sarbanes-Oxley Act (“Section 404”), we are required to furnish a report by our management on our ICFR, which, after we are no longer an emerging growth company, must be accompanied by an attestation report on ICFR issued by our independent registered public accounting firm. To achieve compliance with Section 404 within the prescribed period, we will document and evaluate our ICFR, which is both costly and challenging. In this regard, we will need to continue to dedicate internal resources, potentially engage outside consultants, and adopt a detailed work plan to assess and document the adequacy of our ICFR, continue steps to improve control processes as appropriate, validate through testing that controls are functioning as documented, and implement a continuous reporting and improvement process for ICFR. If our management and/or auditors determine that there are one or more material weaknesses in our ICFR, such a determination could cause an adverse reaction in the financial markets due to a loss of confidence in the reliability of our consolidated financial statements.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some public company required activities more time consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and divert management’s time and attention from revenue generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies, regulatory authorities may initiate legal proceedings against us and our business may be harmed.

Being a public company and complying with applicable rules and regulations make it more expensive for us to obtain director and officer liability insurance. These factors could also make it more difficult for us to attract and retain qualified executive officers and members of our Board.

The sale of currently-restricted Common Shares acquired or that may be acquired by the Company’s stockholders, or the perception that such sales may occur, could cause the price of our Common Shares to fall.

Depending on a number of factors, including market liquidity, sales of currently-restricted Common Shares held by our stockholders or that may be held by our stockholders may cause the trading price of our Common Shares to fall. The stockholders may resell all, some, or none of those shares at its discretion upon registration or an exemption from registration. Therefore, sales by the stockholders could result in substantial dilution to the interests of other holders of our Common Shares. Additionally, the sale of a substantial number of Common Shares, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a desirable time and price. The resale of Common Shares by stockholders in the public market or otherwise or the perception that such sales could occur, could also harm the prevailing market price of our Common Shares.

We may not be able to maintain a listing of our Common Shares on Nasdaq. If we fail to meet applicable listing requirements, Nasdaq may delist our Common Shares from trading, in which case the liquidity and market price of our Common Shares could decline.

Although our Common Shares are listed on Nasdaq, we must meet certain financial and liquidity criteria to maintain such listing. If we violate Nasdaq’s listing requirements, or if we fail to meet any of Nasdaq’s listing standards (which we have from time to time), our Common Shares may be delisted. In addition, our board of directors may determine that the cost of maintaining our listing on a national securities exchange outweighs the benefits of such listing. A delisting of our Common Shares from Nasdaq may materially impair our shareholders’ ability to buy and sell our Common Shares and could have an adverse effect on the market price of, and the efficiency of the trading market for, our Common Shares. The delisting of our Common Shares could significantly impair our ability to raise capital and the value of your investment.

On June 16, 2026, the Company received written notification from the Listing Qualifications Department of Nasdaq, indicating that based on the Company’s shareholders’ equity of $(11,990,437) for the fiscal year ended December 31, 2025, the Company was no longer in compliance with the minimum shareholders’ equity requirement of $2.5 million as set forth in Nasdaq Listing Rule 5550(b)(1) (the “Stockholders Equity Requirement”) for continued listing on Nasdaq.

On July 31, 2026, the Company submitted to Nasdaq staff a plan to regain compliance with the Listing Rule, which was supplemented on August 12, 2026.

On August 13, 2026, the Company received written notification from Nasdaq (the “Extension Notice”) granting the Company an extension through December 13, 2026, to regain compliance with the Listing Rule. Under the terms of the extension, on or before December 13, 2026, the Company must evidence compliance with the Listing Rule as set forth in the Extension Notice. The Company intends to satisfy these requirements within the current extension period or, if necessary, to request a further extension from Nasdaq, which would be subject to Nasdaq’s discretion.

The Company is undertaking measures to regain compliance within the extension period; however, there can be no assurance that the Company will ultimately regain compliance with the Listing Rule or be able to maintain compliance with all other applicable requirements for continued listing on Nasdaq. The Company’s failure to meet these requirements could result in the Company’s securities being delisted from Nasdaq.

We cannot assure you that we will be able to meet the continued listing standards of Nasdaq in the future. If we fail to comply with the applicable listing standards and Nasdaq delists our Common Shares, we and our shareholders could face significant material adverse consequences, including:

●	a limited availability of market quotations for our Common Shares;

●	reduced liquidity for our Common Shares;

●	a determination that our Common Shares are “penny stock”, which would require brokers trading in our Common Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Common Shares;

●	a limited amount of news about us and analyst coverage of us; and

●	a decreased ability for us to issue additional equity securities or obtain additional equity or debt financing in the future.

We are a foreign private issuer and take advantage of the less frequent and detailed reporting obligations applicable to foreign private issuers.

We are a “foreign private issuer”, as such term is defined in Rule 405 under the Securities Act, and are not subject to the same requirements that are imposed upon U.S. domestic issuers by the SEC. Under the Exchange Act, we are subject to reporting obligations that, in certain respects, are less detailed and less frequent than those of U.S. domestic reporting companies. As a result, we do not file the same reports that a U.S. domestic issuer files with the SEC, although we are required to file with or furnish to the SEC the disclosure documents required under applicable U.S. securities laws. In addition, our officers, directors, and principal shareholders are exempt from the reporting and “short swing” profit recovery provisions of Section 16 of the Exchange Act. Therefore, our shareholders may not know on as timely a basis when our officers, directors and principal shareholders purchase or sell shares. We are not a reporting issuer in any province or territory of Canada and, accordingly, are not subject to the continuous disclosure, proxy solicitation and related requirements under Canadian securities laws that apply to Canadian reporting issuers.

As a foreign private issuer, we are exempt from the rules and regulations under the Exchange Act related to the furnishing and content of proxy statements. We are also exempt from Regulation FD, which prohibits issuers from making selective disclosures of material non-public information. As we are not a reporting issuer in Canada, we are not subject to Canadian proxy solicitation requirements or the selective disclosure rules applicable to Canadian reporting issuers. In addition, we have more time than U.S. domestic companies after the end of each fiscal year to file our annual report with the SEC and are not required under the Exchange Act to file quarterly reports with the SEC.

In addition, as a foreign private issuer, we have the option to follow certain Canadian corporate governance practices instead of those otherwise required under the applicable rules of Nasdaq for domestic U.S. issuers, except to the extent that such laws would be contrary to U.S. securities laws, and provided that we disclose the requirements we are not following and describe the Canadian practices we follow instead. We may in the future elect to follow home country practices in Canada instead of those otherwise required under the applicable rules of Nasdaq for domestic U.S. issuers with regard to certain corporate governance matters.

As a result, our shareholders may not have the same protections afforded to shareholders of U.S. domestic companies that are subject to all corporate governance requirements.

We may lose our status as a foreign private issuer in the United States, which would result in increased costs related to regulatory compliance under United States securities laws.

We will cease to qualify as a “foreign private issuer,” as defined in Rule 405 under the Securities Act and Rule 3b-4 under the Exchange Act, if, as of the last business day of our second fiscal quarter, more than 50% of our outstanding Common Shares are directly or indirectly owned by residents of the United States and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents; (ii) more than 50% of our assets are located in the United States; or (iii) our business is administered principally in the United States. If we determine that we fail to qualify as a foreign private issuer, we will cease to be eligible to avail ourselves of the forms and rules designated for foreign private issuers beginning on the first day of the fiscal year following such determination. Among other things, this will result in loss of the exemption from registration under the Exchange Act provided by Rule 12g3-2(b) thereunder, and, if we are required to register our Common Shares under section 12(g) of the Exchange Act, we will have to do so as a domestic issuer. Further, any securities that we issue in unregistered or unqualified offerings both within and outside the United States will be “restricted securities” (as defined in Rule 144(a)(3) under the Securities Act) and will continue to be subject to United States resale restrictions notwithstanding their resale in “offshore transactions” pursuant to Regulation S under the Securities Act. As a practical matter, this will likely require us to register more offerings of our securities under the Securities Act on either a primary offering or resale basis, even if they take place entirely outside the United States. The resulting legal and administrative costs of complying with the resulting regulatory requirements are anticipated to be substantial, and to subject us to additional exposure to liability for which we may not be able to obtain insurance coverage on favorable terms, or at all.

Investors may be unable to enforce judgments against certain of our directors and officers because they reside outside of the United States.

We are incorporated under the laws of the Province of Ontario, Canada and most of our assets are located outside of the United States. Furthermore, most of our directors and officers reside outside of the United States in Canada . As a result, investors may not be able to effect service of process within the United States upon such of our directors or officers or enforce against them in U.S. courts judgments predicated on U.S. securities laws. It may also be difficult for an investor to enforce in U.S. courts judgments obtained against these persons in courts located in jurisdictions outside of the United States.

As a result of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of our Board of Directors or controlling shareholders than they would as public shareholders of a U.S. based company.

We do not intend to pay dividends on our Common Shares in the near future, and, consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our Common Shares.

We have never declared or paid any cash dividend on our Common Shares and do not currently intend to do so in the foreseeable future. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends in the foreseeable future. Therefore, the success of an investment in our Common Shares will depend upon any future appreciation in their value. There is no guarantee that our Common Shares will appreciate in value or even maintain the price at which you purchased them.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about us, our share price and trading volume could decline.

The trading market for our Common Shares will depend, in part, on the research and reports that securities or industry analysts publish about us or our operations. We do not have any control over these analysts and their research and reports. Securities and industry analysts do not currently, and may never, publish research on our business. If no security or industry analysts commence coverage on us, the trading price for our Common Shares would likely be negatively affected. In the event securities or industry analysts initiate coverage, if one or more of the analysts who cover us downgrade our shares or publish inaccurate or unfavorable research about our business, our share price would likely decline. In addition, if our operating results fail to meet the forecast of analysts, our share price would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, demand for our shares could decrease, which might cause our share price and trading volume to decline.

General Risks

We may be unable to effectively manage future growth.

We may be subject to growth-related risks, including capacity constraints and pressure on our internal systems and controls. Our ability to manage growth effectively will require us to continue to implement and improve our operational and financial systems and to expand, train and manage our employee base. Rapid growth of our business may significantly strain our management, operations and technical resources. If we are successful in obtaining large orders for our products, we will be required to deliver large volumes of products to our customers on a timely basis and at a reasonable cost. We may not obtain large-scale orders for our products and if we do, we may not be able to satisfy large-scale production requirements on a timely and cost-effective basis. Our inability to deal with this growth may have a material adverse effect on our business, financial condition, results of operations and prospects.

Our directors and officers may have conflicts of interest in conducting their duties.

We may be subject to various potential conflicts of interest because of the fact that some of our officers and directors may be engaged in the cannabis industry through their participation in corporations, partnership or joint ventures, which are potential competitors of our company. Situations may arise in connection with potential acquisitions in investments where the other interests of these directors and officers may conflict with the interests of our company. Our directors and officers with conflicts of interest will be subject to the procedures set out in the related Canadian law and regulations.

Our director, Christopher Cooper, is principal of First Towers and is no longer on Akanda’s audit committee as a result of the First Towers Transaction.

Our executive officers are engaged in other business activities and, accordingly, may not devote sufficient time to our business affairs, which may affect our ability to conduct operations.

In addition, our executive officers and directors may devote time to their outside business interests, so long as such activities do not materially or adversely interfere with their duties to us. In some cases, our executive officers and directors may have fiduciary obligations associated with these business interests that interfere with their ability to devote time to our business and affairs and that could adversely affect our operations. These business interests could require significant time and attention of our executive officers and directors. For example, Christopher Cooper, President of First Towers, is a Co-CEO and member of the Board of Directors of Shuttle Pharmaceuticals Holdings Inc. (Nasdaq: SHPH).

Disease outbreak and similar disease outbreaks or public health emergencies could adversely affect our future operations.

Our planned operations could be significantly and adversely affected by the effects of a widespread global outbreak of a contagious disease and other unforeseen events and the related economic repercussions. We cannot accurately predict the effects global pandemics or other public health emergencies will have on our operations and the ability of others to meet their obligations with us, including uncertainties relating to the ultimate geographic spread of the disease, the severity of the disease, the duration of the outbreak, and the length of travel and quarantine restrictions imposed by governments of affected countries. Additionally, COVID-19 has caused significant disruptions to the global financial markets, some of which are ongoing, which could impact our ability to raise additional capital or make it more expensive to do business. The ultimate impact on us and our significant suppliers and prospective customers is unknown, but our operations and financial condition could suffer in the event of any of these types of unpredictable events. Further, any significant uninsured liability may require us to pay substantial amounts, which would adversely affect our business, results of operations, financial condition and cash flows.

We may incur significant costs to defend our intellectual property and other proprietary rights.

The ownership and protection of trademarks, patents, trade secrets and intellectual property rights are significant aspects of our future success. Unauthorized parties may attempt to replicate or otherwise obtain and use our products and technology. Policing the unauthorized use of our current or future trademarks, patents, trade secrets or intellectual property rights could be difficult, expensive, time-consuming and unpredictable, as may be enforcing these rights against unauthorized use by others.

In addition, other parties may claim that our products infringe on their proprietary rights such as trade secrets. Such claims, regardless of their merit, may result in the expenditure of significant financial and managerial resources, legal fees, injunctions, temporary restraining orders and/or require the payment of damages. Additionally, we may need to obtain licenses from third parties who allege that we have infringed on their lawful rights. Such licenses may not be available on terms acceptable to us or at all. In addition, we may not be able to obtain or utilize on terms that are favorable to us, or at all, licenses or other rights with respect to intellectual property that we do not own.

If we sustain cyber-attacks or other privacy or data security incidents that result in security breaches that disrupt our operations or result in the unintended dissemination of protected personal information or proprietary or confidential information, or if we are found by regulators to be non-compliant with statutory requirements for the protection and storage of personal data, we could suffer a loss of revenue, increased costs, exposure to significant liability, reputational harm and other serious negative consequences.

As our operations expand, we may process, store and transmit large amounts of data in our operations, including protected personal information as well as proprietary or confidential information relating to our business and third parties. Experienced computer programmers and hackers may be able to penetrate our layered security controls and misappropriate or compromise our protected personal information or proprietary or confidential information or that of third parties, create system disruptions or cause system shutdowns. They also may be able to develop and deploy viruses, worms and other malicious software programs that attack our systems or otherwise exploit any security vulnerabilities. Hardware, software, or applications we develop or procure from third parties may contain defects in design or manufacture or other problems that could unexpectedly compromise information security. Our facilities may also be vulnerable to security incidents or security attacks, acts of vandalism or theft, coordinated attacks by activist entities, misplaced or lost data, human errors, or other similar events that could negatively affect our systems and our customer’s data.

Because Akanda is a corporation incorporated in Ontario and some of its directors and officers are resident in Canada, it may be difficult for investors in the United States to enforce civil liabilities against Akanda based solely upon the federal securities laws of the United States.

Akanda is a corporation incorporated under the laws of Ontario with its principal place of business in British Columbia, Canada. Some of Akanda’s directors and officers and the auditors or other experts named herein are residents of Canada and all or a substantial portion of Akanda’s assets and those of such persons are located outside the United States. Consequently, it may be difficult for U.S. investors to effect service of process within the United States upon Akanda or its directors or officers or such auditors who are not residents of the United States, or to realize in the United States upon judgments of courts of the United States predicated upon civil liabilities under the Securities Act. Investors should not assume that Canadian courts: (i) would enforce judgments of U.S. courts obtained in actions against Akanda or such persons predicated upon the civil liability provisions of the U.S. federal securities laws or the securities or “blue sky” laws of any state within the United States; or (ii) would enforce, in original actions, liabilities against Akanda or such persons predicated upon the U.S. federal securities laws or any such state securities or “blue sky” laws.

Future acquisitions and strategic investments could be difficult to integrate, divert the attention of key management personnel, disrupt our business, dilute shareholder value, and harm our results of operations and financial condition.

We may in the future seek to acquire or invest in, businesses, products, or technologies that we believe could complement our operations or expand our breadth, enhance our capabilities, or otherwise offer growth opportunities. While our growth strategy includes broadening our product offerings, implementing an aggressive marketing plan and employing product diversification, there can be no assurance that our systems, procedures and controls will be adequate to support our operations as they expand. We cannot assure you that our personnel, systems, procedures or controls will be adequate to support our operations in the future or that we will be able to successfully implement appropriate measures consistent with our growth strategy. As part of our planned growth and diversified product offerings, we may have to implement new operational and financial systems, procedures and controls to expand, train and manage our employee base, and maintain close coordination among our staff. We cannot guarantee that we will be able to do so, or that if we are able to do so, we will be able to effectively integrate them into our existing staff and systems. Additionally, the integration of our acquisitions and pursuit of potential future acquisitions may divert the attention of management and cause us to incur various expenses in identifying, investigating, and pursuing suitable acquisitions, whether or not they are consummated. Any acquisition, investment or business relationship may result in unforeseen operating difficulties and expenditures. In addition, we have limited experience in acquiring other businesses. Specifically, we may not successfully evaluate or utilize the acquired products, assets or personnel, or accurately forecast the financial impact of an acquisition transaction, including accounting charges. Moreover, the anticipated benefits of any acquisition, investment, or business relationship may not be realized, or we may be exposed to unknown risks or liabilities associated with our acquisitions.

We may not be able to find and identify desirable acquisition targets or we may not be successful in entering into an agreement with any one target. Acquisitions could also result in dilutive issuances of equity securities or the incurrence of debt, which could harm our results of operations. In addition, if an acquired business fails to meet our expectations, our business, results of operations, and financial condition may suffer. In some cases, minority shareholders may exist in certain of our non-wholly-owned acquisitions (for businesses we do not purchase as an 100% owned subsidiary) and may retain minority shareholder rights which could make a future change of control or necessary corporate approvals for actions more difficult to achieve and/or more costly.

We may also make strategic investments in early-stage companies developing products or technologies that we believe could complement our business or expand our breadth, enhance our technical capabilities, or otherwise offer growth opportunities. These investments may be in early-stage private companies for restricted stock. Such investments are generally illiquid and may never generate value. Further, the companies in which we invest may not succeed, and our investments could lose their value.

We are dependent upon our management and key employees, and the loss of any member of our management team or any key employee could have a material adverse effect on our operations.

Our success is dependent upon the ability, expertise, judgment, discretion and good faith of our senior management and key employees, including, without limitation, Chris Cooper, our Chief Executive Officer and one of our directors, and Gurcharn Deol, our Chief Financial Officer. The loss of any member of our management team or any of our key employees could have a material adverse effect on our business and results of operations. While employment agreements and incentive programs are customarily used as primary methods of retaining the services of key employees, these agreements and incentive programs cannot assure the continued services of such employees. Any loss of the services of such individuals, or an inability to attract other suitably qualified persons when needed, could have a material adverse effect on our business, operating results or financial condition. We do not currently maintain key-person insurance on the lives of any of our key employees or members of management. Competition for qualified technical, sales and marketing staff, as well as officers and directors can be intense, and no assurance can be provided that we will be able to attract or retain such qualified individuals in the future, which may adversely affect our operations.

We may incur significant costs to defend our intellectual property and other proprietary rights.

The ownership and protection of trademarks, patents, trade secrets and intellectual property rights are significant aspects of our future success. Unauthorized parties may attempt to replicate or otherwise obtain and use our products and technology. Policing the unauthorized use of our current or future trademarks, patents, trade secrets or intellectual property rights could be difficult, expensive, time-consuming and unpredictable, as may be enforcing these rights against unauthorized use by others.

In addition, other parties may claim that our products infringe on their proprietary rights such as trade secrets. Such claims, regardless of their merit, may result in the expenditure of significant financial and managerial resources, legal fees, injunctions, temporary restraining orders and/or require the payment of damages. Additionally, we may need to obtain licenses from third parties who allege that we have infringed on their lawful rights. Such licenses may not be available on terms acceptable to us or at all. In addition, we may not be able to obtain or utilize on terms that are favorable to us, or at all, licenses or other rights with respect to intellectual property that we do not own.

If we sustain cyber-attacks or other privacy or data security incidents that result in security breaches that disrupt our operations or result in the unintended dissemination of protected personal information or proprietary or confidential information, or if we are found by regulators to be non-compliant with statutory requirements for the protection and storage of personal data, we could suffer a loss of revenue, increased costs, exposure to significant liability, reputational harm and other serious negative consequences.

As our operations expand, we may process, store and transmit large amounts of data in our operations, including protected personal information as well as proprietary or confidential information relating to our business and third parties. Experienced computer programmers and hackers may be able to penetrate our layered security controls and misappropriate or compromise our protected personal information or proprietary or confidential information or that of third parties, create system disruptions or cause system shutdowns. They also may be able to develop and deploy viruses, worms and other malicious software programs that attack our systems or otherwise exploit any security vulnerabilities. Hardware, software, or applications we develop or procure from third parties may contain defects in design or manufacture or other problems that could unexpectedly compromise information security. Our facilities may also be vulnerable to security incidents or security attacks, acts of vandalism or theft, coordinated attacks by activist entities, misplaced or lost data, human errors, or other similar events that could negatively affect our systems and our customer’s data.

USE OF PROCEEDS

We estimate that we will receive approximately $14,550,000 in net proceeds from the sale of 4,823,151 Common Shares, or pre-funded warrants in lieu thereof, offered by us in this offering, after deducting the underwriter discounts and commissions and estimated offering expenses of approximately $225,000 payable by us. The foregoing does not account for any amounts that may become payable under tail covenants with investment banks that are not participating in this offering. If any investors in this offering are covered by such arrangements, we may be obligated to make payments to the applicable investment bank. As of the date of this prospectus, we have not identified any such investors and therefore cannot determine whether, or to what extent, proceeds from this offering may be applied to satisfy any such amounts.

We intend to use the net proceeds from this offering for capital expenditures, operating capacity, working capital, general corporate purposes and the refinancing or repayment of existing indebtedness and acquisitions of complementary or unrelated products, technologies or businesses. However, we currently have no present definitive agreements or commitments for any such acquisitions.

This expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions. Our management will have discretion in allocating the net proceeds in accordance with the above priorities and purposes. The amounts and timing of our actual expenditures will depend upon numerous factors, including the progress of our expansion and development efforts, whether or not we enter into strategic transactions, our general operating costs and expenditures, and the changing needs of our business.

We believe that our existing funds, expected revenues and the net proceeds from this offering will be sufficient to continue our businesses and operations as currently conducted through at least the next twelve months; however, changing circumstances may cause us to consume capital significantly faster than we currently anticipate.

DIVIDEND POLICY

We have never paid dividends on our Common Shares. We currently intend to retain all available funds and any future earnings to support operations and to finance the growth and development of our business. As such, we do not intend to declare or pay cash dividends on our Common Shares in the foreseeable future.

Any future determination to pay dividends will be made at the discretion of our Board of Directors subject to applicable laws and will depend upon, among other factors, our earnings, operating results, financial condition and current and anticipated cash needs. Our future ability to pay cash dividends on our Common Shares may be limited by the terms of any then-outstanding debt or preferred securities.

CAPITALIZATION

The following table sets forth our cash and cash equivalents, debt and capitalization as of December 31, 2025:

●	on an actual basis;

●

on a pro forma basis to give effect to (i) the issuance and sale of $7.0 million of the January Notes and subsequent conversion into 2,388,212 Common Shares; and (ii) the Company’s January 12, 2026 5-for-1 reverse stock split and April 13, 2026 4.5-for-1 reverse stock split.

●	on a pro forma, as adjusted, basis to give effect to the above and the issuance of 4,823,151 Common Shares in this offering at an assumed public offering price of $3.11 per Common Share, assuming no sales of pre-funded warrants, which, if sold, would reduce the number of Common Shares that we are offering on a one-for-one basis, after deducting underwriter discounts and commissions and estimated offering expenses payable by us, as set forth in this prospectus.

You should read the following table in conjunction with the sections entitled “Use of Proceeds” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and our financial statements and the related notes thereto included elsewhere in this prospectus.

	As of December 31, 2025
	Actual	Pro Forma	Pro Forma, as Adjusted
Cash and cash equivalents	$504,136	$1,709,572	$16,259,572

Debt:
Total current liabilities	$6,199,365	$5,164,075	$5,164,075
Total non-current liabilities	$11,986,627	$10,435,044	$10,435,044
Total debt:	$18,185,992	$15,599,119	$15,599,119

Shareholders’ equity:
Common Shares (440,775 issued, unlimited authorized)	$73,555,097	$82,558,527	$97,558,527
Class A Special Shares (6,441 issued, unlimited authorized)	$597,836	$597,836	$597,836
Class B Special Shares (244,814 issued, unlimited authorized)	$20,455,241	$20,455,241	$20,455,241
Retained earnings (accumulated deficit)	$(57,438,005)	$(107,034,016)	$(107,034,016)
Reserves	$3,370	$3,370	$3,370
Other comprehensive income	$(2,304,665)	$(2,304,665)	$(2.304,665)
Non-controlling interest	$(1,205,363)	$(1,205,363)	$(1,205,363)
Total shareholders’ equity	$(11,990,437)	$(6,929,070)	$8,070,930
Total capitalization	$6,195,555	$8,670,049	$23,670,049

DILUTION

If you invest in the securities being offered by this prospectus, you will suffer immediate and substantial dilution in the net tangible book value per common share. Our net tangible book value as of December 31, 2025 was approximately US$(11,990,437), or approximately US$(27.203) per share. Net tangible assets per share represents our total tangible assets less total tangible liabilities, divided by the number of Common Shares outstanding as of December 31, 2025.

Dilution in net tangible book value per share represents the difference between the offering price per share paid by purchasers in this offering and the net tangible book value per share of our common shares immediately after this offering. Our pro forma net tangible book value as of December 31, 2025, was approximately US$(6,929,070), or approximately US$(2.901) per share, on a pro forma basis to give effect to the transactions described under “Capitalization” above. After giving effect to the sale by us of all of the shares in this offering at an offering price of US$3.11 per common share, after deducting the financial advisor fees and estimated offering expenses payable by us, and assuming no pre-funded warrants are issued in this offering, our pro forma as adjusted net tangible book value as of December 31, 2025 would have been approximately US$8,070,930, or approximately US$1.119 per common share. This represents an immediate increase of US$4.020 in net tangible book value per share to our existing shareholders and an immediate dilution of US$1.991 per share to purchasers of securities in this offering. The following table illustrates this per share dilution:

Offering price per share	US$	3.110
Actual net tangible book value per share as of December 31, 2025	US$	(27.203)
Pro forma net tangible book value per share as of December 31, 2025	US$	(2.901)
Increase in net tangible book value per share attributable to new investors	US$	4.020
Pro forma as adjusted net tangible book value per share as of December 31, 2025, after giving effect to the offering	US$	1.119
Dilution per share to new investors in the offering	US$	1.991

The above discussion and table are based on 440,775, 2,388,212, and 7,211,363 shares outstanding as of December 31, 2025 on an actual, pro forma, and pro forma as adjusted basis, respectively, and excludes:

●	Common Shares reserved for future issuance under our equity incentive plans, as well as any automatic evergreen increases in the number of Common Shares reserved for future issuance under such plans.

●	Common Shares underlying our Class A Special Shares, convertible on a one-for-one basis.

●	Common Shares underlying our Class B Special Shares, convertible on a one-for-one basis.

●	Common Shares underlying the Dunstan Note and the PGC Note.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the sections of this prospectus entitled “Business”, “Capitalization”, and our consolidated financial statements, and related notes thereto, included elsewhere in this prospectus. In addition to historical financial information, the following discussion contains forward-looking statements that reflect our current plans, expectations, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this prospectus, particularly in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

Overview

Our fiscal year begins on January 1 and ends on December 31. Unless otherwise noted, references to year pertain to our fiscal year. For example, 2025 refers to fiscal 2025 which is the period from January 1, 2025 and to December 31, 2025.

Our (a) Audited Financial Statements for the years ended December 31, 2025 and 2024 and (b) Unaudited Condensed Interim Consolidated Financial Statements for the six months ended June 30, 2026 and 2025, in each case for Akanda Corp. and its consolidated subsidiaries as a group (“Akanda Group”), have been prepared in accordance with International Financial Reporting Standards (IFRS) and are presented in US dollars except where otherwise indicated. Our historical results are not necessarily indicative of the results that should be expected in any future period. We have consolidated all our then-subsidiary companies, Cannahealth in Malta, Bophelo in the UK, Canmart in the UK, Holigen in Portugal, RPK in Portugal, 1371011 B.C. Ltd, 1468243 BC Ltd. and First Towers in Canada, and Canadian Towers & Fiber Optics S.A. de C.V. and Canadian Towers S.A. de C.V., in the Akanda Group audited and unaudited financial statements and financial information presented in this prospectus.

We have derived the consolidated statements of operations data for Akanda Group for the years ended December 31, 2025 and 2024, and the six months ended June 30, 2026 and 2025, and the consolidated financial position information as at December 31, 2025 and 2024 and as at June 30, 2026 and 2025, from the Akanda Group’s Audited Financial Statements and Unaudited Condensed Interim Consolidated Financial Statements included in this prospectus commencing on page F-1 of this prospectus.

Akanda was incorporated in the Province of Ontario, Canada on July 16, 2021 in connection with the plan of Halo to reorganize its medical cannabis market focused international business assets. On November 3, 2021, Akanda acquired Cannahealth, which owned all the issued and outstanding equity interests of Canmart and Bophelo Holdings, which, in turn, owned all the issued and outstanding equity interests of Bophelo. As a result of the Acquisition, both Bophelo and Canmart became our indirect wholly-owned subsidiaries. On April 29, 2022, the Company, through its wholly owned subsidiary, Cannahealth acquired Holigen, which owned all the issued and outstanding equity interests of RPK. As a result of the acquisition, RPK became our indirect wholly-owned subsidiary.

As a result of Bophelo’s liquidation, during the year ended December 31, 2022, Bophelo ceased operations and we derecognized its assets and have since determined that it is no longer a significant subsidiary. We will continue to report about Bophelo, until such time as our inquiry into the liquidation confirms that the process is complete. In March 2024, we sold RPK.

On August 21, 2025 but dated as of August 19, 2025, the Company and First Towers, individually and on behalf of the Shareholders, consummated the First Towers Transaction, pursuant to which, among other things, all of the common shares of First Towers were exchanged for either (a) newly authorized Class A Special Shares, that convert into an aggregate number of common shares of the Company equal to 19.9% of the common shares of the Company issued and outstanding at the closing and (b) newly authorized Class B Special Shares, that convert into the remaining shares otherwise issuable to the Shareholders under the SEA with First Towers and the Shareholders, or (c) cash payable over time and evidenced by the Consideration Note. As a result of the Transaction, First Towers continued as a wholly owned subsidiary of the Company.

On August 26, 2025, January 12, 2026, and April 13, 2026, Akanda implemented a 1-for-3.125 Reverse Stock Split, a 1-for-5 Reverse Stock Split and a 1-for-4.5 Reverse Stock Split on its common shares, respectively. No fractional shares were issued in connection with the Reverse Stock Splits. Any fractional shares resulting from the Reverse Stock Splits were rounded to the nearest whole number. All share and per share data in this management’s discussion and analysis and the Financial Statements for the years ended December 31, 2025 and 2024 and the six months ended June 30, 2026 and 2025 have been retroactively restated to reflect the effect of the Reverse Stock Splits.

As a result of Canmart’s liquidation, during the year ended December 31, 2025, Canmart ceased operations and we derecognized all its assets and liabilities and have since determined that it is no longer a significant subsidiary.

On September 24, 2026, our Board of Directors determined that it was no longer going to pursue the cultivation of cannabis or any future cannabis-related businesses, including its planned development of Tetrahydrocannabinol (THC) and cannabidiol (CBD) facilities at the Canadian THC and CBD farming facility located at 1900 Ferne Road, Gabriola Island, British Columbia BC Property (the “BC Property”), and is instead going to focus its business efforts on the growth and management of its First Towers subsidiary, and potentially other business targets.

Accordingly, we declined to pay the next option payment due under the amended and restated option to purchase agreement with 1107385 B.C. LTD., as further amended on September 24, 2025 (the “BC Option Agreement”), pursuant to which we originally acquired an option to purchase the BC Property. As a result, the Company’s right to acquire or use the BC Property under the BC Option Agreement has been terminated. The Company had not cultivated any product from the BC Property.

Results of Operations

The discussion below summarizes Akanda Group’s consolidated historical operation results.

During the year ended December 31, 2025, Akanda Group evaluated the current state of Canmart and determined to discontinue and cease its UK operation. As a result, Akanda Group accounted for the operating results of Canmart, which was a net loss of $26,013, as a discontinued operation during the year ended December 31, 2025 and has reclassified the operating results of Canmart as a discontinued operation for the year ended December 31, 2024.

Year Ended December 31, 2025 Compared to the Year Ended December 31, 2024

The following table sets forth key components of Akanda Group’s results of operations for the year ended December 31, 2025 compared to the year ended December 31, 2024.

	Years ended December 31,
	2025	2024
Sales	$258,075	$--
Cost of sales	414,098	--
Gross Profit	(156,023)	--

Operating expenses
Depreciation and amortization	433,693	137,271
Consulting and professional fees	1,463,786	2,377,926
Personnel expenses	624,710	495,699
General and administrative expenses	2,305,195	1,019,287
Total operating expenses	4,827,384	4,030,183

Operating loss	(4,983,407)	(4,030,183)

Other (expense) income:
Finance income	--	2,953
Finance expense	(925,092)	(81,083)
Foreign exchange gain (loss), net	273,606	(132,842)
Transaction costs	(350,000)	--
Change in fair value of financial liabilities measured at FVTPL	1,750,820	--
Gain (loss) on debt settlement	1,914,956	(219,719)
Other income	--	74,455
Gain on sale of subsidiary	--	198,780
Write-off of AP, net	--	475,816
Write-off of holdback payable	--	400,000
Write-off of loan receivable	(235,686)	--
Impairment loss	(44,812,112)	--
	(42,383,508)	718,360

Net loss from continuing operations	$(47,366,915)	(3,311,823)
Gain (loss) from discontinued operations	507,604	(784,206)

Net loss	$(46,859,311)	$(4,096,029)
Translation adjustment	(175,651)	(101,188)
Comprehensive loss	$(47,034,962)	$(4,197,217)

Net loss attributable to:
Shareholders of the Company	$(45,653,948)	$(4,096,029)
Non-controlling interest	(1,205,363)	--
	$(46,859,311)	$(4,096,029)
Net comprehensive loss attributable to:
Shareholders of the Company	$(46,242,254)	$(4,197,217)
Non-controlling interest	(792,708)	--
	$(47,034,062)	$(4,197,217)
Loss per share from continuing operations – basic and diluted	$(669.58)	(223.48)
Loss per share – basic and diluted	$(662.22)	$(276.40)
Weighted average common shares outstanding	68,941	14,819

Revenue

The revenue of $258,075 for the year ended December 31, 2025 as compared to $nil for 2024 came from the Company’s First Tower’s operations in Mexico. The revenue increase in 2025 was mainly the result of the acquisition of First Towers during the year. First towers generates revenue from leasing its fiber optic networks and telecommunications towers.

Cost of Sales

Cost of sales increased from $nil in 2024 to $414,098 in 2025. The increase is directly related to the increase in sales activities and costs on maintenance and services on telecom towers since the acquisition of First Towers, as compared to no sales in the prior year when we did not own First Towers.

Amortization and Depreciation

Amortization and depreciation expenses increased from $137,271 for 2024 to $433,693 for the year ended December 31, 2025. The increase in the amortization and depreciation expenses recorded during the year ended December 31, 2025 was mainly attributable to the depreciation of First Tower assets held in Mexico and leased assets in the current year as compared in the prior year.

Consulting and Professional Fees

The consulting and professional fees incurred decreased from $2,377,926 in 2024 to $1,463,786 for the year ended December 31, 2025. This decrease in consulting and professional fees resulted from lower fees incurred during the current year as compared to the prior year. Consulting and professional fees incurred were mainly related to the engagement of various professional advisors and consultants in relation to Akanda’s completion of the First Towers acquisition and related financings.

Personnel Expenses

The Akanda Group incurred personnel expenses of $624,710 for the year ended December 31, 2025 compared to $495,699 for 2024. The increase in personnel expenses was due to the change in management and increase in key personnel as a result of the acquisition of First Towers.

General and Administration Expenses

The Akanda group incurred general and administration expenses of $2,305,195 and $1,019,287 for the years ended December 31, 2025 and 2024, respectively. These costs consisted mainly of investor-relations related expenses and a broad range of site related operational expenses such as utilities, fuel costs, import duties, security expenses, repairs and maintenance and consumables and office related operational expenses for its day to day business activities. The increase in costs was also the result of the acquisition of First Towers during the current year..

Interest Expense

The Company incurred interest expenses of $925,092 for the year ended December 31, 2025 compared to interest expense of $81,083 for 2024. The increase in expenses during the year ended December 31, 2025 was mainly due to a large amount of interest accrued from secured promissory notes and loans assumed by the Company as a result of the acquisition of First Towers during the current year as compared to the prior year.

Interest income

Interest income for the year ended December 31, 2025 was $nil compared to $2,953 for 2024. The decrease was mainly due to the elimination of the interest receivable for a bridge loan the Company made to First Towers in 2024 as a result of its acquisition during the current year and derecognition of Canmart’s interest receivable for a bridge loan to Cellen Life Sciences Limited and Cellen Biotech Limited pursuant to the Company ceasing its UK operations.

Foreign Currency Translation

The foreign exchange gain (loss) is recognized on the translation of the consolidated financial statements from their functional currencies to United States Dollar. The Euro is the functional currency of our former Cannahealth, Holigen and RPK businesses, Great British Pounds is the functional currency of our former Canmart business, Mexican Peso is the functional currency of our CT Mexico and CT&FO Mexico Subsidiaries and Canadian dollars is the functional currency of Akanda,1371011 B.C. Ltd. and First Towers while the United States Dollar is its reporting currency. The exchange gains and losses have not been incurred on any transactions or balances held by these companies in a different currency.

Net Loss and Total Comprehensive Loss

For the years ended December 31, 2025 and 2024, the group incurred a net loss of $46,859,311 and $4,096,029, respectively, and a comprehensive loss of $47,034,962 and $4,197,217, respectively, which consisted primarily of depreciation and amortization of $433,693 and $137,271, respectively, consulting and professional fee expenses of $1,463,786 and $2,377,926, respectively, personnel expenses of $624,710 and $495,699, respectively, general and administrative expenses of $2,305,195 and $1,019,287, respectively, and gain (loss) from discontinued operations of $507,604 and $(784,206), respectively. The significant increase in losses for the year ended December 31, 2025 compared to 2024 was mainly due to impairment loss of $44,812,112 recognized during the year ended December 31, 2025 as compared to no impairment incurred in the prior year.

Six Months Ended June 30, 2026 Compared to the Six Months Ended June 30, 2025

The following table sets forth key components of Akanda Group’s results of operations for the six months ended June 30, 2026 compared to the six months ended June 30, 2025.

	Six months ended
	June 30,
	2026	2025
Sales	$404,394	$—
Cost of sales	(327,803)	—
Gross Profit	76,591	—

Operating expenses
Depreciation and amortization	211,168	84,788
Consulting and professional fees	518,867	863,287
Personnel expenses	512,657	226,822
General and administrative expenses	3,652,167	315,859
Total operating expenses	4,894,859	1,490,756

Operating loss	(4,818,268)	(1,490,756)

Other (expense) income:
Finance income	—	38,116
Finance expense	(820,127)	(17,749)
Foreign exchange gain (loss), net	(417,418)	44,521
Gain (loss) on debt settlement	(120,623)	21,575
Other income	126	—
Transaction costs	(70,000)	—
	(1,428,042)	86,463

Net loss from continuing operations	(6,246,310)	(1,404,293)
Gain from discontinued operation	—	589,292
Net loss	$(6,246,310)	$(815,001)
Translation adjustment	448,282	122,144
Comprehensive loss	$(5,798,028)	$(692,857)

Net loss attributable to:
Shareholders of the Company	$(6,196,557)	$(815,001)
Non-controlling interest	(49,753)	—
	$(6,246,310)	$(815,001)
Net comprehensive loss attributable to:
Shareholders of the Company	$(6,152,223)	$(692,857)
Non-controlling interest	354,195	—
	$(5,798,028)	$(692,857)

Loss per share from continuing operations – basic and diluted	$(11.80)	$(45.54)
Loss per share – basic and diluted	$(11.80)	$(26.43)
Weighted average common shares outstanding	525,042	30,840

Revenue

The revenue of $404,394 for the six months ended June 30, 2026 as compared to $nil for 2025 came from the Akanda Group’s First Towers’s operations in Mexico. The revenue increase in 2026 was mainly the result of the acquisition of First Towers in August 2025. First Towers generate revenue from leasing its fiber optic networks and telecommunication towers.

Cost of Sales

Akanda Group’s cost of sales increased from $nil in 2025 to $327,803 in 2026. The increase is directly related to the increase in sales activities and costs on maintenance and services on telecom towers during the current period since the acquisition of First Towers, as compared to no sales during the same period in the prior year when we did not own First Towers.

Amortization and Depreciation

Amortization and depreciation expenses increased from $84,788 for 2025 to $211,168 for the six months ended June 30, 2026. The increase in the amortization and depreciation expenses recorded during the six months ended June 30, 2026 was mainly attributable to the depreciation of First Tower assets held in Mexico and leased assets in the current period as compared to the same period in the prior year.

Consulting and Professional Fees

The consulting and professional fees incurred decreased from $863,287 in 2025 to $518,867 for the six months ended June 30, 2026. This decrease in consulting and professional fees resulted from lower fees incurred during the current period as compared to the same period in the prior year. Consulting and professional fees incurred were mainly related to the engagement of various professional advisors and consultants in relation to Akanda’s completion of financings.

Personnel Expenses

The Akanda Group incurred personnel expenses of $820,127 for the six months ended June 30, 2026 compared to $226,822 for 2025. The increase in personnel expenses was due to the change in management and increase in key personnel during the current period as compared to the same period in the prior year.

General and Administration Expenses

The Akanda Group incurred general and administration expenses of $3,652,167 and $315,859 for the six months ended June 30, 2026 and 2025, respectively. These costs consisted mainly of IR related expenses and a broad range of site related operational expenses such as utilities, fuel costs, import duties, security expenses, repairs and maintenance and consumables and office related operational expenses for its day to day business activities. During the six months ended June 30, 2026, these costs increased compared to the same period in the prior year which was mainly due to increased marketing and promotional activities of Akanda Group and also the result of the acquisition of First Towers in August 2025.

Interest Expense

The Akanda Group incurred interest expenses of $825,409 for the six months ended June 30, 2026 compared to interest expense of $17,749 for 2025. The increase in expenses during the six months ended June 30, 2026 was mainly due to a large amount of interest paid or accrued from secured promissory notes, secured convertible debentures and loans assumed by Akanda Group as a result of the acquisition of First Towers as compared to the same period in the prior year when we did not own First Towers.

Interest income

Interest income for the six months ended June 30, 2026 was $nil compared to $38,116 for 2025. The decrease was mainly due to the elimination of the interest receivable for a bridge loan the Company made to First Towers in 2024 as a result of its acquisition in 2025 and derecognition of Canmart’s interest receivable for a bridge loan to Cellen Life Sciences Limited and Cellen Biotech Limited pursuant to the Company ceasing its UK operation.

Foreign Currency Translation

The foreign exchange gain (loss) is recognized on the translation of the consolidated financial statements from their functional currencies to United States Dollar. The Euro is the functional currency for our former Cannahealth and Holigen businesses, Mexican Peso is the functional currency of our CT Mexico and CT&FO Mexico subsidiaries, and Canadian dollars is the functional currency of Akanda, 1371011 B.C. Ltd. and First Towers while the United States Dollar is its reporting currency. The exchange gains and losses have not been incurred on any transactions or balances held by these companies in a different currency.

Net Loss and Total Comprehensive Loss

For the six months ended June 30, 2026 and 2025, respectively, the Akanda Group incurred a net loss of $6,246,310 and $815,001, respectively, and a comprehensive loss of $5,798,028 and $692,857, respectively, which consisted primarily of depreciation and amortization of $211,168 and $84,788, respectively, consulting and professional fee expenses of $518,867 and $863,287, respectively, personnel expenses of $512,657, and $226,822, respectively, general and administrative expenses of $3,652,167 and $315,859, respectively, and gain from discontinued operation of $nil and $589,292, respectively. The significant increase in loss for the six months ended June 30, 2026 as compared to the same period in the prior year was mainly due to the higher operating results of Akanda Group incurred during the six months ended June 30, 2026.

Liquidity and Capital Resources

Akanda did not generate material revenues in 2025, as a result of shutting down its Canmart operations, and never generated any revenues from its then-planned British Columbia farming facility. Furthermore, although Akanda is generating revenues as a result of its 2025 acquisition of First Towers, there can be no assurances that we will be able to achieve a level of revenues adequate to generate sufficient cash flow from operations or obtain funding from additional financing through private placements, public offerings and/or bank financing necessary to support our working capital requirements.

As a result of cash on hand and revenues from First Tower, as of June 30, 2026, the Company had approximately $755,238 in cash and cash equivalents; and the Company believes such amount, with expected future revenues but excluding any proceeds from any future capital raise, will be sufficient to operate the Company as it is currently being operated at a current burn-rate for up to approximately five months.

To the extent that revenue generated by First Towers, and funds previously generated from any private placements, public offerings and/or bank financing are insufficient, we will have to raise additional working capital. No assurance can be given that our revenues will increase or that additional financing will be available, or if available, will be on acceptable terms. These conditions raise substantial doubt about our ability to continue as a going concern. If adequate working capital is not available, we may be forced to discontinue operations, which would cause investors to lose their entire investment.

Cash Flows - Year Ended December 31, 2025 Compared to the Year Ended December 31, 2024

The Akanda Group’s principal liquidity requirements are for corporate operating expenses, working capital and capital expenditures. Historically, we have funded our liquidity requirements primarily through shareholder loans, loans from third parties and from the issuance of shares. We did not have, during the reporting periods, and we do not currently have any contractual obligations for ongoing capital expenditures.

The following table summarizes our cash flows from operating, investing and financing activities for the years ended December 31, 2025 and 2024:

	Year Ended December 31, 2025
	2025	Change	2024
Cash used in operating activities	$(6,729,048)	$(2,748,683)	$(3,980,365)
Cash used in investing activities	$(7,451,887)	$(6,435,722)	$(1,016,165)
Cash provided by financing activities	$11,678,315	$2,688,881	$8,989,434

Cash Flows from Operating Activities

For the year ended December 31, 2025, Akanda Group’s cash flow from operating activities decreased by $2,748,683 due to higher corporate expenses incurred as a result of corporate activities such as the acquisition of First Towers, gain on debt settlement, change in fair value of financial assets at FVTPL, and impairment loss recognized during the current year as well as changes in working capital relating to decrease in accounts receivable, increase in prepayments, decrease in trade and other payables and increase in amounts due to related parties.

Cash Flows from Investing Activities

Cash used in investing activities was $7,451,887 for the year ended December 31, 2025, which were mainly attributable to cash paid as part of consideration for the acquisition of First Towers, additional purchases or costs for fiber optic projects, telecommunications towers and computer equipment and additional cost for farmland. The cash used in investing activities during the year ended December 31, 2024 were attributable to acquisition costs of farmland and additional purchases of computer equipment, furniture and fixtures and leasehold improvements, cash surrendered upon disposal of RPK, cash lent out for a bridge loan entered in the current year and loan receivable, partially offset by cash proceeds from the sale of RPK.

Cash Flows from Financing Activities

Cash provided by financing activities was $11,678,315 for the year ended December 31, 2025, which was mainly attributable to the proceeds from private placement offering and notes financing, as discussed below, and partially offset by repayment of loans, lease payments and advances to related parties. Cash provided by financing activities during the year ended December 31, 2024 was mainly attributable to the proceeds from public offerings and short term loans and partially offset by repayment of loans and lease payments.

Share Capital and Financing

During the year ended December 31, 2025, Akanda Group completed the following financings:

(i)	On March 26, 2025, pursuant to a series of subscription agreement entered with investors on March 21 and 24, 2025, Akanda Group completed its private offering with the issuance of 3,250 common shares at a subscription price of $98.44 per share for gross proceeds of $320,000.

(ii)	On September 12, 2025, the Company closed the Securities Purchase Agreement entered on September 11, 2025 with certain institutional investors to issue and sell to each of the September Investors a convertible promissory note for gross proceeds of $12,000,000.

The Company issued 408,427 common shares pursuant to the conversion of an aggregate principal amount of $10,737,400, under the terms of the convertible promissory note.

During the year ended December 31, 2024, Akanda Group completed the following financings:

(i)	On February 2, 2024, pursuant to the securities purchase agreement entered with Corbo Capital Inc. on February 1, 2024, the Company announced closing of registered direct offering with the issuance of 49 common shares at a purchase price of $2,283.75 per share and prefunded warrants to purchase 260 common shares at a price of $2,283.19 per share for gross proceeds of $708,000. The prefunded warrants were immediately exercisable for $0.56 per share and may be exercised at any time until all of the prefunded warrants are exercised in full, subject to certain beneficial ownership limitations as set forth in the prefunded warrant. All of the pre-funded warrants have been exercised in accordance with their terms.

(ii)	On March 4, 2024, pursuant to the securities purchase agreement entered with Corbo Capital Inc. on March 1, 2024, the Company announced closing of registered direct offering with the issuance of 65 common shares at a purchase price of $1,155.60 per share and prefunded warrants to purchase 64 common shares at a price of $1,155.04 per share for gross proceeds of $150,000. The prefunded warrants were immediately exercisable for $0.56 per share and may be exercised at any time until all of the prefunded warrants are exercised in full, subject to certain beneficial ownership limitations as set forth in the prefunded warrant. All of the pre-funded warrants have been exercised in accordance with their terms.

(iii)	On March 5, 2024, pursuant to the securities purchase agreement entered with Corbo Capital Inc. on March 4, 2024, the Company announced closing of registered direct offering with the issuance of 65 common shares at a purchase price of $949.05 per share and prefunded warrants to purchase 66 common shares at a price of $948.49 per share for gross proceeds of $125,000. The prefunded warrants were immediately exercisable for $0.56 per share and may be exercised at any time until all of the prefunded warrants are exercised in full, subject to certain beneficial ownership limitations as set forth in the prefunded warrant. All of the pre-funded warrants have been exercised in accordance with their terms.

(iv)	On March 27, 2024, pursuant to an underwriting agreement entered with Univest Securities, LLC (“Univest”) as the underwriter on March 25, 2024, the Company announced closing of underwritten public offering with the issuance of 548 common shares at a purchase price of $684.56 per share and prefunded warrants to purchase 8,866 common shares at a price of $684.00 per share for gross proceeds of $5,000,000. The prefunded warrants are immediately exercisable for $0.56 per share and may be exercised at any time until all of the prefunded warrants are exercised in full, subject to certain beneficial ownership limitations as set forth in the prefunded warrant. All of the pre-funded warrants have been exercised in accordance with their terms.

(v)	On May 17, 2024, pursuant to the securities purchase agreement entered with DRNK Beverage Corp. on the same day, the Company announced the first closing of a registered direct offering with the issuance of 442 common shares at a purchase price of $579.94 per share and prefunded warrants to purchase 3,867 common shares at a price of $579.38 per share for gross proceeds of $2,500,000. The prefunded warrants are immediately exercisable for $0.56 per share and may be exercised at any time until all of the prefunded warrants are exercised in full, subject to certain beneficial ownership limitations as set forth in the prefunded warrant. All of the pre-funded warrants have been exercised in accordance with their terms.

(vi)	On May 20, 2024, pursuant to the securities purchase agreement entered with DRNK Beverage Corp. on May 17, 2024, the Company announced the 2nd closing of a registered direct offering with the issuance of 442 common shares at a purchase price of $579.94 per share, and prefunded warrants to purchase 2,143 common shares at a price of $579.38 per share for gross proceeds of $1,500,000. The prefunded warrants are immediately exercisable for $0.56 per share and may be exercised at any time until all of the prefunded warrants are exercised in full, subject to certain beneficial ownership limitations as set forth in the prefunded warrant. All of the pre-funded warrants have been exercised in accordance with their terms.

(vii)	On October 3, 2024, pursuant to an underwriting agreement entered with Univest as the underwriter on October 2, 2024, the Company announced closing of underwritten public offering with the issuance of 1,841 common shares at a purchase price of $140.625 per share, and prefunded warrants to purchase 8,825 common shares at a price of $140.611 per share for gross proceeds of $1,500,000. The prefunded warrants are immediately exercisable for $0.014 per share and may be exercised at any time until all of the prefunded warrants are exercised in full, subject to certain beneficial ownership limitations as set forth in the prefunded warrant. All of the pre-funded warrants have been exercised in accordance with their terms.

Short Term Loans

During the year ended December 31, 2024, Akanda Group received additional loans of $110,236 for its capital as well as working capital needs, of which $44,954 was advances from related parties. No new short term loans were received during the year ended December 31, 2025.

Cash Flows - Six Months Ended June 30, 2026 Compared to the Six Months Ended June 30, 2025

The following table summarizes our cash flows from operating, investing and financing activities for the six months ended June 30, 2026:

	Six Months Ended June 30, 2026
	2026	Change	2025
Cash provided by (used in) operating activities	$(3,194,676)	$(2,819,072)	$(375,604)
Cash provided by (used in) investing activities	$(3,269,058)	$(3,269,231)	$173
Cash provided by (used in) financing activities	$6,774,048	$7,296,454	$(522,406)

Cash Flows from Operating Activities

For the six months ended June 30, 2026, Akanda Group’s cash flow from operating activities increased by $2,819,072 due to higher corporate expenses incurred mainly from IR related expenses recognized during the current period as well as changes in working capital relating to increase in accounts receivable, decrease in prepayments, increase in trade and other payables and increase in due to related parties.

Cash Flows from Investing Activities

Cash used in investing activities was $3,269,058 for the six months ended June 30, 2026, which were mainly attributable to cash paid as part of consideration for the acquisition of First Towers and additional purchases or costs for fiber optic projects and telecommunication towers. The cash provided by investing activities during the six months ended June 30, 2025 was mainly attributable to loan repayment, offset by cash surrendered on loss of control of Canmart.

Cash Flows from Financing Activities

Cash provided by financing activities was $6,774,048 for the six months ended June 30, 2026, which was mainly attributable to the proceeds from notes financing, as discussed below, and partially offset by repayment of loan interest, lease payments and financing costs. Cash used in financing activities during the six months ended June 30, 2025 was mainly attributable to repayment of loans to related parties and third parties and advances to First Towers, partially offset by proceeds from a private offering, as discussed below.

Share Capital and Financing

During the six months ended June 30, 2026, Akanda Group completed the following financing:

(i)	On January 21, 2026, the Company closed the Securities Purchase Agreement entered on January 20, 2026 with certain institutional investors to issue and sell to each of the September Investors a convertible promissory note for gross proceeds of $7,000,000. No notes were converted during the six months ended June 30, 2026.

During the six months ended June 30, 2025, Akanda Group completed the following financing:

(i)	On March 26, 2025, pursuant to a series of subscription agreement entered with investors on March 21 and 24, 2025, Akanda Group completed its private offering with the issuance of 3,250 common shares at a subscription price of $98.44 per share for gross proceeds of $320,000.

Short Term Loan

No new loans were received during the six months ended June 30, 2026 and 2025.

Disclosure of Contractual Arrangements

On December 31, 2025, Akanda Group was committed to minimum lease payments as follows:

Contractual Obligation	Less than One Year	1 – 5 Years	Over 5 Years
Office lease	$144,000	$—	$—
Tower leases	69,739	239,495	33,944
	$213,739	$239,495	$33,944

On June 30, 2026, Akanda Group was committed to minimum lease payments as follows:

	Less than One Year	1 - 5 Years	Over 5 Years
Contractual Obligation
Office lease	$72,000	$—	$—
Tower leases	42,232	212,184	69,172
Total	$114,232	$212,184	$69,172

The amounts above are undiscounted and include the total amounts due, including the interest component, that has been reclassified to accounts payable.

Pursuant to the BC Option Agreement, the Company agreed to pay to 1107385 BC Ltd the Value (as defined below) in cash from the proceeds of the Company’s next capital raising transaction from the date of its last amendment. For purposes hereof, “Value” means the U.S. dollar amount calculated as follows: (i) the product of the number of Ordinary Shares multiplied by the closing price of the Ordinary Shares on the Nasdaq Capital Market (or such other trading market or quotation system such shares are then traded or quoted) on the date of registration of certain shares of the Company held by 1107385 BC Ltd, and (ii) subtracting the result of subsection (i) from US$600,000. As of the date of this prospectus, the Company has not registered any of such shares or made any such payment to 1107385 BC Ltd.

Subsequent to the year ended December 31, 2025, the Company:

i.	Implemented Reverse Stock Splits

a. On January 12, 2026, the Company effected a 5-for-1 reverse stock split on its ordinary shares. No fractional shares were issued in connection with the Reverse Stock Split. Any fractional shares resulting from the Reverse Stock Split were rounded down to the nearest whole number. All share and per share data in these consolidated financial statements have been retroactively restated to reflect the effect of the reverse stock split.

b. On April 13, 2026, the Company effected a 4.5-for-1 reverse stock split on its ordinary shares. No fractional shares were issued in connection with the Reverse Stock Split. Any fractional shares resulting from the Reverse Stock Split were rounded down to the nearest whole number. All share and per share data in these consolidated financial statements have been retroactively restated to reflect the effect of the reverse stock split.

ii.	Issued the following shares:

a. On January 14, 2026, pursuant to the conversion of the September Note, the Company issued 26,217 common shares at conversion price of $15.26 for an aggregate principal amount of $399,957.

b. On January 16, 2026, pursuant to the conversion of September Note, the Company issued 26,217 common shares at conversion price of $15.26 for an aggregate principal amount of $399,957.

c. On January 23, 2026, pursuant to the final conversion of September Note, the Company issued 41,208 common shares at conversion price of $15.26 for an aggregate principal amount of $628,642.

d. Subsequent to the six months ended June 30, 2026 and as of September 23, 2026, pursuant to the conversion of approximately $7.35 million of principal amount and interest of the January Notes, Akanda issued a total of 1,853,828 common shares.

iii.	Closed a $7,000,000 Convertible Note Offering:

The Company entered into the January Purchase Agreement with the January Investors to issue and sell to each of the January Investors the January Notes, for aggregate gross proceeds to the Company of $7.0 million, before deducting fees to the Placement Agent and other expenses payable by the Company in connection with the January Offering. The closing of the January Offering occurred on January 21, 2026.

The Company has used the net proceeds from the sale of the January Notes for (i) $2.3 million in marketing services provided by IR Agency pursuant to a consulting agreement, (ii) working capital and general corporate purposes of approximately $2.6 million and (iii) the repayment of certain indebtedness of $2.1 million.

As a result of the sale of the January Notes, cash on hand and revenues from the Company’s First Tower subsidiary, as of June 30, 2026, the Company had approximately $755,238 in cash and cash equivalents; and the Company believes such amount, with expected future revenues, will be sufficient to operate the Company as it is currently being operated at a current burn-rate for up to approximately 12 months.

The maturity date of each January Note is the 12-month anniversary of the issuance date of such January Note, and is the date upon which the principal amount, as well as any other fees, shall be due and payable. The January Notes bear interest at a rate of 10% per annum.

Each January Investor has the right, at any time, to convert all or any portion of the then outstanding and unpaid principal amount and interest if any (including any costs, fees, and charges) into the Company’s Common Shares, at a conversion price (the “Conversion Price”) equal to the lower of (i) $5.715 per share (the “Initial Conversion Price”), (ii) 85% of the VWAP (as defined in the January Notes) of the Common Shares during the five consecutive Trading Day (as defined in the January Notes) period ending and including the Trading Day immediately preceding the delivery of the Conversion Notice (as defined in the January Notes); or (iii) 85% of the Closing Sale Price (as defined in the January Notes) on the Trading Day prior to the Conversion Notice being submitted; provided, however, that in no event shall the Conversion Price equal a price per share that is less than $1.125.

As of September 23, 2026, the January Investors had converted an aggregate of $7,351,060 principal amount and interest of the January Notes into an aggregate of 1,853,828 of our common shares.

iv. Research and Development, Patents and Licenses

Not applicable.

Trend Information

Because we ceased our European operations, only recently acquired First Towers and should still be considered in the startup phase, we are unable to identify any recent trends in revenue or expenses. Thus, we are unable to identify any known trends, uncertainties, demands, commitments or events involving our business that are reasonably likely to have a material effect on our revenues, income from operations, profitability, liquidity or capital resources, or that would cause the reported financial information in this prospectus to not be indicative of future operating results or financial condition.

Material Accounting Policies and Estimates

Please refer to Note 3 of Akanda Group’s audited consolidated financial statements and unaudited condensed interim consolidated financial statements included in this prospectus.

BUSINESS

Our Company

History

Akanda Corp. was incorporated in the Province of Ontario, Canada on July 16, 2021 in connection with the plan of Halo to reorganize its medical cannabis market focused international business assets. In September 2021, we entered into a share purchase agreement with Halo, a publicly-traded, vertically integrated multinational cannabis company (NEO: HALO) (OTCQX: HCANF) (Germany: A9KN). Pursuant to this agreement, we acquired all the issued and outstanding equity interests of Cannahealth Limited, a Republic of Malta company (“Cannahealth”), from Halo (the “Cannahealth Acquisition”).

At the closing of the Cannahealth Acquisition on November 3, 2021, Cannahealth owned all the issued and outstanding equity interests of Canmart and Bophelo Holdings, which owned all the issued and outstanding equity interests of Bophelo. As a result of the Acquisition, both Bophelo and Canmart became our indirect wholly-owned subsidiaries. As consideration for this Acquisition, we issued 233 Common Shares to Halo at a price of $56,250 per share, resulting in Halo owning approximately 68.3% of all our outstanding Common Shares at the closing of the Cannahealth Acquisition.

On November 12, 2021, Halo transferred 37 Common Shares to an unaffiliated party, 1306077B.C. LTD. (the “Halo Transferee”), which resulted in Halo owning 49.6% of our issued and outstanding Common Shares (the “Halo Transfer”) at the time. On March 14, 2024, and pursuant to a convertible debenture agreement between Akanda and Halo, Akanda issued 29 Common Shares to Halo to settle the principal amount and accrued interest (at the time of conversion) of $6,582,980 owing to Halo as per the terms of the convertible debenture agreement.

On April 20, 2024, Akanda, Cannahealth, The Flowr Corporation (“Flowr”) and Holigen Limited (“Holigen”), a wholly-owned subsidiary of Flowr entered into a share purchase agreement (the “Holigen Agreement”) whereby Cannahealth would acquire 100% of the ordinary shares of Holigen, which is the holding company of RPK Biopharma, Unipessoal, LDA, a cultivator and manufacturer of medical cannabis products based in Portugal (the “Holigen Acquisition”). The Holigen Acquisition closed on April 29, 2024. The purchase price for the Holigen Acquisition was comprised of (i) of $3,000,000 in cash and (ii) 33 Common Shares. Concurrent with the closing of the Holigen Acquisition, Akanda purchased 14,285,714 Common Shares of Flowr for an aggregate purchase price of CAD$999,999.98.

On July 15, 2022, our indirect wholly-owned subsidiary Bophelo, a Lesotho company, was placed into liquidation by the High Court of Lesotho (the “Lesotho Court”) pursuant to an unauthorized application and request (the “Liquidation Application”) that was filed by Louisa Mojela, our former Executive Chairman, who was terminated as Executive Chairman of Akanda in July 2022, and the Mophuti Matsoso Development Trust, which we believe was established by Ms. Mojela. Mr. Chavonnes Cooper of Cape Town, South Africa, was appointed by the Lesotho Court as liquidator of Bophelo for purposes of maintaining the value of the assets owned or managed by Bophelo. We intend to seek to recover significant loans made to Bophelo to fund the execution of Bophelo’s business plan, including payment of rents and staffing costs in the event that the Lesotho Court does not reverse its determination to place Bophelo in liquidation. As a result of Bophelo’s liquidation, during the year ended December 31, 2022, Bophelo ceased operations and we derecognized its assets and have since determined that it is no longer a significant subsidiary. We will continue to report about Bophelo, until such time as our Inquiry into the liquidation confirms that the process is complete.

On August 9, 2022, we entered into a cooperation agreement with Cansativa GmbH to allow the Cansativa platform to supply the German market with dried flowers from Akanda’s then EU-GMP certified indoor grow facility in Sintra, Portugal. In April 2024, the Company completed the transaction with Somai for the sale of RPK and as a result will not continue with the cooperation agreement.

On September 22, 2023, the Company entered into the BC Option Agreement, pursuant to which the Company acquired an option to purchase the BC Property.

To date, we made certain of the milestone payments under the BC Option Agreement and obtained a hemp license from Health Canada in September 2024, although we have not cultivated any product from the BC Property. On September 24, 2026, we determined that we were no longer going to pursue the cultivation of cannabis or any future cannabis-related businesses. See “Cessation of Cannabis Business” below.

On February 28, 2024, the Company entered into a share purchase agreement with Somai, Cannahealth and Holigen to sell all the shares of RPK to Somai for a consideration of $2,000,000. In addition, Somai agreed to assume up to 1,000,000 Euros of current liabilities and RPK’s debt with the senior secured lender bank, Caixa Agricola. In total, Somai agreed to assume approximately 4,000,000 Euros of debt. On April 1, 2024, the Company completed the transaction with Somai for the sale of RPK. On June 12, 2021, we entered into a finder’s fee agreement with Cannera Holdings LTD, a British Columbia corporation, pursuant to which we agreed to pay to it a finder’s fee of 5% of the gross sales price of RPK payable at closing for identifying and introducing or otherwise assisting us with completing the sale of RPK. On February 28, 2024, we paid an invoice of $425,000 to Cannera.

On August 21, 2025, we acquired all of the common shares of First Towers, and First Towers became our direct wholly-owned subsidiary. First Towers is focused on tower development and operating a 700+km fiber optic network in the wireless market of Mexico, with an intention to expand to other Latin American countries. First Towers:

●	Owns the largest 5G dark fiber optic network in Central Mexico.

●	Is in possession of 20-year master lease agreements for both tower development and fiber network.

●	Is a preferred partner in providing coverage to the rural regions of Mexico.

●	Has a veteran tower development team with 20+ years of experience in telecommunications infrastructure development.

●	Has 28 towers deployed to date with the opportunity to continue to develop in key Mexican markets.

First Towers generates revenue from owning telecommunications equipment and towers and leasing the equipment and space to telecommunications companies. See below “Acquisition of First Towers and Related Transactions”.

Corporate Information

Akanda Corp. was incorporated in the Province of Ontario, Canada on July 16, 2021 under the Business Corporations Act (Ontario). Our principal executive offices and mailing address are located at c/o Gowling WLG (Canada) LLP, 100 King St. W, Suite 1600, Toronto, ON M5X 1G5, Canada, and our telephone number is +1 (416) 862-7525.

The U.S. Securities and Exchange Commission (the “SEC”) maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC on www.sec.gov. You can also find information on our website Akandacorp.com. The information contained on our website is not a part of this prospectus. Our agent for service of process in the United States is CT Corporation System.

Cessation of Cannabis Business

On September 24, 2026, our Board of Directors determined that it was no longer going to pursue the cultivation of cannabis or any future cannabis-related businesses, including its planned development of Tetrahydrocannabinol (THC) and cannabidiol (CBD) facilities at the BC Property, and is instead going to focus its business efforts on the growth and management of its First Towers subsidiary, and potentially other business targets.

Accordingly, we declined to pay the next option payment due under the BC Option Agreement, pursuant to which we originally acquired an option to purchase the BC Property. As a result, the Company’s right to acquire or use the BC Property under the BC Option Agreement has been terminated. The Company had not cultivated any product from the BC Property.

See “Risks Related to Akanda’s Former Cannabis Business-We have discontinued our cannabis business segment, and investors should no longer consider any prior cannabis-related disclosures, projections, or expectations when evaluating the Company.”

Acquisition of First Towers and Related Transactions

First Towers Closing

On August 21, 2025 but dated as of August 19, 2025, the Company and First Towers, individually and on behalf of the common shareholders of First Towers (the “Shareholders”), consummated a business combination transaction (the “First Towers Transaction” or the “Transaction”), pursuant to which, among other things, all of the common shares of First Towers were exchanged for either (a) newly authorized Class A Special Shares of the Company (the “Class A Special Shares”), that convert into an aggregate number of common shares of the Company equal to 19.9% of the common shares of the Company issued and outstanding at the closing and (b) newly authorized Class B Special Shares of the Company (the “Class B Special Shares”), that convert into the remaining shares otherwise issuable to the Shareholders under the March 5, 2025 Share Exchange Agreement, as amended (the “SEA”) with First Towers and the Shareholders, or (c) cash payable over time and evidenced by a promissory note (the “Consideration Note”). As a result of the Transaction, First Towers continued as a wholly owned subsidiary of the Company.

The Company’s Board of Directors and its executive officers as of immediately prior to the closing, remained as the Company’s Board of Directors and executive officers. Management of First Towers, as a wholly-owned subsidiary of the Company, include Christopher Cooper, President, Francisco Juarez, VP and Chief Operating Officer, and Edgar Contreras, Country Manager.

Assumption of First Towers Indebtedness

In connection with the First Towers Transaction and the closing, the Company entered into a Debt Settlement Agreement (the “PGC DSA”) and a Convertible Promissory Note (the “PGC Note”) with PGC Finco Inc. (“PGC”), and a Debt Settlement Agreement (the “Dunstan DSA”) and a Convertible Promissory Note (the “Dunstan Note”) with Dunstan Holdings Ltd. (“Dunstan”).

Pursuant to the PGC DSA, in satisfaction of all indebtedness of First Towers to PGC through the Closing, the Company assumed indebtedness of First Towers in the aggregate principal amount of US$4,153,078 which is evidenced by the PGC Note, the aggregate interest payable capitalized into a new loan of $2,068,633 which is evidenced by the PGC DSA, and the Company agreed to pay to PGC a cash payment of $500,000 and issue to PGC, upon shareholder approval therefore, 24,762 Class B Special Shares.

Pursuant to the Dunstan DSA, in satisfaction of all indebtedness of First Towers to Dunstan through the Closing, the Company assumed indebtedness of First Towers to Dunstan in the aggregate principal amount of US$756,917 which is evidenced by the Dunstan Note, the aggregate interest payable capitalized into a new loan of $602,325 which is evidenced by the Dunstan DSA, and the Company agreed to issue to Dunstan, upon shareholder approval therefor, 7,787 Class B Special Shares.

Each of the PGC Note and the Dunstan Note (collectively, the “Notes”) has a maturity date of August 19, 2031, has an interest rate of 8-1/2% per annum payable semiannually in arrears, and are secured by all of the assets of the Company. The Notes are subject to customary events of default.

Each Note may be converted from time to time by either the Company or the holder of the Note, into common shares of the Company, subject to first obtaining approval from the shareholders of the Company. The conversion price shall be a price per share equal to the greater of (a) $1.36 and (b) a ten percent discount to the seven trading day VWAP immediately prior to receipt of the conversion notice.

Consideration Note

In connection with the First Towers Transaction and the closing, the Company entered into the Consideration Note with a Shareholder. The Consideration Note is in the principal amount of US$14,133,966. It has a maturity date of August 19, 2027 and has an interest rate of 16% per annum payable quarterly. The Consideration Note is subject to customary events of default.

In addition, the Company paid to the holder of the Consideration Note a commitment fee of $424,018.98.

The Consideration Note is secured by all of the assets of the Company pursuant to a General Security Agreement dated as of August 19, 2025, but such security interest has been subordinated to the Notes and the security interest held by PGC and Dunstan. In September 2025, the Company prepaid approximately $6.5 million of the Consideration Note out of the proceeds of a convertible promissory note offering.

Our Business

First Towers is a company incorporated in the province of British Columbia, Canada on February 24, 2017 under the name Canadian Towers and Fiber Optics Inc. On September 3, 2024, it changed its name to First Towers & Fiber Corp. First Towers’ principal office is located at 1170-1040 West Georgia Street, Vancouver, British Columbia V6E 4H1, Canada.

Description of Business

First Towers is focused on tower development and operating a 700+km fiber optic network in the wireless market of Mexico, with an intention to expand to other Latin American countries. First Towers:

●	Owns the largest 5G dark fiber optic network in Central Mexico.

●	Is in possession of 20-year master lease agreements for both tower development and fiber network.

●	Is a preferred partner in providing coverage to the rural regions of Mexico.

●	Has a veteran tower development team with 20+ years of experience in telecommunications infrastructure development.

●	Has 28 towers deployed to date with the opportunity to continue to develop in key Mexican markets.

First Towers generates revenue from owning telecommunications equipment and towers and leasing the equipment and space to telecommunications companies.

On August 13, 2026, First Towers announced that it completed physical installation of 200 kilometers of fiber optic infrastructure. The first 100 kilometers were formally accepted by a network provider client and have entered the billing phase, with initial lease cash flow expected in August/September 2026. The remaining 100 kilometers are scheduled for client acceptance by December 2026. The fiber deployment marks a strategic expansion into the Guanajuato region, with a specific focus on the Irapuato–Silao industrial corridor.

Growth Strategies

First Towers’ development strategy is focused across five states in Central Mexico which feature strong economic and demographic drivers, and where First Towers has regional expertise and relationships, and an established 5G fiber network that can be leveraged for backhaul.

First Towers seeks to increase infrastructure sharing contracts in lieu of build to suit contracts to enable construction of more tower sites in rural and urban areas.

Competitive Strengths

There are many telecommunication infrastructure companies in the marketplace. Competitors in developing telecommunication towers include: Centennial Towers, QMC, Torrecom, MX Towers, MTP, and American Tower. On the fiber optic network side, competitors include: Neutral Networks, Summit1G, National Fiber Networks, Fermaca Networks, and ICOM Construcciones. First Towers strategically differentiates in:

●	Existing Infrastructure with anchor telecommunication companies - First Towers has 700+ kms of 5G dark fiber network in central Mexico with a telecommunications giant serving as an anchor with a 20 year leasing contract.

●	Tower Ownership - First Towers owns the telecommunications equipment and towers and shares in revenues with telecommunication companies leasing space on the towers, generating more revenue than traditional build to suit (“BTS”) contracts.

●	Key Locations - First Towers’ opportunities are located in critical areas of economic growth where there is an expected need for over 1,000 new towers over a three-year timeframe.

●	National Need - First Towers is strategically located in Latin America, whose countries have a national need for increased telecommunication infrastructure, with Latin America’s fiber optic networks being two years behind other more developed countries. The Mexico telecom regulator IFT has committed to awarding 5G frequencies to develop this needed infrastructure.

Industry Overview and Opportunity

Mexico Opportunity

The telecommunication industry in Latin America is worth an estimated US$81 billion, with Mexico being the second largest market and on a GDP per capita basis, Mexico ranks 11th across the region. Mexico has 93 mobile cellular subscriptions per 100 habitants compared to just 18 fixed phone subscriptions per 100 habitants. Mexico is an OECD nation with an investment-grade sovereign credit rating, controlled public debt, stable inflation and currency offering an attractive market for investment.

First Towers estimates that several thousand new wireless towers need to be built in Mexico to give at least 4G LTE coverage to 96.4% of Mexico’s population.

First Towers owns and operates 700+kms 5G dark fiber network in central Mexico, where some of the strongest industrial and fastest growing state economies in Mexico are located, with multinational telecommunications giant Telefonica as anchor under a 20 year leasing contract.

Latin America Opportunity

Through relationships in Latin America, First Towers expects to expand into other Latin American countries, as coverage in the Latin American region is also still limited to certain neighborhoods of major cities.

●	4G penetration is still below 70% in Latin America.

●	By 2026, 5G is expected to represent less than 43% of mobile subscriptions in Latin America and the average traffic per smartphone is forecast to be approximately 35GB per month.

An estimated 244 million people in Latin America, which is close to one third of the population, do not have access to the internet. Deployment of 5G networks represents a significant opportunity as it is projected that the digitalization of industries could develop into a market of more than US$21 billion annually.

Regulatory Background

The regulatory landscape for 5G and 4G in Mexico and Latin America is marked by progress and challenges. Mexico has actively worked on 5G deployment, with spectrum auctions and planning led by the Federal Telecommunications Institute, although high costs and regulatory uncertainty hinder its adoption. Across Latin America, 4G remains dominant, but insufficient spectrum allocation and economic instability slow further expansion. Telecommunication companies like América Móvil, Telefónica, and AT&T are investing heavily in infrastructure, focusing on expanding 5G networks and upgrading 4G services. These companies are also exploring innovative solutions, such as fixed wireless access and digital services, to enhance connectivity and bridge the digital divide. Streamlined regulations and increased investment remain crucial for technological growth in the region.

Market Growth

The dark fiber network market in Mexico is projected to grow at a compound annual growth rate (CAGR) of 10.8% from 2023 to 2030. Revenue in the Mexican dark fiber network market is expected to increase from approximately $156 million in 2022 to $355 million by 2030. Mobile internet users in Latin America exceeded 380 million by the end of 2021, equating to 60% of the population. As of 2023, 4G LTE connections in Latin America reached approximately 565 million, with a quarterly growth rate of 1.9%. While 4G adoption is peaking, it is expected to remain a key technology in the region until 2028, as 5G adoption gradually increases.

Market Activity Timeline

2017

●	Altán Redes signs PPP with Mexican Government for deployment and operation of wholesale wireless network. Installation begins.

●	$2.3B initial capital committed to Altán Redes, including $800mm equity from lead investors Morgan Stanley, CDPQ and IFC.

2018

●	First Towers completed 700km+ fiber network and signs agreement to lease fiber to leading communications provider Telefonica.

●	First Towers signs Master Agreement with Altán Redes to construct and own towers.

●	Altán Redes begins service operations after surpassing initial coverage commitments of 30% of population.

2019

●	First Towers completes development of its 700km+ fiber network in Central Mexico.

●	First Towers completes first 6 towers for Altán Redes.

2020

●	First Towers completes construction of 2 new towers in Q3 2020.

●	First Towers completes construction of 4 new towers in Q4 2020.

2021

●	First Towers completes construction of 9 new towers in first half of 2021.

●	Altán Redes investors increase capital commitment for ongoing network deployment.

●	Coverage of 63% of population (70mm people) achieved.

2022

●	First Towers owned 24 towers at the end of 2022, of which 17 were BTS towers (Build to Suit) and 7 were shared infrastructure towers.

●	First Towers owned 552.98 Kms of fiber at the end of 2022. The fiber was leased by Telefonica (527 Kms) and Marcatel (25.98 Kms).

2023

●	First Towers owned 24 towers at the end of 2023, of which 17 were BTS towers (Build to Suit) and 7 were shared infrastructure towers.

●	First Towers owned 558.68 Kms of fiber at the end of 2023. The fiber was leased by Telefonica (527 Kms) and Marcatel (31.68 Kms).

2024

●	First Towers owned 24 towers at the end of 2023, of which 17 were BTS towers (Build to Suit) and 7 were shared infrastructure towers.

●	First Towers owned 568.68 Kms of fiber at the end of 2024. The fiber was leased by Telefonica (537 Kms) and Marcatel (31.68 Kms).

2025

●	First Towers owned 27 towers at the end of 2025, of which 20 were BTS towers (Build to Suit) and 7 were shared infrastructure towers.

●	First Towers owned 568.68 Kms of fiber at the end of 2025. The fiber is leased by Telefonica (537 Kms) and Marcatel (31.68 Kms).

Intellectual Property

First Towers’ intellectual property consists primarily of trade secrets. First Towers’ trade secrets consist of research and development and know-how, all of which it seeks to protect, in part, by confidentiality agreements. To protect First Towers’ intellectual property, First Towers relies on a combination of laws and regulations, as well as contractual restrictions. First Towers does not own or have any rights to any patents or trademarks. First Towers also relies on the protection of laws regarding unregistered copyrights for certain content First Towers creates and trade secret laws to protect First Towers’ proprietary technology.

Government Regulation

First Towers is subject to local, state, federal and international laws, statutes, rules, policies, and regulations (collectively “Regulations”) that relate directly or indirectly to First Towers’ operations. These include privacy and data protection regulations. First Towers’ business operations involve the permitting, contracting, construction, and development of fiber optic networks and towers that transmit both public information, as well as personal or sensitive information. As a result, First Towers’ business is subject to complex and evolving Latin American and international laws and regulations regarding construction, environmental permitting, labor, frequency usage, other telecommunication-related matters. Other Regulations that First Towers is subject to, include the following: licensing, permitting, and zoning requirements for the operations of First Towers’ offices and other facilities; health, safety, and sanitation requirements; working conditions, labor, minimum wage and hour, citizenship, immigration, visas, harassment and discrimination, and other labor and employments laws and regulations; marketing activities; and environmental protection regulations. First Towers is also subject to common business and tax rules and regulations pertaining to the operation of its business.

Human Capital Resources

As of June 8, 2026, we had two part-time executives and six full-time employees. None of our employees are represented by labor unions or subject to collective bargaining agreements.

Our human capital resource management approach is based on the following:

●	Talent Acquisition and Development. We rely on talented employees and will need to identify and develop more knowledgeable and passionate talent as our operations expand in Mexico.

●	Diversity and Inclusion. We are committed to creating a diverse and inclusive workplace, where all employees feel valued, respected, and supported. We are focused on strategies for increasing diversity, promoting inclusivity, and reducing biases across the organization. Further, we seek to continue to decrease any stigma or bias associated with cannabis. Diversity and inclusion is a priority for our Company, and Akanda wants talented people from a variety of backgrounds both in our team and in our subsidiaries’ teams.

●	Health and Safety. We are committed to providing a safe and healthy workplace for all employees.

●	Compensation and Benefits. We strive to provide competitive compensation and benefits that align with industry standards and reflect the value that our employees bring to the organization.

●	Employee Engagement. We want our employees to be satisfied and engaged in their career with Akanda, as we believe that engaged employees are more productive, innovative, and committed to the Company’s success as a whole.

Property, Plant and Equipment

First Towers corporate headquarters is located at 1170-1040 West Georgia Street, Vancouver, British Columbia V6E 4H1 Canada. First Towers also owns towers and rights-of-way in several Mexican states.

Legal Proceedings

On January 29, 2024, Shailesh Bhushan, the former Chief Financial Officer of the Company, filed a complaint with the Employment Standards Branch of British Columbia against Akanda, Halo Collective Inc., and ANM, Inc. Mr. Bhushan alleges that Akanda failed to pay salary and invoices in the aggregate amount of CAD $271,990 from the period December 2022 through November 2023. He also claims unpaid salary and invoices in the amount of CAD $251,193 from Halo and CAD $56,700 from ANM. and alleges that Akanda, Halo, and ANM are related employers who may be jointly and severally liable for payment. The Employment Standards Branch has not yet requested a response to the complaint from Akanda. The Company intends to dispute the claim, including the allegations that the three companies are related employers.

On February 23, 2024, Mr. Bhushan filed a Notice of Civil Claim in the Supreme Court of British Columbia against Akanda alleging constructive dismissal and claiming severance pay, general damages, aggravated and punitive damages, and allegedly unpaid salary and bonus. He also seeks special costs. Mr. Bhushan has named Akanda directors and former directors Jatinder Dhaliwal, Katharyn Field, David Jenkins, and Harvinder Singh as defendants, whom he alleges are personally liable for unpaid wages.

In the same claim, Mr. Bhushan alleges constructive dismissal against Halo Collective Inc., and claims severance pay, general damages, aggravated and punitive damages, allegedly unpaid salary and bonus, allegedly unpaid moving expenses, and alleges that the Halo stock he received as compensation lost value due to a share dilution. He has named certain current and former Halo directors as defendants and alleges they are personally liable for unpaid wages. He also seeks special costs against Halo. Mr. Bhushan alleges that Akanda and Halo are a common employer and may be jointly and severally liable for payment of damages.

The Company and the other defendants filed their Response to Civil Claim on May 2, 2024. The Company denies all liability and takes the position that Mr. Bhushan was terminated for just cause. The Company also disputes the amounts claimed, and denies that Akanda and Halo are a common employer. The proceeding is at the discovery stage.

Dentons UK and Middle East LLP (“Dentons”) filed a debt claim against Canmart for legal services and advice invoiced between July 2022 and November 2022. Dentons sought £204,391.98 plus interest in the amount of £30,730.49 and other costs. Although Canmart admits retaining Dentons’s services, Canmart denies any outstanding invoices and has asserted a counterclaim for costs incurred in defending a prior claim, any damages awarded to the claimant in the prior claim, any applicable interest, and costs. Dentons has replied to the counterclaim and this claim remains open.

See Notes 23 of our audited financial statements for the year ended December 31, 2025 elsewhere in this prospectus for a description of other claims by and against the Company.

We may, from time to time, subject to various claims, lawsuits and other legal and administrative proceedings arising in the ordinary course of business. Defending such proceedings is costly and can impose a significant burden on management and employees. The results of any current or future litigation cannot be predicted with certainty, and regardless of the outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors. Other than as set forth above, we are not presently a party to any litigation the outcome of which, if determined adversely to us, would in our estimation, have a material adverse effect on our business, operating results, cash flows or financial condition.

MANAGEMENT

Our Executive Officers and Directors

The following table sets forth our directors and senior management, their age and the positions they held at the time of the offering.

Name	Age	Position
Christopher Cooper	56	Chief Executive Officer, Director, and President of First Towers
Gurcharn Deol	75	Chief Financial Officer
Jatinder Dhaliwal(1)	38	Director
David Jenkins(1)	43	Director
Usama Chaudhry(1)	34	Director
Francisco Juarez	47	VP and Chief Operating Officer of First Towers
Edgar Contreras	52	Country Manager of First Towers

(1)	Independent Director.

Biographical Information

The following is a summary of certain biographical information concerning our executive officers and directors.

Christopher Cooper has served as the Chief Executive Officer since September 2026 and as one of our directors since April 2024. Mr. Cooper has over 20 years of business experience in all facets of corporate development, senior management, finance and operations, in both the private and public sectors. His experience includes spearheading growth strategies, financial reporting, quarterly and annual budgets, overseeing corporate administration, while achieving company objectives and maintaining internal cost controls. Mr. Cooper’s current primary occupation is a business consultant, and he serves as the president of Number 2 Capital Corp. He is also a co-founder and director of First Towers and was its Chief Executive Officer until the First Towers Transaction. Mr. Cooper has been serving as a director and CEO of Reparo Energy Partners Corp. since 2003, a director and CFO of Sweet Earth Holdings Corp since 2020, and an officer of Navco Pharmaceuticals Inc. since 2023. He has been the interim CEO of Shuttle Pharmaceuticals Holdings Inc. (Nasdaq: SHPH) since March 2025 and became its Co-CEO in May 2026. Mr. Cooper presently serves as a director of the following publicly traded companies: Planet Ventures Inc., Coloured Ties Capital, Manning Ventures Inc., Xcite Resources Inc., Atco Mining Inc., Starlo Ventures Ltd., American Salars Lithium Inc., and Goldhaven Resources Corp. He has previously been a director of Bullion Gold Resources Corp., StartMonday Technology Corp., Anthem United Inc., Aroway Energy Inc., Edge Resources Inc., Fusion Gold Ltd., Harry Manufacturing Inc., Inform Resources Corp., Leocor Ventures Inc., Magnitude Mining Ltd., Valens Groworks Corp., Level 14 Ventures Ltd., New Leaf Ventures Inc., Savannah Minerals Corp., Global Helium Corp., and Spod Lithium Corp. Mr. Cooper was also a director of Counterpath Corporation (Nasdaq: CPAH) from 2005 to 2021, a Nasdaq listed company which was acquired by Alianza, Inc. in March 2021 for USD$25.6 million. Mr. Cooper was a director of Alpha Lithium Corporation from 2018 to 2023, which was acquired by Tecpetrol in October 2023 for approximately CAD$313 million. Mr. Cooper received his Bachelor of Business Administration from Hofstra University and his Master’s in Business Administration from Dowling College in New York.

Gurcharn Deol has served as our Chief Financial Officer since December 4, 2023. Mr. Deol is a multi-industry executive with over 35 years of public company management experience. Mr. Deol is currently a director of Bayridge Resources Corp., which is a public company trading on the Canadian Stock Exchanges. Mr. Deol’s recent experiences include being a director or in management of numerous Canadian private and public companies including CEO of Bayridge Resources Inc., a director of Trilogy AI Corp (new name for Ambari Brands Inc.), Green Battery Minerals Inc., Argyle Resources Corp and Neotech Metals Inc. He has been involved in initial IPOs being established which required taking private companies in Canada through the regulatory process of going public. Mr. Deol holds a B.A., M.A., PhD in Physiological and Counseling Psychology.

Jatinder Dhaliwal has served as one of our directors and as a member of our Audit Committee, our Compensation Committee and our Nominating and Corporate Governance Committee since July 2022. Mr. Dhaliwal is a registered pharmacist and has significant capital markets experience, having served as CEO and director of multiple publicly traded cannabis companies. Mr. Dhaliwal is currently a director and Chief Executive and Financial Officer at Binovi Technologies Corp., a position that he has held since January 2022; a director at Virpax Pharmaceutical Inc, a position that he has held since July 2024; was a director and Chief Executive at Kiaro Holdings Corp., a position that he held from August 2022 to May 2023; was a director at Makara Mining Corp., a position that he held from August 2021 to March 2022; a director and CEO at Global Health Clinics Ltd., a position that he has held since March 2019; a director and CEO at EGF Theramed Health Corp., a position that he held from January 2022 to August 2022; a director at Ravenquest Biomed Inc, a position that he has held since November 2019; and a director at Intact Gold Corp., a position that he held from November 2019 to June 2020. Mr. Dhaliwal holds a Bachelor of Pharmacy from the University of British Columbia and a Bachelor of Science in Biology from the University of Victoria.

David Jenkins has served as one of our directors and as a member of our Audit Committee and our Compensation Committee since February 2023. Mr. Jenkins is currently a director at Binovi Technologies Corp., a position that he has held since December 2021; a director at Kiaro Holdings Corp. (TSXV: KO), a position that he has held since August 2022 and intern CEO and CFO of Kiaro since June 2023; a director at Levitee Labs, a position that he has held since January 2022; a director at Pontus Protein Ltd. (TSXV: HULK), a position that he has held since March 2022; a director at Boundary Gold & Copper Mining Ltd., a position that he has held since July 2020; a director at Montego Resources Inc., a position that he has held since January 2020; and a director at Quantum Battery Metals Corp., a position that he has held since January 2020.

Usama Chaudhry has served as one of our directors since 2025. He is a seasoned executive with a broad expertise in corporate management, currently serving on several public company boards. He is the principal of Chaudhry U Consulting Inc., since 2016, and he has been the CFO and a director of Peakbirch Logic since June 2019, of EGF Theramed Health Corp. (OTCPink: EVAHF) since February 2020 and of Global Health Clinics Ltd. (OTCPink: LRSNF) since January 2020. He was the CFO of Virpax Pharmaceuticals, Inc. (OTCPink:VRPX) from November 2024 to April 2025. He is also a director of Binovi Technologies Corp. (OTC Expert Market: BNVIF) and Vantex Resources Ltd. (OTCPink: VANTF). His specialty areas encompass corporate development, investor relations, financial reporting, and corporate governance. He excels at aligning strategic objectives with rigorous cost control measures to enhance organizational performance. Mr. Chaudhry earned his Bachelor of Commerce degree, majoring in accounting, from the University of Northern British Columbia..

Francisco Juarez is a co-founder of First Towers and its Chief Operating Officer and a director since 2018. He is also a director and founder of IGS Corp. since 2008. He brings over 15 years of experience creating business models for companies to become the best business partner for their clientele.

Edgar Contreras has 30 years of experience as a corporate lawyer, specializing in the telecommunication industry since 2002. He is regarded as an expert in negotiating the purchase of strategic telecommunication sites, money flow, and income. Mr. Contreras has worked with leading companies, such as American Tower and Nokia, on operational matters and serves as operations director for Mexico’s APWireless, a leader in the world for the purchase of money flow on telecommunication sites. His extensive experience has included the construction of more than 1,000 BTS sites in Mexico and over 5,000 negotiations rentals of telecommunication siting locations. Mr. Contreras previously owned and operated Nextel de Mexico, which accomplished 100 property leases to install telecommunications infrastructure in only 3 months. Mr. Contreras previously managed First Towers’ fiber optic business prior to becoming its National Manager.

Family Relationships

There are no familial relationships among any of our directors or executive officers.

Involvement in Certain Legal Proceedings

To our knowledge, none of our directors or executive officers have, during the past ten years:

●	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he or she was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

●	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his or her involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

●	been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

●	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Securities Exchange Act of 1934, as amended (the Exchange Act)), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

The Company is not currently a party to any legal proceedings, the adverse outcome of which, individually or in the aggregate, we believe will have a material adverse effect on our business, financial condition or operating results.

Composition of our Board of Directors

Our business and affairs are managed under the direction of our Board of Directors. Our Board of Directors is composed of four directors. When considering whether directors have the experience, qualifications, attributes or skills, taken as a whole, to enable our Board of Directors to effectively satisfy its oversight responsibilities in light of our business and structure, the Board of Directors focuses primarily on each person’s background and experience as reflected in the information discussed in the directors’ respective biographies set forth above. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business.

Board Practices

Election of Directors

Each of our officers holds office until his or her successor is appointed. Directors are elected to serve until the close of the next annual meeting of shareholders or until their successors have been elected or appointed.

We do not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for directors. Our Board of Directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. The Board of Directors, with the help of its nominating and corporate governance committee, will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

Corporate Governance

We are a “foreign private issuer” under the federal securities laws of the United States and The Nasdaq Stock Market listing standards. Under the federal securities laws of the United States, foreign private issuers are subject to different disclosure requirements than U.S.-domiciled registrants. We intend to take all actions necessary for us to maintain compliance as a foreign private issuer under the applicable corporate governance requirements of the Sarbanes-Oxley Act, the rules adopted by the SEC and the Nasdaq listing standards.

Under the SEC rules and the Nasdaq listing standards, a foreign private issuer is subject to less stringent corporate governance requirements. Subject to certain exceptions, the SEC and the Nasdaq permit a foreign private issuer to follow its home country practice in lieu of their respective rules and listing standards. Following our home country governance practices, as opposed to the requirements that would otherwise apply to a company listed on Nasdaq, may provide less protection than is accorded to investors under the Nasdaq Rules applicable to U.S. domestic issuers.

In particular, as a foreign private issuer, in accordance with and pursuant to the authority contained in Nasdaq Listing Rule 5615(a)(3), we may follow certain Canadian law and corporate practice in lieu of certain corporate governance provisions set out under the Nasdaq Rule 5600 Series, the requirement in Listing Rule 5250(b)(3) to disclose third party director and nominee compensation, and the requirement in Listing Rule 5250(d) to distribute annual and interim reports. Of particular note, the following rules under the Nasdaq Listing Rule 5600 Series may differ from Canadian law requirements:

●	Nasdaq Listing Rule 5605(b)(1) requires that at least a majority of the Company’s Board of Directors shall be independent directors, and Nasdaq Listing Rule 5605(b)(2) requires that independent directors regularly meet in executive session, where only independent directors are present. We have three independent directors. Our independent directors meet regularly with other members of the Board and meet in executive session at least two (2) times per year.

●	Nasdaq Listing Rule 5620(c) sets out a quorum requirement of at least 33-1/3% of the outstanding shares with respect to meetings of shareholders. In accordance with Canadian law and generally accepted business practices, our bylaws (the “Bylaws”) provide that a quorum is met when at least two persons are present in person and are holding or representing by proxy not less than 10% of the votes attached to all shares entitled to vote at the meeting of shareholders. The quorum requirement provided in our Bylaws is consistent with applicable Canadian laws and corporate practices.

●	Nasdaq Listing Rule 5605(c)(2)(A) requires that the Company shall have an audit committee composed entirely of not less than three directors, each of whom must be independent. Our audit and risk committee is comprised of three directors, and each member of the audit and risk committee meets the independence requirements of Nasdaq Listing Rule 5605(a)(2) and Rule 10A-3(b)(1) under the Exchange Act.

●	Nasdaq Listing Rule 5605(d)(2)(A) requires, among other things, that the Company’s compensation committee include at least two members, each of whom is an independent director as defined under Nasdaq Listing Rule 5605(a)(2). Our compensation committee is comprised of two directors, and each member of the compensation committee meets the independence requirements of Nasdaq Listing Rule 5605(a)(2).

●	Nasdaq Listing Rule 5605(e) requires that the nominations committee include solely independent directors or is constituted by a majority of independent directors in a vote in which only independent directors participate. Our nominating committee is comprised of one director, who meets the independence requirements of Nasdaq Listing Rule 5605(a)(2).

The Company has elected to follow home country practice in lieu of the requirements under Nasdaq Rule 5635(d) to seek shareholder approval in connection with certain transactions involving the sale, issuance, and potential issuance of its Common Shares (or securities convertible into or exercisable for its Common Shares) at a price less than certain referenced prices, if such shares equal 20% or more of the Company’s common shares or voting power outstanding before the issuance. We may in the future elect to follow additional home country practices in Canada instead of those otherwise required under the applicable rules of Nasdaq for domestic U.S. issuers with regard to certain corporate governance matters.

Indemnification of Directors and Officers

In accordance with the Business Corporations Act (Ontario) and pursuant to the Bylaws of the Company, , the Company may indemnify a director or officer, a former director or officer, or another individual who acts or acted at the Company’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including any amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Company or other entity, if the individual:

●	acted honestly and in good faith with a view to the best interests of the Company or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Company’s request; and

●	in the case of a criminal or administrative action or proceeding enforced by a monetary penalty, had reasonable grounds to believe the conduct was lawful.

●	The Company shall indemnify such individual in respect of a proceeding by or on behalf of the Company or other entity to obtain a judgement in its favor if the individual fulfils the conditions set out above and was not judged by a court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done. The Company may advance monies to such individual for costs, charges and expenses reasonably incurred in connection with a proceeding, provided that the individual shall repay the monies if the individual does not fulfil the conditions described above.

●	acted honestly and in good faith with a view to the best interests of the Company or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Company’s request;

●	in the case of a criminal or administrative action or proceeding enforced by a monetary penalty, had reasonable grounds to believe the conduct was lawful; and

●	was not judged by a court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done.

Committees of the Board

Audit Committee

Jatinder Dhaliwal, David Jenkins and Usama Chaudhry currently serve as the members of our audit committee. Our board of directors has determined that each of them meet the independent director standard under Nasdaq listing standards and under Rule 10¬A-3(b)(1) of the Exchange Act. David Jenkins serves as the chairman of the audit committee.

Our audit committee is responsible for, among other things:

●	appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm;

●	discussing with our independent registered public accounting firm their independence from management;

●	reviewing, with our independent registered public accounting firm, the scope and results of their audit;

●	approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;

●	overseeing the financial reporting process and discussing with management and our independent registered public accounting firm any financial statements that we file with the SEC;

●	overseeing our financial and accounting controls and compliance with legal and regulatory requirements;

●	reviewing our policies on risk assessment and risk management;

●	reviewing related person transactions; and

●	establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.

Compensation Committee

Jatinder Dhaliwal and David Jenkins currently serve as the members of our compensation committee. Our board of directors has determined that each of Jatinder Dhaliwal and David Jenkins meet the independent director standard under Nasdaq listing standards and under Rule 10-A-3(b)(1) of the Exchange Act. Jatinder Dhaliwal serves as the chairman of the compensation committee.

Our compensation committee is responsible for, among other things:

●	determining and recommending to the Board of Directors for approval, the corporate goals and objectives, evaluating the performance and reviewing and approving the compensation of our executive officers;

●	reviewing or making recommendations to our Board of Directors regarding our incentive compensation and equity-based plans, policies and programs;

●	reviewing all employment agreement and severance arrangements for our executive officers;

●	reviewing and making recommendations to our Board of Directors regarding the compensation of our directors; and

●	retaining and overseeing any compensation consultants.

Nominating Committee

Jatinder Dhaliwal currently serves as the Chairman and sole member of our nominating and corporate governance committee. Our board of directors has determined that Jatinder Dhaliwal meets the independent director standard under Nasdaq listing standards and under Rule 10-A-3(b)(1) of the Exchange Act.

Our nominating and corporate governance committee is responsible for, among other things:

●	identifying individuals qualified to become members of our Board of Directors consistent with criteria approved by our Board of Directors;

●	overseeing succession planning for our executive officers;

●	periodically reviewing our Board of Directors’ leadership structure and recommending any proposed changes to our Board of Directors;

●	overseeing an annual evaluation of the effectiveness of our Board of Directors and its committees;

●	developing and recommending to our Board of Directors a set of corporate governance guidelines;

●	developing and recommending to our Board of Directors our ESG initiatives and programs.

Board Leadership Structure and Risk Oversight

Our Board of Directors oversees our business and considers the risks associated with our business strategy and decisions. Our Board of Directors currently implements its risk oversight function as a whole. Each of the Board committees also provides risk oversight in respect of its areas of concentration and report material risks to the Board for further consideration.

Conflicts of Interest

There are potential conflicts of interest to which the directors, officers, and insiders of our Company will be subject in connection with the operations of our company. Some of the directors, officers and insiders are engaged in and will continue to be engaged in corporations or businesses which may be in competition with the business of our Company. Accordingly, situations may arise where the directors, officers and insiders will be in direct competition with our Company. The directors and officers of our Company have a fiduciary obligation to act in the best interests of our company, avoid conflicts of interest and to disclose to all other board members any relevant information about potential conflicts. They have the same obligations to the other companies in respect of which they act as directors and officers. Discharge by the directors and officers of their obligations to our company may result in a breach of their obligations to the other companies, and in certain circumstances this could expose our Company to liability to those companies. Similarly, discharge by the directors and officers of their obligations to the other companies could result in a breach of their obligation to act in the best interests of our Company. Such conflicting legal obligations may expose our company to liability to others and impair our ability to achieve our business objectives. All of the directors or officers of our Company have entered into non-competition or non-disclosure agreements with our Company. Conflicts, if any, will be subject to the procedures and remedies as provided under the Code of Ethics and Related Party Transaction Policy and applicable securities laws, regulations and policies.

Terms of Office

Each of our officers holds office until his or her successor is appointed. Directors are elected to serve until the close of the next annual meeting of shareholders or until their successors have been elected or appointed.

Director Independence

We use the definition of “independence” under applicable Nasdaq Listing Rules to make determinations regarding director independence. Under such definitions, the Company’s Board of Directors has affirmatively determined that each of Jatinder Dhaliwal, Usama Chaudhry and David Jenkins is independent.

Code of Ethics

We have adopted a code of conduct that applies to our directors, chief executive officer and all senior financial officers of our company, including the chief financial officer, chief accounting officer or controller, or persons performing similar functions. The code of conduct is publicly available on our website at www.Akandacorp.com/investors.

Written copies are available upon request. If we make any substantive amendment to the code of conduct or grant any waivers, including any implicit waiver, from a provision of the code of conduct, we will disclose the nature of such amendment or waiver on our website.

Shareholder Communications

We do not have a formal policy regarding shareholder communications with our Board of Directors. A shareholder who wishes to communicate with our Board of Directors may do so by directing a written request addressed to our Chief Financial Officer, at Akanda Corp., c/o Gowling WLG (Canada) LLP, 100 King St. W, Suite 1600, Toronto, ON M5X 1G5, Canada.

MANAGEMENT COMPENSATION

Compensation of our Executive Officers and Directors

The following table sets forth information concerning the compensation of our executive officers and fees paid to members of our Board of Directors for the fiscal years ended December 31, 2024 and 2025.

	Year	Salary ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	pension value and nonqualified deferred compensation earnings	All other compensation ($)	Total ($)
Christopher Cooper	2024	20,000	—	—	—	—	—	20,000
(CEO, Director and President of First Towers)	2025	196,000	—	—	—	—	—	196,000
Katharyn Field	2024	96,000	—	—	—	—	—	96,000
(Former CEO and Executive Director)	2025	96,000	—	—	—	—	—	96,000
Jatinder Dhaliwal	2024	96,000	—	—	—	—	—	96,000
(Director)	2025	96,000	—	—	—	—	—	96,000
David Jenkins	2024	96,000	—	—	—	—	—	96,000
(Director)	2025	96,000	—	—	—	—	—	96,000
Usama Chaudhry	2024	—	—	—	—	—	—	—
(Director)	2025	69,333	—	—	—	—	—	69,333
Gurcharn Deol	2024	27,594	—	—	—	—	—	27,594
(Chief Financial Officer)	2025	27,053	—	—	—	—	—	27,053
Francisco Juarez	2024	—	—	—	—	—	—	—
(VP and Chief Operating Officer of First Towers)	2025	19,329	—	—				19,329
Edgar Contreras	2024	—	—	—	—	—	—	—
(Country Manager of First Towers)	2025	34,909	—	—	—	—	—	34,909
Total	2024	335,594	—	—	—	—	—	335,594
	2025	634,624	—	—	—	—	—	634,624

Director Compensation

We have four directors. We currently compensate our directors for their director services, as follows:

●	an annual retainer of $96,000 (which may be settled in cash or in equity at the election of the non-executive director); and

●	an initial equity award (in the form of restricted stock units) equal to the value of $100,000.

Executive Employment Agreements, Arrangements or Plans

There are currently no executive employment agreements entered into and currently in place between the Company, or any subsidiary of the Company, and its executive officers.

In 2025, Christopher Cooper received $100,000 as compensation for his service as President of First Towers. The Company has not entered into an agreement with Mr. Cooper for compensation in connection with his service as Chief Executive Officer of the Company.

Stock Option Plan

The Company has a 2021 Equity Incentive Plan (the “Stock Option Plan” or the “Plan”) whereby it may grant options for the purchase of Common Shares, or Restricted Share Units, to any director, consultant, employee or officer of the Company or its subsidiaries. The aggregate number of shares that may be issuable pursuant to options granted under the Plan will not exceed 20% of the issued Common Shares of the Company. The options are non-transferable and non-assignable and may be granted for a term not exceeding 5 years. The exercise price of the options will be determined by our Board of Directors at the time of grant but may not be less than the closing price of such shares on Nasdaq on the trading date immediately preceding the date of grant, subject to all applicable regulatory requirements.

Please refer to Note 17 of Akanda Group’s audited financial statements included in this prospectus for a discussion of Restricted Share Units issued in fiscal year 2025.

On March 22, 2024, the shareholders of the Company approved the 2024 Equity Incentive Plan (the “2024 Plan”, together with the 2021 Plan, the “Stock Option Plan”) whereby it may grant options for the purchase of Common Shares, or Restricted Share Units, to any director, consultant, employee or officer of the Company or its subsidiaries. The aggregate number of shares that may be issuable pursuant to options granted under the Plan will not exceed 30% of the issued Common Shares of the Company. The options are non-transferable and non-assignable and may be granted for a term not exceeding 10 years. The exercise price of the options will be determined by our Board of Directors at the time of grant but may not be less than the closing price of such shares on Nasdaq on the trading date immediately preceding the date of grant, subject to all applicable regulatory requirements.

PRINCIPAL SHAREHOLDERS

Major Shareholders Share Ownership

The following table sets forth information about the beneficial ownership of our Common Shares as of September 23, 2026 by:

●	each of our executive officers and directors;

●	all of our executive officers and directors; and

●	each person or entity (or group of affiliated persons or entities) known by us to be the beneficial owner of 5% or more of our Common Shares.

To our knowledge, each shareholder named in the table has sole voting and investment power with respect to all of our Common Shares shown as “beneficially owned” (as determined by the rules of the SEC) by such shareholder, subject to applicable community property laws and except as otherwise set forth in the footnotes to the table. The SEC has defined “beneficial” ownership of a security to mean the possession, directly or indirectly, of voting power and/or investment power.

Percentages of beneficial ownership (as determined in accordance with Rule 13d-3 under the Exchange Act) are based on 2,388,212 Common Shares outstanding as of September 23, 2026.

Common Shares which may be acquired upon conversion of convertible securities or exercise of stock options or warrants which are currently exercisable or convertible or which become exercisable or convertible within 60 days after the date indicated in the table are deemed beneficially owned by the holder thereof.

Except as noted in the footnotes to the table below, the address for all of the shareholders in the table below is c/o Akanda, c/o Gowling WLG (Canada) LLP, 100 King St. W, Suite 1600, Toronto, ON M5X 1G5, Canada.

	Percentage of Common Shares Beneficially Owned
Name of Beneficial Owner	Number of Common Shares Beneficially Owned	Percentage
Gurcharn Deol	—	—
Christopher Cooper(1)	23,974	*
Jatinder Dhaliwal	—	—
David Jenkins	—	—
Usama Chaudhry	—	—
Francisco Juarez(2)	15,670	*
Edgar Contreras(3)	3,688	*
All executive officers and directors as a group(1)(2)(3)	43,334	1.78%

*	Less than 1%

(1)	Includes (a) options to purchase 2,237 of our common shares, and (b) 19,853 common shares underlying our Class B Special Shares Mr. Cooper, Mr. Cooper’s spouse and an entity owned by him are entitled to, as a result of the acquisition of First Towers, of which they were shareholders.

(2)	Includes (a) options to purchase 2,237 of our common shares, and (b) 12,269 common shares underlying our Class B Special Shares Mr. Juarez is entitled to, as a result of the acquisition of First Towers, of which he was a shareholder.

(3)	Includes (a) options to purchase 2,237 of our common shares, and (b) 1,325 common shares underlying our Class B Special Shares Mr. Contreras is entitled to, as a result of the acquisition of First Towers, of which he was a shareholder.

For additional information about our principal shareholders, please see “Certain Relationships and Related Party Transactions.”

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In addition to the compensation arrangements discussed under “Management Compensation” above, the following includes a description of those transactions with related parties to which we are a party and which we are required to disclose pursuant to the disclosure rules of the SEC. Specifically, the following includes summaries of transactions or agreements, during our last three fiscal years, to which we have been a party, in which the amount involved in the transaction exceeded $120,000, and in which any of our directors, executive officers or beneficial owners of more than 5% of our capital stock, affiliates of our directors, executive officers and holders of more than 5% of our voting securities, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other similar arrangements, which are described under “Management Compensation” and “Principal Shareholders.”

Transactions with Related Parties

First Towers Transaction

Chris Cooper, a member of our Board of Directors, was the co-founder, CEO and a director of First Towers. Mr. Cooper recused himself from all Board matters of Akanda relating to First Towers and the First Towers Transaction. As a result of the First Towers Transaction, Mr. Cooper and his affiliates received the same proportionate consideration as all other shareholders of First Towers. As a result of the closing of the First Towers Transaction, he, his spouse and an affiliate received an aggregate of 8,472 Class A Special Shares that convert into our common shares on a one-for-one basis, and are to receive subject to shareholder approval, an aggregate of 89,342 Class B Special Shares that convert into our common shares on a one-for-one basis. Mr. Cooper also had certain stock options he owned in First Towers convert into 10,070 stock options of the Company. Mr. Cooper remains a member of our Board of Directors, and further is the president and a director of our First Towers subsidiary.

On November 21, 2024, the Company entered into a Bridge Loan Agreement with First Towers, pursuant to which the Company agreed to loan to First Towers $350,000. Interest of the prime rate (as defined in the Loan Agreement) plus 2% will accrue and be calculated daily on the principal amount of the Loan on the basis of the actual number of days the Loan is outstanding in a year of 365 or 366 days, as applicable, and will be compounded and payable monthly in arrears on the first business day of each month. During the year ended December 31, 2024, the Company recorded an accrued interest receivable of $2,953. As at December 31, 2024, the loan receivable balance including interest was $352,953. Through May 2025, First Towers has borrowed an aggregate of $423,000 under such facility. This loan was terminated in consolidation as of the closing of the First Towers Transaction on August 21, 2025.

Transactions with Key Management Personnel

The Company has identified its Board of Directors, Chief Executive Officer (“CEO”) and its Chief Financial Officer (“CFO”) as its key management personnel who have the authority and responsibility for planning, directing and controlling the Company’s main activities.

For the fiscal year ended December 31,	2025
Key Management Remuneration	$679,005
Stock-based compensation	—
$679,005

The Key Management remuneration is included in Professional and Consulting fees and Personnel Expenses in the Statement of Operations.

As of December 31, 2025, the Company has balances payable to related parties of $640,546 (2024 —$302,232) as below:

a.	Included within accounts payable and accrued liabilities at December 31, 2025 is remuneration payable to key management totaling $640,546 (2024 – $244,933), which includes amounts owing to the following current and former directors and officers of the Company:

●	current directors and officers:

●	$32,000 owing to J Dhaliwal (2024 – $8,000);

●	$2,298 owing to G Deol (2024 – $2,192);

●	$8,000 owing to K Field (2024 – $72,000);

●	$259,435 owing to D Jenkins (2024 – $160,241);

●	$192,175 owing to C Cooper (2024 – $2,500);

●	$69,333 owing to U Chaudhry (2024 – $nil);

●	$17,555 owing to E Contreras (2024 – $nil);

●	$18,382 owing to F Juarez (2024 – $nil); and

●	$41,368 owing to D Gordon (2024 – $nil).

b.	The former director and officer of RPK, Kiranjit Sidhu is also the owner of Catalyst Capital LLC (“Catalyst”).

●	On November 14, 2022, the Company received a loan of £25,000 ($30,224) from Catalyst. The loan is unsecured and bears interest of £200 per week. The loan has matured on January 31, 2023 and is due on demand. Any unpaid amount is charged with late fees of £200 for each week the payment is late. During the year ended December 31, 2024, the Company paid this loan in full as part of the debt settlement entered in April 2024.

●	On January 17, 2023, the Company received an additional loan of €45,000 ($48,666) from Catalyst. The loan is unsecured and bears interest of 0.75% per day, compounding daily. The loan has matured on February 1, 2023 and is due on demand. Any unpaid amount is charged with late fees of 1% compounding interest for each day the payment is late. During the year ended December 31, 2023, the lender has willingly forgone any interest arising from this loan. During the year ended December 31, 2024, the Company paid this loan in full as part of the debt settlement entered in April 2024.

●	On February 5, 2023, the Company entered into an independent contractor agreement with Mr. Sidhu, pursuant to which he agreed to provide services regarding the business operations, business development and strategic matters to the Company for $650,000. The payment for the services was settled by the issuance of 28 RSUs converted to 28 Common Shares of the Company in May 2023 and 24 RSUs converted to 24 Common Shares in July 2023. As of December 31, 2023, the balance of the amount payable was $350,395, and was recorded under due to related parties’ account. During the year ended December 31, 2024, the Company paid this payable in full as part of the debt settlement entered in April 2024.

●	On April 4, 2024, the Company entered into debt settlement agreement with Mr. Sidhu to settle up all amounts owing of $487,295, which includes outstanding loans and other consulting payables. Pursuant to the agreement, Mr. Sidhu agreed to accept $136,757 in full settlement of the outstanding debt. On April 10, 2024, the Company paid the agreed amounts and recognized a gain on debt settlement of $353,159 in the consolidated statements of loss and comprehensive loss.

c.	The Company has the following loans outstanding to 1248787 B.C. Ltd. (“1248787”), a company controlled by Jatinder Dhaliwal, a director of the Akanda:

●	On August 18, 2023, the Company received a loan of C$24,000 ($17,714) from 1248787. The loan is unsecured, bears interest of 18% per annum and payable within 12 months. During the year ended December 31, 2025, the Company recorded interest expense of $1,076 (2024 — $3,157) and paid the loan in full.

●	On September 27, 2023, the Company received a loan of C$3,000 ($2,219) from 1248787. The loan is unsecured, bears interest of 18% per annum and payable within 12 months. During the year ended December 31, 2025, the Company recorded interest expense of $134 (2024 — $395) and paid the loan in full.

●	On October 13, 2023, the Company received a loan of C$40,000 ($29,258) from 1248787. The loan is unsecured, bears interest of 18% per annum and payable within 12 months. During the year ended December 31, 2025, the Company recorded interest expense of $1,793 (2024 — $5,259) and paid the loan in full.

d.	The Company has the following loans transactions with Halo, a company controlled by Katharyn Field, the former executive director and former interim CEO of Akanda:

●	On January 26, 2023, the Company issued a promissory note to Halo for a principal amount of $328,000. The note bears an interest rate of 7% per annum and matured on June 25, 2023. During the year ended December 31, 2023, the Company entered into a note conversion agreement and settled this loan through the issuance of 103 common shares.

●	During the year ended December 31, 2023, the Company received additional loans from Halo in the aggregate principal amount of $1,192,953. These loans are unsecured and bears the same interest rate of 7% per annum and have no specific terms of repayment.

●	During the year ended December 31, 2024, the Company received additional loans from Halo in the aggregate principal amount of $44,954. These loans are unsecured and bears the same interest rate of 7% per annum and have no specific terms of repayment. The Company recorded interest expense of $39,170 from these loans and also made a full repayment during the year ended December 31, 2024.

e.	On April 24, 2024, Mr. Harvinder Singh resigned as an independent director of the Board of Directors of the Company. A Resignation and Mutual Release Agreement dated April 24, 2024 was entered between the Company and Mr. Singh, pursuant to which the Company agreed to pay Harvinder Singh a separation and release amount of $50,000. The Company has paid the amount in full on April 25, 2024. During the year ended December 31, 2024, the Company recognized a gain on debt settlement of $48,592 in the consolidated statements of loss and comprehensive loss.

As of December 31, 2025, the Company has balances receivable from related parties of $nil (2024 — $368,172) as below:

a.	Advances – Halo

●	During the year ended December 31, 2024, the Company paid and accrued an amount of $15,969 (CAD21,875) of fees for services rendered by certain legal firms to Halo, a company controlled by the interim CEO of the Company. The transactions were accounted by the Company as advances or loans to Halo. The loans are non-interest bearing, unsecured and has no specific terms of repayment.

●	During the year ended December 31, 2025, the Company paid an additional amount of $220,030 (CAD307,437) of fees for services rendered by certain legal firms to Halo. These amounts, accounted as loans, are non-interest bearing, unsecured and have no specific terms of repayment. During the year ended December 31, 2025, the Company determined that the full loan receivable balance are no longer collectible from Halo and recognized a write-off of $235,686.

b.	The Company had the following loan receivable from First Towers, then controlled by Christopher Cooper, a director of Akanda:

●	On November 21, 2024, the Company entered into a Bridge Loan Agreement with First Towers, pursuant to which the Company agreed to loan to First Towers $350,000. Interest of the prime rate (as defined in the Loan Agreement) plus 2% will accrue and be calculated daily on the principal amount of the loan on the basis of the actual number of days the loan is outstanding in a year of 365 or 366 days, as applicable, and will be compounded and payable monthly in arrears on the first business day of each month.

●	Pursuant to the Bridge Loan Agreement, the Company shall also advance to First Towers a $1,000,000 loan on the same terms as the existing Loan Agreement. As of December 31, 2025, the Company lent out a total of $423,000. As at December 31, 2025, the loan receivable balance including interest was terminated in consolidation as of the closing of the First Towers Transaction on August 21, 2025.

The Company’s related party transactions are measured at the exchange amount which is the amount of consideration established and agreed to by the related parties.

Outstanding Claims

On January 29, 2024, Shailesh Bhushan, the former Chief Financial Officer of the Company, filed a complaint with the Employment Standards Branch of British Columbia against Akanda, Halo Collective Inc., and ANM, Inc. Mr. Bhushan alleges that Akanda failed to pay salary and invoices in the aggregate amount of CAD $271,990 from the period December 2022 through November 2023. He also claims unpaid salary and invoices in the amount of CAD $251,193 from Halo and CAD $56,700 from ANM. and alleges that Akanda, Halo, and ANM are related employers who may be jointly and severally liable for payment. The Employment Standards Branch has not yet requested a response to the complaint from Akanda. The Company intends to dispute the claim, including the allegations that the three companies are related employers.

On February 23, 2024, Mr. Bhushan filed a Notice of Civil Claim in the Supreme Court of British Columbia against Akanda alleging constructive dismissal and claiming severance pay, general damages, aggravated and punitive damages, and allegedly unpaid salary and bonus. He also seeks special costs. Mr. Bhushan has named Akanda directors or former directors, as the case may be, Jatinder Dhaliwal, Katharyn Field, David Jenkins, and Harvinder Singh as defendants, whom he alleges are personally liable for unpaid wages.

In the same claim, Mr. Bhushan alleges constructive dismissal against Halo Collective Inc., and claims severance pay, general damages, aggravated and punitive damages, allegedly unpaid salary and bonus, allegedly unpaid moving expenses, and alleges that the Halo stock he received as compensation lost value due to a share dilution. He has named certain current and former Halo directors as defendants and alleges they are personally liable for unpaid wages. He also seeks special costs against Halo. Mr. Bhushan alleges that Akanda and Halo are a common employer and may be jointly and severally liable for payment of damages.

The Company and the other defendants filed their Response to Civil Claim on May 2, 2024. The Company denies all liability and takes the position that Mr. Bhushan was terminated for just cause. The Company also disputes the amounts claimed, and denies that Akanda and Halo are a common employer. The proceeding is at the discovery stage.

Dentons UK and Middle East LLP (“Dentons”) filed a debt claim against Canmart for legal services and advice invoiced between July 2022 and November 2022. Dentons sought £204,391.98 plus interest in the amount of £30,730.49 and other costs. Although Canmart admits retaining Dentons’s services, Canmart denies any outstanding invoices and has asserted a counterclaim for costs incurred in defending a prior claim, any damages awarded to the claimant in the prior claim, any applicable interest, and costs. Dentons has replied to the counterclaim and this claim remains open.

See Note 28 of our Audited Financial Statements for the year ended December 31, 2025 for a description of other claims by and against the Company.

DESCRIPTION OF SHARE CAPITAL AND ARTICLES OF INCORPORATION

The following is a summary of the material terms of our share capital and our articles of incorporation. Because it is a summary, this discussion should be read together with our articles of incorporation and Business Corporations Act (Ontario).

General

The Company’s Articles of Incorporation, as amended by Articles of Amendment dated as of August 30, 2021, and as further amended by Articles of Amendment dated as of March 8, 2023,as of May 23, 2024, as of August 25, 2025 and as of January 12, 2026 (the “Articles”), provide that our authorized capital consists of an unlimited number of Common Shares, an unlimited number of Class A Special Shares, an unlimited number of Class B Special Shares, and an unlimited number of preferred shares (the “Preferred Shares”), issuable in series.

As of the date of this prospectus, the Company has approximately 2,388,212 Common Shares issued and outstanding, 6,441 Class A Special Shares authorized (all of which had converted into Common Shares as of June 8, 2026), 244,814 Class B Special Shares issued and outstanding, and no Preferred Shares issued and outstanding.

Rights, Preferences and Restrictions Attaching to Our Common Shares

The Articles provide the following rights, privileges, restrictions and conditions attaching to our Common Shares:

●	to vote at any meetings of shareholders, except meetings at which only holders of a specified class of shares other than the Common Shares are entitled to vote;

●	subject to the prior rights of the holders of the Preferred Shares, to share equally in the remaining assets of our Company on liquidation, dissolution or winding-up of our Company; and

●	subject to the prior rights of the holders of the Preferred Shares, the Common Shares are entitled to receive dividends if, as, and when declared by the Board of Directors.

The holders of Common Shares are entitled to receive notice of and to attend all annual and special meetings of our shareholders and to one vote in respect of each Common Share held at the record date for each such meeting, except a meeting of holders of a particular class of shares other than Common Shares who are entitled to vote separately as a class at such meeting. Subject to the prior rights of the holders of the Preferred Shares, the holders of Common Shares are entitled, at the discretion of our Board of Directors, to receive out of any or all of our profits or surplus properly available for the payment of dividends, any dividend declared by our Board of Directors and payable by the Company on the Common Shares. The holders of the Common Shares will participate in any distribution of the assets of the Company upon liquidation, dissolution or winding-up or other distribution of the assets of the Company, subject to the prior rights of the holder of the Preferred Shares.

Pre-emptive Rights

Our Common Shares do not contain any pre-emptive purchase rights to any of our securities.

Class A Special Shares

On August 29, 2025, shareholders of the Company approved an amendment to the Company’s Articles to create a new class of special common shares without nominal or par value (the “Class A Special Shares”). All Class A Special Shares had converted into Common Shares as of June 8, 2026.

The holders of the Class A Special Shares are entitled to one vote for each Class A Special Share held at all meetings of shareholders of the Corporation and vote as a single class with the holders of the Common Shares and the Class B Special Shares, other than meetings at which only the holders of another class or series of shares are entitled to vote separately as a class or series, provided that the holders of Class A Special Shares may not cast a vote in respect of a resolution intended to allow the Corporation to issue Class B Special Shares pursuant to the transactions contemplated in the SEA in accordance with applicable Nasdaq Listing Rules.

Subject to the prior rights of any other class ranking senior to the Class A Special Shares and equal in rank to the Common Shares and Class B Special Shares, the holders of the Class A Special Shares are entitled to receive, as and when declared by the directors of the Corporation out of moneys of the Corporation properly applicable to the payment of dividends, such non-cumulative dividends as the directors may from time to time declare.

In the event of any Liquidation Distribution, subject to the prior rights of the holders of the shares of any other class ranking senior to the Common Shares and equal in rank to the Common Shares and Class B Special Shares, the holders of the Class A Special Shares shall be entitled to receive all remaining property and assets of the Corporation.

Each Class A Special Share is convertible into one Common Share. All Class A Special Shares had converted into Common Shares as of June 8, 2026.

The Class B Special Shares

On August 29, 2025, shareholders of the Company approved an amendment of the Articles to create a new class of special common shares without nominal or par value (the “Class B Special Shares”). The issuance of Class B Special Shares was subject to the approval of Akanda’s shareholders (other than holders of Class A Special Shares) and the Nasdaq Stock Market of the transactions contemplated pursuant to the SEA, which approvals were subsequently obtained.

The holders of the Class B Special Shares shall be entitled to one vote for each Class B Special Share held at all meetings of shareholders of the Corporation and shall vote as a single class with the Common Shares and the Class A Special Shares, other than meetings at which only the holders of another class or series of shares are entitled to vote separately as a class or series.

Subject to the prior rights of any other class ranking senior to the Class B Special Shares and equal in rank to the Common Shares and Class A Special Shares, the holders of the Class B Special Shares are entitled to receive, as and when declared by the directors of the Corporation out of moneys of the Corporation properly applicable to the payment of dividends, such non-cumulative dividends as the directors may from time to time declare.

In the event of any Liquidation Distribution, subject to the prior rights of the holders of the shares of any other class ranking senior to the Common Shares and equal in rank to the Class A Special Shares and Common Shares, the holders of the Class B Special Shares shall be entitled to receive all remaining property and assets of the Corporation.

Each Class B Special Share is convertible into one Common Share, subject to the terms and conditions set out in the Articles.

Shareholder Meetings

The Business Corporations Act (Ontario) provides that: (i) a general meeting of shareholders shall be held at such place in or outside Ontario as the directors determine or, in the absence of such a determination, at the place where the registered office of our Company is located; (ii) directors must call an annual meeting of shareholders not later than 18 months after the date of incorporation and no later than 15 months after the last preceding annual meeting; (iii) for the purpose of determining shareholders entitled to receive notice of a meeting of or vote at meetings of shareholders, the directors may fix in advance a date as the record date for that determination, provided that such date shall not precede by more than 60 days or by less than 30 days, the date on which the meeting is to be held; (iv) the holders of not less than 5% of the issued shares entitled to vote at a meeting may requisition the directors to call a meeting of shareholders for the purposes stated in the requisition; and (v) if for any reasons it impracticable to call a meeting of shareholders in the matter in which it may be called or to conduct the meeting in the matter prescribed by the by-laws, the Articles or the Business Corporations Act (Ontario), or for any other reason the court thinks fit, the court, upon the application of a director or shareholder entitled to vote at the meeting, may order a meeting to be called, held and conducted in a manner that the court directs. The Company’s by-laws provide that a quorum is met when at least two persons are present in person and holding or representing by proxy not less than 10% of the votes attached to all shares entitled to be voted at the meeting.

The holders of our Common Shares are entitled to attend and vote at all meetings of the shareholders of the Company, except a meeting of holders of a particular class of shares other than the Common Shares who are entitled to vote separately as a class at such meeting.

Fully Paid and Non-assessable

All outstanding Common Shares are, and the Common Shares to be outstanding upon completion of this offering will be, duly authorized, validly issued, fully paid and non-assessable.

Resale Restrictions

Our Articles do not impose restrictions on the transfer of Common Shares by a shareholder.

Purchasers under this offering should consult with their own professional advisers with respect to restrictions on the transferability of the securities offered hereunder. The absence of transfer restrictions under the Articles does not eliminate restrictions that may arise under applicable securities laws.

Preferred Shares

The Preferred Shares may at any time and from time to time be issued in one or more series. The Board of Directors will, by resolution, from time to time, before the issue thereof, fix the designation, rights, privileges, restrictions and conditions attaching to the Preferred Shares of each series.

Pre-Funded Warrants to be issued in this Offering

The following is a summary of the material terms and provisions of the pre-funded warrants that are being offered hereby. This summary is subject to and qualified in its entirety by the form of pre-funded warrants filed as an exhibit to this registration statement or as an exhibit to a Current Report on Form 6-K in connection with this offering.

Duration and Exercise Price

Each pre-funded warrant offered hereby will have an initial exercise price per share equal to $0.0001. The pre-funded warrants will be immediately exercisable and may be exercised at any time until the pre-funded warrants are exercised in full. The exercise price and number of Common Shares issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Common Shares and the exercise price.

Exercisability

The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of Common Shares purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the pre-funded warrants to the extent that the holder would own more than 4.99% of the outstanding Common Shares immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding shares after exercising the holder’s pre-funded warrants up to 9.99% of the number of Common Shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants. Purchasers of pre-funded warrants in this offering may also elect prior to the issuance of the pre-funded warrants to those purchasers to have the initial exercise limitation set at 9.99% of our outstanding Common Shares.

Transferability

Subject to applicable laws, the pre-funded warrants are separately tradeable immediately after issuance at the option of the holders and may be transferred at the option of the holders upon surrender of the pre-funded warrants to us together with the appropriate instruments of transfer.

No Listing

There is no established public trading market for the pre-funded warrants and we do not expect a market to develop. In addition, we do not intend to apply for listing of the pre-funded warrants on any securities exchange or trading system. Without an active market, the liquidity of the pre-funded warrants will be limited.

Fundamental Transactions

In the event we effect certain mergers, consolidations, sales of substantially all of our assets, tender or exchange offers, reclassifications or share exchanges in which our common share is effectively converted into or exchanged for other securities, cash or property, we consummate a business combination in which another person acquires 50% of the outstanding Common Shares, or any person or group becomes the beneficial owner of 50% of the aggregate ordinary voting power represented by our issued and outstanding Common Shares, then, upon any subsequent exercise of the pre-funded warrants, the holders of the pre-funded warrants will have the right to receive any shares of the acquiring corporation or other consideration it would have been entitled to receive if it had been a holder of the number of Common Shares then issuable upon exercise of the pre-funded warrants.

Cashless Exercise

If at the time of exercise there is no effective registration statement registering, or the prospectus contained therein is not available for issuance of, the shares issuable upon exercise of the pre-funded warrants, the holder may only exercise the pre-funded warrants on a cashless basis. When exercised on a cashless basis, a portion of the pre-funded warrants is cancelled in payment of the purchase price payable in respect of the number of Common Shares purchasable upon such exercise.

Rights as a Shareholder

Except as otherwise provided in the pre-funded warrants or by virtue of a holder’s ownership of Common Shares, the holders of the pre-funded warrants do not have the rights or privileges of holders of our Common Shares, including any voting rights, until they exercise their pre-funded warrants.

Amendments and Waivers

The provisions of each pre-funded warrant may be modified or amended or the provisions thereof waived with the written consent of us and the holder.

No Fractional Shares

No fractional shares or scrip representing fractional shares shall be issued upon the exercise of the pre-funded warrants. As to any fraction of a share which the holder would otherwise be entitled to purchase upon such exercise, we shall or shall cause, at our option, the payment of a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price of the pre-funded warrants per whole share or round such fractional share up to the nearest whole share.

Penny Stock Regulation

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market.

Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As our Common Shares may be subject to such penny stock rules, purchasers in this offering will in all likelihood find it more difficult to sell their Common Shares in the secondary market.

Limitations on Liability and Indemnification of Officers and Directors

In accordance with the Business Corporations Act (Ontario) and pursuant to the by-laws of the Company, the Company may indemnify a director or officer, a former director or officer, or another individual who acts or acted at the Company’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including any amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Company or other entity, if the individual:

●	acted honestly and in good faith with a view to the best interests of the Company or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Company’s request; and

●	in the case of a criminal or administrative action or proceeding enforced by a monetary penalty, had reasonable grounds to believe the conduct was lawful.

The Company shall indemnify such individual in respect of a proceeding by or on behalf of the Company or other entity to obtain a judgment in its favour if the individual fulfils the conditions set out above and was not judged by a court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done. The Company may advance monies to such individual for costs, charges and expenses reasonably incurred in connection with a proceeding, provided that the individual shall repay the monies if the individual does not fulfil the conditions described above. Nothing in the by-laws of the Company limits the right of any individual entitled to indemnity to claim indemnity apart from the provisions therein.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Shares is VStock Transfer, LLC.

Listing

Our Common Shares are listed on The Nasdaq Capital Market under the symbol “AKAN”.

There is no established trading market for the pre-funded warrants and we do not expect a market to develop. In addition, we do not intend to list the pre-funded warrants on Nasdaq or any other national securities exchange or any other nationally recognized trading system.

SECURITIES ELIGIBLE FOR FUTURE SALE

Future sales of substantial amounts of our Common Shares in the public market or the perception that such sales might occur could adversely affect market prices prevailing from time to time. Furthermore, because only a limited number of shares will be available for sale shortly after this offering due to existing contractual and legal restrictions on resale as described below, there may be sales of substantial amounts of our Common Shares in the public market after the restrictions lapse. This may adversely affect the prevailing market price of our Common Shares and our ability to raise equity capital in the future.

After completion of this offering, we will have 7,211,363 Common Shares issued and outstanding.

All of the Common Shares sold in this offering will be freely tradable without restrictions or further registration under the Securities Act, unless the shares are purchased by our “affiliates” as that term is defined in Rule 144 and except certain shares that will be subject to the lock-up period described below after completion of this offering. Any shares owned by our affiliates may not be resold except in compliance with Rule 144 volume limitations, manner of sale and notice requirements, pursuant to another applicable exemption from registration or pursuant to an effective registration statement.

Lock-Up Agreements

Pursuant to certain “lock-up” agreements, we, certain executive officers and directors are anticipated to agree, subject to certain exceptions, not to offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of or announce the intention to otherwise dispose of, or enter into any swap, hedge or similar agreement or arrangement that transfers, in whole or in part, the economic risk of ownership of, directly or indirectly, engage in any short selling of any Common Shares or securities convertible into or exchangeable or exercisable for any Common Shares, whether currently owned or subsequently acquired, without the prior written consent of the underwriter, for a period of ninety days from the date of effectiveness of the offering.

Rule 144

In general, under Rule 144 as currently in effect, once we have been subject to public company reporting requirements for at least 90 days, a person who is not deemed to have been one of our affiliates for purposes of the Securities Act at any time during the 90 days preceding a sale and who has beneficially owned the shares proposed to be sold for at least six months, including the holding period of any prior owner other than our affiliates, is entitled to sell those shares without complying with the manner of sale, volume limitation or notice provisions of Rule 144, subject to compliance with the public information requirements of Rule 144. If such a person has beneficially owned the shares proposed to be sold for at least one year, including the holding period of any prior owner other than our affiliates, then that person would be entitled to sell those shares without complying with any of the requirements of Rule 144.

In general, under Rule 144, as currently in effect, our affiliates or persons selling shares on behalf of our affiliates are entitled to sell upon expiration of the lock-up agreements described above, within any three-month period, a number of shares that does not exceed the greater of:

●	1% of the number of shares of our Common Shares then outstanding, which will equal approximately shares immediately after this offering; or

●	the average weekly trading volume of our Common Shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to that sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 701

Rule 701 generally allows a shareholder who purchased shares of our Common Shares pursuant to a written compensatory plan or contract and who is not deemed to have been our affiliate during the immediately preceding 90 days to sell these shares in reliance upon Rule 144, but without being required to comply with the public information, holding period, volume limitation or notice provisions of Rule 144.

Rule 701 also permits our affiliates to sell their Rule 701 shares under Rule 144 without complying with the holding period requirements of Rule 144. All holders of Rule 701 shares, however, are required by that rule to wait until 90 days after the date of this prospectus before selling those shares pursuant to Rule 701 and are subject to the lock-up agreements described above.

THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL MATTERS RELATING TO SHARE TRANSFER RESTRICTIONS THAT MAY BE OF IMPORTANCE TO A PROSPECTIVE INVESTOR. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN LEGAL ADVISOR REGARDING THE PARTICULAR SECURITIES LAWS AND TRANSFER RESTRICTION CONSEQUENCES OF PURCHASING, HOLDING, AND DISPOSING OF OUR COMMON SHARES OR THE COMMON SHARES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

CERTAIN TAX CONSIDERATIONS

The following description is not intended to constitute a complete analysis of all tax considerations relating to the ownership or disposition of our Common Shares, including the Common Shares in this offering. You should consult your own tax advisor concerning the tax considerations of your particular situation, as well as any tax considerations that may arise under the laws of any local, state, foreign (including Canada and the United Kingdom), or other taxing jurisdiction.

Certain Material Canadian Federal Income Tax Considerations

In the opinion of Gowling WLG (Canada) LLP, Canadian counsel to the Company, the following summary describes the principal Canadian federal income tax considerations pursuant to the Income Tax Act (Canada) and the regulations thereunder (the “Tax Act”) generally applicable to the acquisition, holding and disposition of the Common Shares by a holder who acquires, as beneficial owner, the Common Shares pursuant to the offering and who, for purposes of the Tax Act and at all relevant times, holds the Common Shares as capital property, deals at arm’s length with the Company and each underwriter and is not affiliated with the Company or any underwriter (a “Holder”). Generally, the Common Shares will be considered to be capital property to a Holder provided the Holder does not acquire or hold the Common Shares in the course of carrying on a business of trading or dealing in securities and has not acquired them in one or more transactions considered to be an adventure or concern in the nature of trade.

This summary does not apply to a Holder (i) that is a “financial institution” for the purposes of the mark-to-market rules contained in the Tax Act; (ii) that is a “specified financial institution” as defined in the Tax Act; (iii), an interest in which would be, or for whom a Common Share would be, a “tax shelter investment” as defined in the Tax Act; (iv) that has made a functional currency reporting election under the Tax Act to report in a currency other than the Canadian currency; (v) that has or will enter into a “derivative forward agreement”, a “synthetic disposition arrangement” or a “dividend rental arrangement”, each as defined under the Tax Act, with respect to the Common Shares. (vi) that carries on, or is deemed to carry on, an insurance business in Canada or elsewhere. Such Holders should consult their own tax advisors with respect to an investment in the Common Shares. This summary does not apply to the acquisition, holding and disposition of the pre-funded warrants by a Holder. Such Holders should consult their own tax advisors with respect to an investment in the pre-funded warrants.

Additional considerations, not discussed herein, may be applicable to a Holder that is a corporation resident in Canada, and that is or becomes, or does not deal at arm’s length for purposes of the Tax Act with a corporation resident in Canada that is or becomes, as part of a transaction or event or series of transactions or events that includes the acquisition of the Common Shares, controlled by a non-resident person or group of non-resident persons not dealing with each other at arm’s length for purposes of the “foreign affiliate dumping” rules in section 212.3 of the Tax Act. Such Holders should consult their own tax advisors with respect to the possible application of these rules.

In addition, this summary does not address the deductibility of interest by a Holder who has borrowed money or otherwise incurred debt in connection with the acquisition of the Common Shares.

Holders and prospective holders of pre-funded warrants should consult their own Canadian tax advisors with respect to the Canadian federal income tax consequences of acquiring, holding and disposing of the pre-funded warrants, including the potential characterization of such instruments under the Tax Act.

This summary is based upon the provisions of the Tax Act in force as of the date hereof, all specific proposals to amend the Tax Act that have been publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Proposed Amendments”) and counsel’s understanding of the current administrative policies and assessing practices of the Canada Revenue Agency (“CRA”) made publicly available prior to the date hereof. This summary assumes the Proposed Amendments will be enacted in the form proposed, however, no assurance can be given that the Proposed Amendments will be enacted in the form proposed, if at all. This summary is not exhaustive of all possible Canadian federal income tax considerations and, except for the Proposed Amendments, does not take into account or anticipate any changes in law or the administrative policies or assessing practices of the CRA, whether by legislative, governmental or judicial action or decision, nor does it take into account provincial, territorial or foreign tax considerations, which may differ significantly from those discussed herein.

Subject to certain exceptions that are not discussed in this summary, for the purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of Common Shares, including dividends, must be determined in Canadian dollars using the relevant exchange rate determined in accordance with the Tax Act.

This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular holder or prospective holder of the Common Shares, and no representations with respect to the income tax considerations to any holder or prospective holder are made. Consequently, holders and prospective holders of the Common Shares should consult their own tax advisors for advice with respect to the tax considerations to them of acquiring the Common Shares, having regard to their particular circumstances.

Holders Resident in Canada

This portion of the summary applies to a Holder who, at all relevant times, for purposes of the Tax Act and any applicable income tax treaty or convention, is or is deemed to be resident in Canada (a “Resident Holder”).

Certain Resident Holders who might not otherwise be considered to hold their Common Shares as capital property may, in certain circumstances, be entitled to have the Common Shares, and all other “Canadian securities” (as defined in the Tax Act) owned by such Resident Holders in the taxation year of the election and any subsequent taxation year, treated as capital property by making the irrevocable election permitted by subsection 39(4) of the Tax Act. Resident Holders should consult their own tax advisors regarding the availability or advisability of this election.

Dividends on the Common Shares

Dividends received or deemed to be received on the Common Shares by a Resident Holder who is an individual (other than certain trusts) will generally be included in the individual’s income and will be subject to the gross-up and dividend tax credit rules applicable to taxable dividends received from taxable Canadian corporations, including the enhanced dividend tax credit rules applicable to any dividends designated by the Company as “eligible dividends” in accordance with the Tax Act. There may be limitations on the ability of the Company to designate dividends as “eligible dividends.”

In the case of a Resident Holder that is a corporation, the amount of any such taxable dividend that is included in its income for a taxation year will generally also be deductible in computing its taxable income for that taxation year. In certain circumstances, a dividend received or deemed to be received by a Resident Holder that is a corporation may be deemed to be proceeds of disposition or a capital gain pursuant to subsection 55(2) of the Tax Act. Resident Holders that are corporations should consult their own tax advisors having regard to their own particular circumstances.

A Resident Holder that is a “private corporation” or a “subject corporation”, each as defined in the Tax Act will generally be liable to pay a refundable tax under Part IV of the Tax Act on dividends received or deemed to be received on the Common Shares to the extent such dividends are deductible in computing its taxable income for the taxation year. Such additional tax may be refundable in certain circumstances.

Dispositions of Common Shares

Upon a disposition (or a deemed disposition) of a Common Share, a Resident Holder generally will realize a capital gain (or a capital loss) equal to the amount, if any, by which the proceeds of disposition of such Common Share, net of any reasonable costs of disposition, are greater (or are less) than the adjusted cost base of such Common Share to the Resident Holder.

The adjusted cost base to a Resident Holder of Common Shares acquired hereunder will be determined by averaging the cost of such Common Shares to the Resident Holder with the adjusted cost base of all other Common Shares, if any, held by the Resident Holder as capital property immediately before the acquisition.

Taxation of Capital Gains and Capital Losses

Generally, one-half of any capital gain (a “taxable capital gain”) realized by a Resident Holder in a taxation year must be included in the Resident Holder’s income for the year and one-half of any capital loss (an “allowable capital loss”) realized by a Resident Holder in a taxation year must be deducted from taxable capital gains realized by the Resident Holder in that year. Allowable capital losses in excess of taxable capital gains realized in a taxation year generally may be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any subsequent taxation year against net taxable capital gains realized in such years, to the extent and under the circumstances described in the Tax Act.

The amount of any capital loss realized by a Resident Holder that is a corporation on the disposition of a Common Share may be reduced by the amount of dividends received or deemed to be received by it on such Common Share, to the extent and under the circumstances described in the Tax Act. Similar rules may apply where a Common Share is owned by a partnership or trust of which a corporation, trust or partnership is a member or beneficiary. Resident Holders to whom these rules may be relevant should consult their own tax advisors.

Aggregate Investment Income

A Resident Holder that is, throughout the relevant taxation year, a “Canadian-controlled private corporation”, as defined in the Tax Act, may be liable to pay a refundable tax on its “aggregate investment income”, which is defined in the Tax Act to include an amount in respect of taxable capital gains and dividends or deemed dividends that are not deductible in computing such corporation’s income. The refundable tax on investment income also applies to corporations that are “substantive CCPCs” as defined in the Tax Act.

Alternative Minimum Tax

Capital gains realized and dividends received or deemed to be received by an individual (including certain trusts) may give rise to liability for alternative minimum tax as calculated under the detailed rules set out in the Tax Act. Resident Holders who are individuals should consult their own tax advisors in this regard.

Holders Not Resident in Canada

This portion of the summary applies to a Holder who, at all relevant times, for purposes of the Tax Act and any applicable income tax treaty or convention (i) is neither resident nor deemed to be resident in Canada, and (ii) does not, and is not deemed to, use or hold the Common Shares in a business carried on in Canada (a “Non-Resident Holder”). In addition, this portion of the summary does not apply to an insurer who carries on an insurance business in Canada and elsewhere or an “authorized foreign bank” (as defined in the Tax Act) and such Non-Resident Holders should consult their own tax advisors.

Dividends on the Common Shares

Any dividends paid or credited, or deemed to be paid or credited, on the Common Shares, as the case may be, to a Non-Resident Holder will generally be subject to Canadian withholding tax at the rate of 25% of the gross amount of the dividend, subject to any reduction in the rate of withholding to which that Non-Resident Holder may be entitled under an applicable income tax treaty or convention. For instance, where the Non-Resident Holder is a resident of the United States that is entitled to applicable benefits under the Canada-United States Income Tax Convention (1980), as amended, and is the beneficial owner of the dividends, the rate of Canadian withholding tax applicable to dividends is generally reduced to 15%. The rate of withholding tax is generally further reduced to 5% if the beneficial owner of such dividend is a company that owns, directly or indirectly, at least 10% of the voting stock of the Company. Non-Resident Holders should consult their own tax advisors to determine their entitlement to relief under an applicable income tax treaty or convention.

Disposition of the Common Shares

A Non-Resident Holder will not be subject to tax under the Tax Act in respect of any capital gain realized by such Non-Resident Holder on a disposition of a Common Share unless such share constitutes “taxable Canadian property” (as defined in the Tax Act) of the Non-Resident Holder at the time of disposition and the Non-Resident Holder is not entitled to relief under an applicable income tax treaty or convention.

Generally, the Common Shares will not constitute “taxable Canadian property” of a Non-Resident Holder at any particular time provided that the Common Shares are then listed on a “designated stock exchange” for the purposes of the Tax Act (which currently includes the Nasdaq), unless at any time during the 60-month period immediately preceding such time: (i) at least 25% or more of the issued shares of any class or series of the capital stock of the Company were owned by or belonged to any combination of (x) the Non-Resident Holder, (y) persons with whom the Non-Resident Holder did not deal at arm’s length (for the purposes of the Tax Act), and (z) partnerships in which the Non-Resident Holder or a person described in (y) holds a membership interest directly or indirectly through one or more partnerships; and (ii) more than 50% of the fair market value of such shares was derived directly or indirectly from one, or any combination of, real or immovable property situated in Canada, Canadian resource property (as defined in the Tax Act), timber resource property (as defined in the Tax Act) or options in respect of, interests in or for civil law rights in, any such property (whether or not such property exists). Notwithstanding the foregoing, the Common Shares may also be deemed to be “taxable Canadian property” in certain circumstances.

In cases where a Non-Resident Holder disposes (or is deemed to have disposed) of a Common Share that is “taxable Canadian property” to that Non-Resident Holder, and the Non-Resident Holder is not entitled to an exemption under an applicable income tax treaty or convention, the consequences described above under the headings “Holders Resident in Canada – Dispositions of Common Shares” and “Taxation of Capital Gains and Capital Losses” will generally be applicable to such disposition. Non-Resident Holders for whom a Common Share is, or may be, “taxable Canadian property” should consult their own tax advisors.

Certain Material U.S. Federal Income Tax Considerations

The following discussion is a general summary of certain material U.S. federal income tax considerations with respect to the ownership and disposition of shares of our Common Shares. This summary is based on current U.S. federal income tax laws (including provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations promulgated thereunder and administrative rulings and court decisions, all in effect as of the date hereof), all of which are subject to change at any time, possibly with retroactive effect. Any such change or differing interpretation could alter the tax considerations described herein. Furthermore, there can be no assurance that the United States Internal Revenue Service (“IRS”) will not challenge the tax considerations described herein and that a court will not sustain such challenge.

For purposes of this discussion, the term “U.S. Holder” means a beneficial owner of one or more of our Common Shares that is for U.S. federal income tax purposes one of the following:

●	an individual citizen or resident of the United States, including individuals treated as residents of the United States solely for tax purposes;

●	a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or the District of Columbia;

●	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust if (1) a court within the United States can exercise primary supervision over the administration of the trust, and one or more “United States persons” within the meaning of Section 7701(a)(30) of the Code have the authority to control all substantial decisions of the trust or (2) the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

This discussion applies only to a U.S. Holder that holds Common Shares as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). Unless otherwise provided, this summary does not discuss tax reporting requirements. In addition, this discussion does not address any tax considerations other than U.S. federal income tax considerations, such as U.S. state and local tax considerations, U.S. estate and gift tax considerations, and non-U.S. tax considerations, and does not describe all of the U.S. federal income tax considerations that may be relevant in light of a U.S. Holder’s particular circumstances, including alternative minimum tax considerations, the net investment income tax, special tax accounting rules under Section 451(b) of the Code, and tax considerations to holders that are subject to special provisions under the Code, including, but not limited to, holders that:

●	are tax exempt organizations, qualified retirement plans, individual retirement accounts, or other tax deferred accounts;

●	are banks, financial institutions, underwriters, insurance companies, real estate investment trusts, or regulated investment companies;

●	are brokers or dealers in securities or currencies or holders that are traders in securities that elect to apply a mark-to-market accounting method; have a “functional currency” for U.S. federal income tax purposes that is not the U.S. dollar;

●	own Common Shares as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other arrangement involving more than one position;

●	acquire Common Shares in connection with the exercise of employee stock options or otherwise as compensation for services;

●	are partnerships or other pass-through entities for U.S. federal income tax purposes (or investors in such partnerships and entities);

●	are required to accelerate the recognition of any item of gross income with respect to the Common Shares as a result of such income being recognized on an applicable financial statement;

●	own or will own (directly, indirectly, or constructively) 5% or more of our total combined voting power or value;

●	are controlled foreign corporations;

●	are passive foreign investment companies;

●	hold the Common Shares in connection with trade or business conducted outside of the United States or in connection with a permanent establishment or other fixed place of business outside of the United States; or

●	are former U.S. citizens or former long-term residents of the United States.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our Common Shares, the tax treatment of a person treated as a partner for U.S. federal income tax purposes generally will depend in part on the status of the partner and the activities of the partnership and the partner. Persons that for U.S. federal income tax purposes are treated as a partner in a partnership holding our Common Shares should consult their tax advisors.

We have not sought, and do not expect to seek, a ruling from the IRS, as to any United States federal income tax consideration described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.

Except as otherwise noted, this summary assumes that the Company (nor any of its subsidiaries) is not a passive foreign investment company (a “PFIC”) for U.S. federal income tax purposes. A non-U.S. entity’s possible status as a PFIC must be determined annually and therefore may be subject to change. If the Company (or any of its subsidiaries) were to be a PFIC in any year, materially adverse tax consequences could result for U.S. Holders.

All prospective investors should consult with their own tax advisors regarding the U.S. federal, state, local, non-U.S. income and other tax considerations of acquiring, holding and disposing of the Common Shares.

WE RECOMMEND THAT PROSPECTIVE HOLDERS OF OUR COMMON SHARES CONSULT WITH THEIR TAX ADVISORS REGARDING THE TAX CONSIDERATIONS TO THEM (INCLUDING THE APPLICATION AND EFFECT OF ANY FEDERAL, STATE, LOCAL, NON-U.S. INCOME AND OTHER TAX LAWS) OF THE OWNERSHIP AND DISPOSITION OF OUR COMMON SHARES.

U.S. Holders

Taxation of Distributions to U.S. Holders

Subject to the PFIC rules discussed below, a U.S. Holder generally will be required to include in gross income, in accordance with such U.S. Holder’s method of accounting for U.S. federal income tax purposes, as dividends the amount of any distribution of cash or other property (other than certain distributions of the Company’s shares or rights to acquire the Company’s shares) paid on the Company’s Common Shares to the extent the distribution is paid out of the Company’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Distributions in excess of such earnings and profits generally will be applied against and reduce the U.S. Holder’s tax basis in its Common Shares (but not below zero) and, to the extent in excess of such basis, such distributions will be treated as gain from the sale or exchange of such Common Shares (the treatment of which is described under “— Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Shares to U.S. Holders” below). Because we do not intend to determine our earnings and profits on the basis of U.S. federal income tax principles, we expect that distributions, if issued, will generally be reported to U.S. Holders as dividends.

Dividends paid by us will be taxable to a corporate U.S. Holder at regular tax rates and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. With respect to individuals and other non-corporate U.S. Holders, dividends generally will be taxed at the lower applicable long-term capital gains rate (see “— Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Shares to U.S. Holders” below) applicable to “qualified dividend income,” provided that certain conditions are satisfied, including that (1) our Common Shares on which the dividends are paid are readily tradable on an established securities market in the United States or the Company is eligible for the benefits of the U.S.-Canada income tax treaty (the “Treaty”), (2) we are not a PFIC (nor treated as such with respect to a U.S. Holder) at the time the dividend was paid or in the previous year, and (3) certain holding period (more than 60 days of ownership, without protection from the risk of loss, during the 121-day period beginning 60 days before the ex-dividend date) and other requirements are met. U.S. Holders should consult their tax advisors regarding the availability of such lower rate for any dividends paid with respect to our Common Shares.

As noted above and subject to applicable limitations, taxing jurisdictions other than the United States may withhold taxes from distributions on the Common Shares, and a U.S. Holder may be eligible for a reduced rate of withholding to the extent there is an applicable tax treaty between the applicable taxing jurisdiction and the United States and/or may be eligible for a foreign tax credit against the U.S. Holder’s U.S. federal income tax liability. The foreign tax credit rules are complex and U.S. Holders should consult their tax advisers regarding the application of such rules, including the creditability of foreign taxes, in their particular circumstances.

The amount of any dividend paid in Canadian dollars will equal the U.S. dollar value of the Canadian dollars received, calculated by reference to the exchange rate in effect on the date the dividend is received by you, in the case of Common Shares, regardless of whether the Canadian dollars are converted into U.S. dollars. If the Canadian dollars received as a dividend are converted into U.S. dollars on the date of receipt, a U.S. Holder generally will not be required to recognize foreign currency gain or loss in respect of the dividend income. If the Canadian dollars received as a dividend are not converted into U.S. dollars on the date of receipt, a U.S. Holder will have a basis in the Canadian dollars equal to their U.S. dollar value on the date of receipt. Any gain or loss realized on a subsequent conversion or other disposition of the Canadian dollar will be treated as U.S. source ordinary income or loss.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Shares to U.S. Holders

Subject to the PFIC rules discussed below, a U.S. Holder generally will recognize capital gain or loss on the sale or other taxable disposition of our Common Shares. The amount of gain or loss recognized by a U.S. Holder on a sale or other taxable disposition generally will be equal to the difference, if any, between (i) the sum of the amount of cash and the fair market value of any property received in such sale or disposition and (ii) the U.S. Holder’s adjusted tax basis in its Common Shares so disposed of. A U.S. Holder’s adjusted tax basis in its Common Shares generally will equal the U.S. Holder’s acquisition cost reduced by any prior distributions treated as a return of capital.

Any capital gain or loss recognized generally will be considered long-term capital gain or loss if the U.S. Holder’s holding period for such Common Shares exceeds one year. Long-term capital gain realized by a non-corporate U.S. Holder may be taxed at rates of tax lower than the rates applicable to ordinary income and short-term capital gains, while short-term capital gains are subject to U.S. federal income tax at the rates applicable to ordinary income. The deductibility of capital losses is subject to various limitations.

Any gain or loss recognized by a U.S. Holder will generally be U.S. source gain or loss for foreign tax credit purposes. Consequently, a U.S. Holder may not be able to use the foreign tax credit arising from any non-U.S. tax imposed on the disposition of the Common Shares unless such credit can be applied (subject to applicable limitations) against tax due on other income treated as derived from non-U.S. sources.

Passive Foreign Investment Company (“PFIC”) Rules

The treatment of U.S. Holders of the Common Shares could be materially different from that described above if the Company is treated as a PFIC for U.S. federal income tax purposes. A non-U.S. corporation will be classified as a PFIC for U.S. federal income tax purposes if either (i) at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is “passive income” for purposes of the PFIC rules or (ii) at least 50% of its assets in a taxable year (ordinarily determined based on fair market value and averaged quarterly over the year), including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes, among other things, dividends, interest, certain rents and royalties, annuities (other than rents or royalties derived from the active conduct of a trade or business) and net gains from the disposition of assets giving rise to passive income and net foreign currency gains.

Although our PFIC status is determined annually, an initial determination that our Company is a PFIC generally will apply for subsequent years to a U.S. Holder who held Company Shares while we were a PFIC, whether or not we meet the test for PFIC status in those subsequent years. If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of our Common Shares and the U.S. Holder did not make either a timely mark-to-market election or a qualified electing fund (“QEF”) election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) Common Shares, as described below, such U.S. Holder generally will be subject to special rules with respect to (i) any gain recognized by the U.S. Holder on the sale or other disposition of its Common Shares (which may include gain realized by reason of transfers of Common Shares that would otherwise qualify as nonrecognition transactions for U.S. federal income tax purposes) and (ii) any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the Common Shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for the Common Shares). Under these special tax rules:

●	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the Common Shares;

●	the amount allocated to the U.S. Holder’s current taxable year (i.e., the year in which the distribution occurs or the gain is recognized, will be treated as ordinary income;

●	the amount allocated to prior taxable years will be taxed at the highest tax rate in effect for that taxable year, and applicable to the U.S. Holder without regard to the U.S. Holder’s other items of income and loss for such year; and

●	an additional amount equal to the interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder with respect to the tax attributable to each such other taxable year of the U.S. Holder.

In general, if we are determined to be a PFIC, a U.S. Holder may be able to avoid application of the adverse PFIC tax consequences described above in respect to our Common Shares (but not warrants) by making and maintaining a timely and valid QEF election (if eligible to do so) to include in income its pro rata share of the PFIC’s net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the first taxable year of the U.S. Holder in which or with which the PFIC taxable year ends and each subsequent taxable year. In order to comply with the requirements of a QEF election, a U.S. Holder must receive a PFIC annual information statement from the PFIC. A U.S. Holder generally may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge. There is no assurance that we will have timely knowledge of our status as a PFIC in the future or of the required information to be provided. We, therefore, have not determined whether, if we were to be classified as a PFIC for a taxable year, we will provide information necessary for a U.S. Holder to make a QEF election which, if available, would result in tax treatment different from (and generally less adverse than) the general tax treatment for PFICs. Accordingly, U.S. Holders should assume that they will not be able to make a QEF election with respect to the Common Shares.

Alternatively, if a U.S. Holder, at the close of its taxable year, owns shares in a PFIC that are treated as marketable stock, the U.S. Holder may make a mark-to-market election with respect to such shares for such taxable year. If the U.S. Holder makes a valid mark-to-market election for the first taxable year of the U.S. Holder in which the U.S. Holder holds (or is deemed to hold) Common Shares in us and for which we are determined to be a PFIC, such U.S. Holder generally will not be subject to the PFIC rules described above in respect to its Common Shares. Instead, in general, the U.S. Holder will include as ordinary income in each taxable year the excess, if any, of the fair market value of Common Shares at the end of its taxable year over its adjusted basis in its Common Shares. These amounts of ordinary income would not be eligible for the favorable tax rates applicable to qualified dividend income or long-term capital gains. The U.S. Holder also generally will recognize an ordinary loss in respect of the excess, if any, of its adjusted basis in its Common Shares over the fair market value of its Common Shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election).

The U.S. Holder’s basis in its Common Shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of its Common Shares will be treated as ordinary income.

The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. If made, a mark-to-market election would be effective for the taxable year for which the election was made and for all subsequent taxable years unless the Common Shares ceased to qualify as “marketable stock” for purposes of the PFIC rules or the IRS consented to the revocation of the election. U.S. Holders are urged to consult their own tax advisors regarding the availability and tax considerations of a mark-to-market election in respect to our Common Shares under their particular circumstances.

If we are or become a PFIC and, at any time, have a non-U.S. subsidiary that is classified as a PFIC, U.S. Holders generally would be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if we receive a distribution from, or dispose of all or part of our interest in, the lower-tier PFIC or the U.S. Holders otherwise were deemed to have disposed of an interest in the lower-tier PFIC. There can be no assurance that we will have timely knowledge of the status of any such lower-tier PFIC. In addition, we may not hold a controlling interest in any such lower-tier PFIC and thus there can be no assurance we will be able to cause the lower-tier PFIC to provide such required information. A mark-to-market election generally would not be available with respect to such lower-tier PFIC. U.S. Holders are urged to consult their tax advisors regarding the tax issues raised by lower-tier PFICs.

A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder, will be required to file an annual report on IRS Form 8621, or any successor form, (whether or not a QEF or mark-to-market election is made) and such other information as may be required by the U.S. Treasury Department. Failure to do so, if required, will extend the statute of limitations until such required information is furnished to the IRS (potentially including with respect to items that do not relate to a U.S. Holder’s investment in Common Shares) and may result in substantial penalties.

The rules dealing with PFICs and with the QEF and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of our Common Shares should consult their own tax advisors concerning the application of the PFIC rules to our Common Shares under their particular circumstances.

Information Reporting and Backup Withholding

Payments of dividends or sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries are subject to information reporting and may be subject to backup withholding, unless (i) the U.S. Holder is a corporation or other exempt recipient, or (ii) in the case of backup withholding, the U.S. Holder provides a correct U.S. taxpayer identification number and certifies that it is not subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the U.S. backup withholding rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability, if any, or will be refunded, if such U.S. Holder furnishes required information to the IRS in a timely manner. Each U.S. Holder should consult its own tax advisor regarding the information reporting and backup withholding rules in their particular circumstances and the availability of and procedures for obtaining an exemption from backup withholding.

Reporting Obligations for Certain Owners of Foreign Financial Assets

Certain U.S. Holders may be required to file an IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) to report a transfer of property (including cash) to us. Substantial penalties may be imposed on a U.S. Holder that fails to comply with this reporting requirement, and the statute of limitations on assessment and collection of U.S. federal income taxes will be extended in the event of a failure to comply. Furthermore, certain U.S. Holders holding “specified foreign financial assets” with an aggregate value in excess of the applicable dollar thresholds are required to report information to the IRS relating to the Common Shares on IRS Form 8938 (Statement of Specified Foreign Financial Assets), subject to certain exceptions. Specified foreign financial assets generally include any financial account maintained with a non-U.S. financial institution and should also include the Common Shares if they are not held in an account maintained with a U.S. financial institution. Persons who are required to report specified foreign financial assets and fail to do so may be subject to substantial penalties, and the period of limitations on assessment and collection of U.S. federal income taxes may be extended in the event of a failure to comply. Potential investors are urged to consult their tax advisors regarding the foreign financial asset and other reporting obligations and their application to an investment in our Common Shares.

The discussion of reporting obligations set forth above is not intended to constitute an exhaustive description of all reporting obligations that may apply to a U.S. Holder. A failure to satisfy certain reporting obligations may result in an extension of the period during which the IRS can assess a tax, and under certain circumstances, such an extension may apply to assessments of amounts unrelated to any unsatisfied reporting obligation. Penalties for failure to comply with these reporting obligations are substantial. U.S. Holders should consult with their own tax advisors regarding their reporting obligations under these rules, including the requirement to file an IRS Form 8938.

Non-U.S. Holders

This section applies to you if you are a “Non-U.S. Holder.” As used herein, the term “Non-U.S. Holder” means a beneficial owner (other than a partnership or an entity or arrangement so characterized for U.S. federal income tax purposes) of our Common Shares that is not a U.S. Holder, including:

●	a nonresident alien individual, other than certain former citizens and residents of the United States;

●	a foreign corporation; or

●	a foreign estate or trust;

but, generally, does not include an individual who is present in the United States for 183 days or more in the taxable year of disposition.

Taxation of Distributions to Non-U.S. Holders

A Non-U.S. Holder of our Common Shares will generally not be subject to U.S. federal income or withholding tax on dividends received on our Common Shares, unless such income is effectively connected with the conduct by the holder of a U.S. trade or business.

Dividends and gains that are effectively connected with a Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base in the United States) generally will be subject to U.S. federal income tax at the same regular U.S. federal income tax rates applicable to a comparable U.S. Holder and, in the case of a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes, also may be subject to an additional branch profits tax at a 30% rate or a lower applicable tax treaty rate.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Shares to Non-U.S. Holders

A Non-U.S. Holder of our Common Shares will generally not be subject to U.S. federal income or withholding tax on any dividends received or any gain realized on the sale or other taxable disposition of our Common Shares of Common Shares, unless: such dividend or gain is effectively connected with the Non-U.S. Holder’s conduct of a U.S. trade or business and, if required by an applicable tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States. In addition, special rules may apply to a Non-U.S. Holder that is present in the United States for 183 days or more during the taxable year of the sale or disposition, and certain other conditions are met. Duch holders should consult their own tax advisors regarding the U.S. federal income tax consequences of the sale or disposition of Common Shares.

UNDERWRITING

We will enter into an underwriting agreement with Univest Securities, LLC, as the representative of the underwriters named below (the “Representative”). Subject to the terms and conditions of the underwriting agreement, the underwriters named below have agreed to purchase, and we have agreed to sell to them, the number of our Common Shares (or pre-funded warrants in lieu thereof) at the public offering price, less the underwriting discounts, as set forth on the cover page of this prospectus and as indicated below:

Name	Number of Common Shares	Number of Pre-Funded Warrants
Univest Securities, LLC

A copy of the underwriting agreement will be filed as an exhibit to the registration statement of which this prospectus is part.

The underwriters are offering the securities subject to their acceptance of the securities from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the securities offered by this prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the securities offered by this prospectus if any such securities are taken.

Discounts and Expenses

The underwriters have advised us that they propose to offer the Common Shares (or pre-funded warrants in lieu thereof) to the public at the public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of $______ per Common Share (or pre-funded warrant). The underwriters may allow, and certain dealers may reallow, a discount from the concession not in excess of $______ per Common Share (or pre-funded warrant) to certain brokers and dealers. After this offering, the public offering price, concession, and reallowance to dealers may be changed by the Representative. No such change shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus. The securities are offered by the underwriters as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. The underwriters have informed us that they do not intend to confirm sales to any accounts over which they exercise discretionary authority.

	Per Common Share	Per Pre-Funded Warrant	Total
Public offering price	$	$	$
Underwriter discounts and commissions(1)	$	$	$
Proceeds to us (before expenses)	$	$	$

(1)	Represents an underwriting discount equal to (i) 1.5% per Common Share (or pre-funded warrant in lieu thereof), which is the underwriting discount we have agreed to pay for sales to investors in this offering. The commissions do not include the expense reimbursement provisions described below.

We have agreed to reimburse the Representative for certain reasonable and documented out-of-pocket expenses (including legal fees) in an amount not to exceed $35,000 and certain clearing expenses in an amount not to exceed $12,900..

We estimate that the total expenses of this offering payable by us, excluding the underwriting discounts, and non-accountable expenses, will be approximately $225,000.

Right of First Refusal

We have agreed to grant the Representative, for the six (6) month period following the closing of this offering, a right of first refusal to provide investment banking services to the Company on an exclusive basis in all matters for which investment banking services are sought by the Company (such right, the “Right of First Refusal”), which right is exercisable in the Representative’s sole discretion but is not assignable. For these purposes, investment banking services shall include, without limitation, (a) acting as lead manager for any underwritten public offering; (b) acting as exclusive placement agent, initial purchaser or financial advisor in connection with any private offering of securities of the Company; and (c) acting as financial advisor in connection with any sale or other transfer by the Company, directly or indirectly, of a majority or controlling portion of its capital stock or assets to another entity, any purchase or other transfer by another entity, directly or indirectly, of a majority or controlling portion of the capital stock or assets of the Company, and any merger or consolidation of the Company with another entity. In accordance with FINRA Rule 5110(g)(6)(A), such right of first refusal shall not have a duration of more than three years from the commencement of sales of this offering or the termination date of the engagement between us and the underwriter. Additionally, pursuant to FINRA Rule 5110(g)(5)(B)(i), the Right of First Refusal may be terminated by the Company for cause.

Tail Financing

We have agreed that the Representative will be entitled to the same percentage of discount and commissions paid in connection with this initial public offering with respect to any public or private offering or other financing or capital raising transaction of any kind (“Tail Financing”) to the extent that such financing or capital is provided to us by investors whom the Representative had contacted about this offering, during our engagement period with the Representative or introduced to us during our engagement period with the Representative, if such Tail Financing is consummated at any time within the 12-month period following the expiration or termination of our engagement letter with the Representative for this offering, subject to FINRA Rule 5110 (g)(5)(B).

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the underwriting agreement, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Lock-Up Agreements

Our officers and directors have agreed, subject to certain exceptions, to a ninety (90) day lock-up period from the date of this prospectus, with respect to the Common Shares that they beneficially own, including the issuance of shares upon the exercise of convertible securities and options that may be currently outstanding or which may be issued. This means that, for a period of ninety days following the date of this prospectus, such persons may not offer, sell, pledge or otherwise dispose of these securities without the prior written consent of the underwriters or as otherwise agreed.

The Representative has no present intention to waive or shorten the lock-up period; however, the terms of the lock-up agreements may be waived at its discretion. In determining whether to waive the terms of the lock-up agreements, the Representative may base its decision on its assessment of the relative strengths of the securities markets and companies similar to ours in general, and the trading pattern of, and demand for, our securities in general.

Listing

Our Common Shares are listed on The Nasdaq Capital Market under the symbol “AKAN.”

There is no established trading market for the pre-funded warrants and we do not expect a market to develop. In addition, we do not intend to list the pre-funded warrants on Nasdaq or any other national securities exchange or any other nationally recognized trading system.

Electronic Offer, Sale and Distribution

A prospectus in electronic format may be made available on websites or through other online services maintained by the underwriters or selling group members, if any, or by their affiliates, and the underwriters may distribute prospectus electronically. The underwriters may agree to allocate a number of Common Shares to selling group members for sale to their online brokerage account holders. The Common Shares to be sold pursuant to internet distributions will be allocated on the same basis as other allocations. Other than the prospectus in electronic format, the information on, or that can be accessed through, these websites and any information contained in any other website maintained by these entities is not part of, and is not incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the underwriters, and should not be relied upon by investors.

In connection with this offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Passive Market Making

Any underwriter who is a qualified market maker on Nasdaq may engage in passive market making transactions on Nasdaq, in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution. Passive market makers must comply with applicable volume and price limitations and must be identified as a passive market maker. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

Pricing of this Offering

The public offering price for our securities will be determined through negotiations between us and the Representative. Among the factors to be considered in these negotiations will be prevailing market conditions, our financial information, market valuations of other companies that we and the Representative believe to be comparable to us, estimate of our business potential and earning prospects, the present state of our development and other factors deemed relevant. The public offering price of our Common Shares (or pre-funded warrants in lieu thereof) in this Offering does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of our Company.

Potential Conflicts of Interest

The underwriters and their affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers and such investment and securities activities may involve securities and/or instruments of our Company. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to customers that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

Other than in the United States, no action may be taken, and no action has been taken, by us or the underwriters that would permit a public offering of the securities offered by, or the possession, circulation or distribution of, this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the Offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

In addition to the offering of the Common Shares in the United States, the underwriters may, subject to applicable foreign laws, also offer the Common Shares in certain countries.

Price Stabilization, Short Positions, and Penalty Bids

Until the distribution of the securities offered by this prospectus is completed, rules of the SEC may limit the ability of the underwriters to bid for and to purchase our securities. As an exception to these rules, the underwriters may engage in transactions effected in accordance with Regulation M under the Exchange Act that are intended to stabilize, maintain or otherwise affect the price of our securities. The underwriters may engage in over-allotment sales, syndicate covering transactions, stabilizing transactions and penalty bids in accordance with Regulation M.

●	Stabilizing transactions consist of bids or purchases made by the managing underwriter for the purpose of preventing or slowing a decline in the market price of our securities while this offering is in progress.

●	Short sales and over-allotments occur when the managing underwriter, on behalf of the underwriting syndicate, sells more of our shares than they purchase from us in this offering. In order to cover the resulting short position, the managing underwriter may exercise the over-allotment option described above and/or may engage in syndicate covering transactions. There is no contractual limit on the size of any syndicate covering transaction. The underwriters will deliver a prospectus in connection with any such short sales. Purchasers of shares sold short by the underwriters are entitled to the same remedies under the federal securities laws as any other purchaser of units covered by the registration statement.

●	Syndicate covering transactions are bids for or purchases of our securities on the open market by the managing underwriter on behalf of the underwriters in order to reduce a short position incurred by the managing underwriter on behalf of the underwriters.

●	A penalty bid is an arrangement permitting the managing underwriter to reclaim the selling concession that would otherwise accrue to an underwriter if the securities originally sold by the underwriter were later repurchased by the managing underwriter and therefore were not effectively sold to the public by such underwriter.

Stabilization, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our Common Shares or preventing or delaying a decline in the market price of our Common Shares. As a result, the price of our Common Shares may be higher than the price that might otherwise exist in the open market.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the prices of our Common Shares. These transactions may occur on Nasdaq or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Notice to Prospective Investors in Hong Kong

The contents of this prospectus have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this prospectus, you should obtain independent professional advice. Please note that (i) our Common Shares may not be offered or sold in Hong Kong, by means of this prospectus or any document other than to “professional investors” within the meaning of Part I of Schedule 1 of the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong) (the “SFO”) and any rules made thereunder, or in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Chapter 32 of the Laws of Hong Kong) (the “C(WUMP)O”) or which do not constitute an offer or invitation to the public for the purpose of the C(WUMP)O or the SFO, and (ii) no advertisement, invitation or document relating to our shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.

Notice to Prospective Investors in the Mainland China

This prospectus may not be circulated or distributed in Mainland China and the securities may not be offered or sold and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of Mainland China except pursuant to applicable laws, rules and regulations of Mainland China.

Notice to Prospective Investors in Taiwan, the Republic of China

The securities have not been and will not be registered with the Financial Supervisory Commission of Taiwan, the Republic of China, pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in any manner which would constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or would otherwise require registration with or the approval of the Financial Supervisory Commission of Taiwan.

EXPENSES RELATED TO THE OFFERING

The following table sets forth the costs and expenses, other than the underwriter discounts and commissions, payable in connection with this offering. All amounts shown are estimates and subject to future contingencies, except the SEC registration fee.

Description	Amount
U.S. Securities and Exchange Commission registration fee	$2,071.50
FINRA filing fee	$2,750.00
Accounting and Audit fees and expenses	$25,000.00
Legal fees and expenses	$125,000.00
Miscellaneous	$70,178.50
Total	$225,000.00

LEGAL MATTERS

We are being represented by Nixon Peabody LLP, with respect to certain legal matters as to United States federal securities and state securities law. The underwriter is being represented by Sullivan & Worcester LLP , with respect to certain legal matters as to United States federal securities and state securities law. The validity of the Common Shares offered in this offering and certain legal matters as to Canadian law will be passed upon for us by Gowling WLG (Canada) LLP.

EXPERTS

Green Growth CPAs (“Green Growth”), an independent registered public accounting firm, has audited our financial statements as set forth in their respective reports thereon. We have included such consolidated financial statements in this prospectus in reliance on the report of such firm given on their authority as experts in accounting and auditing. Green Growth is independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the SEC and the PCAOB on auditor independence. Green Growth’s headquarters are located at 10250 Constellation Blvd, Los Angeles, CA 90067.

ENFORCEABILITY OF CIVIL LIABILITIES

We are a corporation organized under the laws of the Province of Ontario, Canada. Most of our directors and executive officers reside in Canada, and substantially all of our assets and the assets of such persons are located outside of the United States. As a result, it may not be possible for investors to effect service of process within the United States upon these persons or us, or to enforce against them or us judgments obtained in U.S. courts, whether or not predicated upon the civil liability provisions of the federal securities laws of the United States or of the securities laws of any state of the United States. The recognition and enforcement in Canada of a judgment of a U.S. court is subject to applicable Canadian conflict-of-laws principles and recognized defences and original Canadian actions based solely on U.S. federal or state securities-law liabilities may raise separate issues under Canadian law.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, six-month and current reports, and other information with the SEC. Such filings are available to the public over the internet at the SEC’s website at http://www.sec.gov.

We have filed with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form F-1 under the Securities Act relating to the securities we are offering to sell. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. Some items included in the registration statement have been omitted from this prospectus in accordance with the rules and regulations of the SEC. For further with respect to us and our securities, we refer you to the registration statement, including all amendments, supplements, exhibits, and schedules thereto. Statements contained in this prospectus regarding the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see a copy of such contract or document that has been filed. Each statement in this prospectus relating to a contract or document that is filed as an exhibit to the registration statement is qualified in all respects by reference to the full text of such contract or document filed as an exhibit to the registration statement.

You may access and read the registration statement and this prospectus, including the related exhibits and schedules, and any document we file with the SEC at the SEC’s Internet website that contains reports and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are available to the public without charge through the SEC’s website at http://www.sec.gov.

Index to Financial Statements

Akanda Corp.

Unaudited Condensed Interim Consolidated Statements of Financial Position as at June 30, 2026 and December 31, 2025	F-54
Unaudited Condensed Interim Consolidated Statements of Loss and Comprehensive Loss for the six months ended June 30, 2026 and June 30, 2025	F-55
Unaudited Condensed Interim Consolidated Statements of Shareholders’ Equity (Deficit) as at June 30, 2026 and June 30, 2025	F-56
Unaudited Condensed Interim Consolidated Statements of Cash Flows for the six months ended June 30, 2026 and June 30, 2025	F-57
Notes to the Unaudited Condensed Interim Consolidated Financial Statements	F-58

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Akanda Corp.

Opinion on the Financial Statements

We have audited the accompanying consolidated statements of financial position of Akanda Corp. (the “Company”), as of December 31, 2025 and 2024, the related consolidated statements of comprehensive loss, changes in shareholders’ equity (deficit) and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024, and the results of its operations and its cash flows for the years then ended, in conformity with the International Financial Reporting Standards as issued by the International Accounting Standards Board.

Consideration of the Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company’s significant operating losses and cash outflows raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ GreenGrowthCPAs

We have served as the Company’s auditor since 2023

June 9, 2026

Los Angeles, California

PCAOB ID Number 6580

Akanda Corp.

Consolidated Statements of Financial Position

(Expressed in United States Dollars)

As at		December 31,	December 31,
	Note	2025	2024
ASSETS
Current
Cash		$503,562	$3,838,650
Cash held in trust		574	3,216
Trade and other receivables	7	1,399,977	370,537
Prepayments	8	1,698,022	391,649
Loans receivable	13,18	—	451,529
Total Current Assets		3,602,135	5,055,581

Non-Current
Property, plant and equipment	10	2,365,831	2,339,182
Intangible assets and goodwill	12	—	15,827
Loan receivable	13	—	503,493
Right-of-use assets	11	227,589	—
Total Non-Current Assets		2,593,420	2,858,502

Total Assets		$6,195,555	$7,914,083

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current
Trade and other payables		$3,309,037	$2,982,499
Lease liability	14	187,442	—
Loans and borrowings	4,15,16	1,006,920	352,814
Convertible promissory notes	16	1,055,420	—
Due to related parties	18	640,546	302,232
Total Current Liabilities		6,199,365	3,637,545

Non-Current
Lease liability	14	208,679	—
Secured promissory notes	4	7,633,966	—
Secured convertible debenture	4	4,143,982	—
Total Non-Current Liabilities		11,986,627	—

Total Liabilities		18,185,992	3,637,545

Shareholders’ Equity (Deficit)
Common shares	17	73,555,097	63,319,398
Class A special shares	4,17	597,836	—
Class B special shares	4,17	20,455,241	—
Other reserves		3,370	24,423
Accumulated deficit		(103,091,953)	(57,459,061)
Accumulated other comprehensive loss		(2,304,665)	(1,608,222)
Non-controlling interest	20	(1,205,363)	—
Total Shareholders’ Equity (Deficit)		(11,990,437)	4,276,538
Total Liabilities and Shareholders’ Equity (Deficit)		$6,195,555	$7,914,083

Subsequent Events (Note 29)

The accompanying notes are an integral part of these consolidated financial statements.

Akanda Corp.

Consolidated Statements of Loss and Comprehensive Loss

(Expressed in United States Dollars)

		Years ended
		December 31,
	Note	2025	2024

Sales	25	$258,075	$—
Cost of sales		414,098	—
Gross Profit (Loss)		(156,023)	—

Operating expenses
Depreciation and amortization	10,11	433,693	137,271
Consulting and professional fees	18	1,463,786	2,377,926
Personnel expenses	18	624,710	495,699
General and administrative expenses	26	2,305,195	1,019,287
Total operating expenses		4,827,384	4,030,183

Operating loss		(4,983,407)	(4,030,183)

Other income (expenses):
Finance income		—	2,953
Finance expense	4,14,15,18	(925,092)	(81,083)
Foreign exchange gain (loss), net		273,606	(132,842)
Transaction costs	16	(350,000)	—
Change in fair value of financial liabilities measured at FVTPL	4,16	1,750,820	—
Gain (loss) on debt settlement	4,17	1,914,956	(219,719)
Other income		—	74,455
Gain on sale of subsidiary	5	—	198,780
Write-off of AP, net		—	475,816
Write-off of holdback payable	4	—	400,000
Write-off of loan receivable	13	(235,686)	—
Impairment loss	10, 11, 12	(44,812,112)	—
		(42,383,508)	718,360

Net loss from continuing operations		(47,366,915)	(3,311,823)

Gain (loss) from discontinued operation	5,6	507,604	(784,206)

Net loss		$(46,859,311)	$(4,096,029)
Translation adjustment		(175,651)	(101,188)
Comprehensive loss		$(47,034,962)	$(4,197,217)

Net loss attributable to:
Shareholders of the Company		$(45,653,948)	$(4,096,029)
Non-controlling interest		(1,205,363)	—
		$(46,859,311)	$(4,096,029)
Net comprehensive loss attributable to:
Shareholders of the Company		$(46,242,254)	$(4,197,217)
Non-controlling interest		(792,708)	—
		$(47,034,962)	$(4,197,217)

Loss per share from continuing operations – basic and diluted	17	$(669.58)	$(223.48)
Loss per share – basic and diluted	17	$(662.22)	$(276.40)
Weighted average common shares outstanding	17	68,941	14,819

The accompanying notes are an integral part of these consolidated financial statements.

Akanda Corp.

Consolidated Statements of Shareholders’ Equity

(Expressed in United States Dollars)

	Note	Common Shares	Class A Special Shares	Class B Special Shares	Other Reserves	Secured Convertible Debt - Equity Component	Accumulated Deficit	Accumulated Other Comprehensive Loss	Non- controlling interest	Total
Balance, December 31, 2023		$51,020,121	$—	$—	$21,053	$—	$(53,363,032)	$(1,507,034)	$—	$(3,828,892)

Issuance of shares from private placement	17	1,396,702	—	—	11,531,486	—	—	—	—	12,928,188
Issuance of shares upon exercise of prefunded warrants	17	11,528,116	—	—	(11,528,116)	—	—	—	—	—
Cancelled shares	17	(1,445,188)	—	—	—	—	—	—	—	(1,445,188)
Share issuance costs	17	(728,056)	—	—	—	—	—	—	—	(728,056)
Fair value of RSUs redeemed at $577.97 per share	17	1,547,703	—	—	—	—	—	—	—	1,547,703
Net loss		—	—	—	—	—	(4,096,029)	—	—	(4,096,029)
Translation adjustment		—	—	—	—	—	—	(101,188)	—	(101,188)
Balance, December 31, 2024		63,319,398	—	—	24,423	—	(57,459,061)	(1,608,222)	—	4,276,538

Issuance of shares from private placement	17	320,000	—	—	—	—	—	—	—	320,000
Issuance of special shares pursuant to the acquisition of First Towers	4,17	—	597,836	19,700,885	—	—	—	—	—	20,298,721
Issuance of special shares pursuant to a debt settlement	4,17	—	—	754,356	—	—	—	—	—	754,356
Issuance of shares upon conversion of promissory note	16,17	10,737,400	—	—	—	—	—	—	—	10,737,400
Fair value adjustment on the converted promissory note		(777,627)	—	—	—		—	—	—	(777,627)
Share issuance costs	17	(44,071)	—	—	—	—	—	—	—	(44,071)
Impact of loss of control of Canmart	6	(3)	—	—	(21,053)	—	21,056	(520,792)	—	(520,792)
Net loss		—	—	—	—	—	(45,653,948)	—	(1,205,363)	(46,859,311)
Translation adjustment		—	—	—	—	—	—	(175,651)	—	(175,651)
Balance, December 31, 2025		$73,555,097	$597,836	$20,455,241	$3,370	$720,381	$(103,091,953)	$(2,304,665)	$(1,205,363)	$(11,990,437)

The accompanying notes are an integral part of these consolidated financial statements.

Akanda Corp.

Consolidated Statements of Cash Flows

(Expressed in United States Dollars)

		Years ended December 31,
	Note	2025	2024
Cash flows from operating activities:
Net loss from continuing operations		$(47,366,915)	$(3,311,823)
Net gain (loss) from discontinued operations	6	507,604	(784,206)
Net loss for the year		(46,859,311)	(4,096,029)
Adjustments for non-cash items:
Gain on loss of control of Canmart, net of cash surrendered and foreign currency translation adjustment	6	(12,999)	—
Depreciation and amortization	10,11	433,693	137,271
Depreciation and amortization from discontinued operations	10	926	265,284
Interest expenses and accretion		925,092	81,083
Interest expenses from discontinued operations	15	—	143,229
Interest income from Bridge loans	13	—	(6,446)
Fair value of RSUs granted and exercised	17	—	1,547,703
Gain on settlement on debt	4,17	(1,914,956)	(27,554)
Gain on sale of subsidiary	5	—	(198,780)
Write-off of AP, net		—	(475,816)
Write-off of holdback payable	4	—	(400,000)
Write-off of loan receivable	13	235,686	—
Foreign exchange gain, net		(273,606)	—
Impairment loss	10,11,12	44,812,112	—
Change in fair value of financial liabilities at FVTPL	4,16	(1,750,820)	—
Working capital adjustments (net of amounts acquired/disposed):
Trade and other receivables		68,459	(254,676)
Prepayments		(1,344,237)	(285,588)
Inventory		—	366,215
Trade and other payables		(1,209,862)	(733,363)
Due to related parties		160,775	(42,898)
Cash flows used in operating activities		(6,729,048)	(3,980,365)

Cash flows from investing activities:
Additions to property, plant and equipment	10	(1,234,056)	(2,098,138)
Cash surrendered on sale of RPK	5	—	(105,175)
Net cash proceeds from sale of subsidiary	5	—	1,553,750
Loan repayment (receivable)	13	347	(16,602)
Cash lent for Bridge loan	13	—	(350,000)
Cash surrendered on loss of control of Canmart	6	(174)	—
Acquisition of First Towers, net of cash acquired and unpaid note consideration	4	(6,218,004)	—
Cash flows used in investing activities		(7,451,887)	(1,016,165)

Cash flows from financing activities:
Proceeds from private placement, net of costs	17	275,929	10,754,944
Proceeds from issuance of convertible promissory notes	16	12,000,000	—
Advances from (to) related parties	18	(220,030)	44,954
Repayment of advances from related parties		(62,596)	(1,470,826)
Loans received		—	65,282
Loans repaid		(201,206)	(104,920)
Lease payments	14	(113,782)	(300,000)
Cash flows provided by financing activities		11,678,315	8,989,434

Net increase (decrease) in cash and cash equivalents		(2,502,620)	3,992,904
Effects of exchange rate changes on cash and cash equivalents		(835,110)	(244,913)
Cash and cash equivalents at the beginning of the year		3,841,866	93,875
Cash and cash equivalents at the end of the year		$504,136	$3,841,866

The accompanying notes are an integral part of these consolidated financial statements.

Akanda Corp.

Notes to the Consolidated Financial Statements

(Expressed in United States Dollars)

1.	Nature of Operations and Going Concern

Akanda Corp. (the “Company”) is domiciled in Canada and was incorporated on July 16, 2021. The Company’s registered office is 77 King Street West, Suite 400, Toronto-Dominion Centre, Toronto Canada, Ontario, M5K 0A1. The Company, through its subsidiaries. operates as a cannabis cultivation, manufacturing, and distribution company. The Company is also in the business of leasing fiber optic networks and telecommunication towers, through its subsidiary First Towers which is based in Mexico.

The Company was incorporated for the designed purpose of becoming the ultimate parent company of Cannahealth Ltd. (“Cannahealth”), through a reorganization of entities with common control. The share purchase agreement became unconditional on or about November 3, 2021 and the Company acquired the shares in the aforementioned entities from Halo Collective Inc. (“Halo”).

On April 29, 2022, the Company, through its wholly owned subsidiary, Cannahealth, acquired 100% of the Ordinary Shares of Holigen Limited (“Holigen”) and its wholly-owned subsidiary, RPK Biopharma Unipessoal, LDA (“RPK”) from the Flowr Corporation (note 4).

On February 28, 2024, the Company incorporated a new subsidiary – 1468243 B.C. Ltd.

On March 24, 2024, the Company completed the transaction with Somai Pharmaceuticals Ltd. (“Somai”) for the sale of RPK (note 5). The Company accounted for the operating results of RPK which was a net loss of $827,620 as a discontinued operation during the year ended December 31, 2024 and has reclassified the operating results of RPK as a discontinued operation for the year ended December 31, 2023.

Prior to the liquidation event on May 30, 2025 described below, the Company, through its subsidiary Canmart Ltd. (“Canmart”), is also in the business of sales and distribution of cannabis-based products for medical use, which is based in the United Kingdom (“UK”). During the first quarter of 2025, the Company evaluated the current state of Canmart and has determined to discontinue and cease it UK operation. The Company filed for creditor’s voluntary liquidation and had the winding up commenced on May 30, 2025 (note 6). At December 31, 2025, the Company no longer controlled Canmart and derecognized all assets and liabilities at their book values on May 30, 2025 and wrote down all balances to $nil. The Company accounted for the operating results of Canmart which was a net loss of $26,013 as a discontinued operation during the year ended December 31, 2025 and has reclassified the operating results of Canmart as a discontinued operation for the year ended December 31, 2024.

On August 19, 2025, the Company acquired 100% of the common shares of First Tower and Fibre Corp. (“First Towers” or “FTFC”) together with its subsidiaries, Canadian Towers & Fiber Optics S.A. de C.V. (“CTFO Mexico”) and Canadian Towers S.A. de C.V. (“CT Mexico”) from the shareholders of First Tower (note 4).

The Company’s consolidated financial statements have been prepared on a going concern basis which assumes that the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company incurred a net cash outflow of $6,729,048 from operating activities for the year ended December 31, 2025. As of December 31, 2025, the Company had working capital deficit of $2,597,230 and has accumulated losses of $103,091,953. The continuing operations of the Company are dependent upon its ability to raise further cash funding by way of issuing debt and/or equity, as well as its ability to generate cash profits from its investments in First Towers in the near future.

Akanda Corp.

Notes to the Consolidated Financial Statements

(Expressed in United States Dollars)

1.	Nature of Operations and Going Concern (continued)

The Company is an early-stage company and is primarily dependent on externally provided financing and revenue generated by its subsidiary to continue as a going concern. Additional funds will be required to enable the Company to pursue such an initiative and the Company may be unable to obtain such financing on satisfactory terms. Furthermore, there is no assurance that the Company will be profitable. Management intends to finance operating costs over the next twelve months with its cash on hand, equity and debt financing, and/or additional cash that will be generated from operations. The Company does not at this stage have any firm plans or commitments regarding further financing.

These uncertainties may cast significant doubt upon the Company’s ability to continue as a going concern. These consolidated financial statements do not include any adjustments relating to the recoverability and classification of assets and liabilities which might be necessary should the Company be unable to continue in existence.

2.	Basis of Preparation

(a)	Statement of compliance

These consolidated financial statements, including comparatives, have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) and interpretations issued by the International Financial Reporting Interpretations Committee (“IFRIC”).

(b)	Basis of preparation

These consolidated financial statements have been prepared on an accrual basis, except for cash flow information, and are based on the historical cost, modified where applicable and related to the valuation of certain financial assets and financial liabilities to fair value.

(c)	Functional and presentation currency

The Company and its subsidiaries are measured using the currency of the primary economic environment in which each subsidiary operates - the functional currency. The Euro is the functional currency of the Company’s former RPK business, Holigen and Cannahealth, Great British Pounds is the functional currency of the Company’s former Canmart business, Mexican Peso is the functional currency of CTFO Mexico and CT Mexico and Canadian Dollars is the functional currency of First Towers, 1371011 and Akanda while the United States Dollars is its reporting currency.

These consolidated financial statements are prepared and presented in United States Dollars (“USD” or “$”), which is the Company’s reporting currency. All financial information has been rounded to the nearest dollar except where indicated otherwise.

Akanda Corp.

Notes to the Consolidated Financial Statements

(Expressed in United States Dollars)

2.	Basis of Preparation (continued)

(d)	Use of estimates and judgments

The preparation of consolidated financial statements in conformity with IFRS requires management to make estimates, judgements and assumptions that affect the application of accounting policies and the reported amounts of assets, liabilities, revenue and expenses during the year. Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimates are revised and in any future periods affected. Areas in which management has made critical judgments in the process of applying accounting policies and that have the most significant effect on the amounts recognized in the consolidated financial statements include the determination of the Company’s and its subsidiaries’ functional currencies. Information about key assumptions and estimation uncertainties that have a significant risk of resulting in a material adjustment to the carrying amount of assets and liabilities within the next financial year are included in the following notes to consolidated financial statements for the year ended December 31, 2025:

●	Note 3(d): Estimates of the fair value of the Company’s compound financial instruments

●	Note 3(e): Estimates of variable consideration receivable from revenue from contracts with customers

●	Note 3(g): Estimates of the net realizable value of the Company’s inventories

●	Note 3(h): Estimates of the fair value of the Company’s biological assets

●	Note 3(i): Measurement and useful lives of the Company’s property, plant and equipment

●	Note 3(j): Measurement and useful lives of the Company’s intangible assets

●	Note 3(l): Estimates and assessment of the income tax assets/liabilities

●	Note 3(m): Estimates of the Company’s incremental borrowing rate used in the valuation of its leases

●	Note 3(o): Estimates of the Company’s acquisition

3.	Material Accounting Policies

(a)	Basis of consolidation

These consolidated financial statements include the accounts of the Company and its subsidiaries. Subsidiaries are entities that are controlled by the Company. Control exists when the Company has power over the investee and the Company is exposed or has the rights to variable returns from the investee. Subsidiaries are included in the consolidated financial results of the Company from the effective date of acquisition up to the effective date of disposition or loss of control. The financial statements of the subsidiaries are prepared for the same reporting period as the parent company, using consistent account policies. All intercompany transactions and balances and unrealized gains and losses from intercompany transactions have been eliminated.

Akanda Corp.

Notes to the Consolidated Financial Statements

(Expressed in United States Dollars)

3.	Material Accounting Policies (continued)

(a)	Basis of consolidation (continued)

The subsidiaries of the Company are as follows:

	Country of Incorporation	Holding	Functional Currency
Cannahealth Ltd. (“Cannahealth”)	Malta	100%	EUR
Bophelo Holdings Ltd. (“Bophelo H”)	United Kingdom	100%	GBP
Bophelo Bio Science and Wellness (Pty) Ltd. (“Bophelo”)	Lesotho	100%	LSL
Canmart Ltd. (“Canmart”)**	United Kingdom	100%	GBP
Holigen Holdings Limited (“Holigen”)	Portugal	100%	EUR
RPK Biopharma Unipessoal Lda. (“RPK”)*	Portugal	0%	EUR
1371011 BC Ltd. (“1371011”)	Canada	100%	CAD
1468243 BC Ltd. (“1468243”)	Canada	100%	CAD
First Towers & Fibers Corp. (“First Towers”)	Canada	100%	CAD
Canadian Towers & Fiber Optics S.A. de C.V. (“CTFO Mexico”)	Mexico	96%	MXN
Canadian Towers S.A. de C.V. (“CT Mexico”)	Mexico	0% (structured entity) [1]	MXN

*	RPK was sold during the year ended December 31, 2024
**	Canmart was liquidated on May 30, 2025

Non-controlling interests

Non-controlling interests are classified as a separate component of equity. On initial recognition, non-controlling interests are measured at their proportionate share of the acquisition date fair value of identifiable net assets of the related subsidiary acquired by the Company. Subsequent to the acquisition date, adjustments are made to the carrying amount of non-controlling interests for the non-controlling interests’ share of changes to the subsidiary’s equity. Adjustments to recognize the non-controlling interests’ share of changes to the subsidiary’s equity are made even if this results in the non-controlling interests having a deficit balance.

[1]	Pursuant to the acquisition of First Towers, the Company consolidated CT Mexico over which it holds no direct or indirect ownership interest as at acquisition date, as originally accounted under First Towers. As the Company acquired First Towers, the Company had determined that it exercises control over CT Mexico in accordance with IFRS 10 – Consolidated Financial Statements, as it:

–	has the power to direct the relevant activities of CT Mexico through contractual arrangements and operational control;

–	is exposed to variable returns through its funding, management, and operational activities with the entity; and

–	has the ability to use its power over CT Mexico to affect those returns.

Accordingly, CT Mexico has been fully consolidated in these financial statements. The Company has determined that CT Mexico qualifies as a structured entity under IFRS 12 due to the nature of its design and purpose. CT Mexico is structured in such a way that voting or similar rights are not the dominant factor in determining control.

The Company does not provide financial support to CT Mexico beyond existing contractual obligations, and there are no explicit arrangements that would require the Company to do so in the future.

Akanda Corp.

Notes to the Consolidated Financial Statements

(Expressed in United States Dollars)

3.	Material Accounting Policies (continued)

(b)	Foreign currency

Items included in the financial statements of each of the Company’s consolidated subsidiaries are measured using the currency of the primary economic environment in which each subsidiary operates (the functional currency). The consolidated financial statements are presented in USD. All assets and liabilities in each statement of financial position are translated at the closing rate at the date of that statement of financial position. All income and expenses are translated at exchange rates at the dates of the transactions.

Foreign currency transactions are translated into the respective functional currencies of the Company and its subsidiaries using the exchange rates prevailing at the dates of the transactions. Foreign exchange gains and losses resulting from the settlement of such transactions and from the translation at period-end exchange rates of monetary assets and liabilities denominated in foreign currencies are recognized in profit and loss. Non-monetary items that are not carried at fair value are translated using the exchange rates as at the date of the initial transaction. Non-monetary items measured at fair value in a foreign currency are translated using the exchange rates at the date when the fair value is determined.

The results and financial position of the Company’s foreign subsidiaries that have a different functional currency from the Company’s functional and presentation currency are translated into USD as follows:

(i)	Assets and liabilities of the foreign subsidiary are translated at the closing exchange rate on the date of the consolidated statement of financial position;

(ii)	Revenue and expenses of the foreign subsidiary are translated at the average closing exchange rate for the period reported in the consolidated statement of profit or loss. When the average exchange rate does not provide a reasonable approximation of the cumulative effect of the rates prevailing on the transaction date, the Company utilizes the closing exchange rate on the date of the transaction; and

(iii)	The exchange rate differences for foreign subsidiaries are recognized in other comprehensive income in the cumulative translation account.

(c)	Financial instruments

(i)	Financial assets

The Company initially recognizes a financial asset on the trade date at which the Company becomes a party to the contractual provisions of the instrument.

Upon recognition of a financial asset, classification is made based on the business model for managing the asset and the asset’s contractual cash flow characteristics. The financial asset is initially recognized at its fair value and subsequently classified and measured as (i) amortized cost; (ii) fair value through other comprehensive income (“FVOCI”); or (iii) FVTPL. Financial assets are classified as FVTPL if they have not been classified as measured at amortized cost or FVOCI.

The Company derecognizes a financial asset when the contractual rights to the cash flows from the asset expire, or it transfers the rights to receive the contractual cash flows on the financial asset in a transaction in which substantially all the risks and rewards of ownership of the financial asset are transferred. Financial assets and liabilities are offset and the net amount presented in the consolidated statements of financial position when, and only when, the Company has a legal right to offset the amounts and intends either to settle on a net basis or to realize the asset and settle the liability simultaneously. The Company has classified all of its financial assets as financial assets measured at amortized cost or FVTPL. The Company has not classified any financial assets as FVTPL or FVOCI.

Akanda Corp.

Notes to the Consolidated Financial Statements

(Expressed in United States Dollars)

3.	Material Accounting Policies (continued)

(c)	Financial instruments (continued)

(i)	Financial assets (continued)

Financial assets measured at amortized cost

A non-derivative financial asset is measured at amortized cost when both of the following conditions are met: (i) the asset is held within a business model whose objective is to hold assets in order to collect the contractual cash flows; and (ii) the contractual terms of the financial asset give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding. Such assets are recognized initially at fair value plus any directly attributable transaction costs and measured at amortized cost using the effective interest method subsequent to initial recognition, loans and receivables are measured at amortized cost. Financial assets measured at amortized cost are comprised of cash, trade and other receivables, loans receivable and due from related party.

Impairment of financial assets at amortized cost

The Company recognized a loss allowance for expected credit losses (“ECL”) on financial assets that are measured at amortized cost. At each reporting date, the Company measures the loss allowance for the financial asset at an amount equal to the lifetime ECL if the credit risk on the financial asset has increased significantly since initial recognition. If at the reporting date, the financial asset’s credit risk has not increased significantly since initial recognition, the Company measures the loss allowance for the financial asset at an amount equal to the 12-month ECL.

(ii)	Financial liabilities

The Company recognizes a financial liability on the trade date in which it becomes a party to the contractual provisions of the instrument at fair value plus any directly attributable costs. Financial liabilities are subsequently measured at amortized cost or FVTPL and are not subsequently reclassified. The Company’s financial liabilities are trade and other payables and loans and borrowings which are recognized on an amortized cost basis.

Financial liabilities measured at amortized cost

 All financial liabilities are recognized initially on the trade date at which the Company becomes a party to the contractual provisions of the instrument. Such financial liabilities are recognized initially at fair value plus any directly attributable transaction costs. All financial liabilities are measured at amortized cost, except for financial liabilities measured at FVTPL. A financial liability may no longer be reclassified subsequent to initial recognition. Subsequent to initial recognition, financial liabilities are measured at amortized cost using the effective interest method.

The Company derecognizes a financial liability when its contractual obligations are discharged or cancelled, or when they expire. The Company has the following non-derivative financial liabilities which are classified as financial liabilities measured at amortized cost: trade and other payables, due to related parties, and loans and borrowings.

(d)	Compound financial instruments

The Company may issue financial instruments that contain both liability and equity components. When the initial proceeds from such instruments are received, the liability component is recognized at the fair value of a similar liability that does not have an equity conversion option. The residual amount is allocated to the equity component and recorded in equity as a conversion feature reserve. Transaction costs are allocated proportionately to the liability and equity components. The liability is subsequently measured at amortized cost using the effective interest method.

Akanda Corp.

Notes to the Consolidated Financial Statements

(Expressed in United States Dollars)

3.	Material Accounting Policies (continued)

(d)	Compound financial instruments (continued)

The allocation between liability and equity components is based on estimated fair values using discounted cash flows or option pricing models. Changes in assumptions may significantly affect the relative allocation and subsequent accounting treatment.

(e)	Revenue from contracts with customers

Revenue is measured based on the consideration specified in a contract with a customer. The Company recognizes revenue when it transfers control over a good or service to a customer. The Company records revenue upon transfer of promised goods or services to customers in amounts that reflect the consideration to which the Company expects to be entitled in exchange for those goods or services based on the following five step approach:

Step 1:	Identify the contracts with customers;

Step 2:	Identify the performance obligations in the contract;

Step 3:	Determine the transaction price;

Step 4:	Allocate the transaction price to the performance obligations in the contract; and

Step 5:	Recognize revenue as performance obligations are satisfied.

The Company typically satisfies its performance obligations at a point in time, upon completion of sale. The Company primarily acts as principal in contracts with its customers. The Company does not have material obligations for returns, refunds and other similar obligations, nor warranties and related obligations.

Revenue is recognized at the amount of the transaction price that is allocated to the performance obligation. The transaction price is the amount of consideration to which an entity expects to be entitled in exchange for transferring promised goods or services to a customer.

The Company has the following revenue streams:

1)	Sale of cannabis-based products for medicinal use

This revenue stream is assessed as one performance obligation. Revenue from cannabis based medicinal product sales is recognized once the performance obligation has been satisfied, which would be upon the customer taking the delivery of the product. The transaction price for each product and service will be determined based on the respective invoice.

Pursuant to the cessation of Canmart in May 2025, no revenues have been recognized from this stream. As of December 31, 2025, the Company has not yet cultivated any product on its farm land property. The Company is currently operating under its hemp cultivation license and continuously working on its full cultivation license for cannabis cultivation.

2)	Lease and construction of telecommunications infrastructure, including towers and fiber networks

Leasing Revenue

Revenue from the lease of tower and fiber assets is recognized on a straight-line basis over the lease term, in accordance with IFRS 16. Lease agreements are classified as operating leases, typically ranging from five to thirteen years, and generally include fixed payments without significant variable components.

Akanda Corp.

Notes to the Consolidated Financial Statements

(Expressed in United States Dollars)

3.	Material Accounting Policies (continued)

(e)	Revenue from contracts with customers (continued)

Construction and Services Revenue

Revenue from infrastructure construction and related services is recognized over time as performance obligations are satisfied, based on input methods such as costs incurred relative to total expected costs. These are typically fixed-price contracts governed by IFRS 15.

The Company exercises judgments in determining the amount of the costs incurred to obtain or fulfil a contract with a customer, which includes, but is not limited to (a) the likelihood of obtaining the contract, (b) the estimate of the profitability of the contract, and (c) the credit risk of the customer. An impairment loss will be recognized in profit or loss to the extent that the carrying amount of the asset exceeds (a) the remaining amount of consideration that the entity expects to receive in exchange for the goods or services to which the asset relates, less (b) the costs that relate directly to providing those goods or services and that have not been recognized as expenses.

Some of the Company’s revenue is derived from fixed price service contracts that may extend beyond one reporting period. Management must use estimates to determine the percentage of work completed and revenue to recognize at the financial reporting period end date. For the year ended December 31, 2025, all revenue is derived from leasing arrangements. No revenue was earned from contracts containing variable consideration or significant financing components.

(f)	Cash and cash equivalents

The Company considers all liquid investments purchased with a maturity of three months or less at acquisition to be cash and cash equivalents, which are carried and classified at amortized cost. The Company did not hold any cash equivalents as of December 31, 2025 and 2024.

(g)	Inventories

Inventories consist of raw materials and are measured at the lower of cost and net realizable value. The cost of inventories is based on the first-in first-out principle, and includes expenditures incurred in acquiring the inventories and other costs incurred in bringing them to their existing location and condition. Inventories are written down to net realizable value when the cost of inventories is estimated to be unrecoverable due to obsolescence, damage, or declining selling prices. Net realizable value is the estimated selling price in the ordinary course of business, less the estimated costs of completion and selling expenses. When the circumstances that previously caused inventories to be written down below cost no longer exist, or when there is clear evidence of an increase in selling prices, the amount of the write-down previously recorded is reversed.

(h)	Biological assets

Biological assets are measured at their fair value less costs to sell in the consolidated statement of financial position. The Company’s method of accounting for biological assets attributes value accretion on a straight-line basis throughout the life of the biological asset from initial cloning to the point of harvest. All direct and indirect costs of biological assets are capitalized as they are incurred.

Biological assets and produce held by the Company is planned to be used in four possible ways:

●	Sale to the export market;

●	Sale to the local market;

●	Repurposed for use in research and development; and

●	Written off for being obsolete.

Akanda Corp.

Notes to the Consolidated Financial Statements

(Expressed in United States Dollars)

3.	Material Accounting Policies (continued)

(i)	Property, plant and equipment

(i)	Recognition and measurement

Items of property and equipment are measured at cost less accumulated depreciation and accumulated impairment losses. When parts of an item of property and equipment have different estimated useful lives, they are accounted for as separate items within property and equipment. The costs of the ongoing regular servicing of property and equipment are recognized in tin the period in which they are incurred.

(ii)	Depreciation

Depreciation is recognized in profit or loss over the estimated useful lives of each part of an item of property and equipment in a manner that most closely reflects management’s estimated future consumption of the future economic benefits embodied in the asset. The estimated useful lives for the current and comparative periods are as follows:

Plant and equipment	10 years
Leasehold improvements	5 years
Motor Vehicles	4 years
Computers	3 years
Furniture and fixtures	6 years

The Company has a majority of its property, plant and equipment in Mexico, held by its subsidiary First Towers, of which the depreciation is calculated using the straight-line method at the following annual rates:

●	Fiber Optic Network	10%

●	Telecom Towers	10%

●	Machinery and Equipment	10%

●	Other equipment	30%

Construction in progress represents capitalized costs related to the construction of telecommunications towers and fiber optic infrastructure that are not yet available for use. These amounts are transferred to the appropriate asset category when construction is complete and the asset is ready for its intended use, at which point depreciation commences. Construction in progress is not depreciated.

(j)	Intangible assets

Intangible assets are recorded at cost less amortization and impairment losses, if any. The Company had a cannabis operator’s license in Lesotho, held by its subsidiary Bophelo, which was valid for 10 years and was subject to a renewal at the end of the 10 years. The license automatically renewed annually on payment of necessary fees as well as submission of operational documents to the Ministry of Health. As a result of loss of control of Bophelo, the license was derecognized and recorded as a loss on the consolidated statement of loss and comprehensive loss. The Company also had a cannabis API manufacturing and GMP license in Portugal, held by its subsidiary Holigen-RPK, which is valid for 10 years. Concurrent to the sale of RPK, the Company derecognized the value of the license.

Akanda Corp.

Notes to the Consolidated Financial Statements

(Expressed in United States Dollars)

3.	Material Accounting Policies (continued)

(j)	Intangible assets (continued)

The Company had cannabis distribution licenses in the United Kingdom held by its subsidiary, Canmart which have been assessed as having an indefinite useful life. As such, these licenses were not amortized but their recoverable amounts are tested annually for impairment. Pursuant to the cessation of Canmart in May 2025, the license was derecognized and recorded as a loss on the consolidated statement of loss and comprehensive loss. The indefinite intangible assets are recorded at cost less impairment losses, if any. The Company capitalizes the initial license application cost as the cost of intangible assets while the annual license renewal fees are expensed in the year during which they occur.

(k)	Impairment of non-financial assets

The Company assesses at each reporting period whether there is an indication that a non-financial asset may be impaired. An impairment loss is recognized when the carrying amount of an asset, or its cash generating unit (“CGU”), exceeds its recoverable amount. A CGU is the smallest identifiable group of assets that generates cash inflows that are largely independent of the cash inflows from other assets or groups of assets. The recoverable amount is the greater of the assets or CGU’s fair value less costs to sell and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset or CGU. In determining fair value less cost to sell, an appropriate valuation model is used. For an asset that does not generate largely independent cash inflows, the recoverable amount is determined for the CGU to which the asset belongs.

Impairment losses recognized in prior periods are assessed at each reporting date for any indications that the loss has decreased or no longer exists. An impairment loss is reversed if there has been a change in the estimates used to determine the recoverable amount. An impairment loss is reversed only to the extent that the asset’s carrying amount does not exceed the carrying amount that would have been determined, net of amortization, if no impairment loss had been recognized.

(l)	Income taxes

Income tax expense comprises current and deferred taxes. Current taxes and deferred taxes are recognized in profit or loss except to the extent that it relates to a business combination, or items recognized directly in equity or in other comprehensive loss.

Current taxes are the expected tax receivable or payable on the taxable income or loss for the year, using tax rates enacted or substantively enacted at the reporting date, and any adjustment to tax receivable or payable in respect of previous years. Deferred taxes are recognized in respect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes.

Deferred taxes are not recognized for the following temporary differences: the initial recognition of assets or liabilities in a transaction that is not a business combination and that affects neither accounting nor taxable profit or loss, and differences relating to investments in subsidiaries and jointly controlled entities to the extent that it is probable that they will not reverse in the foreseeable future.

In addition, deferred taxes are not recognized for taxable temporary differences arising on the initial recognition of goodwill. Deferred taxes are measured at the tax rates that are expected to be applied to temporary differences when they reverse, based on the tax laws that have been enacted or substantively enacted by the reporting date. Deferred tax assets and liabilities are offset if there is a legally enforceable right to offset current tax assets and liabilities, and they relate to income taxes levied by the same tax authority on the same taxable entity, or on different tax entities, but they intend to settle current tax assets and liabilities on a net basis or their tax assets and liabilities will be realized simultaneously.

Akanda Corp.

Notes to the Consolidated Financial Statements

(Expressed in United States Dollars)

3.	Material Accounting Policies (continued)

(l)	Income taxes (continued)

A deferred tax asset is recognized for unused tax losses, tax credits and deductible temporary differences, to the extent that it is probable that future taxable profits will be available against which they can be utilized. Deferred tax assets are reviewed at each reporting date and are reduced to the extent that it is no longer probable that the related tax benefit will be realized.

(m)	Leases

At inception of a contract, the Company assesses whether a contract is, or contains, a lease. A contract is, or contains, a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration. The Company assesses whether the contract involves the use of an identified asset, whether the right to obtain substantially all of the economic benefits from use of the asset during the term of the arrangement exists, and if the Company has the right to direct the use of the asset. At inception or on reassessment of a contract that contains a lease component, the Company allocates the consideration in the contract to each lease component on the basis of their relative standalone prices.

As a lessee, the Company recognizes a right-of-use asset and a lease liability at the commencement date of a lease. The right-of-use asset is initially measured at cost, which is comprised of the initial amount of the lease liability adjusted for any lease payments made at or before the commencement date, plus any decommissioning and restoration costs, less any lease incentives received.

The right-of-use asset is subsequently depreciated from the commencement date to the earlier of the end of the lease term, or the end of the useful life of the asset. In addition, the right-of-use asset may be reduced due to impairment losses, if any, and adjusted for certain remeasurements of the lease liability.

A lease liability is initially measured at the present value of the lease payments that are not paid at the commencement date, discounted by the interest rate implicit in the lease, or if that rate cannot be readily determined, the incremental borrowing rate. Lease payments included in the measurement of the lease liability are comprised of:

a)	fixed payments, including in-substance fixed payments, less any lease incentives receivable;

b)	variable lease payments that depend on an index or a rate, initially measured using the index or rate as at the commencement date;

c)	amounts expected to be payable under a residual value guarantee;

d)	exercise prices of purchase options if the Company is reasonably certain to exercise that option; and

e)	payments of penalties for terminating the lease, if the lease term reflects the lessee exercising an option to terminate the lease.

The lease liability is measured at amortized cost using the effective interest method. It is remeasured when there is a change in future lease payments arising from a change in an index or rate, or if there is a change in the estimate or assessment of the expected amount payable under a residual value guarantee, purchase, extension or termination option.

Variable lease payments not included in the initial measurement of the lease liability are charged directly to profit or loss.

Akanda Corp.

Notes to the Consolidated Financial Statements

(Expressed in United States Dollars)

3.	Material Accounting Policies (continued)

(n)	Loss per share

The Company presents basic loss per share (“LPS”) data for its ordinary shares. Basic LPS is calculated by dividing the profit or loss attributable to ordinary shareholders of the Company by the weighted average number of ordinary shares outstanding during the year, adjusted for the Company’s own shares held. Diluted LPS is computed similar to basic LPS except that the weighted average shares outstanding are increased to include additional shares for the assumed exercise of any exercisable instruments, if dilutive. The number of additional shares is calculated by assuming that outstanding exercisable instruments were exercised and that the proceeds from such exercise were used to acquire common shares at the average market price during the reporting periods.

(o)	Share capital

Common shares are classified as equity. Transaction costs directly attributable to the issue of common shares and share options are recognized as a deduction from equity, net of any tax effects. Common shares issued for consideration other than cash, are valued based on their market value at the date the shares are issued. The Company has adopted a residual value method with respect to the measurement of shares and warrants issued as private placement units. The residual value method first allocates value to the more easily measurable component based on fair value and then the residual value, if any, to the less easily measurable component. The Company considers the fair value of common shares issued in a private placement to be the more easily measurable component and the common shares are valued at their fair value, as determined by the closing quoted bid price on the announcement date. The balance, if any, is allocated to the attached warrants. Any fair value attributed to the warrants is recorded as reserves.

(p)	Business combinations

Acquisitions of a business are accounted for using the acquisition method. The consideration transferred in a business combination is measured at fair value. This is calculated as the sum of the acquisition date fair values of the assets transferred by the Company and liabilities incurred by the Company to the former owners of the acquiree in exchange for control of the acquiree. Acquisition related costs are recognized in profit and loss as incurred.

Goodwill is measured as the excess of the sum of the consideration transferred, the amount of any non-controlling interests in the acquiree, and the fair value of the acquirer’s previously held equity interest in the acquiree (if any) over the net of the acquisition date amounts of the identifiable assets acquired and the liabilities assumed. If, after reassessment, the net of the acquisition date amounts of the identifiable assets acquired and liabilities assumed exceeds the sum of the consideration transferred, the amount of any non-controlling interests in the acquiree and the fair value of the acquirer’s previously held interest in the acquiree (if any), the excess is recognized in profit or loss as a bargain purchase gain.

Judgment is required to determine if the Company’s acquisitions represent a business combination or an asset acquisition. For acquisitions accounted as business combination, goodwill was recognized on the transactions and acquisition costs were expensed. The cost of the business combination is measured as the aggregate of the fair values (at the date of exchange) of assets acquired and liabilities incurred or assumed. For acquisitions representing asset acquisition, no goodwill was recognized on the transactions and acquisition costs were capitalized to the assets purchased. An allocation of the purchase price to the individual identifiable assets acquired, including intangible assets, and liabilities assumed based on their fair values at the date of purchase was required. The fair values of the net assets acquired was calculated using significant estimates and judgments. If estimates or judgments differed, this could result in a materially different allocation of net assets on the consolidated statement of financial position.

Akanda Corp.

Notes to the Consolidated Financial Statements

(Expressed in United States Dollars)

3.	Material Accounting Policies (continued)

(q)	Accounting standards issued and adopted

Amendments to IAS 1 and IFRS Practice Statement 2 – Disclosure of Accounting policies

The amendments require that an entity discloses its material accounting policy information, instead of its significant accounting policies. Further amendments explain how an entity can identify a material accounting policy. Examples of when an accounting policy is likely to be material are added. To support the amendment, the IASB has also developed guidance and examples to explain and demonstrate the application of the ‘four-step materiality process’ described in IFRS Practice Statement 2. The amendments are effective for annual reporting periods beginning on or after January 1, 2024. The adoption of this amendment did not have a significant impact to the Company’s consolidated financial statements.

In January 2020, the IAS issued an amendment to IAS 1 Presentation of Financial Statements that clarifies the criterion for classifying a liability as non-current relating to the right to defer settlement of a liability for at least 12 months after the reporting period.

1.	Liabilities are classified as non-current if the entity has a substantive right to defer settlement for at least 12 months at the end of the reporting period. The amendment no longer refers to unconditional rights. The assessment determines whether a right exists, but it does not consider whether the entity will exercise the right.

2.	‘Settlement’ is defined as the extinguishment of a liability with cash, other economic resources or an entity’s own equity instruments. There is an exception for convertible instruments that might be converted into equity, but only for those instruments where the conversion option is classified as an equity instrument as a separate component of a compound financial instrument.

In October 2022, the IASB issued amendments to IAS 1 that specified how an entity assesses whether it has the right to defer settlement of a liability when that right is subject to compliance with covenants within twelve months after the reporting period. The amendment applies to annual reporting periods beginning on or after January 1, 2024 and is applied retrospectively upon adoption. The adoption of this amendment did not have a significant impact to the Company’s consolidated financial statements.

(o)	Recent accounting pronouncements

Certain new IFRS standards and interpretations have been issued but are not shown as they are not expected to have a material impact on the Company’s consolidated financial statements.

Akanda Corp.

Notes to the Consolidated Financial Statements

(Expressed in United States Dollars)

4.	Business Combination

Acquisition of RPK

On April 29, 2022, the Company, through its wholly owned subsidiary, Cannahealth, acquired 100% of the Ordinary Shares of Holigen and its wholly-owned operating subsidiary, RPK from the Flowr Corporation (“Flowr”). Consideration for the acquisition consisted of a payment of $3,000,000 in cash and 33 common shares of the Company’s share capital. Of the total cash purchase price, $2,600,000 has been paid and $400,000 as holdback payable. The holdback payable represents funds withheld until resolution of a potential liability between the vendor and a service provider, of which the Company expects resolution within the next twelve (12) months.

The purchase of Holigen has been accounted for by the acquisition method, with the results of Holigen included in the Company’s results of operation from the date of acquisition. The purchase of Holigen was determined as being a business combination in accordance with the requirements of IFRS 3 - Business Combinations, due to the fact that the Company acquired control over Holigen on the acquisition date through the purchase of 100% of its voting securities and consequent transfer of the purchase consideration to the sellers of the Holigen, namely Flowr.

On February 28, 2024, the Company signed a definitive Share Purchase Agreement and Escrow Agreement with Somai Pharmaceuticals Ltd. (“Somai”), pursuant to which Somai will acquire RPK for a total consideration of $2,000,000. The transaction was completed during the year ended December 31, 2024 (note 5).

Status of Holigen’s seller

In October 2022, Flowr commenced Court-supervised restructuring proceedings under the Companies’ Creditors Arrangement Act (“CCAA”) in order to receive a stay of proceedings that will allow Flowr to conduct a Sale and Investment Solicitation Process (“SISP”). The Court granted an Initial Order in these CCAA proceedings and appointed Ernst & Young Inc. as ‘the Monitor’.

During the year ended December 31, 2023, Flowr completed the sale of all of the shares of its subsidiaries, The Flowr Group (Okanagan) Inc. and certain other assets, comprising substantially all of the assets of Flowr. As a result, and pursuant to an Order dated July 21, 2023, the Monitor completed cash and share distributions to Flowr’s debenture holders. There is no recovery available for Flowr’s unsecured creditors and shareholders. For this reason, the Company recognized a write-off of holdback payable of $400,000 during the year ended December 31, 2024.

Acquisition of First Towers

On August 22, 2025, the Company consummated the Business Combination pursuant to the Share Exchange Agreement ( “SEA”), as amended on August 19, 2025, with First Towers & Fibers Corp. (“First Towers”), a corporation existing under the laws of the Province of British Columbia. Pursuant to SEA, all of the common shares of First Towers have been acquired by the Company and in exchange, the Company will issue Class A Special Shares and Class B Special Shares and cash payable over time and evidenced by a promissory note. As a result of the closing, which was effective on August 21, 2025 but dated as of August 19, 2025, First Towers became a wholly owned subsidiary of the Company together with its subsidiaries, CT Mexico and CTFO Mexico.

Consideration Shares

The Company did not issue any of its common shares as of the closing, as originally contemplated by the SEA. On August 29, 2025, the Company held a Special Meeting of Shareholders and approved the creation of new classes of securities, including Class A Special Shares convertible into Company common shares on a one for one basis and Class B Special Shares convertible into Company common shares on a one for one basis. After the Special Meeting and the approval of the new classes of securities, the Company issued post-consolidated 6,441 Class A Special Shares in accordance with the terms of the SEA, as amended. On November 28, 2025, the Company held a second Special Meeting of shareholders and approved the issuance of an aggregate of post-consolidated 212,265 Class B Special Shares issuable to the former First Towers shareholders pursuant to the terms of the SEA, as amended (note 17).

Akanda Corp.

Notes to the Consolidated Financial Statements

(Expressed in United States Dollars)

4.	Business Combination (continued)

Acquisition of First Towers (continued)

Consideration Note

In connection with the closing, the Company entered into a promissory note with a First Towers Shareholder (the “Consideration Note”), in lieu of the Company issuing Class A Special Shares and Class B Special Shares as consideration to such shareholder. The Consideration Note is in the principal amount of $14,133,966. It has a maturity date of August 19, 2027 and has an interest rate of 16% per annum payable quarterly. In addition, the Company paid to the holder of the Consideration Note a commitment fee of $424,019, recorded as interest expense in the consolidated statements of loss and comprehensive loss. The Consideration Note is secured by all of the assets of the Company pursuant to a General Security Agreement dated as of August 19, 2025.

During the year ended December 31, 2025, the Company made a partial repayment of $6,500,000 and recorded an interest expense of $448,417 (2024 — $nil) related to this loan. As of the December 31, 2025, the Consideration Note balance including interest was $8,082,383 (2024 — $nil). The Consideration Note balance is presented separately in the consolidated statements of financial position of which the remaining principal of $7,633,966 was accounted under non-current secured promissory note and the interest payable of $448,417 was recorded under loans and borrowings.

First Towers owns and operates 700+kms 5G dark fiber network in central Mexico, where some of the strongest industrial and fastest growing state economies in Mexico are located, with multinational telecommunications giant Telefonica as anchor under a 20-year leasing contract.

The purchase of First Towers has been accounted for by the acquisition method, with the results of First Towers included in the Company’s results of operation from the date of acquisition. For accounting purposes, the acquisition of First Towers was determined as being a business combination in accordance with IFRS 3, with the Company identified as the accounting acquirer and First Towers as the acquiree. The fair value of the total consideration has been allocated as below:

Class A Special Shares (6,441 special shares*)	$597,836
Class B Special Shares (212,265 special shares*)	19,700,885
Cash (via Promissory Note)	14,133,966
Total Consideration Paid	$34,432,687

Cash	$281,996
Trade and other receivables (note 7)	1,163,221
Prepayments	7,420
Property, plant and equipment, net (note 10)	4,123,220
Right-of-use assets (note 11)	181,206
Goodwill (note 12)	39,572,129
Accounts payable and accrued liabilities	(1,402,638)
Due to related parties	(225,900)
Lease liabilities (note 14)	(189,096)
Loans and borrowings (note 15)	(171,247)
Due to/from Akanda	(8,907,624)
Net Assets Acquired	$34,432,687

*	The fair value of 218,706 special shares issued was determined to be $92.81 per special share using the market price at acquisition date.

Akanda Corp.

Notes to the Consolidated Financial Statements

(Expressed in United States Dollars)

4.	Business Combination (continued)

Acquisition of First Towers (continued)

During the year ended December 31, 2025, the Company recorded a goodwill of $39,572,129, representing the fair value of net liabilities acquired of $5,139,442 and the fair value of consideration of $34,432,687. The fair value of the net asset acquired was determined by an independent valuer using the discounted cash flow method of valuation.

From the date of acquisition, the operations of First Towers contributed a net loss of $564,023 primarily due to the fact that First Towers was substantially in early revenue stage. If the acquisition had taken place on January 1, 2025, the operations of First Towers would have contributed net gain of $3,263,489 for the year ended December 31, 2025.

During the year ended December 31, 2025, the acquired business contributed $258,075 in revenue and a net loss of $564,023 to the Company’s consolidated results.

The Company performed its annual test for goodwill as at December 31, 2025. The Company did so by comparing the sum of the carrying value of the CGU of First Towers and the carrying value of goodwill against the fair value of First Towers’ business. Based on the impairment test, the carrying value for both goodwill and CGU far exceeded the fair value of First Towers’ business. As a result, goodwill was fully impaired as at December 31, 2025 and an impairment loss of $39,572,129 was recorded in the consolidated statements of loss and comprehensive loss during the year ended December 31, 2025 (note 12).

Assumption of First Towers Indebtedness

In connection with the First Towers Transaction and the Closing, the Company entered into a Debt Settlement Agreement (the “PGC DSA”) and a Convertible Promissory Note (the “PGC Note”) with PGC Finco Inc. (“PGC”), and a Debt Settlement Agreement (the “Dunstan DSA”) and a Convertible Promissory Note (the “Dunstan Note”) with Dunstan Holdings Ltd. (“Dunstan”).

In satisfaction of all indebtedness of First Towers to PGC, the Company assumed indebtedness of First Towers in the aggregate principal amount of $4,153,078 which is evidenced by the PGC Note and the aggregate interest payable capitalize into a new loan of $2,068,633 which is evidenced by the PGC DSA. The Company agreed to pay PGC, in settlement of PGC DSA, a cash payment of $500,000 and issue to PGC, upon shareholder approval therefore, 24,762 Class B Special Shares.

In satisfaction of all indebtedness of First Towers to Dunstan, the Company assumed indebtedness of First Towers in the aggregate principal amount of $756,917 which is evidenced by the Dunstan Note and the aggregate interest payable capitalize into a new loan of $602,325 which is evidenced by the Dunstan DSA. The Company agreed to issue to Dunstan, upon shareholder approval therefore, 7,787 Class B Special Shares in settlement of Dunstan DSA.

Each of the PGC Note and the Dunstan Note (collectively, the “Notes”) has a maturity date of August 19, 2031, has an interest rate of 8-1/2% per annum payable semiannually in arrears, and are secured by all of the assets of the Company. Each Note may be converted from time to time by either the Company or the holder of the Note, into common shares of the Company. As a result of the shareholders’ approval on November 28, 2025, the Company may issue up to 1,213,333 common shares, from time to time in accordance with the terms, which is the maximum number of shares issuable upon the conversion of $4,909,995 of principal, plus interest, under the 6-year convertible promissory notes. The conversion price shall be a price per share equal to the greater of (a) $6.12 and (b) a 10% discount to the seven-trading day VWAP immediately prior to receipt of the conversion notice.

Akanda Corp.

Notes to the Consolidated Financial Statements

(Expressed in United States Dollars)

4.	Business Combination (continued)

Acquisition of First Towers (continued)

Assumption of First Towers Indebtedness (continued)

The convertible debenture was determined to be a hybrid financial instrument with a liability and an embedded derivative liability. The Company has elected the option in IFRS 9 to recognize the convertible debenture as one financial instrument at FVTPL. At the time of issuance, the Company determined the principal amount of $4,909,995 as the fair value. During the year ended December 31, 2025, the Company assessed that the fair value of the convertible debenture had decreased and recognized a $766,013 gain on change in fair value of financial liabilities measured at FVTPL in the consolidated statements of loss and comprehensive loss.

During the year ended December 31, 2025, the Company paid $500,000 in cash and issued 32,549 Class B Special Shares with a fair value of $754,356 for the settlement of PGC DSA and Dunstan DSA (note 17). As a result of the issuance, the Company recognized a gain on debt settlement of $1,893,196 in the consolidated statements of loss and comprehensive loss. As of December 31, 2025, the outstanding balance of the Notes was $4,143,982.

5.	Sale of RPK

During the year ended December 31, 2024, the Company commenced plans to sell its subsidiary - RPK, and on March 24, 2024, pursuant to the signed definitive Share Purchase Agreement and Escrow Agreement with Somai in February 2024, the Company completed the transaction with Somai for the sale of its RPK.

Under the terms of the Share Purchase Agreement, Somai acquired RPK for a total cash consideration of Two Million United States Dollars ($2,000,000). In addition, Somai assumed up to One Million Euros of current liabilities and RPK’s debt with the senior secured lender Bank, Caixa Agricola. In total, Somai assumed approximately 4,000,000 Euros of debt. In accordance with the agreement, a deposit of Five Hundred Thousand United States Dollars ($500,000) was released from a joint escrow account and the remainder of the purchase price was paid directly to the Company.

In connection with the closing, the Company paid a cash finder’s fee for an aggregate of $446,250.

The Company recognized a gain on sale of subsidiary of $198,780 in the consolidated statements of loss and comprehensive loss. The gain on sale was computed as follows:

Cash received	$2,000,000
Finder’s fee – transaction cost	(446,250)
Consideration received, net	$1,553,750

Cash	$105,175
Accounts receivable (note 7)	158,812
Inventory (note 9)	895,715
Prepayments	33,762
Property, plant and equipment, net (note 10)	1,769,221
Intangible licenses (note 12)	3,783,117
Accounts payable	(2,016,744)
Bank loans (note 15)	(3,374,088)
Net assets sold	$1,354,970

Gain on sale of subsidiary	$198,780

The Company accounted for the operating results of RPK which was a net loss of $827,620 as a discontinued operation during the year ended December 31, 2024 and has reclassified the operating results of RPK as a discontinued operation for the year ended December 31, 2023.

Akanda Corp.

Notes to the Consolidated Financial Statements

(Expressed in United States Dollars)

6.	Loss of Control of Canmart Ltd.

During the first quarter of 2025, the Company evaluated the current state of Canmart and has determined to discontinue and cease it UK operation. The Company came to this decision after receiving notification from Canmart’s directors that they intend to resign and thought out the difficulty in finding qualified replacements, among other things. The Company then filed for creditor’s voluntary liquidation and had the winding up commenced on May 30, 2025.

As at December 31, 2025, the Company no longer controlled Canmart and derecognized all assets and liabilities at their book values on May 30, 2025 and wrote down all balances to $nil. During the year ended December 31, 2025, the Company recorded a gain on loss of control of Canmart of $533,617. The Company accounted for the operating results of Canmart as a discontinued operation during the year ended December 31, 2025 and has reclassified the operating results of Canmart as a discontinued operation for the year ended December 31, 2024. Set out below is the financial performance and cash flow information for the years ended December 31, 2025 and 2024 related to the discontinued operation:

Years ended December 31,	2025	2024
Net Revenue	$—	$208,382
Operating expenses	(31,794)	(560,681)
Other income (expenses)	5,781	395,713
	(26,013)	43,414
Gain on loss of control of subsidiary	533,617	—
Gain on discontinued operations	$507,604	$43,414

Exchange differences on translation of discontinued operations	$(794,635)	$1,099,986
Other comprehensive income from discontinued operations	$(794,635)	$1,099,986

Cash flows provided by (used in) operating activities	$(21,509)	$49,803
Cash flows provided by (used in) investing activities	174	(3,189)
Cash flows provided by (used in) financing activities	—	(50,472)
Effects of exchange rate changes on cash and cash equivalents	705	(956)
Net change in cash provided by (used in) by the subsidiary	$(20,630)	$(4,814)

Carrying amount of net liabilities immediately prior to loss of control of subsidiary	$(12,825)
Reclassification of foreign currency translation reserve	(520,792)
Gain on loss of control of subsidiary	$(533,617)

As at May 30, 2025, the carrying amounts of assets and liabilities of Canmart were as follows:

Cash	$174
Accounts receivable (note 7)	78,737
Prepayments	62,461
Loan receivables (note 13)	592,713
Property, plant and equipment, net (note 10)	3,067
Intangible licenses (note 12)	17,009
Total assets	$754,161

Trade and other payables	$766,986
Total liabilities	$766,986

Net liabilities	$(12,825)

Akanda Corp.

Notes to the Consolidated Financial Statements

(Expressed in United States Dollars)

7.	Trade and Other Receivables

	December 31,	December 31,
	2025	2024
Trade accounts receivable	$97,627	$356,105
Sales taxes and other taxes recoverable	1,301,319	14,432
Other receivables	1,031	—
	$1,399,977	$370,537

Trade receivables represent amounts due from customers under normal credit terms, generally 30 to 90 days. As at December 31, 2025, there were three customers (2024 — two customers) with an amount greater than 10% of the Company’s trade accounts receivable which represented 100% of the balance (2024 — 74%). The Company did not recognize any bad debt expense during the years ended December 31, 2025 and 2024.

Sales taxes and other taxes recoverable consists mainly of Mexican value-added tax and other taxes recoverable which represented 96% of the balance as of December 31, 2025.

During the year ended December 31, 2024, the Company derecognized accounts receivable with a net book value of $158,812 in connection with the sale of RPK (note 5). During the year ended December 31, 2025, the Company derecognized accounts receivable with a net book value of $78,737 in connection with the loss of control of Canmart (note 6).

8.	Prepayments

	December 31,	December 31,
	2025	2024
Advertising and promotion	$1,594,444	$231,250
Consulting fees	—	100,000
Management fees	100,000	—
Other prepayments and deposits	3,578	60,399
	$1,698,022	$391,649

Other prepayments and deposits consists of advances to suppliers for tower and fiber network construction, advance payments for insurance premiums, deposits, and or other services expected to be utilized within the next twelve months.

9.	Inventory

The Company’s inventory prior to the sale of RPK included consumer packaging inventory and dried cannabis flower finished product at RPK in Portugal. During the year ended December 31, 2024, concurrent to the sale of RPK (note 5), the Company derecognized inventory with a net book value of $895,715.

Biological assets

As at December 31, 2024, the Company no longer owns any cannabis plants.

Akanda Corp.

Notes to the Consolidated Financial Statements

(Expressed in United States Dollars)

10.	Property, Plant and Equipment

Cost	Land	Plant and equipment	Leasehold Improvements	Motor Vehicles	Computers	Furniture and fixtures	Fibre Optics Projects	Telecom Towers	Machinery & Sat. Equip	Construction -in-progress	Total
Balance, December 31, 2023	$1,355,337	$12,502,023	$1,538	$32,716	$48,862	$134,956	$—	$—	$—	$—	$14,075,432
Additions	1,950,000	—	141,806	—	3,776	2,556	—	—	—	—	2,098,138
Impact of sale of RPK	(909,551)	(12,148,749)	—	(28,983)	(25,610)	(126,346)	—	—	—	—	(13,239,239)
Foreign exchange movements	(180,786)	(353,274)	(6,683)	(3,733)	(15,610)	(6,227)	—	—	—	—	(566,313)
Balance, December 31, 2024	2,215,000	—	136,661	—	11,418	4,939	—	—	—	—	2,368,018
Acquisition (note 4)	—	—	—	—	3,765	6,574	534,284	2,323,038	423,505	832,054	4,123,220
Additions	150,000	—	—	—	—	—	1,076,062	7,764	230	—	1,234,056
Impact of loss of control of Canmart	—	—	(1,627)	—	(8,405)	(5,308)	—	—	—	—	(15,340)
Foreign exchange movements	109,504	—	6,660	—	498	412	(52,473)	(15,848)	(15,207)	(19,913)	13,633
Balance, December 31, 2025	$2,474,504	$—	$141,694	$—	$7,276	$6,617	$1,557,873	$2,314,954	$408,528	$812,141	$7,723,587

Accumulated depreciation	Land	Plant and equipment	Leasehold Improvements	Motor Vehicles	Computers	Furniture and fixtures	Fibre Optics Projects	Telecom Towers	Machinery & Sat. Equip	Construction -in-progress	Total
Balance, December 31, 2023	$—	$2,723,166	$308	$21,364	$44,761	$38,570	$—	$—	$—	$—	$2,828,169
Depreciation	—	—	18,907	—	315	—	—	—	—	—	19,222
Depreciation – from discontinued operation	—	255,023	309	2,202	3,253	4,497	—	—	—	—	265,284
Impact of sale of RPK	—	(2,662,688)	—	(19,866)	(24,764)	(34,669)	—	—	—	—	(2,741,987)
Foreign exchange movements	—	(315,501)	(899)	(3,700)	(15,932)	(5,820)	—	—	—	—	(341,852)
Balance, December 31, 2024	—	—	18,625	—	7,633	2,578	—	—	—	—	28,836
Depreciation	—	—	27,804	—	1,583	115	124,721	111,445	14,320	—	279,988
Depreciation – from discontinued operation	—	—	104	—	309	513	—	—	—	—	926
Impact of loss of control of Canmart	—	—	(760)	—	(8,204)	(3,309)	—	—	—	—	(12,273)
Foreign exchange movements	—	—	1,458	—	431	181	(38,637)	(509)	(4,843)	—	(41,919)
Balance, December 31, 2025	$—	$—	$47,231	$—	$1,752	$78	$86,084	$110,936	$9,477	$—	$255,558

Impairment	Land	Plant and equipment	Leasehold Improvements	Motor Vehicles	Computers	Furniture and fixtures	Fibre Optics Projects	Telecom Towers	Machinery & Sat. Equip	Construction- in-progress	Total
Balance, December 31, 2023	$737,994	$7,902,730	$—	$9,174	$1,135	$76,998	$—	$—	$—	$—	$8,728,031
Impact of sale of RPK	(737,994)	(7,902,730)	—	(9,174)	(1,135)	(76,998)	—	—	—	—	(8,728,031)
Balance, December 31, 2024	—	—	—	—	—	—	—	—	—	—	—
Addition	2,158,885	—	—	—	1,999	3,931	906,133	1,324,749	239,853	466,648	5,102,198
Balance, December 31, 2025	$2,158,885	$—	$—	$—	$1,999	$3,931	$906,133	$1,324,749	$239,853	$466,648	$5,102,198

Net book value	Land	Plant and equipment	Leasehold Improvements	Motor Vehicles	Computers	Furniture and fixtures	Fibre Optics Projects	Telecom Towers	Machinery & Sat. Equip	Construction -in-progress	Total
Balance, December 31, 2024	$2,215,000	$—	$118,036	$—	$3,785	$2,361	$—	$—	$—	$—	$2,339,182
Balance, December 31, 2025	$315,619	$—	$94,463	$—	$3,525	$2,608	$565,656	$879,269	$159,198	$345,493	$2,365,831

As at December 31, 2024, the Company derecognized property, plant and equipment with a net book value of $1,769,221 in connection with the sale of RPK (note 5). As at December 31, 2025, the Company derecognized property, plant and equipment with a net book value of $3,067 in connection with the loss of control of Canmart (note 6).

During the year ended December 31, 2025, the Company recognized depreciation of its property, plant and equipment of $281,229 (2024 — $284,509) of which $926 was related to the operations of Canmart and was recorded within discontinued operations.

In connection with the annual test performed for goodwill (note 12), the Company assessed that the sum of the carrying value of the CGU of First Towers (mainly PPE) and the carrying value of goodwill greatly exceeds the fair value of First Towers’ business. As a result, the excess of calculated impairment loss, after reducing goodwill, was pro-rated to PPE and ROU assets as at December 31, 2025. An impairment loss of $2,943,313 was recorded in the consolidated statements of loss and comprehensive loss during the year ended December 31, 2025.

The Company also performed an annual test for its land property as at December 31, 2025. The Company assessed that a significant portion of the net book value of land was impaired. An impairment loss of $2,158,885 was also recorded in the consolidated statements of loss and comprehensive loss during the year ended December 31, 2025.

Akanda Corp.

Notes to the Consolidated Financial Statements

(Expressed in United States Dollars)

10.	Property, Plant and Equipment (continued)

1900 Ferne Road, Gabriola Island, British Columbia

On September 19, 2023, and as amended on September 22, 2023 and September 24, 2025, the Company entered into an option agreement with 1107385 B.C. Ltd (“1107385”) to purchase farming land property and related operations and licenses from 1107385. To acquire the property, the Company must pay the following:

A.	The Company will issue a non-refundable payment equal to $1,800,000 and if paid in common shares of the Company will be based on formula to calculate the per share price as set forth in the agreement. The initial payment will be broken up into following:

●	the First Option Payment, upon signing (issued 156 common shares with a fair value of $431,149) (note 16)

●	the Second Option Payment, 15 days after signing (paid $600,000)

●	the Third Option Payment, 30 days after signing (paid $600,000)

Pursuant to the amendment on September 24, 2025, the term contained in the option agreement has been extended to September 25, 2027. The Company plans during this additional two year period to develop Tetrahydrocannabinol (THC) and cannabidiol (CBD) facilities at this site. In exchange for such extension, the Company shall pay to 1107385 a total of $250,000, of which:

a.	$150,000 shall be paid upon signing was (paid in September 2025); and

b.	$100,000 shall be paid on the 12-month anniversary of the Amendment

B.	Additional payments will be made based upon milestones achieved from the development. Further payment milestones include:

●	Upon approval or a license for THC cultivation on the property from the applicable regulatory authority, $500,000 will be paid to the Owner.

●	Upon sale of THC product cultivated from the property, $500,000 will be paid

●	Upon Hemp cultivation approval from the application regulatory authority, $750,000 will be paid (paid in September 2024)

●	Upon CBD cultivation approval from the application regulatory authority, $750,000 will be paid

On September 5, 2024, Health Canada approved a hemp license for the Company. As a result, the Company was paid an additional $750,000 to 1107385 for completing one of the milestone events on September 16, 2024. During the year ended December 31, 2024, the Company completed the initial payment and acquired the right to develop the farming property.

The Company has been working on obtaining its full cultivation license for a variety of potential products containing THC. As of December 31, 2025, the Company has not yet cultivated any product from this land.

Akanda Corp.

Notes to the Consolidated Financial Statements

(Expressed in United States Dollars)

11.	Right-of-use Assets

On January 1, 2025, the Company entered into a lease agreement for an office space with a monthly lease payment of $12,000 over a period of two years. The right-of-use assets recognized was measured at an amount equal to the recognized lease liabilities (note 14).

Pursuant to the acquisition of First Towers (note 4), part of the net assets assumed by the Company consist primarily of ground leases for tower and fiber infrastructure sites in Mexico. As of this period, First Towers owns and deployed 24 towers and an additional 6 are under construction. These assets are depreciated on a straight-line basis over the lease term.

During the year ended December 31, 2025, subsequent to the acquisition, First Towers completed the construction of 6 lease towers, and with this First Towers now have 30 cellular towers deployed. Of the six towers, three were leased and have the following monthly lease payment and terms: MX$6,500 over a period of 10 years, MX$4,000 over a period of 10 years and MX$5,000 over a period of 5 years. The lease for the remaining three towers is still pending and have been deemed as not yet available for use during the year ended December 31, 2025. The right-of-use assets recognized was measured at an amount equal to the recognized lease liabilities (note 14).

The details of the right-of-use assets recognized as at December 31, 2025 are as follows:

	Office lease	Tower and Fiber Infrastructure	Total
Balance, December 31, 2023	$121,982	$—	$121,982
Amortization	(118,049)	—	(118,049)
Movement in exchange rates	(3,933)	—	(3,933)
Balance, December 31, 2024	—	—	—
Additions	272,274	64,530	336,804
Acquisition (note 4)	—	181,206	181,206
Amortization	(140,123)	(13,582)	(153,705)
Impairment loss	—	(137,785)	(137,785)
Movement in exchange rates	3,987	(2,918)	1,069
Balance, December 31, 2025	$136,138	$91,451	$227,589

During the year ended December 31, 2025, the Company recorded amortization on its right-of-use assets of $153,726 (2024 — $118,049).

In connection with the annual test performed for goodwill (note 12), the Company assessed that the sum of the carrying value of the CGU of First Towers and goodwill greatly exceeds the fair value of First Towers’ business. As a result, the excess of calculated impairment loss, after reducing goodwill, was pro-rated to PPE and ROU assets as at December 31, 2025. An impairment loss of $137,785 was recorded in the consolidated statements of loss and comprehensive loss during the year ended December 31, 2025.

12.	Intangible Assets and Goodwill

Cost:	Software	Licences	Goodwill	Total
Balance, December 31, 2023	$19,554	$24,664,298	$—	$24,683,852
Impact of sale of RPK	(18,663)	(24,648,225)	—	(24,666,888)
Movement in exchange rates	(891)	(246)	—	(1,137)
Balance, December 31, 2024	—	15,827	—	15,827
Acquisition (note 4)	—	—	39,572,129	39,572,129
Impact on loss of control of Canmart	—	(17,009)	—	(17,009)
Movement in exchange rates	—	1,182	—	1,182
Balance, December 31, 2025	$—	$—	$39,572,129	$39,572,129

Akanda Corp.

Notes to the Consolidated Financial Statements

(Expressed in United States Dollars)

12.	Intangible Assets and Goodwill (continued)

Accumulated amortization:	Software	Licences	Goodwill	Total
Balance, December 31, 2023	$16,992	$4,929,645	$—	$4,946,637
Amortization	—	—	—	—
Impact of sale of RPK	(16,593)	(4,929,645)	—	(4,946,238)
Movement in exchange rates	(399)	—	—	(399)
Balance, December 31, 2024 and 2025	$—	$—	$—	$—

Impairment:	Software	Licences	Goodwill	Total
Balance, December 31, 2023	$2,070	$15,935,463	$—	$15,937,533
Impact of sale of RPK	(2,070)	(15,935,463)	—	(15,937,533)
Balance, December 31, 2024	—		—	—
Addition	—	—	39,572,129	39,572,129
Balance, December 31, 2025	$—	$—	$39,572,129	$39,572,129

Net book value:	Software	Licences	Goodwill	Total
Balance, December 31, 2024	$—	$15,827	$—	$15,827
Balance, December 31, 2025	$—	$—	$—	$—

During the year ended December 31, 2024, concurrent to the sale of RPK, the Company derecognized RPK’s cannabis API manufacturing and GMP license with a net book value of $3,783,117 (note 5). As of December 31, 2024, the Company’s remaining intangible asset consist of cannabis distribution license with a carrying value of $15,827.

During the year ended December 31, 2025, concurrent to the loss of control of Canmart, the Company derecognized Canmart’s cannabis distribution license with a net book value of $17,009 (note 6).

The Company performed its impairment test on goodwill and assessed that the sum of carrying value of CGU of First Towers and the carrying value of goodwill greatly exceeds the fair value of First Towers’ business. The calculated impairment loss was allocated to goodwill and other long-lived assets of First Towers — PPE (note 10) and ROU assets (note 11). Goodwill was fully impaired as at December 31, 2025 and an impairment loss of $39,572,129 was recorded in the consolidated statements of loss and comprehensive loss during the year ended December 31, 2025.

As of December 31, 2025, the Company has nil intangible assets and goodwill.

13.	Loan Receivable

	December 31,	December 31,
	2025	2024
Loan to Cellen Life Sciences Limited (a)	$—	$503,493
Loan to an arm’s length party (b)	—	83,357
Loan to First Towers & Fiber Corp. (c)	—	352,953
Advances to Halo (d)	—	15,219
	$—	$955,022

(a)	On November 10, 2022, the Company entered into an agreement (the “Loan Restructuring Agreement”) with Cellen Life Sciences Limited and Cellen Biotech Limited (collectively referred to as “Cellen”) which entails the restructuring of the payment terms applicable to the $500,000 loan payable by Cellen to the Company pursuant to a Bridge Loan Facility Agreement previously entered into on December 2, 2021. In terms of the Loan Restructuring Agreement, Cellen shall repay the $500,000 by no later than the fourth anniversary of the Loan Restructuring Agreement, namely by November 10, 2026. The loan shall not bear interest until the 2nd anniversary (namely November 10, 2024) of the Loan Restructuring Agreement, where thereafter, it shall bear interest at a rate of 5% per annum on the principal amount of the loan ($500,000). The loan is secured over the assets of Cellen. During the year ended December 31, 2025, the Company no longer controlled Canmart and as a result, the Company derecognized all assets and liabilities at their book values on May 30, 2025. The Company wrote down this loan with a net book value of $503,493 to $nil (note 6).

Akanda Corp.

Notes to the Consolidated Financial Statements

(Expressed in United States Dollars)

13.	Loan Receivable (continued)

(b)	During the year ended December 31, 2023, the Company loaned an amount of $84,020 (£66,000) to an arm’s length party. This loan is non-interest bearing, unsecured and has no specific terms of repayment. During the year ended December 31, 2024, the Company loaned out an additional $633 (£500). The additional loan is non-interest bearing, unsecured and has no specific terms of repayment. During the year ended December 31, 2025, the Company received a partial repayment of $347 (£270). As of December 31, 2025, the Company no longer controlled Canmart and as a result, the Company derecognized all assets and liabilities at their book values on May 30, 2025. The Company wrote down this loan with a net book value of $89,220 to $nil (note 6.

(c)

On November 21, 2024, the Company entered into a Bridge Loan Agreement with First Towers & Fiber Corp., a corporation incorporated under the laws of the Province of British Columbia (“First Towers”) and a company controlled by a director of the Company (note 18), pursuant to which the Company loaned out $350,000 (the “Loan”) to First Towers. Interest of the prime rate (as defined in the Loan Agreement) plus 2% will accrue and be calculated daily on the principal amount of the Loan on the basis of the actual number of days the Loan is outstanding in a year of 365 or 366 days, as applicable, and will be compounded and payable monthly in arrears on the first business day of each month.

The obligations under the Loan will rank as the third ranking and most senior secured debt of First Towers. The Loan, together with all accrued interest, fees and other amount payable pursuant to the Loan Agreement, will be due and payable by First Towers in full on demand by the Company. In addition, First Towers has the right at any time to repay the Loan or any part of the Loan without premium, penalty or bonus. As general and continuing collateral security for the obligations under the Loan Agreement, First Towers agreed to execute and deliver to and in favor of the Company, a general security agreement creating a third-ranking security interest over all of First Towers’ property, an investment property pledge agreement creating a third-ranking security interest in all present and after acquired shares owned in First Towers (the “Pledged Shares”), a control agreement for the Pledged Shares, and an insurance transfer and consent, assigning certain insurance of First Towers to the Company as mortgagee, third loss payee and additional named insured as required by the Loan Agreement.

Pursuant to the Bridge Loan Agreement, the Company shall also advance to First Towers a $1,000,000 loan on the same terms as the existing Loan Agreement. As of December 31, 2025, the Company lent out the following loans:

i.	On January 24, 2025, the Company lent an amount of $30,000 to First Towers. The loan is unsecured, bears interest of 20% per annum and payable within 12 months.

ii.	On February 14, 2025, the Company lent an amount of $170,000 to First Towers. The loan is unsecured, bears interest of 20% per annum and payable within 12 months.

iii.	On April 2, 2025, the Company lent a total amount of $200,000 to First Towers. The loan is unsecured, bears interest of 20% per annum and payable within 12 months.

iv.	On May 1, 2025, the Company lent a total amount of $23,000 to First Towers. The loan is unsecured, bears interest of 20% per annum and payable within 12 months.

As at December 31, 2025, the loan receivable balance including interest was terminated in consolidation as of the closing of the First Towers Transaction on August 19, 2025.

Akanda Corp.

Notes to the Consolidated Financial Statements

(Expressed in United States Dollars)

13.	Loan Receivable (continued)

(d)

During the year ended December 31, 2024, the Company paid and accrued an amount of $15,969 (CAD21,875) of fees for services rendered by certain legal firms to Halo, a company controlled by the interim CEO of the Company (note 18). The transactions were accounted by the Company as advances or loans to Halo. The loans are non-interest bearing, unsecured and has no specific terms of repayment.

During the year ended December 31, 2025, the Company paid an additional amount of $220,030 (CAD307,437) of fees for services rendered by certain legal firms to Halo. These amounts, accounted as loans, are non-interest bearing, unsecured and have no specific terms of repayment. During the year ended December 31, 2025, the Company determined that the receivable balance are no longer collectible from Halo and recognized a write-off of $235,686.

The details of the loans receivable recognized as at December 31, 2025 are as follows:

Balance, December 31, 2023	$593,232
Addition	366,602
Interest Receivable	6,446
Movement in exchange rates	(11,258)
Balance, December 31, 2024	955,022
Addition	643,030
Interest Receivable	92,638
Cash payment	(347)
Impact on loss of control of Canmart	(592,713)
Termination of loans to First Towers’ including interest, pursuant to the acquisition	(868,591)
Write-off of loans to Halo	(235,686)
Movement in exchange rates	6,647
Balance, December 31, 2025	$—

	Maturity	December 31, 2025	December 31, 2024
Current	2025	$—	$451,529
Non-current	2026	—	503,493
		$—	$955,022

14.	Lease Liability

On January 1, 2025, the Company entered into a lease agreement for an office space with a monthly lease payment of $12,000 over a period of two years. Under IFRS 16, the Company recognizes lease liabilities measured at the present value of the remaining lease payments, discounted using the Company’s incremental borrowing rate.

Pursuant to the acquisition of First Towers (note 4), part of the net liabilities assumed by the Company consist primarily of ground leases for tower and fiber infrastructure sites in Mexico. As of the acquisition date, First Towers owns and deployed 24 towers and an additional 6 are under construction.

Akanda Corp.

Notes to the Consolidated Financial Statements

(Expressed in United States Dollars)

14.	Lease Liability (continued)

During the year ended December 31, 2025, subsequent to the acquisition, First Towers completed the construction of 6 lease towers, and with this First Towers now have 30 cellular towers deployed. Of the six towers, three were leased and have the following monthly lease payment and terms: MX$6,500 over a period of 10 years, MX$4,000 over a period of 10 years and MX$5,000 over a period of 5 years. The lease for the remaining three towers is still pending and have been deemed as not yet available for use during the year ended December 31, 2025. All leases contain extension and termination options to provide flexibility in managing the portfolio. Under IFRS 16, the Company recognizes lease liabilities measured at the present value of the remaining lease payments, discounted using First Towers’ existing incremental borrowing rate.

The details of the lease liability recognized as at December 31, 2025 are as follows:

	Office Lease	Tower Leases	Total
Balance, December 31, 2023	$135,337	$—	$135,337
Accrued interest	4,663	—	4,663
Lease payables transferred back from AP for cash settlement	160,000	—	160,000
Cash payments	(300,000)	—	(300,000)
Movement in exchange rates	—	—	—
Balance, December 31, 2024	—	—	—
Additions	272,274	64,653	336,927
Acquisition (note 4)	—	189,096	189,096
Accrued interest	11,564	8,973	20,537
Cash payments	(96,000)	(17,782)	(113,782)
Reclass to Accounts payable	(48,000)	—	(48,000)
Movement in exchange rates	—	11,343	11,343
Balance, December 31, 2025	$139,838	$256,283	$396,121

	Maturity	Incremental borrowing rate	December 31, 2025	December 31, 2024
Current	2025	0.83% - 5.45%	$187,442	$—
Non-current	2035	0.83% - 5.45%	208,679	—
			$396,121	$—

The Company has committed to the following undiscounted minimum lease payments remaining as at December 31, 2025:

Years ended December 31:
2026	$213,739
2027	51,553
2028	51,553
2029	51,553
2030	51,553
Thereafter	67,227
$487,178

Akanda Corp.

Notes to the Consolidated Financial Statements

(Expressed in United States Dollars)

15.	Loans and Borrowings

(a)	Bank loans:

The loans below have been granted to Holigen Ltd. and its subsidiary in order to fund their capital and operational needs on site.

(i)	Short term loans

As at December 31, 2023, the balance of the loans from Caixa was $875,016 which consisted of loans for the purpose of building construction and purchase of equipment. The repayment date on these loans are February 22, 2026 and June 5, 2026 respectively. These loans are charged with interest at the rate of 3% and are secured by mortgage of building and equipment. As of December 31, 2024, pursuant to the sale of RPK, the Company derecognized short term loans with a net book value of $918,198 (note 5).

(ii)	Long term loans

As at December 31, 2023, the balance of the loans from Caixa was $2,497,155 which consisted of loans for the purpose of building construction and purchase of equipment. The repayment date on these loans are February 22, 2026 and June 5, 2026 respectively. These loans are charged with interest at the rate of 3% and are secured by mortgage of building and equipment. As at December 31, 2024, pursuant to the sale of RPK, the Company derecognized long term loans with a net book value of $2,455,890 (note 5).

During the year ended December 31, 2024, the Company recognized interest expense of $124,205 from these loans which was recorded within discontinued operations.

(b)	Other loans:

(i)	In connection with the acquisition of Holigen, the Company assumed a total loan of €124,890 from an arm’s length parties. The loans are non-interest bearing, unsecured and have no specific terms of repayment. As at December 31, 2025, the loan balance of $146,614 (2024 — $129,716) remains outstanding.

(ii)	During the year ended December 31, 2022, the Company received a loan of £25,000 ($30,224) from a former related party (note 18). The loan is unsecured and bears interest of £200 per week. The loan matured on January 31, 2023 and is due on demand. Any unpaid amount is charged with late fees of £200 for each week the payment is late.

On January 17, 2023, the Company received an additional loan of €45,000 ($48,666) from the same former related party. The loan is unsecured and bears interest of 0.75% per day, compounding daily. The loan matured on February 1, 2023 and is due on demand. Any unpaid amount is charged with late fees of 1% compounding interest for each day the payment is late. During the year ended December 31, 2023, the lender has willingly forgone any interest arising from this loan.

During the year ended December 31, 2024, the Company recorded interest expense of $9,210 and paid these loans in full, including late fees amounting to $15,591. As at December 31, 2024, the loans balance including accrued interest was $nil.

(iii)	During the year ended December 31, 2023, the Company received loans of CAD$105,000 ($77,450) from an arm’s length parties. The loans bear interest of 18% per annum, unsecured and payable within 12 months. During the year ended December 31, 2025, the Company recorded interest expense of $4,706 (2024 — $13,808) and paid these loans in full.

Akanda Corp.

Notes to the Consolidated Financial Statements

(Expressed in United States Dollars)

15.	Loans and Borrowings (continued)

(iv)	During the year ended December 31, 2023, the Company received loans of CAD$86,880 ($65,507) from an arm’s length parties. The loans bear interest of 7% per annum, unsecured and payable within 12 months.

During the year ended December 31, 2024, the Company received additional loans of CAD$87,133 ($65,282) from an arm’s length parties. These loans bear the same interest of 7% per annum, unsecured and payable within 12 months.

The Company recorded interest expense of $4,640 (2024 — $8,854) from these loans and made a partial repayments of $102,585 during the year ended December 31, 2025. As at December 31, 2025, the remaining loans balance including accrued interest was $38,838 (2024 — $133,083).

(v)	In connection with the acquisition of First Towers (note 4), the Company assumed a total loans of CAD$237,061 ($171,247) from an arm’s length parties. Of the loans, CAD$137,061 ($100,000) bears interest at 12% per annum - compounded monthly and not in advance, and due on demand and the remaining CAD$100,000 ($71,247) is non-interest bearing, unsecured and have no specific terms of repayment. During the year ended December 31, 2025, the Company recorded interest expense of $18,802 (2024 — $nil). As at December 31, 2025, the loans balance including accrued interest was $373,051 (2024 — $nil) remains outstanding.

16.	Convertible Promissory Notes

On September 12, 2025, the Company closed the Securities Purchase Agreement entered on September 11, 2025 with certain institutional investors (the “September Investors”), to issue and sell to each of the September Investors a convertible promissory note (each, individually, a “September Note” and collectively, the “September Notes”), for aggregate gross proceeds to the Company of $12,000,000, before deducting fees to the Placement Agent and other expenses payable by the Company in connection with the offering (the “September Offering”).

The Company intends to use the net proceeds (i) for marketing purposes of up to $3.5 million, (ii) for the renewal and continued development of the Company’s Gabriola, B.C. site, (iii) working capital and general corporate purposes of up $3 million and (iv) of up to $7 million for the repayment of certain indebtedness, of which approximately $6,500,000 was applied towards the partial payment of the Consideration Note.

As compensation for such placement agent services, the Company paid the Placement Agent $300,000 in cash, an aggregate fee equal to 2.5% of the gross proceeds from the September Offering, plus $50,000 for its fees and expenses.

The maturity date of each September Note is the 12-month anniversary of the issuance date of such September Note, and is the date upon which the principal amount, as well as any other fees, shall be due and payable. The Notes bear interest at a rate of 10% per annum.

The September Note was determined to be a hybrid financial instrument with a liability and an embedded derivative liability. The Company has elected the option in IFRS 9 to recognize the September Note as one financial instrument at FVTPL. Under this approach, the transaction costs of $350,000 incurred in relation to September Note was recorded in the consolidated statements of loss and comprehensive loss. At the time of issuance, the Company determined the principal amount of $12,000,000 as the fair value of the September Note.

During the year ended December 31, 2025, the Company issued 9,189,611 pre-consolidated common shares (408,427 post-consolidated common shares) pursuant to the conversion of an aggregate principal amount of $10,737,400, under the terms of the September Notes (note 17).

During the year ended December 31, 2025, the Company assessed that the fair value of the converted September Notes was $9,957,773 and the fair value of the remaining September Note was $1,055,420. As a result, the Company recognized a total of $984,807 gain on change in fair value of financial liabilities measured at FVTPL in the consolidated statements of loss and comprehensive loss.

Akanda Corp.

Notes to the Consolidated Financial Statements

(Expressed in United States Dollars)

17.	Share Capital

(a)	Authorized

The Company has authorized share capital of an unlimited number of common shares, an unlimited number of Class A Special Shares, an unlimited number of Class B Special Shares, and an unlimited number of preferred shares, issuable in series, with no par value.

On May 21, 2024, the Company implemented a 1-for-40 Reverse Stock Split on its ordinary shares. No fractional shares were issued in connection with the Reverse Stock Split. Any fractional shares resulting from the Reverse Stock Split were rounded down to the nearest whole number.

On November 14, 2024, the Company implemented a 1-for-2 Reverse Stock Split on its ordinary shares. No fractional shares were issued in connection with the Reverse Stock Split. Any fractional shares resulting from the Reverse Stock Split were rounded down to the nearest whole number.

On August 26, 2025, the Company implemented a 1-for-3.125 Reverse Stock Split on its common shares. No fractional shares were issued in connection with the Reverse Stock Split. Any fractional shares resulting from the Reverse Stock Split were rounded down to the nearest whole number.

Subsequent to the year ended December 31, 2025, the Company implemented a 1-for-5 Reverse Stock Split and a 1-for-4.5 Reverse Stock Split on its common shares, respectively. No fractional shares were issued in connection with the Reverse Stock Split. Any fractional shares resulting from the Reverse Stock Split were rounded down to the nearest whole number. All share and per share data in these consolidated financial statements have been retroactively restated to reflect the effect of the reverse stock split (note 29).

(b)	Shares issued and outstanding

	Number of shares	Capital
Balance, December 31, 2023	989	$51,020,121
Issuance of shares from private placement	3,452	1,396,702
Issuance of shares upon exercise of prefunded warrants	24,091	11,528,116
Cancelled shares	(2,111)	(1,445,188)
Share issuance costs	—	(728,056)
Fair value of RSUs redeemed at $577.97 per share	2,677	1,547,703
Balance, December 31, 2024	29,098	63,319,398
Issuance of shares from private placement	3,250	320,000
Issuance of shares upon conversion of promissory note	408,427	10,737,400
Fair value adjustment on the converted promissory note	—	(777,627)
Share issuance costs	—	(44,071)
Impact on loss of control of Canmart	—	(3)
Balance, December 31, 2025	440,775	$73,555,097

During the year ended December 31, 2025, the Company had the following share capital transactions:

(i)	On March 26, 2025, pursuant to a series of subscription agreement entered with investors on March 21 and 24, 2025, the Company completed its private offering with the issuance of 3,250 common shares at a subscription price of $98.44 per share for gross proceeds of $320,000.

(ii)	On October 2, 2025, pursuant to the conversion of promissory note (note 16), the Company issued 68,828 common shares at conversion price of $64.80 for an aggregate principal amount of $4,460,000.

(iii)	On October 6, 2025, pursuant to the conversion of promissory note (note 16), the Company issued 1,422 common shares at conversion price of $64.80 for an aggregate principal amount of $92,160.

Akanda Corp.

Notes to the Consolidated Financial Statements

(Expressed in United States Dollars)

17.	Share Capital (continued)

(b)	Shares issued and outstanding (continued)

During the year ended December 31, 2025, the Company had the following share capital transactions (continued):

(iv)	On October 9, 2025, pursuant to the conversion of September Note (note 16), the Company issued 1,778 common shares at conversion price of $44.94 for an aggregate principal amount of $79,900.

(v)	On October 16, 2025, pursuant to the conversion of September Note (note 16), the Company issued 5,111 common shares at conversion price of $45.33 for an aggregate principal amount of $231,668.

(vi)	On October 21, 2025, pursuant to the conversion of September Note (note 16), the Company issued 10,222 common shares at conversion price of $42.65 for an aggregate principal amount of $435,965.

(vii)	On October 24, 2025, pursuant to the conversion of September Note (note 16), the Company issued 5,111 common shares at conversion price of $40.93 for an aggregate principal amount of $209,185.

(viii)	On November 14, 2025, pursuant to the conversion of September Note (note 16), the Company issued 5,111 common shares at conversion price of $24.67 for an aggregate principal amount of $126,097.

(ix)	On November 17, 2025, pursuant to the conversion of September Note (note 16), the Company issued 10,889 common shares at conversion price of $24.67 for an aggregate principal amount of $268,642.

(x)	On November 24, 2025, pursuant to the conversion of September Note (note 16), the Company issued 1,022 common shares at conversion price of $17.65 for an aggregate principal amount of $18,045.

(xi)	On November 26, 2025, pursuant to the conversion of September Note (note 16), the Company issued 1,333 common shares at conversion price of $18.63 for an aggregate principal amount of $24,837.

(xii)	On December 3, 2025, pursuant to the conversion of September Note (note 16), the Company issued 1,156 common shares at conversion price of $18.68 for an aggregate principal amount of $21,587.

(xiii)	On December 8, 2025, pursuant to the conversion of September Note (note 16), the Company issued 76,445 common shares at conversion price of $18.09 for an aggregate principal amount of $1,383,224.

(xiv)	On December 15, 2025, pursuant to the conversion of September Note (note 16), the Company issued 100,000 common shares at conversion price of $15.26 for an aggregate principal amount of $1,525,500.

(xv)	On December 16, 2025, pursuant to the conversion of September Note (note 16), the Company issued 8,889 common shares at conversion price of $18.09 and 11,111 common shares at conversion price of $15.68 for an aggregate principal amount of $335,090.

(xvi)	On December 18, 2025, pursuant to the conversion of September Note (note 16), the Company issued 55,555 common shares at conversion price of $15.26 for an aggregate principal amount of $847,500.

Akanda Corp.

Notes to the Consolidated Financial Statements

(Expressed in United States Dollars)

17.	Share Capital (continued)

(b)	Shares issued and outstanding (continued)

During the year ended December 31, 2025, the Company had the following share capital transactions (continued):

(xvii)	On December 19, 2025, pursuant to the conversion of September Note (note 16), the Company issued 33,333 common shares at conversion price of $15.26 for an aggregate principal amount of $508,500.

(xviii)	On December 23, 2025, pursuant to the conversion of September Note (note 16), the Company issued 11,111 common shares at conversion price of $15.26 for an aggregate principal amount of $169,500.

(xix)	In connection with the private placement completed during the year, the Company incurred a total share issuance costs of $44,071.

During the year ended December 31, 2024, the Company had the following share capital transactions:

(i)	On February 2, 2024, pursuant to the securities purchase agreement entered with Corbo Capital Inc. on February 1, 2024, the Company announced closing of registered direct offering with the issuance of 49 common shares at a purchase price of $2,283.75 per share and prefunded warrants to purchase 260 common shares at a price of $2,283.19 per share for gross proceeds of $708,000. The prefunded warrants were immediately exercisable for $0.56 per share and may be exercised at any time until all of the prefunded warrants are exercised in full, subject to certain beneficial ownership limitations as set forth in the prefunded warrant. Under the residual method, the Company allotted $3,370 to the prefunded warrants and recorded the value under other reserves in the consolidated statements of financial position. During the year ended December 31, 2024, the Company issued 260 common shares pursuant the exercise of above prefunded warrants.

(ii)	On March 4, 2024, pursuant to the securities purchase agreement entered with Corbo Capital Inc. on March 1, 2024, the Company announced closing of registered direct offering with the issuance of 65 common shares at a purchase price of $1,155.60 per share and prefunded warrants to purchase 64 common shares at a price of $1,155.04 per share for gross proceeds of $150,000. The prefunded warrants were immediately exercisable for $0.56 per share and may be exercised at any time until all of the prefunded warrants are exercised in full, subject to certain beneficial ownership limitations as set forth in the prefunded warrant. No value has been allotted to the prefunded warrants under the residual method. During the year ended December 31, 2024, the Company issued 64 common shares pursuant the exercise of above prefunded warrants.

(iii)	On March 5, 2024, pursuant to the securities purchase agreement entered with Corbo Capital Inc. on March 4, 2024, the Company announced closing of registered direct offering with the issuance of 65 common shares at a purchase price of $949.05 per share and prefunded warrants to purchase 66 common shares at a price of $948.49 per share for gross proceeds of $125,000. The prefunded warrants were immediately exercisable for $0.56 per share and may be exercised at any time until all of the prefunded warrants are exercised in full, subject to certain beneficial ownership limitations as set forth in the prefunded warrant. No value has been allotted to the prefunded warrants under the residual method. During the year ended December 31, 2024, the Company issued 66 common shares pursuant the exercise of above prefunded warrants.

Akanda Corp.

Notes to the Consolidated Financial Statements

(Expressed in United States Dollars)

17.	Share Capital (continued)

(b)	Shares issued and outstanding (continued)

During the year ended December 31, 2024, the Company had the following share capital transactions (continued):

(iv)	On March 27, 2024, pursuant to an underwriting agreement entered with Univest Securities, LLC (“Univest”) as the underwriter on March 25, 2024, the Company announced closing of underwritten public offering with the issuance of 548 common shares at a purchase price of $684.56 per share and prefunded warrants to purchase 8,866 common shares at a price of $684.00 per share for gross proceeds of $5,000,000. The prefunded warrants are immediately exercisable for $0.56 per share and may be exercised at any time until all of the prefunded warrants are exercised in full, subject to certain beneficial ownership limitations as set forth in the prefunded warrant. No value has been allotted to the prefunded warrants under the residual method. During the year ended December 31, 2024, the Company issued 8,866 common shares pursuant the exercise of above prefunded warrants.

(v)	On April 26, 2024, the Company cancelled 2,111 common shares with a fair value of $1,445,188.

(vi)	On May 17, 2024, pursuant to the securities purchase agreement entered with DRNK Beverage Corp. on the same day, the Company announced the 1st closing of registered direct offering with the issuance of 442 common shares at a purchase price of $579.94 per share and prefunded warrants to purchase 3,867 common shares at a price of $579.38 per share for gross proceeds of $2,500,000. The prefunded warrants are immediately exercisable for $0.56 per share and may be exercised at any time until all of the prefunded warrants are exercised in full, subject to certain beneficial ownership limitations as set forth in the prefunded warrant. No value has been allotted to the prefunded warrants under the residual method. During the year ended December 31, 2024, the Company issued 3,867 common shares pursuant the exercise of above prefunded warrants.

(vii)	On May 20, 2024, pursuant to the securities purchase agreement entered with DRNK Beverage Corp. on May 17, 2024, the Company announced the 2nd closing of registered direct offering with the issuance of 442 common shares at a purchase price of $579.94 per share, and prefunded warrants to purchase 2,143 common shares at a price of $579.38 per share for gross proceeds of $1,500,000. The prefunded warrants are immediately exercisable for $0.56 per share and may be exercised at any time until all of the prefunded warrants are exercised in full, subject to certain beneficial ownership limitations as set forth in the prefunded warrant. No value has been allotted to the prefunded warrants under the residual method. During the year ended December 31, 2024, the Company issued 2,143 common shares pursuant the exercise of above prefunded warrants.

(viii)	On May 24, 2024, the Company issued 2,677 common shares at a fair value of $1,547,703 on the RSUs granted to consultants of the Company to settle up consulting fees amounting to $900,000. As a result of the settlement, the Company recognized a loss on debt settlement of $647,703 in the consolidated statements of loss and comprehensive loss.

(ix)	On October 3, 2024, pursuant to an underwriting agreement entered with Univest as the underwriter on October 2, 2024, the Company announced closing of underwritten public offering with the issuance of 1,841 common shares at a purchase price of $140.625 per share and prefunded warrants to purchase 8,825 common shares at a price of $140.611 per share for gross proceeds of $1,500,000. The prefunded warrants are immediately exercisable for $0.014 per share and may be exercised at any time until all of the prefunded warrants are exercised in full, subject to certain beneficial ownership limitations as set forth in the prefunded warrant. During the year ended December 31, 2024, the Company issued 8,825 common shares pursuant the exercise of above prefunded warrants.

(x)	In connection with the closed direct offerings and underwriting public offerings completed during the year ended December 31, 2024, the Company incurred a total share issuance cost of $728,056.

Akanda Corp.

Notes to the Consolidated Financial Statements

(Expressed in United States Dollars)

17.	Share Capital (continued)

(c)	Special Shares

Class A Special Shares

On August 29, 2025, the Company approved an amendment of the Articles to create a new class of special common shares without nominal or par value (the “Class A Special Shares). The Class A Special Shares is convertible into Company common shares on a one for one basis. The holders of the Class A Special Shares shall be entitled to one vote for each Class A Special Shares held at all meetings of shareholders of the Corporation and shall vote as a single class with the Common Shares.

In the event of any Liquidation Distribution, subject to the prior rights of the holders of the shares of any other class ranking senior to the Common Shares and equal in rank to the Common Shares and Class B Special Shares, the holders of the Class A Special Shares shall be entitled to receive all remaining property and assets of the Corporation.

Class B Special Shares

On August 29, 2025, the Company approved an amendment of the Articles to create a new class of special common shares without nominal or par value (the “Class B Special Shares”). The Class B Special Shares is convertible into Company common shares on a one for one basis. The holders of the Class B Special Shares shall be entitled to one vote for each Class B Special Share held at all meetings of shareholders of the Corporation and shall vote as a single class with the Common Shares and the Class A Special Shares, other than meetings at which only the holders of another class or series of shares are entitled to vote separately as a class or series.

In the event of any Liquidation Distribution, subject to the prior rights of the holders of the shares of any other class ranking senior to the Common Shares and equal in rank to the Class A Special Shares and Common Shares, the holders of the Class B Special Shares shall be entitled to receive all remaining property and assets of the Corporation.

Issued and Outstanding

On August 29, 2025, the Company issued 6,441 Class A Special Shares with a fair value of $597,836 pursuant to the acquisition of First Towers in accordance with the terms of the amended SEA (note 4).

On November 28, 2025, the Company issued 212,265 Class B Special Shares with a fair value of $19,700,885 pursuant to the acquisition of First Towers in accordance with the terms of the amended SEA (note 4) and 32,549 Class B Special Shares with a fair value $754,356 pursuant to the settlement of PGC DSA and Dunstan DSA. In connection with the debt settlement, the Company recognized a gain on debt settlement of $1,893,196 in the consolidated statements of loss and comprehensive loss.

A summary of the Company’s outstanding Special Shares as at December 31, 2025 are as follows:

	Number of Class A Special Shares	Number of Class B Special Shares	Capital
Balance, December 31, 2024	—	—	$—
Issuance of special shares pursuant to the acquisition of First Towers	6,441	212,265	20,298,721
Issuance of special shares pursuant to a debt settlement	—	32,549	754,356
Balance, December 31, 2025	6,441	244,814	$21,053,077

Akanda Corp.

Notes to the Consolidated Financial Statements

(Expressed in United States Dollars)

17.	Share Capital (continued)

(d)	Loss per share

The weighted average number of common shares outstanding for basic and diluted loss per share for the year ended December 31, 2025 was 68,941 (2024 — 14,819). The Company did not have any potential dilution during the years ended December 31, 2025 and 2024.

(e)	Restricted stock units

In order to incentivize senior executive management and key staff, the Company makes use of equity incentives awarded pursuant to the Employee Share Ownership Plan (“ESOP”). In terms of the ESOP, as amended in March 2024, the Company may award up to 30% of the Company’s issued share capital (at any point in time) in qualifying ESOP incentives.

On May 24, 2024, the Company granted 2,677 restricted stock units (“RSUs”) at a market price of $577.97 to consultants of the Company to settle consulting payables of $900,000. Each of the RSUs vest immediately. The fair value of the granted RSUs was estimated to be $1,547,703. 2,677 of the granted RSUs were exercised during the year ended December 31, 2024.

A summary of the Company’s outstanding RSUs as at December 31, 2025 are as follows:

Number of RSUs
Balance, December 31, 2023	—
Granted	2,677
Exercised	(2,677)
Balance, December 31, 2024 and 2025	—

During the year ended December 31, 2024, the Company recorded $798,795 of expenses related to the RSUs as consulting and accounting fees, $100,000 remains as prepaid expenses, $647,703 recognized as gain on debt settlement and the remaining $1,205 due to foreign currency translation was recorded to accumulated other comprehensive income.

18.	Related Party Transactions

Transactions with Key Management Personnel

The Company has identified its Board of Directors, Executive Chairman, Chief Executive Officer (“CEO”), and Chief Financial Officer (“CFO”) as its key management personnel who have the authority and responsibility for planning, directing and controlling the Company’s main activities.

For the years ended December 31,	2025	2024
Key Management Remuneration	$679,005	$365,994
Former Management Fees	—	129,705
Stock-based compensation	—	—
	$679,005	$495,699

The Key Management remuneration is included in Consulting and Professional Fees and Personnel Expenses in the Statement of Operations.

Akanda Corp.

Notes to the Consolidated Financial Statements

(Expressed in United States Dollars)

18.	Related Party Transactions (continued)

As of December 31, 2025, the Company has balances payable to related parties of $640,546 (2024 — $302,232) as below:

a.	Included within accounts payable and accrued liabilities at December 31, 2025 is remuneration payable to key management totaling $640,546 (2024 — $244,933), which includes amounts owing to the following current and former directors and officers of the Company:

●	current directors and officers:

i.	$32,000 owing to J Dhaliwal (2024 — $8,000);

ii.	$2,298 owing to G Deol (2024 — $2,192);

iii.	$8,000 owing to K Field (2024 — $72,000);

iv.	$259,435 owing to D Jenkins (2024 — $160,241);

v.	$192,175 owing to C Cooper (2024 — $2,500);

vi.	$69,333 owing to U Chaudhry (2024 — $nil);

vii.	$17,555 owing to E Contreras (2024 — $nil);

viii.	$18,382 owing to F Juarez (2024 — $nil); and

ix.	$41,368 owing to D Gordon (2024 — $nil).

b.	The former director and officer of RPK, Kiranjit Sidhu is also the owner of Catalyst Capital LLC (“Catalyst”).

i.	On November 14, 2022, the Company received a loan of £25,000 ($30,224) from Catalyst. The loan is unsecured and bears interest of £200 per week. The loan has matured on January 31, 2023 and is due on demand. Any unpaid amount is charged with late fees of £200 for each week the payment is late. During the year ended December 31, 2024, the Company paid this loan in full as part of the debt settlement entered in April 2024.

ii.	On January 17, 2023, the Company received an additional loan of €45,000 ($48,666) from Catalyst. The loan is unsecured and bears interest of 0.75% per day, compounding daily. The loan has matured on February 1, 2023 and is due on demand. Any unpaid amount is charged with late fees of 1% compounding interest for each day the payment is late. During the year ended December 31, 2023, the lender has willingly forgone any interest arising from this loan. During the year ended December 31, 2024, the Company paid this loan in full as part of the debt settlement entered in April 2024.

iii.	On February 5, 2023, the Company entered into another independent contractor agreement with Mr. Sidhu, pursuant to which, he agreed to provide services regarding the business operations, business development, legal and strategic matters to the Company for $650,000. The payment for the services was partially settled by the issuance of 28 RSUs converted to 28 Common Shares in May 2023 and 24 RSUs converted to 24 Common Shares in July 2023. As of December 31, 2023, the balance of the payable was $350,395, and was recorded under due to related parties’ account. During the year ended December 31, 2024, the Company paid this payable in full as part of the debt settlement entered in April 2024.

iv.	On April 4, 2024, the Company entered into debt settlement agreement with Mr. Sidhu to settle up all amounts owing of $487,295, which includes outstanding loans and other consulting payables. Pursuant to the agreement, Mr. Sidhu agreed to accept $136,757 in full settlement of the outstanding debt. On April 10, 2024, the Company paid the agreed amounts and recognized a gain on debt settlement of $353,159 in the consolidated statements of loss and comprehensive loss.

Akanda Corp.

Notes to the Consolidated Financial Statements

(Expressed in United States Dollars)

18.	Related Party Transactions (continued)

c.	The Company has the following loans outstanding to 1248787 B.C. Ltd. (“1248787”), a company controlled by Jatinder Dhaliwal, a director of the Akanda:

i.	On August 18, 2023, the Company received a loan of C$24,000 ($17,714) from 1248787. The loan is unsecured, bears interest of 18% per annum and payable within 12 months. During the year ended December 31, 2025, the Company recorded interest expense of $1,076 (2024 — $3,157) and paid the loan in full.

ii.	On September 27, 2023, the Company received a loan of C$3,000 ($2,219) from 1248787. The loan is unsecured, bears interest of 18% per annum and payable within 12 months. During the year ended December 31, 2025, the Company recorded interest expense of $134 (2024 — $395) and paid the loan in full.

iii.	On October 13, 2023, the Company received a loan of C$40,000 ($29,258) from 1248787. The loan is unsecured, bears interest of 18% per annum and payable within 12 months. During the year ended December 31, 2025, the Company recorded interest expense of $1,793 (2024 — $5,259) and paid the loan in full.

d.	The Company has the following loans transactions with Halo, a company controlled by Katharyn Field, the executive director and interim CEO of Akanda:

Unsecured debenture

During the year ended December 31, 2024, the Company received additional loans from Halo in the aggregate principal amount of $44,954 (2023 — $1,192,953). The loans are unsecured and bears interest rate of 7% per annum and have no specific terms of repayment. The Company recorded interest expense of $39,170 from these loans and also made a full repayment during the year ended December 31, 2024.

e.	On April 24, 2024, Mr. Harvinder Singh resigned as an independent director of the Board of Directors of the Company. A Resignation and Mutual Release Agreement dated April 24, 2024 was entered between the Company and Mr. Singh, pursuant to which the Company agreed to pay Harvinder Singh a separation and release amount of $50,000. The Company has paid the amount in full on April 25, 2024. During the year ended December 31, 2024, the Company recognized a gain on debt settlement of $48,592 in the consolidated statements of loss and comprehensive loss.

Akanda Corp.

Notes to the Consolidated Financial Statements

(Expressed in United States Dollars)

18.	Related Party Transactions (continued)

As of December 31, 2025, the Company has balances receivable from related parties of $nil (2024 — $368,172) as below:

a.	Advances — Halo

During the year ended December 31, 2024, the Company paid and accrued an amount of $15,969 (CAD21,875) of fees for services rendered by certain legal firms to Halo, a company controlled by the interim CEO of the Company. The transactions were accounted by the Company as advances or loans to Halo. The loans are non-interest bearing, unsecured and has no specific terms of repayment.

During the year ended December 31, 2025, the Company paid an additional amount of $220,030 (CAD307,437) of fees for services rendered by certain legal firms to Halo. These amounts, accounted as loans, are non-interest bearing, unsecured and have no specific terms of repayment. During the year ended December 31, 2025, the Company determined that the full loan receivable balance are no longer collectible from Halo and recognized a write-off of $235,686.

b.	The Company has the following loan receivable from First Towers & Fiber Corp. (“First Towers”), a company controlled by Christopher Cooper, a director of Akanda:

On November 21, 2024, the Company entered into a Bridge Loan Agreement with First Towers & Fiber Corp., a corporation incorporated under the laws of the Province of British Columbia (“First Towers”), pursuant to which the Company agreed to loan to First Towers $350,000 (the “Loan”). Interest of the prime rate (as defined in the Loan Agreement) plus 2% will accrue and be calculated daily on the principal amount of the Loan on the basis of the actual number of days the Loan is outstanding in a year of 365 or 366 days, as applicable, and will be compounded and payable monthly in arrears on the first business day of each month.

Pursuant to the Bridge Loan Agreement, the Company shall also advance to First Towers a $1,000,000 loan on the same terms as the existing Loan Agreement. As of December 31, 2025, the Company lent out a total of $423,000. As at December 31, 2025, the loan receivable balance including interest was terminated in consolidation as of the closing of the First Towers Transaction on August 19, 2025.

The Company’s related party transactions are measured at the exchange amount which is the amount of consideration established and agreed to by the related parties.

Akanda Corp.

Notes to the Consolidated Financial Statements

(Expressed in United States Dollars)

19.	Income Taxes

The components of income tax expense (benefit) are as follows:

Years ended December 31,	2025	2024
Current:	$—	$—
Kingdom of Lesotho	—	—
Republic of Malta	—	—
United Kingdom	—	—
Mexico	—	—
	$—	$—

A reconciliation of the expected income tax recovery to the actual income tax recovery is as follows:

Deferred tax assets and liabilities have not been recognized for the following:

Years ended December 31,	2025	2024
Net loss before income taxes:	$(46,859,311)	$(4,096,029)
Statutory income tax rate	26.50%	26.50%

Income tax benefit	(12,417,717)	(1,085,448)
Non-deductible items	12,052,596	37,379
Non-taxable items	(537,615)	(371,570)
Foreign rate differential	(273,547)	9,859
Unrecognized loss carryforwards	1,176,283	1,409,780
	$—	$—

The Company has reconciled to the average statutory tax rate of the Republic of Malta (35%), the United Kingdom (25%), the Republic of Portugal (21%), and the Mexico (30%).

Deferred tax assets

At December 31,	2025	2024
Net operating loss before carryforwards	$—	$—
Unrecognized loss carryforwards	$—	$—

Deferred tax assets have not been recognized in respect of unutilized tax losses carried forward because it is not probable that future taxable profit will be available against which the Company can use the benefits therefrom.

20.	Non-controlling Interest

As at December 31, 2025, the carrying value of non-controlling interest (“NCI”) was $1,205,363 which was determined as follows:

	CTFO Mexico	CT Mexico	Total
Balance, December 31, 2024	$—	$—	$—
Net loss allocated to NCI	94,145	1,111,218	1,205,363
Balance, December 31, 2025	$94,145	$1,111,218	$1,205,363

Akanda Corp.

Notes to the Consolidated Financial Statements

(Expressed in United States Dollars)

21.	Financial Instruments

Determination of Fair Values

IFRS 13, Fair Value Measurement, establishes a fair value hierarchy that reflects the significance of the inputs used in measuring fair value. The fair value hierarchy has the following levels:

Level 1 — Quoted prices in active markets for identical assets or liabilities;

Level 2 — Inputs other than quoted prices included within Level 1 that are either directly or indirectly observable;

Level 3 — Unobservable inputs in which little or no market activity exists, therefore requiring an entity to develop its own assumptions about the assumptions market participants would use in pricing.

A number of the Company’s accounting policies and disclosures require the determination of fair value, for both financial and non-financial assets and liabilities. Fair values have been determined for measurement and/or disclosure purposes based on the following models. When applicable, further information about the assumptions made in determining fair values is disclosed in the notes specific to that asset or liability.

The following is a comparison by class of the carrying amounts and fair value of the Company’s financial instruments as at December 31, 2025 and 2024:

		December 31, 2025		December 31, 2024
Financial assets	Level	Carrying amount	Fair value	Carrying amount	Fair value
Financial assets measured at amortised cost:
Cash and cash held in trust	1	$504,136	$504,136	$3,841,866	$3,841,866
Trade and other receivables	2	1,399,977	1,399,977	370,537	370,537
Loan receivable	2	—	—	955,022	955,022

Financial liabilities
Financial liabilities measure at amortised cost:
Trade and other payables	2	3,309,037	3,309,037	2,982,499	2,982,499
Loans and borrowings	2	1,006,920	1,006,920	352,814	352,814
Secured promissory notes	2	7,633,966	7,633,966	—	—
Lease liabilities	2	396,121	396,121	—	—
Due to related parties	2	640,546	640,546	302,232	302,232

Financial liabilities measure at FVTPL:
Convertible promissory notes	2	1,055,420	1,055,420	—	—
Secured convertible debenture	2	4,143,982	4,143,982	—	—

22.	Risks Arising from Financial Instruments and Risk Management

The Company’s activities expose it to a variety of financial risks: market risk (including foreign exchange and interest rate risks), credit risk and liquidity risk. Risk management is the responsibility of the Company, which identifies, evaluates and, where appropriate, mitigates financial risks.

Akanda Corp.

Notes to the Consolidated Financial Statements

(Expressed in United States Dollars)

22.	Risks Arising from Financial Instruments and Risk Management (continued)

(a)	Market risk

Foreign exchange risk: is the risk that the fair value of future cash flows for financial instruments will fluctuate because of changes in foreign exchange rates. The Company has not entered into any foreign exchange hedging contracts. The Company is exposed to currency risk from the British Pound (“GBP”), Euro (“EUR”), Canadian dollar (“CAD”) and Mexican Peso (“MXN”) through the following foreign currency denominated financial assets and liabilities:

As at (expressed in GBP)	December 31, 2025	December 31, 2024
Financial assets
Cash	£100	£16,558
Trade and other receivables	354	293,055
Loan receivable	—	469,233
	£454	£778,846
Financial liabilities
Trade and other payables	£2,126	£820,809
	£2,126	£820,809

As at (expressed in EUR)	December 31, 2025	December 31, 2024
Financial assets
Cash	€11,304	€12,504
Trade and other receivables	3,076	3,076
	€14,380	€15,580
Financial liabilities
Trade and other payables	€5,263	€838
Loans and borrowings	124,890	124,890
	€130,153	€125,728

As at (expressed in CAD)	December 31, 2025	December 31, 2024
Financial assets
Cash and cash held in trust	$287,503	$5,473,500
Loans receivable	—	515,197
	$287,503	$5,988,697
Financial liabilities
Trade and other payables	$4,137,013	$2,809,356
Due to related party	882,165	425,962
Lease liabilities	191,706	—
Loans and borrowings	1,177,564	315,557
Convertible promissory notes	1,446,893	—
Secured promissory notes	10,465,530	—
Secured convertible debenture	5,681,053	—
	$23,981,924	$3,550,875

Akanda Corp.

Notes to the Consolidated Financial Statements

(Expressed in United States Dollars)

22.	Risks Arising from Financial Instruments and Risk Management (continued)

(a)	Market risk (continued)

As at (expressed in MXN)	December 31, 2025	December 31, 2024
Financial assets
Cash	$5,028,415	$—
Trade and other receivables	24,199,567	—
Due from related parties	68,814	—
	$29,296,796	$—
Financial liabilities
Trade and other payables	$5,425,846	$—
Lease liabilities	4,609,418	—
	$10,035,264	$—

Based on the above net exposures as at December 31, 2025, assuming that all other variables remain constant, a 5% appreciation or deterioration of the USD against the GBP would result in a corresponding increase or decrease, respectively on the Company’s net income of approximately $nil (2024 — $2,000), EUR — $5,000  (2024 — $5,000), CAD — $864,000  (2024 — $85,000) and MXN — $54,000 (2024 — $nil).

(b)	Credit risk

Credit risk is the risk of financial loss to the Company if a partner or counterparty to a financial instrument fails to meet its contractual obligation and arises principally from the Company’s cash and accounts receivable. The carrying amounts of the financial assets represents the maximum credit exposure. The Company limits its exposure to credit risk on cash by placing these financial instruments with high-credit quality financial institutions.

At December 31, 2025, the Company was subject to a concentration of credit risk related to its accounts receivable as 100% (2024 — 74% from two customers) of the balance of amounts owing is from three customers. The Company did not record any bad debt expense during the years ended December 31, 2025 and 2024. As at December 31, 2025, the expected credit lifetime credit losses for accounts receivable aged as current were nominal amounts. The Company considers a financial asset in default when internal or external information indicates that the Company is unlikely to receive the outstanding contractual amounts in full. A financial asset is written off when there is no reasonable expectation of recovering the contractual cash flows.

(c)	Liquidity risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they come due. The Company manages its liquidity risk by continuously monitoring forecasted and actual cash flows, as well as anticipated investing and financing activities and to ensure that it will have sufficient liquidity to meet its liabilities and commitments when due and to fund future operations. The Company’s trade and other payables are due within the current operating year.

23.	Capital Management

The Company manages its capital structure and makes adjustments to it, based on the funds available to the Company, in order to continue the business of the Company. The Company, upon approval from its Board of Directors, will balance its overall capital structure through new share and warrant issuances, granting of stock options, the issuance of debt or by undertaking other activities as deemed appropriate under the specific circumstance. The Board of Directors does not establish a quantitative return on capital criteria for management, but rather relies on the expertise of the Company’s management to sustain future development of the business.

The Company’s objectives when managing capital are to safeguard the Company’s ability to continue as a going concern and to provide capital to pursue the development and commercialization of its products. In the management of capital, the Company includes cash, short-term debt and capital. The Company manages the capital structure and makes adjustments to it in light of changes in economic conditions and the risk characteristics of the underlying assets. To maintain or adjust the capital structure, the Company may attempt to issue new shares or new debt.

At the current stage of the Company’s development, in order to maximize its current business activities, the Company does not pay out dividends. Management reviews its capital management approach on an ongoing basis and believes that this approach, given the relative size of the Company, is reasonable.

The Company’s overall strategy with respect to capital risk management remains unchanged for the years ended December 31, 2025 and 2024.

Akanda Corp.

Notes to the Consolidated Financial Statements

(Expressed in United States Dollars)

24.	Segmented Information

The Company has four reportable segments: Infrastructure, Cultivation, Distribution and Corporate. Infrastructure activities is a new segment of the Company pursuant to the acquisition of First Towers in August 2025 which relates to the leasing and/or rental of fiber optic networks and telecommunication towers at First Towers in Mexico. Cultivating activities which comprise the “cultivation” segment is made up of the medical cannabis cultivation operations at RPK/Holigen in Portugal up until the sale completion in March 2024 (refer to note 5). Distributing activities relate to the distribution of medical cannabis by Canmart in the United Kingdom up until the winding up in May 2025 (refer to note 6). Corporate activities entail head office costs and other general corporate expenses related to the administration of the broader group. The accounting policies of the operating segments are the same as those described in the summary of material accounting policies. The reportable segments have been determined by management on the basis that these are strategic business units that offer different products and services. The business units in Portugal (up until the sale of subsidiary described in note 5) which fall under the cultivation segment were focused on the cultivation of medical cannabis and medical cannabis biomass respectively, while the business unit in the United Kingdom (up until the winding up described in note 6), which falls under the distribution segment, undertakes the sale and distribution of medical cannabis products. The corporate segment undertakes management and treasury services within the group and for the benefit of all group companies. They are managed separately as each business unit requires different strategies, risk management and technologies.

Set out below is information about the assets and liabilities as at December 31, 2025 and 2024 and profit or loss from each segment for the years ended December 31, 2025 and 2024:

	As at December 31, 2025
Financial statement line item:	Infrastructure	Cultivation	Distribution	Corporate	Total
Reportable segment assets	$3,831,917	$335,689	$—	$2,027,949	$6,195,555
Reportable segment liabilities	2,111,874	150,358	—	15,923,760	18,185,992

	As at December 31, 2024
Financial statement line item:	Infrastructure	Cultivation	Distribution	Corporate	Total
Reportable segment assets	$—	$2,232,785	$1,052,080	$4,629,218	$7,914,083
Reportable segment liabilities	—	133,163	1,026,211	2,478,171	3,637,545

	For the year ended December 31, 2025
Financial statement line item:	Infrastructure	Cultivation	Distribution	Corporate	Total
Revenues from external customers	$258,075	$—	$—	$—	$258,075
Intersegment revenues	—	—	—	—	—
Other income (expense)	(42,501,110)	(2,158,885)	—	3,201,579	(41,458,416
Finance income	(92,457)	—	—	92,457	—
Finance expense	(28,742)	—	—	(896,350)	(925,092)
Depreciation & amortization	264,532	—	—	169,161	433,693
Discontinued operations	—	—	10,911,606	(10,404,002)	507,604
Reportable segment loss	(43,269,642)	(2,170,333)	—	(1,419,336)	(46,859,311)

Akanda Corp.

Notes to the Consolidated Financial Statements

(Expressed in United States Dollars)

24.	Segmented Information (continued)

	For the year ended December 31, 2024
Financial statement line item:	Infrastructure	Cultivation	Distribution	Corporate	Total
Revenues from external customers	$—	$—	$—	$—	$—
Intersegment revenues	—	—	—	—	—
Other income (expense)	—	(879,154)	—	1,675,644	796,490
Finance income	—	—	—	2,953	2,953
Finance expense	—	—	—	(81,083)	(81,083)
Depreciation & amortization	—	—	—	137,271	137,271
Discontinued operations	—	(827,620)	43,414	—	(784,206)
Reportable segment income (loss)	—	(206,397)	43,414	(3,933,046)	(4,096,029)

Set out below are reconciliations of each reportable segment’s revenues, profit or loss for the years ended December 31, 2025 and 2024, and assets and liabilities as at December 31, 2025 and 2024:

	For the year ended December 31, 2025
Revenues	Infrastructure	Cultivation	Distribution	Corporate	Total
Total revenues	$258,075	$—	$—	$—	$258,075
Elimination of inter segment revenue	—	—	—	—	—
Total revenue	$258,075	$—	$—	$—	$258,075

For the year ended December 31, 2024
Revenues	Infrastructure	Cultivation	Distribution	Corporate	Total
Total revenues	$—	$—	$—	$—	$—
Elimination of inter segment revenue	—	—	—	—	—
Total revenue	$—	$—	$—	$—	$—

	For the year ended December 31, 2025
Loss	Infrastructure	Cultivation	Distribution	Corporate	Total
Total loss for reportable segments	$(43,269,642)	$(2,170,333)	$(10,911,606)	$8,984,666	$(47,366,915)
Total loss on discontinued operations	—	—	10,911,606	(10,404,002)	507,604
Elimination of inter segment profit or loss	—	—	—	—	—
Loss before income tax expense	$(43,269,642)	$(2,170,333)	$—	$(1,419,336)	$(46,859,311)

	For the year ended December 31, 2024
Loss	Infrastructure	Cultivation	Distribution	Corporate	Total
Total loss for reportable segments	$—	$621,223	$—	$(3,933,046)	$(3,311,823)
Total loss on discontinued operations	—	(827,620)	43,414	—	(784,206)
Elimination of inter segment profit or loss	—	—	—	—	—
Loss before income tax expense	$—	$(206,397)	$43,414	$(3,933,046)	$(4,096,029)

Akanda Corp.

Notes to the Consolidated Financial Statements

(Expressed in United States Dollars)

24.	Segmented Information (continued)

	As at December 31, 2025
Assets	Infrastructure	Cultivation	Distribution	Corporate	Total
Total assets for reportable segments	$3,831,917	$335,689	$—	$100,152,700	$104,320,306
Elimination of inter segment assets	—	—	—	(98,124,751)	(98,124,751)
Segments’ assets	$3,831,917	$335,689	$—	$2,027,949	$6,195,555

	As at December 31, 2024
Assets	Infrastructure	Cultivation	Distribution	Corporate	Total
Total assets for reportable segments	$—	$2,232,785	$1,052,080	$50,488,643	$53,773,508
Elimination of inter segment assets	—	—	—	(45,859,425)	(45,859,425)
Segments’ assets	$—	$2,232,785	$1,052,080	$4,629,218	$7,914,083

	As at December 31, 2025
Liabilities	Infrastructure	Cultivation	Distribution	Corporate	Total
Total liabilities for reportable segments	$12,841,578	$1,072,219	$—	$38,754,893	$52,668,690
Elimination of inter segment liabilities	(10,729,704)	(921,860)	—	(22,831,134)	(34,482,698)
Entity’s liabilities	$2,111,874	$150,359	$—	$15,923,759	$18,185,992

	As at December 31, 2024
Liabilities	Infrastructure	Cultivation	Distribution	Corporate	Total
Total liabilities for reportable segments	$—	$883,397	$11,169,051	$25,958,535	$38,010,983
Elimination of inter segment liabilities	—	(750,234)	(10,142,840)	(23,480,364)	(34,373,438)
Entity’s liabilities	$—	$133,163	$1,026,211	$2,478,171	$3,637,545

25.	Revenue and Geographic Information

The Company, through its subsidiary – First Towers, generates revenue from the leasing of telecommunications infrastructure, including tower sites and dark fiber routes. As of December 31, 2025, the Company’s revenue is earned entirely in Mexico, where all of its telecommunications infrastructure assets are located.

26.	General and Administrative Expenses

The following provides a breakdown of general and administrative expenses by nature for the years ended December 31, 2025 and 2024:

	2025	2024

Advertising and promotion	$2,135,054	$724,785
Insurance	910	—
Office and administrative	20,880	6,297
Rent	7,831	6,926
Transfer agent and filing fees	128,619	139,221
Travel expenses	11,901	142,058
Total general and administrative expenses	$2,305,195	$1,019,287

Akanda Corp.

Notes to the Consolidated Financial Statements

(Expressed in United States Dollars)

27.	Insolvency Proceedings

In July 2022, the Company announced that the High Court of Lesotho (the “Lesotho Court”) has placed in liquidation the Company’s, wholly-owned subsidiary, Bophelo Bio Science and Wellness (Pty) Ltd. (“Bophelo”). The action to place Bophelo in liquidation was taken by the Lesotho Court pursuant to an application and request (the “Liquidation Application”) that was filed by Louisa Mojela, the former Executive Chairman of the Company, who was terminated as Executive Chairman of Akanda, and the Mophuti Matsoso Development Trust (“MMD Trust”). Akanda had intended to convene a special committee to investigate Ms. Mojela’s actions and conduct, including actions and conduct taken by her prior to her filing of the Liquidation Application, and further intended to pursue all of its available legal rights and remedies against Ms. Mojela and the MMD Trust for taking this unauthorized action. The Company also intended to contest and seek to reverse the determination by the Lesotho Court to place Bophelo in liquidation and seek to recover significant loans that it has made to Bophelo to fund the execution of Bophelo’s business plan; however, due to lack of funds and resources, the Company is not at this time actively contesting the matter and cannot give no assurance that it will do so in the future. Finally, Ms. Mojela has been summarily terminated as Chairman of Bophelo for Cause, as a “bad leaver”, as a result of her action to seek to place Bophelo in liquidation. Ms. Mojela has instituted legal proceedings against the Company as a result of the termination of her employment. In an action taken without the Company’s knowledge, the Lesotho Court has ordered an insolvent liquidation of Bophelo, and has appointed Mr. Chavonnes Cooper of Cape Town, South Africa, as liquidator of Bophelo for purposes of maintaining the value of the assets owned or managed by Bophelo. The order was signed by the Honorable Mr. Justice Mokhesi on July 15, 2022.

At the date of these consolidated financial statements, the liquidation of Bophelo Bio Science and Wellness (Pty) Ltd. is still ongoing.

28.	Contingencies

On October 20, 2022, Louisa Mojela filed a claim against Canmart and the Company for wrongful termination of her Service Agreement. The claimant sought £1,832,150.62 plus further administrative and legal fees. The Company denied her claim and lodged a counterclaim lodged for losses caused by the Claimant including a loan of US$6,849,935.69 (The loan we cited in the proceedings was $3m USD) Akanda advanced to Bophelo. On 31 January 2023, Mojela applied for summary judgment in respect of some but not all of these amounts. On October 30, 2023, Mojela’s entire application for summary judgment failed. On January 15, 2024, a Consequentials hearing was held at which the High Court subsequently awarded Akanda and Canmart £60,000 for legal costs. On 5 February 2024, Mojela sought permission to appeal of the summary judgment decision but her application for permission to appeal was refused on 11 April 2024. On 17 April, 2024, Mojela applied for a hearing to renew her application to appeal. In the meanwhile, proceedings are stayed as parties await the results of this hearing.

On December 2, 2024, the Company entered into a settlement agreement to settle this dispute for a sum of £100,000 ($129,705) and accounted the full amount as former management fees. During the year ended December 31, 2024, the Company paid the amount in full and recognized a gain on debt settlement of $9,670 in the consolidated statements of loss and comprehensive loss.

On April 29, 2023, Trevor Scott, former CFO of the Company, issued a claim against the Company for amounts owing under his employment agreement totaling £420,659.95. Claim has been denied in its entirety and a counter-claim lodged for losses caused by the Claimant. The final hearing conflicts with Mojela’s Consequentials hearing and thus the Company has applied to postpone it. During the year ended December 31, 2023, the parties entered into an agreement to settle this dispute for a sum of £67,392 to be paid in installment. During the year ended December 31, 2024, the Company paid the amount in full.

On May 12, 2023, Tejinder Virk, former CEO of the Company, issued a claim for Detriment and dismissal for alleged protected disclosures totaling £1,630,302.22 net. The claim has been denied in its entirely. Witness statements were exchanged on 30 April 2024 and the Tribunal hearing is scheduled to take place by video between 8-10, 13-17 and 20 – 22 May 2024. On May 10, 2024, the Company entered into a settlement agreement with Tejinder Virk to settle the claims for a sum of £30,000 to be paid in installment. During the year ended December 31, 2024, the Company paid the amount in full and recognized a gain on debt settlement of $25,969 in the consolidated statements of loss and comprehensive loss.

Akanda Corp.

Notes to the Consolidated Financial Statements

(Expressed in United States Dollars)

28.	Contingencies (continued)

On May 15, 2023, Vidya Iyer, the Company’s former SVP of Finance issued a claim for amounts owing under her employment agreement totaling £151,774. Claim has been denied in its entirety and a counter-claim lodged for losses caused by the Claimant. Final hearing by video is slated between April 3, 2024 to April 5, 2024. Claimant updated her schedule of loss on December 19, 2023. Documents to be exchanged by January 8, 2024 with bundle to be produced by January 29, 2024. Witness statements to be exchanged by March 18, 2024. On March 27, 2024, the Company entered into a settlement agreement with Vidya Iyer to settle the claims for a sum of £30,000 to be paid in installment. During the year ended December 31, 2024, the Company paid the amount in full and recognized a gain on debt settlement of $147,437 in the consolidated statements of loss and comprehensive loss.

On January 29, 2024, the Company was informed that Mr. Shailesh Bhushan, the former Chief Financial Officer of the Company, filed a complaint with the Employment Standards Branch of British Columbia claiming unpaid salary and invoices in the aggregate amount of CAD $271,990 from the period December 2022 through November 2023. The Company previously offered to Mr. Bhushan an annual salary of CAD $60,000 and as such, believes the claim to be frivolous, strongly disputes the amount claimed, and intends to vigorously defend itself. The Employment Standards Branch has prepared its Investigative Report in the matter and the report will be provided to the adjudicator who will determine the complaint. Following disclosure of the Investigative Report Mr. Bhushan has sought to withdraw his Employment Standards Branch complaint against the Company in order to pursue the same claims in the court action described below. The Company is objecting to Mr. Bhushan’s request to withdraw on the basis, among other things, of abuse of process. As of May 15, 2026, no decision has yet been made on the Company’s objection or the complaint.

On February 23, 2024, Mr. Bhushan filed a Notice of Civil Claim in the Supreme Court of British Columbia against Akanda alleging constructive dismissal and claiming severance pay, general damages, aggravated and punitive damages, and allegedly unpaid salary and bonus. He also seeks special costs. Mr. Bhushan has named Akanda directors Jatinder Dhaliwal, Katharyn Field, David Jenkins, and Harvinder Singh as defendants, whom he alleges are personally liable for unpaid wages. The Company and the other defendants filed their Response to Civil Claim on May 2, 2024. The Company denies all liability and takes the position that Mr. Bhushan was terminated for just cause. The Company also disputes the amounts claimed, and denies that Akanda and Halo are a common employer. The proceeding is at the discovery stage and no trial date has been set. As of May 15, 2026, to the Company’s knowledge Mr. Bhushan has not yet attempted to amend his Notice of Civil Claim to include the claims he seeks to withdraw from the Employment Standards Branch complaint. The Company intends to object to any attempt to so amend on the basis, among other things, of abuse of process.

On September 10, 2024, Dallas Dunkley filed a claim against the Company for wrongful dismissal. The Company served its Statement of Defense on November 20, 2024. The total amount claimed in the Statement of Claim is $200,000 on account of wrongful dismissal damages, damages for loss of vacation pay, and general, aggravated, and punitive damages, plus interest and costs. The Company’s position is that Mr. Dunkley was never an employee of the Company, and therefore, is not entitled to any damages. The parties have completed mediation and examinations for discovery, and a pre-trial has been scheduled for August 27, 2026. Liability is undetermined at this time in light of the early stage of litigation.

In January 2024 and January 2025, the Company received subpoenas from the SEC, Division of Enforcement. As of December 31, 2025, no provision has been recorded because the Company does not believe that a present obligation exists for which an outflow of resources is probable and can be reliably estimated; however, the ultimate outcome of the matter cannot be predicted at this time.

29.	Subsequent Events

Subsequent to the year ended December 31, 2025, the Company:

i.	Implemented a Reverse Stock Split:

On January 12, 2026, the Company implemented a 1-for-5 Reverse Stock Split on its ordinary shares. No fractional shares were issued in connection with the Reverse Stock Split. Any fractional shares resulting from the Reverse Stock Split were rounded down to the nearest whole number. All share and per share data in these consolidated financial statements have been retroactively restated to reflect the effect of the reverse stock split

On April 13, 2026, the Company implemented a 1-for-4.5 Reverse Stock Split on its ordinary shares. No fractional shares were issued in connection with the Reverse Stock Split. Any fractional shares resulting from the Reverse Stock Split were rounded down to the nearest whole number. All share and per share data in these consolidated financial statements have been retroactively restated to reflect the effect of the reverse stock split

Akanda Corp.

Notes to the Consolidated Financial Statements

(Expressed in United States Dollars)

29.	Subsequent Events (continued)

ii.	Issued the following shares:

a.	On January 14, 2026, pursuant to the conversion of September Note (note 16), the Company issued 26,217 common shares at conversion price of $15.26 for an aggregate principal amount of $399,957.

b.	On January 16, 2026, pursuant to the conversion of September Note (note 16), the Company issued 26,217 common shares at conversion price of $15.26 for an aggregate principal amount of $399,957.

c.	On January 23, 2026, pursuant to the final conversion of September Note (note 16), the Company issued 41,208 common shares at conversion price of $15.26 for an aggregate principal amount of $628,642.

iii.	Closed a $7,000,000 Convertible Note Offering:

On January 21, 2026, the Company entered into a Securities Purchase Agreement dated January 20, 2026 (the “January Purchase Agreement”) with certain institutional investors (the “January Investors”) to issue and sell to each of the January Investors a convertible promissory note (each, individually, a “January Note” and collectively, the “January Notes”), for aggregate gross proceeds to the Company of $7.0 million (the “Purchase Price”), before deducting fees to the Placement Agent (as defined below) and other expenses payable by the Company in connection with the offering (the “January Offering”). The closing of the January Offering occurred on January 21, 2026.

The Company intends to use the net proceeds from the sale of the January Notes for (i) marketing purposes of up to $2.3 million, (ii) working capital and general corporate purposes of approximately $2.6 million and (iii) the repayment of certain indebtedness of up to $2.1 million.

Univest Securities, LLC (the “Placement Agent”) acted as placement agent for the January Offering.

The maturity date of each January Note is the 12-month anniversary of the issuance date of such January Note, and is the date upon which the principal amount, as well as any other fees, shall be due and payable. The January Notes bear interest at a rate of 10% per annum.

Each January Investor has the right, at any time, to convert all or any portion of the then outstanding and unpaid principal amount and interest if any (including any costs, fees, and charges) into the Company’s Common Shares, at a conversion price (the “Conversion Price”) equal to the lower of (i) $5.715 per share (the “Initial Conversion Price”), (ii) 85% of the VWAP (as defined in the January Notes) of the Common Shares during the five consecutive Trading Day (as defined in the January Notes) period ending and including the Trading Day immediately preceding the delivery of the Conversion Notice (as defined in the January Notes); or (iii) 85% of the Closing Sale Price (as defined in the January Notes) on the Trading Day prior to the Conversion Notice being submitted; provided, however, that in no event shall the Conversion Price equal a price per share that is less than $1.143.

In addition, the Company entered into an engagement letter, as amended (the Engagement Letter”) with the Placement Agent, pursuant to which the Placement Agent agreed to serve as the placement agent for the issuance and sale of securities of the Company. As compensation for such placement agent services, the Company has agreed to pay the Placement Agent an aggregate cash fee equal to 1.0% of the gross proceeds received by the Company from the January Offering. Accordingly, the Company intends to pay the Placement Agent $70,000 in cash fees in relation to the January Offering at the closing.

Akanda Corp.

Unaudited Condensed Interim Consolidated Statements of Financial Position

(Expressed in United States Dollars)

As at		June 30,	December 31,
	Note	2026	2025
ASSETS
Current
Cash		$755,238	$503,562
Cash held in trust		-	574
Trade and other receivables	6	1,655,084	1,399,977
Prepayments	7	388,311	1,698,022
Total Current Assets		2,798,633	3,602,135

Non-Current
Property, plant and equipment	8	3,482,379	2,365,831
Right-of-use assets	9	153,163	227,589
Total Non-Current Assets		3,635,542	2,593,420

Total Assets		$6,434,175	$6,195,555

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current
Trade and other payables		$3,575,873	$3,309,037
Lease liability	12	118,388	187,442
Loans and borrowings	4,13	1,026,919	1,006,920
Convertible promissory notes	14	7,000,000	1,055,420
Due to related parties	16	759,995	640,546
Total Current Liabilities		12,481,175	6,199,365

Non-Current
Lease liability	12	199,155	208,679
Secured promissory notes	4	6,082,383	7,633,966
Secured convertible debenture	4	4,143,982	4,143,982
Total Non-Current Liabilities		10,425,520	11,986,627

Total Liabilities		22,906,695	18,185,992

Shareholders’ Deficit
Common shares	15	74,871,042	73,555,097
Class A special shares	4,15	597,836	597,836
Class B special shares	4,15	20,455,241	20,455,241
Other reserves		3,370	3,370
Accumulated deficit		(109,288,510)	(103,091,953)
Accumulated other comprehensive loss		(1,856,383)	(2,304,665)
Non-controlling interest	17	(1,255,116)	(1,205,363)
Total Shareholders’ Deficit		(16,472,520)	(11,990,437)
Total Liabilities and Shareholders’ Deficit		$6,434,175	$6,195,555

The accompanying notes are an integral part of these unaudited condensed interim consolidated financial statements.

Akanda Corp.

Unaudited Condensed Interim Consolidated Statements of Loss and Comprehensive Loss

(Expressed in United States Dollars)

		Six Months ended
		June 30,
	Note	2026	2025

Sales	22	$404,394	$–
Cost of sales		(327,803)	–
Gross Profit		76,591	–

Operating expenses
Depreciation and amortization	8,9	211,168	84,788
Consulting and professional fees	16	518,867	863,287
Personnel expenses	16	512,657	226,822
General and administrative expenses	23	3,652,167	315,859
Total operating expenses		4,894,859	1,490,756

Operating loss		(4,818,268)	(1,490,756)

Other income (expenses):
Finance income		–	38,116
Finance expense	4,12,13,14	(820,127)	(17,749)
Foreign exchange gain (loss), net		(417,418)	44,521
Gain (loss) on debt settlement	4,15	(120,623)	21,575
Transaction costs	14	(70,000)	–
Other income		126	–
		(1,428,042)	86,463

Net loss from continuing operations		(6,246,310)	(1,404,293)

Gain from discontinued operation	5	–	589,292

Net loss		$(6,246,310)	$(815,001)
Translation adjustment		448,282	122,144
Comprehensive loss		$(5,798,028)	$(692,857)

Net loss attributable to:
Shareholders of the Company		$(6,196,557)	$(815,001)
Non-controlling interest		(49,753)	–
		$(6,246,310)	$(815,001)
Net comprehensive loss attributable to:
Shareholders of the Company		$(6,152,223)	$(692,857)
Non-controlling interest		354,195	–
		$(5,798,028)	$(692,857)

Loss per share from continuing operations – basic and diluted	15	$(11.80)	$(45.54)
Loss per share – basic and diluted	15	$(11.80)	$(26.43)
Weighted average common shares outstanding	15	525,042	30,840

The accompanying notes are an integral part of these unaudited condensed interim consolidated financial statements.

Akanda Corp.

Unaudited Condensed Interim Consolidated Statements of Shareholders’ Equity (Deficit)

(Expressed in United States Dollars)

	Note	Common Shares	Class A Special Shares	Class B Special Shares	Other Reserves	Accumulated Deficit	Accumulated Other Comprehensive Loss	Non-controlling interest	Total
Balance, December 31, 2024		$63,319,398	$–	$–	$24,423	$(57,459,061)	$(1,608,222)	$–	$4,276,538

Issuance of shares from private placement	15	320,000	–	–	–	–	–	–	320,000
Impact of loss of control of Canmart	5	(3)	–	–	(21,053)	21,056	(602,480)	–	(602,480)
Net loss		–	–	–	–	(815,001)	–	–	(815,001)
Translation adjustment		–	–	–	–	–	122,144	–	122,144
Balance, June 30, 2025		$63,639,395	$–	$–	$3,370	$(58,253,006)	$(2,088,558)	$–	$3,301,201

Balance, December 31, 2025		$73,555,097	$597,836	$20,455,241	$3,370	$(103,091,953)	$(2,304,665)	$(1,205,363)	$(11,990,437)

Issuance of shares upon conversion of promissory note and interest	14,15	1,341,865	–	–	–	–	–	–	1,341,865
Payment of offering costs in connection with the issuance of convertible promissory notes	15	(25,920)	–	–	–	–	–	–	(25,920)
Net loss		–	–	–	–	(6,196,557)	–	(49,753)	(6,246,310)
Translation adjustment		–	–	–	–	–	448,282	–	448,282
Balance, June 30, 2026		$74,871,042	$597,836	$20,455,241	$3,370	$(109,288,510)	$(1,856,383)	$(1,255,116)	$(16,472,520)

The accompanying notes are an integral part of these unaudited condensed interim consolidated financial statements.

Akanda Corp.

Unaudited Condensed Interim Consolidated Statements of Cash Flows

(Expressed in United States Dollars)

		Six Months ended June 30,
	Note	2026	2025
Cash flows from operating activities:
Net loss from continuing operations		$(6,246,310)	$(1,404,293)
Net gain from discontinued operations		–	589,292
Net loss for the period		(6,246,310)	(815,001)
Adjustments for non-cash items:
Gain on loss of control of Canmart, net of cash surrendered and foreign currency translation adjustment		–	(12,999)
Depreciation and amortization	8,9	211,168	83,862
Depreciation and amortization from discontinued operations	8	–	926
Interest expenses	4,12,13,14	820,127	17,749
Interest income from Bridge loans		–	(38,116)
Loss (gain) on settlement on debt	4,14	120,623	(21,575)
Foreign exchange loss (gain), net		417,418	–
Change in fair value of financial liabilities at FVTPL		–	–
Working capital adjustments (net of amounts acquired/disposed):
Trade and other receivables		(255,216)	301,128
Prepayments		1,319,279	279,128
Trade and other payables		298,313	(235,341)
Due to related parties		119,922	64,635
Cash flows used in operating activities		(3,194,676)	(375,604)

Cash flows from investing activities:
Additions to property, plant and equipment	8	(1,269,058)	–
Loan repayment		–	347
Cash surrendered on loss of control of Canmart	5	–	(174)
Cash paid for note consideration pursuant to acquisition of First Towers	4	(2,000,000)	–
Cash flows provided by (used in) investing activities		(3,269,058)	173

Cash flows from financing activities:
Proceeds from private placement	15	–	320,000
Proceeds from issuance of convertible promissory notes	14	7,000,000	–
Payment of offering costs in connection with the issuance of convertible promissory notes		(25,920)	–
Advances from (to) related parties	15	–	(578,604)
Repayment of advances from related parties		–	(62,596)
Loan interest repayment	4	(155,506)	(201,206)
Lease payments	12	(44,526)	–
Cash flows provided by (used in) financing activities		6,774,048	(522,406)

Net increase (decrease) in cash and cash equivalents		310,314	(897,837)
Effects of exchange rate changes on cash and cash equivalents		(59,212)	(414,494)
Cash and cash equivalents at the beginning of the period		504,136	3,841,866
Cash and cash equivalents at the end of the period		$755,238	$2,529,535

The accompanying notes are an integral part of these unaudited condensed interim consolidated financial statements.

Akanda Corp.

Notes to the Unaudited Condensed Interim Consolidated Financial Statements

(Expressed in United States Dollars)

1.	Nature of Operations and Going Concern

Akanda Corp. (the “Company”) is domiciled in Canada and was incorporated on July 16, 2021. The Company’s registered office is 77 King Street West, Suite 400, Toronto-Dominion Centre, Toronto Canada, Ontario, M5K 0A1. The Company, through its subsidiaries. operates as a cannabis cultivation, manufacturing, and distribution company. The Company is also in the business of leasing fiber optic networks and telecommunication towers, through its subsidiary First Towers which is based in Mexico.

The Company was incorporated for the designed purpose of becoming the ultimate parent company of Cannahealth Ltd. (“Cannahealth”), through a reorganization of entities with common control. The share purchase agreement became unconditional on or about November 3, 2021 and the Company acquired the shares in the aforementioned entities from Halo Collective Inc. (“Halo”).

On April 29, 2022, the Company, through its wholly owned subsidiary, Cannahealth, acquired 100% of the Ordinary Shares of Holigen Limited (“Holigen”) and its wholly-owned subsidiary, RPK Biopharma Unipessoal, LDA (“RPK”) from the Flowr Corporation. On March 24, 2024, the Company sold RPK.

On February 28, 2024, the Company incorporated a new subsidiary – 1468243 B.C. Ltd.

Prior to the liquidation event on May 30, 2025 described below, the Company, through its subsidiary Canmart Ltd. (“Canmart”), is also in the business of sales and distribution of cannabis-based products for medical use, which is based in the United Kingdom (“UK”). During the first quarter of 2025, the Company evaluated the current state of Canmart and has determined to discontinue and cease it UK operation. The Company filed for creditor’s voluntary liquidation and had the winding up commenced on May 30, 2025 (note 5). At December 31, 2025, the Company no longer controlled Canmart and derecognized all assets and liabilities at their book values on May 30, 2025 and wrote down all balances to $nil. The Company accounted for the operating results of Canmart which was a net loss of $26,013 as a discontinued operation during the year ended December 31, 2025 and has reclassified the operating results of Canmart as a discontinued operation for the year ended December 31, 2024.

On August 19, 2025, the Company acquired 100% of the common shares of First Tower and Fibers Corp. (“First Towers” or “FTFC”) together with its subsidiaries, Canadian Towers & Fiber Optics S.A. de C.V. (“CTFO Mexico”) and Canadian Towers S.A. de C.V. (“CT Mexico”) from the shareholders of First Tower (note 4).

The Company’s condensed interim consolidated financial statements have been prepared on a going concern basis which assumes that the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company incurred a net cash outflow of $3,194,676 from operating activities for the six months ended June 30, 2026. As of June 30, 2026, the Company had working capital deficit of $9,682,542 and has accumulated losses of $109,288,510. The continuing operations of the Company are dependent upon its ability to raise further cash funding by way of issuing debt and/or equity, as well as its ability to generate cash profits from its investments in First Towers in the near future.

The Company is an early-stage company and is primarily dependent on externally provided financing and revenue generated by its subsidiary to continue as a going concern. Additional funds will be required to enable the Company to pursue such an initiative and the Company may be unable to obtain such financing on satisfactory terms. Furthermore, there is no assurance that the Company will be profitable. Management intends to finance operating costs over the next twelve months with its cash on hand, equity and debt financing, and/or additional cash that will be generated from operations. The Company does not at this stage have any firm plans or commitments regarding further financing.

Akanda Corp.

Notes to the Unaudited Condensed Interim Consolidated Financial Statements

(Expressed in United States Dollars)

1.	Nature of Operations and Going Concern (continued)

These uncertainties may cast significant doubt upon the Company’s ability to continue as a going concern. These condensed interim consolidated financial statements do not include any adjustments relating to the recoverability and classification of assets and liabilities which might be necessary should the Company be unable to continue in existence.

2.	Basis of Preparation

(a)	Statement of compliance

These condensed interim consolidated financial statements, including comparatives, have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) and interpretations issued by the International Financial Reporting Interpretations Committee (“IFRIC”).

These condensed interim consolidated financial statements have been prepared in accordance with International Accounting Standard (“IAS”) 34 Interim Financial Reporting and have been prepared using the same accounting policies and methods of application as those used in the Company’s audited consolidated financial statements for the year ended December 31, 2025.

(b)	Basis of preparation

These condensed interim consolidated financial statements have been prepared on an accrual basis, except for cash flow information, and are based on the historical cost, modified where applicable and related to the valuation of certain financial assets and financial liabilities to fair value.

(c)	Functional and presentation currency

The Company and its subsidiaries are measured using the currency of the primary economic environment in which each subsidiary operates - the functional currency. The Euro is the functional currency of the Company’s Holigen and Cannahealth, Great British Pounds is the functional currency of the Company’s former Canmart business, Mexican Peso is the functional currency of CTFO Mexico and CT Mexico and Canadian Dollars is the functional currency of First Towers, 1371011 and Akanda while the United States Dollars is its reporting currency.

These condensed interim consolidated financial statements are prepared and presented in United States Dollars (“USD” or “$”), which is the Company’s reporting currency. All financial information has been rounded to the nearest dollar except where indicated otherwise.

(d)	Use of estimates and judgments

The preparation of condensed interim consolidated financial statements in conformity with IFRS requires management to make estimates, judgements and assumptions that affect the application of accounting policies and the reported amounts of assets, liabilities, revenue and expenses during the year. Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimates are revised and in any future periods affected. Areas in which management has made critical judgments in the process of applying accounting policies and that have the most significant effect on the amounts recognized in the condensed interim consolidated financial statements include the determination of the Company’s and its subsidiaries’ functional currencies. Information about key assumptions and estimation uncertainties that have a significant risk of resulting in a material adjustment to the carrying amount of assets and liabilities within the next financial year is presented in the Company’s audited consolidated financial statements for the year ended December 31, 2025.

Akanda Corp.

Notes to the Unaudited Condensed Interim Consolidated Financial Statements

(Expressed in United States Dollars)

3.	Material Accounting Policies

(d)	Use of estimates and judgments (continued)

These condensed interim consolidated financial statements do not include all the information required of the audited annual financial statements and are intended to provide users with an update in relation to events and transactions that are significant to an understanding of the changes in the financial position and performance of the Company since the end of the last annual reporting period. The accounting policies followed in these condensed interim financial statements are the same as those applied in the Company’s most recent audited annual financial statements for the year ended December 31, 2025. Therefore, it is recommended that this financial report be read in conjunction with the audited annual consolidated financial statements of the Company for the year ended December 31, 2025.

Recent accounting pronouncements

Certain new IFRS standards and interpretations have been issued but are not shown as they are not expected to have a material impact on the Company’s consolidated financial statements.

4.	Business Combination

On August 22, 2025, the Company consummated the Business Combination pursuant to the Share Exchange Agreement ( “SEA”), as amended on August 19, 2025, with First Towers & Fibers Corp. (“First Towers”), a corporation existing under the laws of the Province of British Columbia. Pursuant to SEA, all of the common shares of First Towers have been acquired by the Company and in exchange, the Company will issue Class A Special Shares and Class B Special Shares and cash payable over time and evidenced by a promissory note. As a result of the closing, which was effective on August 21, 2025 but dated as of August 19, 2025, First Towers became a wholly owned subsidiary of the Company together with its subsidiaries, CT Mexico and CTFO Mexico.

Consideration Shares

The Company did not issue any of its common shares as of the closing, as originally contemplated by the SEA. On August 29, 2025, the Company held a Special Meeting of Shareholders and approved the creation of new classes of securities, including Class A Special Shares convertible into Company common shares on a one for one basis and Class B Special Shares convertible into Company common shares on a one for one basis. After the Special Meeting and the approval of the new classes of securities, the Company issued post-consolidated 6,441 Class A Special Shares in accordance with the terms of the SEA, as amended. On November 28, 2025, the Company held a second Special Meeting of shareholders and approved the issuance of an aggregate of post-consolidated 212,265 Class B Special Shares issuable to the former First Towers shareholders pursuant to the terms of the SEA, as amended (note 15).

Consideration Note

In connection with the closing, the Company entered into a promissory note with a First Towers Shareholder (the “Consideration Note”), in lieu of the Company issuing Class A Special Shares and Class B Special Shares as consideration to such shareholder. The Consideration Note is in the principal amount of $14,133,966. It has a maturity date of August 19, 2027 and has an interest rate of 16% per annum payable quarterly. In addition, the Company paid to the holder of the Consideration Note a commitment fee of $424,019, recorded as interest expense in the consolidated statements of loss and comprehensive loss. The Consideration Note is secured by all of the assets of the Company pursuant to a General Security Agreement dated as of August 19, 2025.

As of June 30, 2026, the Company made a total repayment of $8,500,000, of which $6,500,000 was paid during the year ended December 31, 2025 and $2,000,000 was paid during the six months ended June 30, 2026. The Company also recorded an interest expense of $454,025 (2025 – $nil) during the six months ended June 30, 2026. As at June 30, 2026, the Consideration Note balance including interest was $6,536,408 (December 31, 2025 – $8,082,383). The Consideration Note balance is presented separately in the condensed interim consolidated statements of financial position of which the remaining principal of $6,082,383 (December 31, 2025 – $7,633,966) was accounted under non-current secured promissory note and the interest payable of $454,025 (December 31, 2025 – $448,417) was recorded under loans and borrowings.

Akanda Corp.

Notes to the Unaudited Condensed Interim Consolidated Financial Statements

(Expressed in United States Dollars)

4.	Business Combinations (continued)

Consideration Note (continued)

First Towers owns and operates 700+kms 5G dark fiber network in central Mexico, where some of the strongest industrial and fastest growing state economies in Mexico are located, with multinational telecommunications giant Telefonica as anchor under a 20-year leasing contract. During the six months ended June 30, 2026, First Towers expanded its dark fiber network with the addition of approximately 200+kms, increasing total network coverage to approximately 900+kms across Central Mexico.

The purchase of First Towers has been accounted for by the acquisition method, with the results of First Towers included in the Company’s results of operation from the date of acquisition. For accounting purposes, the acquisition of First Towers was determined as being a business combination in accordance with IFRS 3, with the Company identified as the accounting acquirer and First Towers as the acquiree. The fair value of the total consideration has been allocated as below:

Class A Special Shares (6,441 special shares*)	$597,836
Class B Special Shares (212,265 special shares*)	19,700,885
Cash (via Promissory Note)	14,133,966
Total Consideration Paid	$34,432,687

Cash	$281,996
Trade and other receivables (note 6)	1,163,221
Prepayments	7,420
Property, plant and equipment, net (note 8)	4,123,220
Right-of-use assets (note 9)	181,206
Goodwill (note 10)	39,572,129
Accounts payable and accrued liabilities	(1,402,638)
Due to related parties	(225,900)
Lease liabilities (note 12)	(189,096)
Loans and borrowings (note 13)	(171,247)
Due to/from Akanda	(8,907,624)
Net Assets Acquired	$34,432,687

*	The fair value of 218,706 special shares issued was determined to be $92.81 per special share using the market price at acquisition date.

During the year ended December 31, 2025, the Company recorded a goodwill of $39,572,129, representing the fair value of net liabilities acquired of $5,139,442 and the fair value of consideration of $34,432,687. The fair value of the net asset acquired was determined by an independent valuer using the discounted cash flow method of valuation.

From the date of acquisition, the operations of First Towers contributed a net loss of $564,023 primarily due to the fact that First Towers was substantially in early revenue stage. If the acquisition had taken place on January 1, 2025, the operations of First Towers would have contributed net gain of $3,263,489 for the year ended December 31, 2025.

Akanda Corp.

Notes to the Unaudited Condensed Interim Consolidated Financial Statements

(Expressed in United States Dollars)

4.	Business Combinations (continued)

Consideration Note (continued)

The Company performed its annual test for goodwill as at December 31, 2025. The Company did so by comparing the sum of the carrying value of the CGU of First Towers and the carrying value of goodwill against the fair value of First Towers’ business. Based on the impairment test, the carrying value for both goodwill and CGU far exceeded the fair value of First Towers’ business. As a result, goodwill was fully impaired as at December 31, 2025 and an impairment loss of $39,572,129 was recorded in the consolidated statements of loss and comprehensive loss during the year ended December 31, 2025 (note 10).

During the six months ended June 30, 2026, the acquired business contributed $404,394 in revenue and a net loss of $164,992 to the Company’s consolidated results.

Assumption of First Towers Indebtedness

In connection with the First Towers Transaction and the Closing, the Company entered into a Debt Settlement Agreement (the “PGC DSA”) and a Convertible Promissory Note (the “PGC Note”) with PGC Finco Inc. (“PGC”), and a Debt Settlement Agreement (the “Dunstan DSA”) and a Convertible Promissory Note (the “Dunstan Note”) with Dunstan Holdings Ltd. (“Dunstan”).

In satisfaction of all indebtedness of First Towers to PGC, the Company assumed indebtedness of First Towers in the aggregate principal amount of $4,153,078 which is evidenced by the PGC Note and the aggregate interest payable capitalize into a new loan of $2,068,633 which is evidenced by the PGC DSA. The Company agreed to pay PGC, in settlement of PGC DSA, a cash payment of $500,000 and issue to PGC, upon shareholder approval therefore, 24,762 Class B Special Shares.

In satisfaction of all indebtedness of First Towers to Dunstan, the Company assumed indebtedness of First Towers in the aggregate principal amount of $756,917 which is evidenced by the Dunstan Note and the aggregate interest payable capitalize into a new loan of $602,325 which is evidenced by the Dunstan DSA. The Company agreed to issue to Dunstan, upon shareholder approval therefore, 7,787 Class B Special Shares in settlement of Dunstan DSA.

Each of the PGC Note and the Dunstan Note (collectively, the “Notes”) has a maturity date of August 19, 2031, has an interest rate of 8-1/2% per annum payable semiannually in arrears, and are secured by all of the assets of the Company. Each Note may be converted from time to time by either the Company or the holder of the Note, into common shares of the Company. As a result of the shareholders’ approval on November 28, 2025, the Company may issue up to 1,213,333 common shares, from time to time in accordance with the terms, which is the maximum number of shares issuable upon the conversion of $4,909,995 of principal, plus interest, under the 6-year convertible promissory notes. The conversion price shall be a price per share equal to the greater of (a) $6.12 and (b) a 10% discount to the seven-trading day VWAP immediately prior to receipt of the conversion notice.

The convertible debenture was determined to be a hybrid financial instrument with a liability and an embedded derivative liability. The Company has elected the option in IFRS 9 to recognize the convertible debenture as one financial instrument at FVTPL. At the time of issuance, the Company determined the principal amount of $4,909,995 as the fair value. During the year ended December 31, 2025, the Company assessed that the fair value of the convertible debenture had decreased and recognized a $766,013 gain on change in fair value of financial liabilities measured at FVTPL in the consolidated statements of loss and comprehensive loss. No reassessment on fair value was made during the six months ended June 30, 2026. As of June 30, 2026, the outstanding balance of the Notes was $4,143,982 (December 31, 2025 – $4,143,982).

Akanda Corp.

Notes to the Unaudited Condensed Interim Consolidated Financial Statements

(Expressed in United States Dollars)

4.	Business Combinations (continued)

During the year ended December 31, 2025, the Company paid $500,000 in cash and issued 32,549 Class B Special Shares with a fair value of $754,356 for the settlement of PGC DSA and Dunstan DSA (note 15). As a result of the issuance, the Company recognized a gain on debt settlement of $1,893,196 in the consolidated statements of loss and comprehensive loss.

During the six months ended June 30, 2026, pursuant to the payment terms on interest of the Notes, the Company paid PGC and Dunstan a total interest amounting to $155,506.

5.	Loss of Control of Canmart Ltd.

During the first quarter of 2025, the Company evaluated the current state of Canmart and has determined to discontinue and cease it UK operation. The Company came to this decision after receiving notification from Canmart’s directors that they intend to resign and thought out the difficulty in finding qualified replacements, among other things. The Company then filed for creditor’s voluntary liquidation and had the winding up commenced on May 30, 2025.

As at December 31, 2025, the Company no longer controlled Canmart and derecognized all assets and liabilities at their book values on May 30, 2025 and wrote down all balances to $nil. During the year ended December 31, 2025, the Company recorded a gain on loss of control of Canmart of $533,617. The Company accounted for the operating results of Canmart as a discontinued operation during the year ended December 31, 2025 and has reclassified the operating results of Canmart as a discontinued operation for the year ended December 31, 2024. Set out below is the financial performance and cash flow information for the year ended December 31, 2025 related to the discontinued operation:

Year ended December 31,	2025
Net Revenue	$–
Operating expenses	(31,794)
Other income	5,781
(26,013)
Gain on loss of control of subsidiary	533,617
Gain on discontinued operations	$507,604

Exchange differences on translation of discontinued operations	$(794,635)
Other comprehensive income from discontinued operations	$(794,635)

Cash flows provided by (used in) operating activities	$(21,509)
Cash flows provided by (used in) investing activities	174
Cash flows provided by (used in) financing activities	–
Effects of exchange rate changes on cash and cash equivalents	705
Net change in cash used in by the subsidiary	$(20,630)

Carrying amount of net liabilities immediately prior to loss of control of subsidiary	$(12,825)
Reclassification of foreign currency translation reserve	(520,792)
Gain on loss of control of subsidiary	$(533,617)

Akanda Corp.

Notes to the Unaudited Condensed Interim Consolidated Financial Statements

(Expressed in United States Dollars)

5.	Loss of Control of Canmart Ltd. (continued)

As at May 30, 2025, the carrying amounts of assets and liabilities of Canmart were as follows:

Cash	$174
Accounts receivable (note 6)	78,737
Prepayments	62,461
Loan receivables (note 11)	592,713
Property, plant and equipment (note 8)	3,067
Intangible assets (note 10)	17,009
Total assets	$754,161

Trade and other payables	$766,986
Total liabilities	$766,986

Net liabilities	$(12,825)

6.	Trade and Other Receivables

	June 30, 2026	December 31, 2025
Trade accounts receivable	$118,216	$97,627
Sales taxes and other taxes recoverable	1,535,807	1,301,319
Other receivables	1,061	1,031
	$1,655,084	$1,399,977

Trade receivables represent amounts due from customers under normal credit terms, generally 30 to 90 days. As at June 30, 2026, there were two customers (December 31, 2025 – three customers) with an amount greater than 10% of the Company’s trade accounts receivable which represented approximately 86% of the balance (December 31, 2025 – 100%). The Company did not recognize any bad debt expense during the six months ended June 30, 2026 and 2025.

Sales taxes and other taxes recoverable consists mainly of Mexican value-added tax and other taxes recoverable which represented 97% of the balance as of June 30, 2026 (December 31, 2025 – 96%).

During the year ended December 31, 2025, the Company derecognized accounts receivable with a net book value of $78,737 in connection with the loss of control of Canmart (note 5).

7.	Prepayments

	June 30, 2026	December 31, 2025
Advertising and promotion	$383,333	$1,594,444
Management fees	–	100,000
Other prepayments and deposits	4,978	3,578
	$388,311	$1,698,022

Other prepayments and deposits consists of advances to suppliers for tower and fiber network construction, deposits, and or other services expected to be utilized within the next twelve months.

Akanda Corp.

Notes to the Unaudited Condensed Interim Consolidated Financial Statements

(Expressed in United States Dollars)

8.	Property, Plant and Equipment

Cost	Land	Leasehold Improvements	Computers	Furniture and fixtures	Fibre Optics Projects	Telecom Towers	Machinery & Sat. Equip	Construction- in-progress	Total
Balance, December 31, 2024	$2,215,000	$136,661	$11,418	$4,939	$–	$–	$–	$–	$2,368,018
Acquisition (Note 4)	–	–	3,765	6,574	534,284	2,323,038	423,505	832,054	4,123,220
Additions	150,000	–	–	–	1,076,062	7,764	230	–	1,234,056
Impact of loss of control of Canmart	–	(1,627)	(8,405)	(5,308)	–	–	–	–	(15,340)
Impairment loss	(2,158,885)	–	(1,999)	(3,931)	(906,133)	(1,324,749)	(239,853)	(466,648)	(5,102,198)
Foreign exchange movements	109,504	6,660	498	412	(52,473)	(15,848)	(15,207)	(19,913)	13,633
Balance, December 31, 2025	315,619	141,694	5,277	2,686	651,740	990,205	168,675	345,493	2,621,389
Additions	–	–	–	–	929,600	339,458	–	–	1,269,058
Foreign exchange movements	–	(5,079)	(56)	38	(3,412)	1,083	3,309	3,081	(1,036)
Balance, June 30, 2026	$315,619	$136,615	$5,221	$2,724	$1,577,928	$1,330,746	$171,984	$348,574	$3,889,411

Accumulated depreciation	Land	Leasehold Improvements	Computers	Furniture and fixtures	Fibre Optics Projects	Telecom Towers	Machinery & Sat. Equip	Construction -in-progress	Total
Balance, December 31, 2024	$–	$18,625	$7,633	$2,578	$–	$–	$–	$–	$28,836
Depreciation	–	27,804	1,583	115	124,721	111,445	14,320	–	279,988
Depreciation – from discontinued operation	–	104	309	513	–	–	–	–	926
Impact of loss of control of Canmart	–	(760)	(8,204)	(3,309)	–	–	–	–	(12,273)
Foreign exchange movements	–	1,458	431	181	(38,637)	(509)	(4,843)	–	(41,919)
Balance, December 31, 2025	–	47,231	1,752	78	86,084	110,936	9,477	–	255,558
Depreciation	–	14,094	881	64	54,347	64,600	2,140	–	136,126
Foreign exchange movements	–	(2,125)	(12)	14	15,145	436	1,890	–	15,348
Balance, June 30, 2026	$–	$59,200	$2,621	$156	$155,576	$175,972	$13,507	$–	$407,032

Net book value	Land	Leasehold Improvements	Computers	Furniture and fixtures	Fibre Optics Projects	Telecom Towers	Machinery & Sat. Equip	Construction -in-progress	Total
Balance, December 31, 2025	$315,619	$94,463	$3,525	$2,608	$565,656	$879,269	$159,198	$345,493	$2,365,831
Balance, June 30, 2026	$315,619	$77,415	$2,600	$2,568	$1,422,352	$1,154,774	$158,477	$348,574	$3,482,379

Akanda Corp.

Notes to the Unaudited Condensed Interim Consolidated Financial Statements

(Expressed in United States Dollars)

8.	Property, Plant and Equipment (continued)

During the year ended December 31, 2025, the Company derecognized property, plant and equipment with a net book value of $3,067 in connection with the loss of control of Canmart (note 5).

In connection with the annual test performed for goodwill (note 10), the Company assessed that the sum of the carrying value of the CGU of First Towers (mainly PPE) and the carrying value of goodwill greatly exceeds the fair value of First Towers’ business. As a result, the excess of calculated impairment loss, after reducing goodwill, was pro-rated to PPE and ROU assets as at December 31, 2025. An impairment loss of $2,943,313 was recorded in the consolidated statements of loss and comprehensive loss during the year ended December 31, 2025.

The Company also performed an annual test for its land property as at December 31, 2025. The Company assessed that a significant portion of the net book value of land was impaired. An impairment loss of $2,158,885 was also recorded in the consolidated statements of loss and comprehensive loss during the year ended December 31, 2025.

During the six months ended June 30, 2026, the Company recognized depreciation of its property, plant and equipment of $136,126 (2025 – $15,322).

1900 Ferne Road, Gabriola Island, British Columbia

On September 19, 2023, and as amended on September 22, 2023 and September 24, 2025, the Company entered into an option agreement with 1107385 B.C. Ltd (“1107385”) to purchase farming land property and related operations and licenses from 1107385. To acquire the property, the Company must pay the following:

A.	The Company will issue a non-refundable payment equal to $1,800,000 and if paid in common shares of the Company will be based on formula to calculate the per share price as set forth in the agreement. The initial payment will be broken up into following:

●	the First Option Payment, upon signing (issued 156 common shares with a fair value of $431,149)

●	the Second Option Payment, 15 days after signing (paid $600,000)

●	the Third Option Payment, 30 days after signing (paid $600,000)

Pursuant to the amendment on September 24, 2025, the term contained in the option agreement has been extended to September 25, 2027. The Company plans during this additional two year period to develop Tetrahydrocannabinol (THC) and cannabidiol (CBD) facilities at this site. In exchange for such extension, the Company shall pay to 1107385 a total of $250,000, of which:

a.	$150,000 shall be paid upon signing was (paid in September 2025); and

b.	$100,000 shall be paid on the 12-month anniversary of the Amendment

B.	Additional payments will be made based upon milestones achieved from the development. Further payment milestones include:

●	Upon approval or a license for THC cultivation on the property from the applicable regulatory authority, $500,000 will be paid to the Owner.

●	Upon sale of THC product cultivated from the property, $500,000 will be paid

●	Upon Hemp cultivation approval from the application regulatory authority, $750,000 will be paid (paid in September 2024)

●	Upon CBD cultivation approval from the application regulatory authority, $750,000 will be paid

Akanda Corp.

Notes to the Unaudited Condensed Interim Consolidated Financial Statements

(Expressed in United States Dollars)

8.	Property, Plant and Equipment (continued)

1900 Ferne Road, Gabriola Island, British Columbia (continued)

On September 5, 2024, Health Canada approved a hemp license for the Company. As a result, the Company was paid an additional $750,000 to 1107385 for completing one of the milestone events on September 16, 2024. During the year ended December 31, 2024, the Company completed the initial payment and acquired the right to develop the farming property.

The Company has been working on obtaining its full cultivation license for a variety of potential products containing THC. As of June 30, 2026, the Company has not yet cultivated any product from this land.

9.	Right-of-use Assets

On January 1, 2025, the Company entered into a lease agreement for an office space with a monthly lease payment of $12,000 over a period of two years. The right-of-use assets recognized was measured at an amount equal to the recognized lease liabilities (note 12).

Pursuant to the acquisition of First Towers (note 4), part of the net assets assumed by the Company consist primarily of ground leases for tower and fiber infrastructure sites in Mexico. As of this period, First Towers owns and deployed 24 towers and an additional 6 are under construction. These assets are depreciated on a straight-line basis over the lease term.

During the year ended December 31, 2025, subsequent to the acquisition, First Towers completed the construction of 6 lease towers, and with this First Towers now have 30 cellular towers deployed. Of the six towers, three were leased and have the following monthly lease payment and terms: MX$6,500 over a period of 10 years, MX$4,000 over a period of 10 years and MX$5,000 over a period of 5 years. The lease for the remaining three towers is still pending and have been deemed as not yet available for use during the six months ended June 30, 2026. The right-of-use assets recognized was measured at an amount equal to the recognized lease liabilities (note 12).

The details of the right-of-use assets recognized as at June 30, 2026 are as follows:

	Office lease	Tower and Fiber Infrastructure	Total
Balance, December 31, 2024	$–	$–	$–
Additions	272,274	64,530	336,804
Acquisition (note 4)	–	181,206	181,206
Amortization	(140,123)	(13,582)	(153,705)
Impairment loss	–	(137,785)	(137,785)
Movement in exchange rates	3,987	(2,918)	1,069
Balance, December 31, 2025	136,138	91,451	227,589
Amortization	(68,069)	(6,973)	(75,042)
Movement in exchange rates	–	616	616
Balance, June 30, 2026	$68,069	$85,094	$153,163

During the six months ended June 30, 2026, the Company recorded amortization on its right-of-use assets of $75,042 (2025 – $69,466).

Akanda Corp.

Notes to the Unaudited Condensed Interim Consolidated Financial Statements

(Expressed in United States Dollars)

9.	Right-of-use Assets (continued)

In connection with the annual test performed for goodwill (note 10), the Company assessed that the sum of the carrying value of the CGU of First Towers and goodwill greatly exceeds the fair value of First Towers’ business. As a result, the excess of calculated impairment loss, after reducing goodwill, was pro-rated to PPE and ROU assets as at December 31, 2025. An impairment loss of $137,785 was recorded in the consolidated statements of loss and comprehensive loss during the year ended December 31, 2025. The Company has not recognized any impairment losses on its ROU assets during the six months ended June 30, 2026.

10.	Intangible Assets and Goodwill

Cost:	Software	Licences	Goodwill	Total
Balance, December 31, 2024	$–	$15,827	$–	$15,827
Acquisition (note 4)	–	–	39,572,129	39,572,129
Impact on loss of control of Canmart	–	(17,009)	–	(17,009)
Movement in exchange rates	–	1,182	–	1,182
Balance, December 31, 2025	$–	$–	$39,572,129	$39,572,129

Accumulated amortization:	Software	Licences	Goodwill	Total
Balance, December 31, 2024 and 2025	$–	$–	$–	$–

Impairment:	Software	Licences	Goodwill	Total
Balance, December 31, 2024	$–	$–	$–	$–
Addition	–	–	39,572,129	39,572,129
Balance, December 31, 2025	$–	$–	$39,572,129	$39,572,129

Net book value	Software	Licences	Goodwill	Total
Balance, December 31, 2025	$–	$–	$–	$–

During the year ended December 31, 2025, concurrent to the loss of control of Canmart, the Company derecognized Canmart’s cannabis distribution license with a net book value of $17,009 (note 5).

The Company performed its impairment test on goodwill and assessed that the sum of carrying value of CGU of First Towers and the carrying value of goodwill greatly exceeds the fair value of First Towers’ business. The calculated impairment loss was allocated to goodwill and other long-lived assets of First Towers – PPE (note 8) and ROU assets (note 9). Goodwill was fully impaired as at December 31, 2025 and an impairment loss of $39,572,129 was recorded in the consolidated statements of loss and comprehensive loss during the year ended December 31, 2025.

11.	Loans Receivable

(a)	On November 10, 2022, the Company entered into an agreement (the “Loan Restructuring Agreement”) with Cellen Life Sciences Limited and Cellen Biotech Limited (collectively referred to as “Cellen”) which entails the restructuring of the payment terms applicable to the $500,000 loan payable by Cellen to the Company pursuant to a Bridge Loan Facility Agreement previously entered into on December 2, 2021. In terms of the Loan Restructuring Agreement, Cellen shall repay the $500,000 by no later than the fourth anniversary of the Loan Restructuring Agreement, namely by November 10, 2026. The loan shall not bear interest until the 2nd anniversary (namely November 10, 2024) of the Loan Restructuring Agreement, where thereafter, it shall bear interest at a rate of 5% per annum on the principal amount of the loan ($500,000). The loan is secured over the assets of Cellen. During the year ended December 31, 2025, the Company no longer controlled Canmart and as a result, the Company derecognized all assets and liabilities at their book values on May 30, 2025. The Company wrote down this loan with a net book value of $503,493 to $nil (note 5).

Akanda Corp.

Unaudited Condensed Interim Consolidated Statements of Financial Position

(Expressed in United States Dollars)

11.	Loans Receivable (continued)

(b)	During the year ended December 31, 2023, the Company loaned an amount of $84,020 (£66,000) to an arm’s length party. This loan is non-interest bearing, unsecured and has no specific terms of repayment. During the year ended December 31, 2024, the Company loaned out an additional $633 (£500). The additional loan is non-interest bearing, unsecured and has no specific terms of repayment. During the year ended December 31, 2025, the Company received a partial repayment of $347 (£270). As of December 31, 2025, the Company no longer controlled Canmart and as a result, the Company derecognized all assets and liabilities at their book values on May 30, 2025. The Company wrote down this loan with a net book value of $89,220 to $nil (note 5).

(c)	On November 21, 2024, the Company entered into a Bridge Loan Agreement with First Towers & Fiber Corp., a corporation incorporated under the laws of the Province of British Columbia (“First Towers”) and a company controlled by a director of the Company (note 16), pursuant to which the Company loaned out $350,000 (the “Loan”) to First Towers. Interest of the prime rate (as defined in the Loan Agreement) plus 2% will accrue and be calculated daily on the principal amount of the Loan on the basis of the actual number of days the Loan is outstanding in a year of 365 or 366 days, as applicable, and will be compounded and payable monthly in arrears on the first business day of each month.

The obligations under the Loan will rank as the third ranking and most senior secured debt of First Towers. The Loan, together with all accrued interest, fees and other amount payable pursuant to the Loan Agreement, will be due and payable by First Towers in full on demand by the Company. In addition, First Towers has the right at any time to repay the Loan or any part of the Loan without premium, penalty or bonus. As general and continuing collateral security for the obligations under the Loan Agreement, First Towers agreed to execute and deliver to and in favor of the Company, a general security agreement creating a third-ranking security interest over all of First Towers’ property, an investment property pledge agreement creating a third-ranking security interest in all present and after acquired shares owned in First Towers (the “Pledged Shares”), a control agreement for the Pledged Shares, and an insurance transfer and consent, assigning certain insurance of First Towers to the Company as mortgagee, third loss payee and additional named insured as required by the Loan Agreement.

Pursuant to the Bridge Loan Agreement, the Company shall also advance to First Towers a $1,000,000 loan on the same terms as the existing Loan Agreement. During the year ended December 31, 2025, the Company lent out the following loans:

i.	On January 24, 2025, the Company lent an amount of $30,000 to First Towers. The loan is unsecured, bears interest of 20% per annum and payable within 12 months.

ii.	On February 14, 2025, the Company lent an amount of $170,000 to First Towers. The loan is unsecured, bears interest of 20% per annum and payable within 12 months.

iii.	On April 2, 2025, the Company lent a total amount of $200,000 to First Towers. The loan is unsecured, bears interest of 20% per annum and payable within 12 months.

iv.	On May 1, 2025, the Company lent a total amount of $23,000 to First Towers. The loan is unsecured, bears interest of 20% per annum and payable within 12 months.

Akanda Corp.

Unaudited Condensed Interim Consolidated Statements of Financial Position

(Expressed in United States Dollars)

11.	Loans Receivable (continued)

During the year ended December 31, 2025, the loan receivable balance including interest was terminated in consolidation as of the closing of the First Towers Transaction on August 19, 2025.

(d)	During the year ended December 31, 2024, the Company paid and accrued an amount of $15,969 (CAD21,875) of fees for services rendered by certain legal firms to Halo, a company controlled by the interim CEO of the Company (note 16). The transactions were accounted by the Company as advances or loans to Halo. The loans are non-interest bearing, unsecured and has no specific terms of repayment.

During the year ended December 31, 2025, the Company paid an additional amount of $220,030 (CAD307,437) of fees for services rendered by certain legal firms to Halo. These amounts, accounted as loans, are non-interest bearing, unsecured and have no specific terms of repayment. During the year ended December 31, 2025, the Company determined that the receivable balance are no longer collectible from Halo and recognized a write-off of $235,686).

The details of the loans receivable recognized as at December 31, 2025 are as follows:

Balance, December 31, 2024	$955,022
Addition	643,030
Interest Receivable	92,638
Cash payment	(347)
Impact on loss of control of Canmart	(592,713)
Termination of loans to First Towers’ including interest, pursuant to the acquisition	(868,591)
Write-off of loans to Halo	(235,686)
Movement in exchange rates	6,647
Balance, December 31, 2025	$–

12.	Lease Liability

On January 1, 2025, the Company entered into a lease agreement for an office space with a monthly lease payment of $12,000 over a period of two years. Under IFRS 16, the Company recognizes lease liabilities measured at the present value of the remaining lease payments, discounted using the Company’s incremental borrowing rate.

Pursuant to the acquisition of First Towers (note 4), part of the net liabilities assumed by the Company consist primarily of ground leases for tower and fiber infrastructure sites in Mexico. As of the acquisition date, First Towers owns and deployed 24 towers and an additional 6 are under construction.

During the year ended December 31, 2025, subsequent to the acquisition, First Towers completed the construction of 6 lease towers, and with this First Towers now have 30 cellular towers deployed. Of the six towers, three were leased and have the following monthly lease payment and terms: MX$6,500 over a period of 10 years, MX$4,000 over a period of 10 years and MX$5,000 over a period of 5 years. The lease for the remaining three towers is still pending and have been deemed as not yet available for use during the six months ended June 30, 2026. All leases contain extension and termination options to provide flexibility in managing the portfolio. Under IFRS 16, the Company recognizes lease liabilities measured at the present value of the remaining lease payments, discounted using First Towers’ existing incremental borrowing rate.

Akanda Corp.

Unaudited Condensed Interim Consolidated Statements of Financial Position

(Expressed in United States Dollars)

12.	Lease Liability (continued)

The details of the lease liability recognized as at June 30, 2026 are as follows:

Cost:	Office Lease	Tower leases	Total
Balance, December 31, 2024	$–	$–	$–
Additions	272,274	64,653	336,927
Acquisition (note 4)	–	189,096	189,096
Accrued interest	11,564	8,973	20,537
Cash payments	(96,000)	(17,782)	(113,782)
Reclass to Accounts payable	(48,000)	–	(48,000)
Movement in exchange rates	–	11,343	11,343
Balance, December 31, 2025	139,838	256,283	396,121
Accrued interest	3,032	12,495	15,527
Cash payments	(15,007)	(29,519)	(44,526)
Reclass to Accounts payable, net	(56,993)	–	(56,993)
Movement in exchange rates	–	7,414	7,414
Balance, June 30, 2026	$70,870	$246,673	$317,543

	Maturity	Incremental borrowing rates	June 30, 2026	December 31, 2025
Current	2026	0.83% – 5.45%	$118,388	$187,442
Non-current	2035	0.83% – 5.45%	199,155	208,679
			$317,543	$396,121

The Company has committed to the following undiscounted minimum lease payments remaining as at June 30, 2026:

Years ended December 31:
2026, net of unpaid amounts transferred to Accounts payable	$114,232
2027	53,046
2028	53,046
2029	53,046
2030	53,046
Thereafter	69,172
$395,588

13.	Loans and Borrowings

(a)	In connection with the acquisition of Holigen, the Company assumed a total loan of €124,890 from an arm’s length parties. The loans are non-interest bearing, unsecured and have no specific terms of repayment. As at June 30, 2026, the loan balance of $142,462 (December 31, 2025 – $146,614) remains outstanding.

(b)	During the year ended December 31, 2023, the Company received loans of CAD$105,000 ($77,450) from an arm’s length parties. The loans bear interest of 18% per annum, unsecured and payable within 12 months. During the year ended December 31, 2025, the Company recorded interest expense of $4,706 and paid these loans in full.

(c)	During the year ended December 31, 2023, the Company received loans of CAD$86,880 ($65,507) from an arm’s length parties. The loans bear interest of 7% per annum, unsecured and payable within 12 months.

Akanda Corp.

Unaudited Condensed Interim Consolidated Statements of Financial Position

(Expressed in United States Dollars)

13.	Loans and Borrowings (continued)

During the year ended December 31, 2024, the Company received additional loans of CAD$87,133 ($65,282) from an arm’s length parties. These loans bear the same interest of 7% per annum, unsecured and payable within 12 months.

The Company made a partial repayments of $102,585 during the year ended December 31, 2025. During the six months ended June 30, 2026, the Company recorded interest expense of $1,180 (2025 – $3,422) from these loans. As at June 30, 2026, the remaining loans balance including accrued interest was $40,018 (December 31, 2025 – $38,838).

(d)	In connection with the acquisition of First Towers (note 4), the Company assumed a total loans of CAD$237,061 ($171,247) from an arm’s length parties. Of the loans, CAD$137,061 ($100,000) bears interest at 12% per annum - compounded monthly and not in advance, and due on demand and the remaining CAD$100,000 ($71,247) is non-interest bearing, unsecured and have no specific terms of repayment. During the six months ended June 30, 2026, the Company recorded interest expense of $28,069 (2025 – $nil). As at June 30, 2026, the loans balance including accrued interest was $390,414 (December 31, 2025 – $373,051) remains outstanding.

14.	Convertible Promissory Notes

September 2025 Notes Offering

On September 12, 2025, the Company closed the Securities Purchase Agreement entered on September 11, 2025 with certain institutional investors (the “September Investors”), to issue and sell to each of the September Investors a convertible promissory note (each, individually, a “September Note” and collectively, the “September Notes”), for aggregate gross proceeds to the Company of $12,000,000, before deducting fees to the Placement Agent and other expenses payable by the Company in connection with the offering (the “September Offering”).

The Company used the net proceeds (i) for marketing purposes of up to $3.5 million, (ii) for the renewal and continued development of the Company’s Gabriola, B.C. site, (iii) working capital and general corporate purposes of up $3 million and (iv) of up to $7 million for the repayment of certain indebtedness, of which approximately $6,500,000 was applied towards the partial payment of the Consideration Note.

As compensation for such placement agent services, the Company paid the Placement Agent $300,000 in cash, an aggregate fee equal to 2.5% of the gross proceeds from the September Offering, plus $50,000 for its fees and expenses.

The maturity date of each September Note is the 12-month anniversary of the issuance date of such September Note, and is the date upon which the principal amount, as well as any other fees, shall be due and payable. The Notes bear interest at a rate of 10% per annum.

The September Note was determined to be a hybrid financial instrument with a liability and an embedded derivative liability. The Company has elected the option in IFRS 9 to recognize the September Note as one financial instrument at FVTPL. Under this approach, the transaction costs of $350,000 incurred in relation to September Note was recorded in the consolidated statements of loss and comprehensive loss. At the time of issuance, the Company determined the principal amount of $12,000,000 as the fair value of the September Note.

During the year ended December 31, 2025, the Company issued 9,189,611 pre-consolidated common shares (408,427 post-consolidated common shares) pursuant to the conversion of an aggregate principal amount of $10,737,400, under the terms of the September Notes (note 15).

Akanda Corp.

Unaudited Condensed Interim Consolidated Statements of Financial Position

(Expressed in United States Dollars)

14.	Convertible Promissory Notes (continued)

September 2025 Notes Offering (continued)

During the year ended December 31, 2025, the Company assessed that the fair value of the converted September Notes was $9,957,773 and the fair value of the remaining September Note was $1,055,420. As a result, the Company recognized a total of $984,807 gain on change in fair value of financial liabilities measured at FVTPL in the consolidated statements of loss and comprehensive loss.

During the six months ended June 30, 2026, the Company issued 421,360 pre-consolidated common shares (93,645 post-consolidated common shares), of which 372,446 pre-consolidated common shares (82,765 post-consolidated common shares) was for the full and final conversion of the remaining September Notes and the remaining 48,914 pre-consolidated common shares (10,870 post-consolidated common shares) was for the conversion of interest amounting to $165,821 (note 15). As a result of the issuance, the Company recognized a loss on debt settlement of $120,623 in the consolidated statements of loss and comprehensive loss.

January 2026 Notes Offering

On January 21, 2026, the Company closed the Securities Purchase Agreement entered on January 20, 2026 with certain institutional investors (the “January Investors”) to issue and sell to each of the January Investors a convertible promissory note (each, individually, a “January Note” and collectively, the “January Notes”), for aggregate gross proceeds to the Company of $7,000,000, before deducting fees to the Placement Agent and other expenses payable by the Company in connection with the offering (the “January Offering”).

The Company used the net proceeds from the sale of the January Notes for (i) marketing purposes of up to $2.3 million, (ii) working capital and general corporate purposes of approximately $2.6 million and (iii) the repayment of certain indebtedness of up to $2.1 million, of which approximately $2 million was applied towards the partial payment of the Consideration Note.

As compensation for such placement agent services, the Company paid the Placement Agent $70,000 in cash, an aggregate fee equal to 1% of the gross proceeds from the January Offering.

The maturity date of each January Note is the 12-month anniversary of the issuance date of such January Note, and is the date upon which the principal amount, as well as any other fees, shall be due and payable. The January Notes bear interest at a rate of 10% per annum.

The January Note was determined to be a hybrid financial instrument with a liability and an embedded derivative liability. The Company has elected the option in IFRS 9 to recognize the January Note as one financial instrument at FVTPL. Under this approach, the transaction costs of $70,000 incurred in relation to January Note was recorded in the consolidated statements of loss and comprehensive loss. At the time of issuance, the Company determined the principal amount of $7,000,000 as the fair value of the January Note. During the six months ended June 30, 2026, the Company has not reassessed the fair value of the January Note.

Akanda Corp.

Unaudited Condensed Interim Consolidated Statements of Financial Position

(Expressed in United States Dollars)

15.	Share Capital

(a)	Authorized

The Company has authorized share capital of an unlimited number of common shares, an unlimited number of Class A Special Shares, an unlimited number of Class B Special Shares, and an unlimited number of preferred shares, issuable in series, with no par value.

On August 26, 2025, the Company implemented a 1-for-3.125 Reverse Stock Split on its common shares. No fractional shares were issued in connection with the Reverse Stock Split. Any fractional shares resulting from the Reverse Stock Split were rounded down to the nearest whole number.

On January 12, 2026, the Company implemented a 1-for-5 Reverse Stock Split on its common shares. No fractional shares were issued in connection with the Reverse Stock Split. Any fractional shares resulting from the Reverse Stock Split were rounded down to the nearest whole number.

On April 13, 2026, the Company implemented a 1-for-4.5 Reverse Stock Split on its ordinary shares. No fractional shares were issued in connection with the Reverse Stock Split. Any fractional shares resulting from the Reverse Stock Split were rounded down to the nearest whole number. All share and per share data in these consolidated financial statements have been retroactively restated to reflect the effect of the reverse stock split.

(b)	Shares issued and outstanding

	Number of shares	Capital
Balance, December 31, 2024	29,098	$63,319,398
Issuance of shares from private placement	3,250	320,000
Issuance of shares upon conversion of note	408,427	10,737,400
Fair value adjustment on the converted promissory note	–	(777,627)
Share issuance costs	–	(44,071)
Impact on loss of control of Canmart	–	(3)
Balance, December 31, 2025	440,775	73,555,097
Issuance of shares upon conversion of note	93,635	1,341,865
Effect of reverse share split – Cancelled shares	(26)	–
Payment of offering costs in connection with the issuance of convertible promissory notes	–	(25,920)
Balance, June 30, 2026	534,384	$74,871,042

During the six months ended June 30, 2026, the Company had the following share capital transactions:

(i)	On January 14, 2026, pursuant to the conversion of September Note (note 14), the Company issued a total of 26,218 common shares at conversion price of $15.26 for an aggregate amount of $399,957, of which, 15,418 common shares was issued for the conversion of the principal loan for an aggregate amount of $235,204 and 10,800 common shares with a fair value of $78,839 was issued for the conversion of interest.

(ii)	On January 16, 2026, pursuant to the conversion of September Note (note 14), the Company issued 26,218 common shares at conversion price of $15.26 for an aggregate principal amount of $399,957.

Akanda Corp.

Unaudited Condensed Interim Consolidated Statements of Financial Position

(Expressed in United States Dollars)

15.	Share Capital (continued)

(b)	Shares issued and outstanding (continued)

During the six months ended June 30, 2026, the Company had the following share capital transactions (continued):

(iii)	On January 22, 2026, pursuant to the full and final conversion of September Note (note 14), the Company issued a total of 41,199 common shares at conversion price of $15.26 for an aggregate amount of $628,642, of which, 41,129 common shares was issued for the conversion of the remaining principal loan for an aggregate amount of $627,439 and 70 common shares with a fair value of $426 was issued for the conversion of interest.

(iv)	In connection with the private placement completed during the period, the Company incurred a total issuance costs of $25,920.

During the year ended December 31, 2025, the Company had the following share capital transactions:

(i)	On March 26, 2025, pursuant to a series of subscription agreement entered with investors on March 21 and 24, 2025, the Company completed its private offering with the issuance of 3,250 common shares at a subscription price of $98.44 per share for gross proceeds of $320,000.

(ii)	On October 2, 2025, pursuant to the conversion of promissory note (note 14), the Company issued 68,828 common shares at conversion price of $64.80 for an aggregate principal amount of $4,460,000.

(iii)	On October 6, 2025, pursuant to the conversion of promissory note (note 14), the Company issued 1,422 common shares at conversion price of $64.80 for an aggregate principal amount of $92,160.

(iv)	On October 9, 2025, pursuant to the conversion of September Note (note 14), the Company issued 1,778 common shares at conversion price of $44.94 for an aggregate principal amount of $79,900.

(v)	On October 16, 2025, pursuant to the conversion of September Note (note 14), the Company issued 5,111 common shares at conversion price of $45.33 for an aggregate principal amount of $231,668.

(vi)	On October 21, 2025, pursuant to the conversion of September Note (note 14), the Company issued 10,222 common shares at conversion price of $42.65 for an aggregate principal amount of $435,965.

(vii)	On October 24, 2025, pursuant to the conversion of September Note (note 14), the Company issued 5,111 common shares at conversion price of $40.93 for an aggregate principal amount of $209,185.

(viii)	On November 14, 2025, pursuant to the conversion of September Note (note 14), the Company issued 5,111 common shares at conversion price of $24.67 for an aggregate principal amount of $126,097.

(ix)	On November 17, 2025, pursuant to the conversion of September Note (note 14), the Company issued 10,889 common shares at conversion price of $24.67 for an aggregate principal amount of $268,642.

During the year ended December 31, 2025, the Company had the following share capital transactions (continued):

(x)	On November 24, 2025, pursuant to the conversion of September Note (note 14), the Company issued 1,022 common shares at conversion price of $17.65 for an aggregate principal amount of $18,045.

(xi)	On November 26, 2025, pursuant to the conversion of September Note (note 14), the Company issued 1,333 common shares at conversion price of $18.63 for an aggregate principal amount of $24,837.

(xii)	On December 3, 2025, pursuant to the conversion of September Note (note 14), the Company issued 1,156 common shares at conversion price of $18.68 for an aggregate principal amount of $21,587.

(xiii)	On December 8, 2025, pursuant to the conversion of September Note (note 14), the Company issued 76,445 common shares at conversion price of $18.09 for an aggregate principal amount of $1,383,224.

Akanda Corp.

Unaudited Condensed Interim Consolidated Statements of Financial Position

(Expressed in United States Dollars)

15.	Share Capital (continued)

(b)	Shares issued and outstanding (continued)

(xiv)	On December 15, 2025, pursuant to the conversion of September Note (note 14), the Company issued 100,000 common shares at conversion price of $15.26 for an aggregate principal amount of $1,525,500.

(xv)	On December 16, 2025, pursuant to the conversion of September Note (note 14), the Company issued 8,889 common shares at conversion price of $18.09 and 11,111 common shares at conversion price of $15.68 for an aggregate principal amount of $335,090.

(xvi)	On December 18, 2025, pursuant to the conversion of September Note (note 14), the Company issued 55,555 common shares at conversion price of $15.26 for an aggregate principal amount of $847,500.

(xvii)	On December 19, 2025, pursuant to the conversion of September Note (note 14), the Company issued 33,333 common shares at conversion price of $15.26 for an aggregate principal amount of $508,500.

(xviii)	On December 23, 2025, pursuant to the conversion of September Note (note 14), the Company issued 11,111 common shares at conversion price of $15.26 for an aggregate principal amount of $169,500.

(xix)	In connection with the private placement completed during the year, the Company incurred a total share issuance costs of $44,071.

(c)	Special Shares

Class A Special Shares

On August 29, 2025, the Company approved an amendment of the Articles to create a new class of special common shares without nominal or par value (the “Class A Special Shares). The Class A Special Shares is convertible into Company common shares on a one for one basis. The holders of the Class A Special Shares shall be entitled to one vote for each Class A Special Shares held at all meetings of shareholders of the Corporation and shall vote as a single class with the Common Shares.

In the event of any Liquidation Distribution, subject to the prior rights of the holders of the shares of any other class ranking senior to the Common Shares and equal in rank to the Common Shares and Class B Special Shares, the holders of the Class A Special Shares shall be entitled to receive all remaining property and assets of the Corporation.

Class B Special Shares

On August 29, 2025, the Company approved an amendment of the Articles to create a new class of special common shares without nominal or par value (the “Class B Special Shares”). The Class B Special Shares is convertible into Company common shares on a one for one basis. The holders of the Class B Special Shares shall be entitled to one vote for each Class B Special Share held at all meetings of shareholders of the Corporation and shall vote as a single class with the Common Shares and the Class A Special Shares, other than meetings at which only the holders of another class or series of shares are entitled to vote separately as a class or series.

In the event of any Liquidation Distribution, subject to the prior rights of the holders of the shares of any other class ranking senior to the Common Shares and equal in rank to the Class A Special Shares and Common Shares, the holders of the Class B Special Shares shall be entitled to receive all remaining property and assets of the Corporation.

Issued and Outstanding

On August 29, 2025, the Company issued 6,441 Class A Special Shares with a fair value of $597,836 pursuant to the acquisition of First Towers in accordance with the terms of the amended SEA (note 4).

On November 28, 2025, the Company issued 212,265 Class B Special Shares with a fair value of $19,700,885 pursuant to the acquisition of First Towers in accordance with the terms of the amended SEA (note 4) and 32,549 Class B Special Shares with a fair value $754,356 pursuant to the settlement of PGC DSA and Dunstan DSA. In connection with the debt settlement, the Company recognized a gain on debt settlement of $1,893,196 in the consolidated statements of loss and comprehensive loss.

Akanda Corp.

Unaudited Condensed Interim Consolidated Statements of Financial Position

(Expressed in United States Dollars)

15.	Share Capital (continued)

(c)	Special Shares (continued)

A summary of the Company’s outstanding Special Shares as at June 30, 2026 are as follows:

	Number of Class A Special Shares	Number of Class B Special Shares	Capital
Balance, December 31, 2024	–	–	$–
Issuance of special shares pursuant to the acquisition of First Towers	6,441	212,265	20,298,721
Issuance of special shares pursuant to a debt settlement	–	32,549	754,356
Balance, December 31, 2025 and June 30, 2026	6,441	244,814	$21,053,077

(d)	Loss per share

The weighted average number of common shares outstanding for basic and diluted loss per share for the six months ended June 30, 2026 was 525,042 (2025 – 30,840). The Company did not have any potential dilution during the six months ended June 30, 2026 and 2025.

(e)	Restricted stock units

In order to incentivize senior executive management and key staff, the Company makes use of equity incentives awarded pursuant to the Employee Share Ownership Plan (“ESOP”). In terms of the ESOP, as amended in March 2024, the Company may award up to 30% of the Company’s issued share capital (at any point in time) in qualifying ESOP incentives.

There were no RSUs granted and outstanding during the six months ended June 30, 2026 and the year ended December 31, 2025.

16.	Related Party Transactions

Transactions with Key Management Personnel

The Company has identified its Board of Directors, Executive Chairman, Chief Executive Officer (“CEO”), and Chief Financial Officer (“CFO”) as its key management personnel who have the authority and responsibility for planning, directing and controlling the Company’s main activities.

For the six months ended June 30,	2026	2025
Key Management Remuneration	$409,589	$226,745
Stock-based compensation	–	–
	$409,589	$226,745

The Key Management remuneration is included in Consulting and Professional Fees and Personnel Expenses in the Statement of Operations.

Akanda Corp.

Unaudited Condensed Interim Consolidated Statements of Financial Position

(Expressed in United States Dollars)

16.	Related Party Transactions (continued)

As of June 30, 2026, the Company has balances payable to related parties of $759,995 (December 31, 2025 – $640,546) as below:

a.	Included within accounts payable and accrued liabilities at June 30, 2026 is remuneration payable to key management totaling $759,995 (December 31, 2025 – $640,546), which includes amounts owing to the following current and former directors and officers of the Company:

●	current directors and officers:

i.	$48,000 owing to J Dhaliwal (December 31, 2025 – $32,000);

ii.	$2,585 owing to G Deol (December 31, 2025 – $2,298);

iii.	$24,000 owing to K Field (December 31, 2025 – $8,000);

iv.	$305,225 owing to D Jenkins (December 31, 2025 – $259,435);

v.	$201,392 owing to C Cooper (December 31, 2025 – $192,175);

vi.	$104,380 owing to U Chaudhry (December 31, 2025 – $69,333);

vii.	$16,904 owing to E Contreras (December 31, 2025 – $17,555);

viii.	$39,877 owing to D Gordon (December 31, 2025 – $41,368); and

ix.	$17,632 owing from F Suarez (December 31, 2025 – $18,382).

b.	The Company has the following loans outstanding to 1248787 B.C. Ltd. (“1248787”), a company controlled by Jatinder Dhaliwal, a director of the Akanda:

i.	On August 18, 2023, the Company received a loan of C$24,000 ($17,714) from 1248787. The loan is unsecured, bears interest of 18% per annum and payable within 12 months. During the year ended December 31, 2025, the Company recorded interest expense of $1,076 (2024 – $3,157) and paid the loan in full.

ii.	On September 27, 2023, the Company received a loan of C$3,000 ($2,219) from 1248787. The loan is unsecured, bears interest of 18% per annum and payable within 12 months. During the year ended December 31, 2025, the Company recorded interest expense of $134 (2024 – $395) and paid the loan in full.

iii.	On October 13, 2023, the Company received a loan of C$40,000 ($29,258) from 1248787. The loan is unsecured, bears interest of 18% per annum and payable within 12 months. During the year ended December 31, 2025, the Company recorded interest expense of $1,793 (2024 – $5,259) and paid the loan in full.

As of June 30, 2026, the Company has balances receivable from related parties of $nil (December 31, 2025 – $nil) as below:

a.	Advances - Halo

During the year ended December 31, 2024, the Company paid and accrued an amount of $15,969 (CAD21,875) of fees for services rendered by certain legal firms to Halo, a company controlled by the interim CEO of the Company. The transactions were accounted by the Company as advances or loans to Halo. The loans are non-interest bearing, unsecured and has no specific terms of repayment.

During the year ended December 31, 2025, the Company paid an additional amount of $220,030 (CAD307,437) of fees for services rendered by certain legal firms to Halo. These amounts, accounted as loans, are non-interest bearing, unsecured and have no specific terms of repayment. During the year ended December 31, 2025, the Company determined that the full loan receivable balance are no longer collectible from Halo and recognized a write-off of $235,686.

Akanda Corp.

Unaudited Condensed Interim Consolidated Statements of Financial Position

(Expressed in United States Dollars)

16.	Related Party Transactions (continued)

b.	The Company has the following loan receivable from First Towers, a company controlled by Christopher Cooper, a director of Akanda:

On November 21, 2024, the Company entered into a Bridge Loan Agreement with First Towers & Fiber Corp., a corporation incorporated under the laws of the Province of British Columbia (“First Towers”), pursuant to which the Company agreed to loan to First Towers $350,000 (the “Loan”). Interest of the prime rate (as defined in the Loan Agreement) plus 2% will accrue and be calculated daily on the principal amount of the Loan on the basis of the actual number of days the Loan is outstanding in a year of 365 or 366 days, as applicable, and will be compounded and payable monthly in arrears on the first business day of each month.

Pursuant to the Bridge Loan Agreement, the Company shall also advance to First Towers a $1,000,000 loan on the same terms as the existing Loan Agreement. As of December 31, 2025, the Company lent out a total of $423,000. As at December 31, 2025, the loan receivable balance including interest was terminated in consolidation as of the closing of the First Towers Transaction on August 19, 2025.

The Company’s related party transactions are measured at the exchange amount which is the amount of consideration established and agreed to by the related parties.

17.	Non-controlling Interest

As at June 30, 2026, the carrying value of non-controlling interest (“NCI”) was $1,255,116 which was determined as follows:

Cost:	CTFO Mexico	CT Mexico	Total
Balance, December 31, 2024	$–	$–	$–
Net loss allocated to NCI	94,145	1,111,218	1,205,363
Balance, December 31, 2025	94,145	1,111,218	1,205,363
Net loss (gain) allocated to NCI	(9,544)	59,297	49,753
Balance, June 30, 2026	$84,601	$1,170,515	$1,255,116

18.	Financial Instruments

Determination of Fair Values

IFRS 13, Fair Value Measurement, establishes a fair value hierarchy that reflects the significance of the inputs used in measuring fair value. The fair value hierarchy has the following levels:

Level 1 – Quoted prices in active markets for identical assets or liabilities;

Level 2 – Inputs other than quoted prices included within Level 1 that are either directly or indirectly observable;

Level 3 – Unobservable inputs in which little or no market activity exists, therefore requiring an entity to develop its own assumptions about the assumptions market participants would use in pricing.

A number of the Company’s accounting policies and disclosures require the determination of fair value, for both financial and non-financial assets and liabilities. Fair values have been determined for measurement and/or disclosure purposes based on the following models. When applicable, further information about the assumptions made in determining fair values is disclosed in the notes specific to that asset or liability.

Akanda Corp.

Unaudited Condensed Interim Consolidated Statements of Financial Position

(Expressed in United States Dollars)

18.	Financial Instruments (continued)

The following is a comparison by class of the carrying amounts and fair value of the Company’s financial instruments as at June 30, 2026 and December 31, 2025:

		June 30, 2026		December 31, 2025
Financial assets	Level	Carrying amount	Fair value	Carrying amount	Fair value
Financial assets measured at amortised cost:		$	$	$	$
Cash and cash held in trust	1	755,238	755,238	504,136	504,136
Trade and other receivables	2	1,655,084	1,655,084	1,399,977	1,399,977

Financial liabilities
Financial liabilities measure at amortised cost:
Trade and other payables	2	3,575,873	3,575,873	3,309,037	3,309,037
Loans and borrowings	2	1,026,919	1,026,919	1,006,920	1,006,920
Secured promissory notes	2	6,082,383	6,082,383	7,633,966	7,633,966
Lease liabilities	2	317,543	317,543	396,121	396,121
Due to related parties	2	759,995	759,995	640,546	640,546

Financial liabilities measure at FVTPL:
Convertible promissory notes	2	7,000,000	7,000,000	1,055,420	1,055,420
Secured convertible debenture	2	4,143,982	4,143,982	4,143,982	4,143,982

19.	Risks Arising from Financial Instruments and Risk Management

The Company’s activities expose it to a variety of financial risks: market risk (including foreign exchange and interest rate risks), credit risk and liquidity risk. Risk management is the responsibility of the Company, which identifies, evaluates and, where appropriate, mitigates financial risks.

(a)	Market risk

Foreign exchange risk: is the risk that the fair value of future cash flows for financial instruments will fluctuate because of changes in foreign exchange rates. The Company has not entered into any foreign exchange hedging contracts. The Company is exposed to currency risk from the British Pound (“GBP”), Euro (“EUR”), Canadian dollar (“CAD”) and Mexican Peso (“MXN”) through the following foreign currency denominated financial assets and liabilities:

As at (expressed in GBP)	June 30, 2026	December 31, 2025
Financial assets
Cash	£100	£100
Trade and other receivables	354	354
Loans receivable	–	–
	£454	£454
Financial liabilities
Trade and other payables	£2,126	£2,126
	£2,126	£2,126

Akanda Corp.

Unaudited Condensed Interim Consolidated Statements of Financial Position

(Expressed in United States Dollars)

19.	Risks Arising from Financial Instruments and Risk Management (continued)

(a)	Market risk (continued)

As at (expressed in EUR)	June 30, 2026	December 31, 2025
Financial assets
Cash	€12,504	€11,304
Trade and other receivables	3,076	3,076
	€15,580	€14,380
Financial liabilities
Trade and other payables	€9,256	€5,263
Loans and borrowings	124,890	124,890
	€134,146	€130,153

As at (expressed in CAD)	June 30, 2026	December 31, 2025
Financial assets
Cash	$171,262	$287,503
Trade and other receivables	69,071	–
	$240,333	$287,503
Financial liabilities
Trade and other payables	$4,634,103	$4,137,013
Due to related party	1,060,778	882,165
Lease liabilities	464,398	191,706
Loans and borrowings	1,254,124	1,177,564
Convertible promissory notes	9,953,121	1,446,893
Secured promissory notes	8,648,385	10,465,530
Secured convertible debenture	5,696,159	5,681,053
	$31,711,068	$23,981,924

As at (expressed in MXN)	June 30, 2026	December 31, 2025
Financial assets
Cash	$10,844,230	$5,028,415
Trade and other receivables	28,011,582	24,199,567
Due from related parties	68,814	68,814
	$38,924,626	$29,296,796
Financial liabilities
Trade and other payables	$5,313,308	$5,425,846
Lease liabilities	4,311,767	4,609,418
	$9,625,075	$10,035,264

Based on the above net exposures as at June 30, 2026, assuming that all other variables remain constant, a 5% appreciation or deterioration of the USD against the GBP would result in a corresponding increase or decrease, respectively on the Company’s net income of approximately $nil (December 31, 2025 – $nil), EUR – $5,000  (December 31, 2025 – $5,000), CAD – $1,107,000  (December 31, 2025 – $864,000) and MXN – $84,000  (December 31, 2025 – $54,000).

(b)	Credit risk

Credit risk is the risk of financial loss to the Company if a partner or counterparty to a financial instrument fails to meet its contractual obligation and arises principally from the Company’s cash and accounts receivable. The carrying amounts of the financial assets represents the maximum credit exposure. The Company limits its exposure to credit risk on cash by placing these financial instruments with high-credit quality financial institutions.

Akanda Corp.

Unaudited Condensed Interim Consolidated Statements of Financial Position

(Expressed in United States Dollars)

19.	Risks Arising from Financial Instruments and Risk Management (continued)

(b)	Credit risk (continued)

At June 30, 2026, the Company was subject to a concentration of credit risk related to its accounts receivable as 86% (December 31, 2025 – 100% from three customers) of the balance of amounts owing is from two customers. The Company did not record any bad debt expense during the six months ended June 30, 2026 and 2025. As at June 30, 2026, the expected credit lifetime credit losses for accounts receivable aged as current were nominal amounts. The Company considers a financial asset in default when internal or external information indicates that the Company is unlikely to receive the outstanding contractual amounts in full. A financial asset is written off when there is no reasonable expectation of recovering the contractual cash flows.

(c)	Liquidity risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they come due. The Company manages its liquidity risk by continuously monitoring forecasted and actual cash flows, as well as anticipated investing and financing activities and to ensure that it will have sufficient liquidity to meet its liabilities and commitments when due and to fund future operations. The Company’s trade and other payables are due within the current operating year.

20.	Capital Management

The Company manages its capital structure and makes adjustments to it, based on the funds available to the Company, in order to continue the business of the Company. The Company, upon approval from its Board of Directors, will balance its overall capital structure through new share and warrant issuances, granting of stock options, the issuance of debt or by undertaking other activities as deemed appropriate under the specific circumstance. The Board of Directors does not establish a quantitative return on capital criteria for management, but rather relies on the expertise of the Company’s management to sustain future development of the business.

The Company’s objectives when managing capital are to safeguard the Company’s ability to continue as a going concern and to provide capital to pursue the development and commercialization of its products. In the management of capital, the Company includes cash, short-term debt and capital. The Company manages the capital structure and makes adjustments to it in light of changes in economic conditions and the risk characteristics of the underlying assets. To maintain or adjust the capital structure, the Company may attempt to issue new shares or new debt.

At the current stage of the Company’s development, in order to maximize its current business activities, the Company does not pay out dividends. Management reviews its capital management approach on an ongoing basis and believes that this approach, given the relative size of the Company, is reasonable.

The Company’s overall strategy with respect to capital risk management remains unchanged for the six months ended June 30, 2026 and 2025.

Akanda Corp.

Unaudited Condensed Interim Consolidated Statements of Financial Position

(Expressed in United States Dollars)

21.	Segmented Information

Operating segments are defined as a component of an entity for which separate financial information is available and evaluated regularly by the Chief Operating Decision Maker, which is our Chief Executive Officer, in deciding how to allocate resources and in assessing performance. The Company has four reportable segments: Infrastructure, Cultivation, Distribution and Corporate. Infrastructure activities is a new segment of the Company pursuant to the acquisition of First Towers in August 2025 which relates to the leasing and/or rental of fiber optic networks and telecommunication towers at First Towers in Mexico. Cultivating activities which comprise the “cultivation” segment is mainly made up of farm land property held by Akanda in Canada for planned medical cannabis cultivation operations (refer to note 8). Distributing activities relate to the distribution of medical cannabis by Canmart in the United Kingdom up until the winding up in May 2025 (refer to note 5). Corporate activities entail head office costs and other general corporate expenses related to the administration of the broader group. The accounting policies of the operating segments are the same as those described in the summary of material accounting policies. The reportable segments have been determined by management on the basis that these are strategic business units that offer different products and services. The business units in Mexico which fall under the infrastructure segment were focused on the development and construction of communication structures to be leased out to mobile network operators in Mexico and leasing of dark fiber to telecommunication network operators, planned network operators or any entity that requires the use of fiber optics to transmit secure high-speed data while one of the business units in Canada which fall under the cultivation segment were focused on the development and construction of Tetrahydrocannabinol (THC) and cannabidiol (CBD) facilities. The business units in the United Kingdom (up until the winding up described in note 5) which falls under the distribution segment, undertakes the sale and distribution of medical cannabis products. The corporate segment undertakes management and treasury services within the group and for the benefit of all group companies. They are managed separately as each business unit requires different strategies, risk management and technologies.

Set out below is information about the assets and liabilities as at June 30, 2026 and December 31, 2025 and profit or loss from each segment for the six months ended June 30, 2026 and 2025:

	As at June 30, 2026
Financial statement line item:	Infrastructure	Cultivation	Distribution	Corporate	Total
Reportable segment assets	$5,558,012	$335,128	$–	$541,035	$6,434,175
Reportable segment liabilities	2,106,935	146,561	–	20,653,199	22,906,695

	As at December 31, 2025
Financial statement line item:	Infrastructure	Cultivation	Distribution	Corporate	Total
Reportable segment assets	$3,831,917	$335,689	$–	$2,027,949	$6,195,555
Reportable segment liabilities	2,111,874	150,358	–	15,923,760	18,185,992

	For the six months ended June 30, 2026
Financial statement line item:	Infrastructure	Cultivation	Distribution	Corporate	Total
Revenues from external customers	$404,394	$–	$–	$–	$404,394
Intersegment revenues	–	–	–	–	–
Other income (expense)	204,810	–	–	(812,725)	(607,915)
Finance income	(53,147)	–	–	53,147	–
Finance expense	(40,564)	–	–	(779,563)	(820,127)
Depreciation & amortization	128,379	–	–	82,789	211,168
Discontinued operations	–	–	–	–	–
Reportable segment loss	(164,992)	(436)	–	(6,080,882)	(6,246,310)

Akanda Corp.

Unaudited Condensed Interim Consolidated Statements of Financial Position

(Expressed in United States Dollars)

21.	Segmented Information (continued)

	For the six months ended June 30, 2025
Financial statement line item:	Infrastructure	Cultivation	Distribution	Corporate	Total
Revenues from external customers	$–	$–	$–	$–	$–
Intersegment revenues	–	–	–	–	–
Other income (expense)	–	–	5,781	60,315	66,096
Finance income	–	–	–	38,116	38,116
Finance expense	–	–	–	(17,749)	(17,749)
Depreciation & amortization	–	–	926	83,862	84,788
Discontinued operations	–	(753,048)	10,911,606	(9,569,266)	589,292
Reportable segment income (loss)	–	552,542	–	(1,367,543)	(815,001)

Set out below are reconciliations of each reportable segment’s revenues, profit or loss for the six months ended June 30, 2026 and 2025, and assets and liabilities as at June 30, 2026 and December 31, 2025:

	For the six months ended June 30, 2026
Revenues	Infrastructure	Cultivation	Distribution	Corporate	Total
Total revenues	$404,394	$–	$–	$–	$404,394
Elimination of inter segment revenue	–	–	–	–	–
Total revenue	$404,394	$–	$–	$–	$404,394

For the six months ended June 30, 2025
Revenues	Infrastructure	Cultivation	Distribution	Corporate	Total
Total revenues	$–	$–	$–	$–	$–
Elimination of inter segment revenue	–	–	–	–	–
Total revenue	$–	$–	$–	$–	$–

	For the six months ended June 30, 2026
Loss	Infrastructure	Cultivation	Distribution	Corporate	Total
Total loss for reportable segments	$(164,992)	$(436)	$–	$(6,080,882)	$(6,246,310)
Total loss on discontinued operations	–	–	–	–	–
Elimination of inter segment profit or loss	–	–	–	–	–
Loss before income tax expense	$(164,992)	$(436)	$–	$(6,080,882)	$(6,246,310)

	For the six months ended June 30, 2025
Loss	Infrastructure	Cultivation	Distribution	Corporate	Total
Total loss for reportable segments	$–	$1,305,590	$(10,911,606)	$8,201,723	$(1,404,293)
Total loss on discontinued operations	–	(753,048)	10,911,606	(9,569,266)	589,292
Elimination of inter segment profit or loss	–	–	–	–	–
Income (loss) before income tax expense	$–	$552,542	$–	$(1,367,543)	$(815,001)

Akanda Corp.

Unaudited Condensed Interim Consolidated Statements of Financial Position

(Expressed in United States Dollars)

21.	Segmented Information (continued)

	As at June 30, 2026
Assets	Infrastructure	Cultivation	Distribution	Corporate	Total
Total assets for reportable segments	$5,558,012	$335,128	$–	$99,715,090	$105,608,230
Elimination of inter segment assets	–	–	–	(99,174,055)	(99,174,055)
Segments’ assets	$5,558,012	$335,128	$–	$541,035	$6,434,175

	As at December 31, 2025
Assets	Infrastructure	Cultivation	Distribution	Corporate	Total
Total assets for reportable segments	$3,831,917	$335,689	$–	$100,152,700	$104,320,306
Elimination of inter segment assets	–	–	–	(98,124,751)	(98,124,751)
Segments’ assets	$3,831,917	$335,689	$–	$2,027,949	$6,195,555

	As at June 30, 2026
Liabilities	Infrastructure	Cultivation	Distribution	Corporate	Total
Total liabilities for reportable segments	$14,661,404	$1,028,754	$–	$42,468,561	$58,158,719
Elimination of inter segment liabilities	(12,554,469)	(882,193)	–	(21,815,362)	(35,252,024)
Entity’s liabilities	$2,106,935	$146,561	$–	$20,653,199	$22,906,695

	As at December 31, 2025
Liabilities	Infrastructure	Cultivation	Distribution	Corporate	Total
Total liabilities for reportable segments	$12,841,578	$1,072,219	$–	$38,754,893	$52,668,690
Elimination of inter segment liabilities	(10,729,704)	(921,860)	–	(22,831,134)	(34,482,698)
Entity’s liabilities	$2,111,874	$150,359	$–	$15,923,759	$18,185,992

22.	Revenue and Geographic Information

The Company, through its subsidiary – First Towers, generates revenue from the leasing of telecommunications infrastructure, including tower sites and dark fiber routes. As of June 30, 2026, the Company’s revenue is earned entirely in Mexico, where all of its telecommunications infrastructure assets are located.

23.	General and Administrative Expenses

The following provides a breakdown of general and administrative expenses by nature for the six months ended June 30, 2026 and 2025:

	2026	2025
Advertising and promotion	3,497,087	230,015
Insurance	4,777	–
Office and administrative	20,045	1,764
Rent	11,611	3,628
Transfer agent and filing fees	115,629	75,451
Travel expenses	3,018	5,001
Total general and administrative expenses	3,652,167	315,859

Akanda Corp.

Unaudited Condensed Interim Consolidated Statements of Financial Position

(Expressed in United States Dollars)

24.	Insolvency Proceedings

In July 2022, the Company announced that the High Court of Lesotho (the “Lesotho Court”) has placed in liquidation the Company’s, wholly-owned subsidiary, Bophelo Bio Science and Wellness (Pty) Ltd. (“Bophelo”). The action to place Bophelo in liquidation was taken by the Lesotho Court pursuant to an application and request (the “Liquidation Application”) that was filed by Louisa Mojela, the former Executive Chairman of the Company, who was terminated as Executive Chairman of Akanda, and the Mophuti Matsoso Development Trust (“MMD Trust”). Akanda had intended to convene a special committee to investigate Ms. Mojela’s actions and conduct, including actions and conduct taken by her prior to her filing of the Liquidation Application, and further intended to pursue all of its available legal rights and remedies against Ms. Mojela and the MMD Trust for taking this unauthorized action. The Company also intended to contest and seek to reverse the determination by the Lesotho Court to place Bophelo in liquidation and seek to recover significant loans that it has made to Bophelo to fund the execution of Bophelo’s business plan; however, due to lack of funds and resources, the Company is not at this time actively contesting the matter and cannot give no assurance that it will do so in the future. Finally, Ms. Mojela has been summarily terminated as Chairman of Bophelo for Cause, as a “bad leaver”, as a result of her action to seek to place Bophelo in liquidation. Ms. Mojela has instituted legal proceedings against the Company as a result of the termination of her employment. In an action taken without the Company’s knowledge, the Lesotho Court has ordered an insolvent liquidation of Bophelo, and has appointed Mr. Chavonnes Cooper of Cape Town, South Africa, as liquidator of Bophelo for purposes of maintaining the value of the assets owned or managed by Bophelo. The order was signed by the Honorable Mr. Justice Mokhesi on July 15, 2022.

At the date of these consolidated financial statements, the liquidation of Bophelo Bio Science and Wellness (Pty) Ltd. is still ongoing.

25.	Contingencies

On January 29, 2024, the Company was informed that Mr. Shailesh Bhushan, the former Chief Financial Officer of the Company, filed a complaint with the Employment Standards Branch of British Columbia claiming unpaid salary and invoices in the aggregate amount of CAD $271,990 from the period December 2022 through November 2023. The Company previously offered to Mr. Bhushan an annual salary of CAD $60,000 and as such, believes the claim to be frivolous, strongly disputes the amount claimed, and intends to vigorously defend itself. The Employment Standards Branch has prepared its Investigative Report in the matter and the report will be provided to the adjudicator who will determine the complaint. Following disclosure of the Investigative Report Mr. Bhushan has sought to withdraw his Employment Standards Branch complaint against the Company in order to pursue the same claims in the court action described below. The Company is objecting to Mr. Bhushan’s request to withdraw on the basis, among other things, of abuse of process. As of May 15, 2026, no decision has yet been made on the Company’s objection or the complaint.

On February 23, 2024, Mr. Bhushan filed a Notice of Civil Claim in the Supreme Court of British Columbia against Akanda alleging constructive dismissal and claiming severance pay, general damages, aggravated and punitive damages, and allegedly unpaid salary and bonus. He also seeks special costs. Mr. Bhushan has named Akanda directors Jatinder Dhaliwal, Katharyn Field, David Jenkins, and Harvinder Singh as defendants, whom he alleges are personally liable for unpaid wages. The Company and the other defendants filed their Response to Civil Claim on May 2, 2024. The Company denies all liability and takes the position that Mr. Bhushan was terminated for just cause. The Company also disputes the amounts claimed, and denies that Akanda and Halo are a common employer. The proceeding is at the discovery stage and no trial date has been set. As of May 15, 2026, to the Company’s knowledge Mr. Bhushan has not yet attempted to amend his Notice of Civil Claim to include the claims he seeks to withdraw from the Employment Standards Branch complaint. The Company intends to object to any attempt to so amend on the basis, among other things, of abuse of process.

Akanda Corp.

Unaudited Condensed Interim Consolidated Statements of Financial Position

(Expressed in United States Dollars)

25.	Contingencies (continued)

On September 10, 2024, Dallas Dunkley filed a claim against the Company for wrongful dismissal. The Company served its Statement of Defense on November 20, 2024. The total amount claimed in the Statement of Claim is $200,000 on account of wrongful dismissal damages, damages for loss of vacation pay, and general, aggravated, and punitive damages, plus interest and costs. The Company’s position is that Mr. Dunkley was never an employee of the Company, and therefore, is not entitled to any damages. The parties have completed mediation and examinations for discovery, and a pre-trial has been scheduled for August 27, 2026. Liability is undetermined at this time in light of the early stage of litigation.

In January 2024 and January 2025, the Company received subpoenas from the SEC, Division of Enforcement. As of June 30, 2026, no provision has been recorded because the Company does not believe that a present obligation exists for which an outflow of resources is probable and can be reliably estimated; however, the ultimate outcome of the matter cannot be predicted at this time.

26.	Subsequent Events

Subsequent to June 30, 2026, Katie Field resigned as Interim Chief Executive Officer, Executive Director and from all other positions with the Company and its subsidiaries, effective September 3, 2026. Also effective September 3, 2026, the Company’s Board of Directors appointed Christopher Cooper, an existing director of the Company and President of First Towers and Fiber Corp., as Chief Executive Officer. The Company disclosed the management change in a Form 6-K filed with the SEC on September 9, 2026. The management change did not result in any adjustment to the unaudited condensed interim consolidated financial statements.

In addition, subsequent to the six month ended June 30, 2026 and up to August 26, 2026, pursuant to the conversion of January Note (note 14) and its interest, the Company issued a total of 1,030,000 common shares, of which 250,000 common shares had a conversion price of $5.7150, 670,000 common shares had a conversion price of $4.2585, 50,000 common shares had a conversion price of $4.5815 and the remaining 60,000 common shares had a conversion price of $5.4825, for a total aggregate amount of $4,839,970.

Subsequent to June 30, 2026, on September 24, 2026, the Company’s Board of Directors determined that it was no longer going to pursue the cultivation of cannabis or any future cannabis-related businesses, including its planned development of Tetrahydrocannabinol (THC) and cannabidiol (CBD) facilities at the Canadian THC and CBD farming facility located at 1900 Ferne Road, Gabriola Island, British Columbia BC Property (the “BC Property”), and is instead going to focus its business efforts on the growth and management of its First Towers subsidiary, and potentially other business targets. Accordingly, the Company declined to pay the next option payment due under the amended and restated option to purchase agreement with 1107385 B.C. LTD., as further amended on September 24, 2025 (the “BC Option Agreement”), pursuant to which the Company originally acquired an option to purchase the BC Property. As a result, the Company’s right to acquire or use the BC Property under the BC Option Agreement has been terminated. The Company had not cultivated any product from the BC Property.

Akanda Corp.

Up to 4,823,151 Common Shares

Up to 4,823,151 Pre-Funded Warrants to Purchase 4,823,151 Common Shares

Up to 4,823,151 Common Shares Underlying the Pre-Funded Warrants

PRELIMINARY PROSPECTUS

Univest Securities, LLC

, 2026

Through and including _______, 2026 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers.

In accordance with the Business Corporations Act (Ontario) and pursuant to the bylaws of the Company (the “Bylaws”), the Company may, to the maximum extent permitted by law, indemnify a director or officer, a former director or officer, or another individual who acts or acted at the Company’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including any amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Company or other entity if the individual:

●	Acted honestly and in good faith with a view to our best interests;

●	In the case of a criminal or administrative action or proceeding enforced by a monetary penalty, had reasonable grounds to believe the conduct was lawful; and

●	Was not judged by a court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done (this condition applies only to proceedings by or on behalf of the Company or other entity to obtain a judgment in its favour).

The Company may advance monies to a director, officer or other individual for costs, charges and expenses reasonably incurred in connection with such a proceeding, provided that such individual shall repay the monies if the individual does not fulfil the conditions described above. We also entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements provide the indemnitees with contractual rights to indemnification, and expense advancement and reimbursement, to the fullest extent permitted under Ontario law.

Item 7. Recent Sales of Unregistered Securities.

Since September 23, 2023, we have issued and sold the securities described below without registering the securities under the Securities Act. The below described securities reflect the number of shares and prices as of the transaction date, and do not reflect any subsequent reverse stock splits (except as otherwise provided).

●	On October 11, 2023, we issued 156 Common Shares to 1107385 B.C. Ltd. as the first option payment pursuant to the Amended and Restated Option to Purchase Agreement dated September 22, 2023. The agreement is in connection to our acquisition of the right to develop a Canadian farming property in British Columbia, including farming land and related operations and licenses.

●	In May 2024, we issued an aggregate of 2,677 Common Shares to certain of our consultants for services rendered.

●	On March 26, 2025, pursuant to a series of subscription agreement entered with investors on March 21 and 24, 2025, we issued 3,250 common shares at a subscription price of $98.44 per share for gross proceeds of $320,000.

●	On September 12, 2025, we closed the Securities Purchase Agreement entered on September 11, 2025 with certain institutional investors to issue and sell to each such investor a convertible promissory note for gross proceeds of $12,000,000. Between September 29, 2025 and January 20, 2026, we issued an aggregate of approximately 502,062 common shares pursuant to the conversion of such convertible promissory note.

●	In September 2025, we issued an aggregate of 6,441 Class A Special Common Shares to the former shareholders of First Towers.

●	In November 2025, we issued an aggregate of 212,265 Class B Special Common Shares to the former shareholders of First Towers and 32,549 Class B Special Common Shares to the former holders of certain First Towers’ debts. We additionally authorized the issuance, from time to time in accordance with the terms of 6-year convertible promissory notes, of up to 1,213,333 Common Shares, which is the maximum number of shares issuable upon the conversion of $4,909,995.28 of principal, plus interest under the convertible promissory notes.

●	On January 21, 2026, the Company entered into a Securities Purchase Agreement dated January 20, 2026 with certain institutional investors to issue and sell to each such investor a convertible promissory note for gross proceeds of $7,000,000. Between July 2026 and September 2026, we issued an aggregate of approximately 1,853,828 common shares pursuant to the conversion of such convertible promissory notes.

The issuances of the above securities were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder, as transactions by an issuer not involving any public offering, or were issued in reliance upon Regulation S of the Securities Act, to an investor who is an “accredited investor,” as such term is defined in Rule 501(a) under the Securities Act, in an offshore transaction (as defined in Rule 902 under Regulation S of the Securities Act), based upon representations made by such investor.

Item 8. Exhibits and Financial Statements Schedule

(10)	The following exhibits are filed as part of this Registration Statement and are numbered in accordance with Item 601 of Regulation S-K:

		Incorporated by Reference
Exhibit	Description	Schedule/ Form	File Number	Exhibit	File Date
1.1#	Form of Underwriting Agreement
2.1	Share Exchange Agreement, dated as of March 5, 2025	6-K	001-41324	99.1	3/11/25
2.2	Amendment #1 to Share Exchange Agreement	6-K	001-41324	10.2	1/4/25
2.3	Amendment #2 to Share Exchange Agreement	6-K	001-41324	10.1	8/22/25
2.4	Registration Rights Agreement, dated August 19, 2025	6-K	001-41324	10.2	8/22/25
2.5	Debt Settlement Agreement with PGC Finco Inc.	6-K	001-41324	10.3	8/22/25
2.6	Debt Settlement Agreement with Dunstan Holdings Ltd.	6-K	001-41324	10.4	8/22/25
2.7	Convertible Promissory Note with PGC Finco Inc.	6-K	001-41324	10.5	8/22/25
2.8	Convertible Promissory Note with Dunstan Holdings Ltd.	6-K	001-41324	10.6	8/22/25
2.9	Promissory Note with 1353744 B.C. Ltd.	6-K	001-41324	10.7	8/22/25
2.10	General Security Agreement in Favor of 1353744 B.C. Ltd.	6-K	001-41324	10.8	8/22/25
3.1	Articles of Incorporation of Akanda Corp., as amended	20-F	001-41324	1.1	6/9/26
3.3	Articles of Amendment of Akanda Corp.	6-K	001-41324	99.1	4/10/26
3.5	Bylaws of Akanda Corp., dated July 16, 2021.	F-1	001-41324	3.3	2/14/22
5.1*	Opinion of Gowling WLG (Canada) LLP
8.1*	Opinion of Gowling WLG (Canada) LLP as to Canadian tax matters (included in Exhibit 5.1).

		Incorporated by Reference
Exhibit	Description	Schedule/ Form	File Number	Exhibit	File Date
10.1+	2021 Equity Incentive	F-1	333-262436	10.1	1/31/22
10.2+	Form of Indemnity Agreement with directors and executive officers.	F-1	001-41324	10.8	2/14/22
10.3	Form of Pre-Funded Warrant
10.4+	2024 Equity Incentive Plan	20-F	001-41325	4.31	5/1/24
10.5	Resignation and Mutual Release Agreement dated April 24, 2024 between the Company and Harvinder Singh	20-F	001-41325	4.32	5/1/24
10.6	Share Purchase Agreement between Akanda Corp. and Halo Collective Inc. dated September 29, 2021	F-1	001-41325	2.1	2/14/22
10.7	Form of Halo Collective Inc. Promissory Note	F-3	333-276577	4.3	1/18/24
10.8	Note Conversion Agreement dated July 25, 2023 between Akanda Corp. and Halo Collective Inc.	F-1	333-277182	10.14	2/20/24
10.9	Form of Amended and Restated Option to Purchase between Akanda Corp. and 1107385 B.C. LTD.	6-K	001-41324	99.1	9/25/23
10.10	Consulting Agreement, effective February 1, 2026, between IR Agency LLC and Akanda Corp.	F-1	001-41325	10.23	1/28/26
10.11	Lock Up Agreement with Chris Cooper	F-1	333-290367	10.3	9/18/25
10.12	Lock Up Agreement with Francisco Juarez	F-1	333-290367	10.4	9/18/25
10.13	Securities Purchase Agreement, dated January 20, 2026	6-K	001-41324	10.1	1/20/26
10.14	Amendment No. 1 to Option to Purchase, dated September 24, 2025	6-K	001-41325	10.1	9/26/25
21.1#	List of Significant Subsidiaries of Akanda Corp.
23.1*	Consent of Gowling WLG (Canada) LLP (included in Exhibit 5.1).
23.2#	Consent of Green Growth CPAs, independent registered public accounting firm.
24.1#	Power of Attorney (included on the signature page to this registration statement)
101.INS#	Inline XBRL Instance Document.
101.CAL#	Inline XBRL Taxonomy Extension Calculation Linkbase Document.
101.SCH#	Inline XBRL Taxonomy Extension Schema Document.
101.DEF#	Inline XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB#	Inline XBRL Taxonomy Extension Labels Linkbase Document.
101.PRE#	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
104#	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).
107#	Filing Fee Table

*	To be filed by amendment.
+	Indicates management contract or compensatory plan.
#	Filed herewith.

Item 9. Undertakings.

The undersigned registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the Exhibit 107 “Filing Fee Table” in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, that

paragraphs (i), (ii) and (iii) do not apply if the registration statement is on Form F-1 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)	that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)	if the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(5)	that, for the purpose of determining liability under the Securities Act to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

(6)	that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, FL, USA on October 1, 2026.

Akanda Corp.

By:	/s/ Christopher Cooper
	Name:	Christopher Cooper
	Title:	Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSON BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Christopher Cooper, his true and lawful attorney in fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney in fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney in fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Christopher Cooper	Date: October 1, 2026
Name: Christopher Cooper
Title: Chief Executive Officer and Director
(Principal Executive Officer)

/s/ Gurcharn Deol	Date: October 1, 2026
Name: Gurcharn Deol
Title: Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

/s/ Jatinder Dhaliwal	Date: October 1, 2026
Name: Jatinder Dhaliwal
Title: Director

/s/ David Jenkins	Date: October 1, 2026
Name: David Jenkins
Title: Director

/s/ Usama Chaudhry	Date: October 1, 2026
Name: Usama Chaudhry
Title: Director

Signature of Authorized U.S. Representative of Registrant

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Akanda Corp., has signed this registration statement in the city of Boca Raton, FL, USA, on October 1, 2026.

Authorized U.S. Representative

By:	/s/ Katie Field
	Name:	Katie Field